As filed with the Securities and Exchange Commission on December 7, 2001
                                                      Registration No. 333-71934
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                Amendment No. 1
                                       to
                                    Form S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                         VANGUARD HEALTH SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                          6324                62-1698183
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                      20 Burton Hills Boulevard, Suite 100
                              Nashville, TN 37215
                                 (615) 665-6000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Ronald P. Soltman
            Executive Vice President, General Counsel and Secretary
                         Vanguard Health Systems, Inc.
                      20 Burton Hills Boulevard, Suite 100
                              Nashville, TN 37215
                                 (615) 665-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                      SEE TABLE OF ADDITIONAL REGISTRANTS

                            -----------------------

                                   Copies to:
                                 James Florack
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212) 450-4000

                              -----------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________________
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                              CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                               Proposed Maximum     Proposed Maximum
          Title of Each Class               Amount to be      Offering Price Per   Aggregate Offering       Amount of
     of Securities to be Registered          Registered             Unit(1)             Price(1)       Registration Fee(3)
---------------------------------------------------------------------------------------------------------------------------
9.75% Senior Subordinated
Notes Due 2011..........................    $300,000,000             100%             $300,000,000           $75,000
Guarantees of 9.75% Senior Subordinated
Notes Due 2011..........................    $300,000,000              (2)                 (2)                 None
Total...................................    $300,000,000             100%             $300,000,000           $75,000
===========================================================================================================================
(1)  Estimated solely for the purpose of calculating the amount of the registration fee.
(2)  No consideration will be received for the guarantees.
(3)  Previously paid.


                            -----------------------

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

===============================================================================

                                              TABLE OF ADDITIONAL REGISTRANTS

 Exact Name of Registrant As        State or Other           I.R.S. Employer        Address Including Zip Code, And Telephone
  Specified In Its Charter          Jurisdiction of          Identification        Number Including Area Code, Of Registrant's
                                   Incorporation Or              Number                    Principal Executive Offices
                                     Organization
----------------------------------------------------------------------------------------------------------------------------------
VHS Acquisition                    Delaware                  62-1730519           20 Burton Hills Boulevard
Corporation                                                                       Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

VHS of Phoenix, Inc.               Delaware                  62-1809851           20 Burton Hills Boulevard
                                                                                  Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

VHS Outpatient Clinics, Inc.       Delaware                  62-1816823           20 Burton Hills Boulevard
                                                                                  Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

VHS of Arrowhead, Inc.             Delaware                  62-1811285           20 Burton Hills Boulevard
                                                                                  Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

Pleasant Properties, Inc.          Arizona                   86-0692318           20 Burton Hills Boulevard
                                                                                  Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

VHS of South Phoenix, Inc.         Delaware                  62-1842396           20 Burton Hills Boulevard
                                                                                  Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

The VHS Arizona Imaging            Delaware                  72-1503733           20 Burton Hills Boulevard
Centers Limited Partnership                                                       Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

VHS Imaging Centers, Inc.          Delaware                  62-1852828           20 Burton Hills Boulevard
                                                                                  Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

VHS of Anaheim, Inc.               Delaware                  62-1781813           20 Burton Hills Boulevard
                                                                                  Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

VHS of Orange County, Inc.         Delaware                  62-1770074           20 Burton Hills Boulevard
                                                                                  Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

VHS Holding Company,               Delaware                  62-1782796           20 Burton Hills Boulevard
Inc.                                                                              Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000
---------------------------------------------------------------------------------------------------------------------------------




 Exact Name of Registrant As        State or Other           I.R.S. Employer        Address Including Zip Code, And Telephone
  Specified In Its Charter          Jurisdiction of          Identification        Number Including Area Code, Of Registrant's
                                   Incorporation Or              Number                    Principal Executive Offices
                                     Organization
----------------------------------------------------------------------------------------------------------------------------------

VHS of Huntington Beach,           Delaware                  62-1782707           20 Burton Hills Boulevard
Inc.                                                                              Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

The Anaheim VHS Limited            Delaware                  62-1782797           20 Burton Hills Boulevard
Partnership                                                                       Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

The Huntington Beach VHS           Delaware                  62-1782795           20 Burton Hills Boulevard
Limited Partnership                                                               Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

VHS of Illinois, Inc.              Delaware                  62-1796152           20 Burton Hills Boulevard
                                                                                  Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

MacNeal Health Providers,          Illinois                  36-3361297           20 Burton Hills Boulevard
Inc.                                                                              Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

MacNeal Management                 Illinois                  36-3313638           20 Burton Hills Boulevard
Services, Inc.                                                                    Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

Midwest Claims Processing,         Illinois                  36-4295667           20 Burton Hills Boulevard
Inc.                                                                              Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

Pros Temporary Staffing,           Illinois                  36-4339784           20 Burton Hills Boulevard
Inc.                                                                              Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

Watermark Physician                Illinois                  36-4339782           20 Burton Hills Boulevard
Services, Inc.                                                                    Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

VHS Genesis Labs, Inc.             Delaware                  62-1803765           20 Burton Hills Boulevard
                                                                                  Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

MacNeal Medical Records,           Delaware                  62-1807248           20 Burton Hills Boulevard
Inc.                                                                              Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000
----------------------------------------------------------------------------------------------------------------------------------




 Exact Name of Registrant As        State or Other           I.R.S. Employer        Address Including Zip Code, And Telephone
  Specified In Its Charter          Jurisdiction of          Identification        Number Including Area Code, Of Registrant's
                                   Incorporation Or              Number                    Principal Executive Offices
                                     Organization
----------------------------------------------------------------------------------------------------------------------------------

Vanguard Health                    Delaware                  62-1686886           20 Burton Hills Boulevard
Management, Inc.                                                                  Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

Trinity Medcare, Inc.              Delaware                  62-1684322           20 Burton Hills Boulevard
                                                                                  Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000
V-II Acquisition Co., Inc.         Pennsylvania              62-1730482           20 Burton Hills Boulevard
                                                                                  Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

Vanguard Health Financial          Tennessee                 62-1730470           20 Burton Hills Boulevard
Company, Inc.                                                                     Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

Healthcare Compliance,             District of Columbia      52-2033964           20 Burton Hills Boulevard
L.L.C.                                                                            Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

VHS of Rancocas, Inc.              New Jersey                62-1746570           20 Burton Hills Boulevard
                                                                                  Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

VHS Acquisition Subsidiary         Delaware                  62-1861138           20 Burton Hills Boulevard
Number 1, Inc.                                                                    Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

VHS Acquisition Subsidiary         Delaware                  62-1861141           20 Burton Hills Boulevard
Number 2, Inc.                                                                    Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

VHS Acquisition Subsidiary         Delaware                  62-1861142           20 Burton Hills Boulevard
Number 3, Inc.                                                                    Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

VHS Acquisition Subsidiary         Delaware                  62-1861143           20 Burton Hills Boulevard
Number 4, Inc.                                                                    Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

VHS Acquisition Subsidiary         Delaware                  62-1861175           20 Burton Hills Boulevard
Number 5, Inc.                                                                    Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000
----------------------------------------------------------------------------------------------------------------------------------




 Exact Name of Registrant As        State or Other           I.R.S. Employer        Address Including Zip Code, And Telephone
  Specified In Its Charter          Jurisdiction of          Identification        Number Including Area Code, Of Registrant's
                                   Incorporation Or              Number                    Principal Executive Offices
                                     Organization
----------------------------------------------------------------------------------------------------------------------------------

VHS Acquisition Subsidiary         Delaware                  62-1861197           20 Burton Hills Boulevard
Number 6, Inc.                                                                    Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

VHS Acquisition Subsidiary         Delaware                  62-1861198           20 Burton Hills Boulevard
Number 7, Inc.                                                                    Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

VHS Acquisition Subsidiary         Delaware                  62-1861199           20 Burton Hills Boulevard
Number 8, Inc.                                                                    Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

VHS Acquisition Subsidiary         Delaware                  62-1861200           20 Burton Hills Boulevard
Number 9, Inc.                                                                    Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

VHS Acquisition Subsidiary         Delaware                  62-1861202           20 Burton Hills Boulevard
Number 10, Inc.                                                                   Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

VHS Phoenix Health Plan,           Delaware                  62-1831567           20 Burton Hills Boulevard
Inc.                                                                              Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

Hospital Development of            Delaware                  62-1867232           20 Burton Hills Boulevard
West Phoenix, Inc.                                                                Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

Hospital Development               Delaware                  62-1867509           20 Burton Hills Boulevard
Company Number 1, Inc.                                                            Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000

Hospital Development               Delaware                  62-1867506           20 Burton Hills Boulevard
Company Number 2, Inc.                                                            Ste. 100
                                                                                  Nashville, TN 37215
                                                                                  (615) 665-6000
----------------------------------------------------------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     The Registration Statement covers the registration of an aggregate principal amount of $300,000,000 of 9.75% Senior Subordinated Notes due 2011 of Vanguard Health Systems, Inc. ("Vanguard") guaranteed by certain of our current and future domestic restricted subsidiaries (the "new notes") that may be exchanged for equal principal amounts of Vanguard's outstanding 9.75% Senior Subordinated Notes due 2011 guaranteed by certain of our current and future domestic restricted subsidiaries (the "old notes"). This Registration Statement also covers the registration of the new notes for resale by Morgan Stanley & Co. Incorporated in market-making transactions. The complete prospectus relating to the exchange offer (the "exchange offer prospectus") follows immediately after this Explanatory Note. Following the exchange offer prospectus are pages relating solely to such market-making transactions (the "market-making prospectus"), including alternate front and back cover pages, an alternate "Risk Factors - No public trading market for the notes exists" section, an alternative "Use of Proceeds" section and an alternate "Plan of Distribution" section. In addition, the market-making prospectus will include references merely to "notes" instead of to "old notes" and "new notes" and will not include the following captions or the information set forth under such captions in the exchange offer prospectus: "Summary - The Exchange Offer," "The Exchange Offer" and "Material United States Tax Consequences of the Exchange Offer." All other sections of the exchange offer prospectus will be included in the market-making prospectus.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PROSPECTUS (SUBJECT TO COMPLETION, DATED __________, 2001)



[GRAPHIC OMITTED]



Offer to Exchange
9.75% Senior Subordinated Notes Due 2011 for
9.75% Senior Subordinated Notes Due 2011

     We are offering to exchange up to $300,000,000 of our new 9.75% Senior Subordinated Notes Due 2011 for up to $300,000,000 of our existing 9.75% Senior Subordinated Notes Due 2011. The terms of the new notes are identical in all material respects to the terms of the old notes, except that the new notes have been registered under the Securities Act, and the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

     To exchange your old notes for new notes:



     o you are required to make the representations described on page 31 to us


     o you must complete and send the letter of transmittal that accompanies this prospectus to the exchange agent, Bank One Trust Company, by
          5:00 p.m., New York time, on                 , 200_


     o you should read the section called "The Exchange Offer" for further information on how to exchange your old notes for new notes

     See "Risk Factors" beginning on page 13 for a discussion of risk factors that should be considered by you prior to tendering your old notes in the exchange offer.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the exchange offer or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.


_____________, 2001

                            -----------------------

                               TABLE OF CONTENTS

                            -----------------------



                                                                            Page
                                                                           -----

Summary.......................................................................3
Risk Factors.................................................................13
Special Note Regarding Forward-Looking Statements............................24
The Exchange Offer...........................................................25
Use of Proceeds..............................................................32
Capitalization...............................................................32
Selected Historical Consolidated Financial and Operating Data................33
Unaudited Pro Forma Condensed Combined Financial Information.................37
Management's Discussion and Analysis of Financial Condition and
  Results of Operations......................................................44
Industry Overview............................................................56
Business.....................................................................58
Reimbursement................................................................70
Government Regulation and Other Factors......................................73
Management...................................................................80
Principal Shareholders.......................................................85
Certain Relationships and Related Party Transactions.........................87
Our PIK Preferred Stock......................................................93
Description of the 2001 Senior Secured Credit Facility.......................94
Description of the Notes.....................................................95
Material United States Federal Income Tax Consequences of the
  Exchange Offer............................................................134
Plan of Distribution........................................................134
Legal Matters...............................................................135
Experts.....................................................................135
Where You Can Find More Information.........................................135
Index to Consolidated Financial Statements..................................F-1



     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with any information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document.

                                    SUMMARY

     This summary highlights important information about our business and about this offering. It does not include all information you should consider before investing in the notes. Please review this prospectus in its entirety, including the risk factors and our financial statements and the related notes, before you decide to invest. Unless otherwise noted, the terms the "Company," "Vanguard," "we," "us" and "our" refer to Vanguard Health Systems, Inc. and its subsidiaries.

                               THE EXCHANGE OFFER

Securities Offered ..............  We are offering up to $300,000,000 aggregate principal amount of 9.75% Senior
                                   Subordinated Notes Due 2011, which have been registered under the Securities Act of 1933, as amended ("the Securities Act").

The Exchange Offer ..............  We are offering to issue the new notes in exchange for a like principal amount of your old notes. We are offering to issue the new notes to satisfy our obligations contained in the registration rights agreement entered into when the old notes were sold in transactions permitted by Rule 144A under the Securities Act and therefore not registered with the Securities and Exchange Commission ("the SEC"). For procedures for tendering, see "The Exchange Offer."

Tenders, Expiration Date,
  Withdrawal.....................  The exchange offer will expire at 5:00 p.m.
                                   New York City time on _________, 200_ unless it is extended. If you decide to exchange your old notes for new notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the new notes. If you decide to tender your old notes in the exchange offer, you may withdraw them at any time prior to __________, 200_. If we decide for any reason not to accept any old notes for exchange, your old notes will be returned to you without expense to you promptly after the exchange offer expires.

Federal Income Tax Consequences..  Your exchange of old notes for new notes in the exchange offer will not result in any income, gain or loss to you for Federal income tax purposes. See "Material United States Federal Income Tax Consequences of the Exchange Offer."

Use of Proceeds .................  We will not receive any proceeds from the issuance of the new notes in the exchange offer.

Exchange Agent ..................  Bank One Trust Company is the exchange agent for the exchange offer.

Failure to Tender Your Old
  Notes..........................  If you fail to tender your old notes in the exchange offer, you will not have any
                                   further rights under the registration rights agreement, including any right to require us to register your old notes or to pay you additional interest.

You will be able to resell the new notes without registering them with the SEC if you meet the requirements described below

     Based on interpretations by the SEC's staff in no-action letters issued to third parties, we believe that new notes issued in exchange for old notes in the exchange offer may be offered for resale, resold or otherwise transferred by you without registering the new notes under the Securities Act or delivering a prospectus, unless you are a broker-dealer receiving securities for your own account, so long as:

     o you are not one of our "affiliates", which is defined in Rule 405 of the Securities Act;

     o    you acquire the new notes in the ordinary course of your business;

     o you do not have any arrangement or understanding with any person to participate in the distribution of the new notes; and

     o you are not engaged in, and do not intend to engage in, a distribution of the new notes.

     If you are an affiliate of Vanguard, or you are engaged in, intend to engage in or have any arrangement or understanding with respect to, the distribution of new notes acquired in the exchange offer, you (1) should not rely on our interpretations of the position of the SEC's staff and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     If you are a broker-dealer and receive new notes for your own account in the exchange offer:

     o you must represent that you do not have any arrangement with us or any of our affiliates to distribute the new notes;

     o you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes you receive from us in the exchange offer; the letter of transmittal states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act; and

     o you may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of new notes received in exchange for old notes acquired by you as a result of market-making or other trading activities.

     For a period of 90 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any resale described above.

                            DESCRIPTION OF THE NOTES

     The terms of the new notes and the old notes are identical in all material respects, except that the new notes have been registered under the Securities Act, and the transfer restrictions and registrations rights relating to old securities do not apply to the new notes.

Securities Offered ..............  $300,000,000 aggregate principal amount of
                                   9.75% Senior Subordinated Notes Due 2011.

Maturity ........................  August 1, 2011.

Interest ........................  9.750% per annum, payable semi-annually in arrears on February 1 and August 1,
                                   commencing on February 1, 2002.

Optional Redemption .............  We may redeem the notes, in whole or in part, at any time on or after August 1, 2006, at our option at the redemption prices set forth herein under the heading "Description of the Notes--Optional Redemption," plus accrued and unpaid interest to the redemption date. On or before August 1, 2004, we may redeem up to 35% of the notes with the net proceeds from sales of certain kinds of capital stock at 109.750% of the principal amount thereof, plus accrued interest, as long as at least 65% of the aggregate principal amount of the originally issued notes remain outstanding. See "Description of the Notes--Optional Redemption."


Change of Control ...............  Upon a change of control of Vanguard, we will be required to offer to repurchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. Our ability to repurchase the notes upon a change of control will be limited by the terms of our debt agreements. In addition, upon a change of control, we may not have the financial resources to repurchase the notes. See "Description of the Notes--Repurchase of Notes upon a Change of Control."

Guarantees ......................  Our current and future domestic restricted subsidiaries will fully and unconditionally guarantee the notes on an unsecured senior subordinated basis except to the extent they are not required to be guarantors under our 2001 senior secured credit facility and subject to certain other exceptions. See "Description of the Notes - Guarantees" and "- Guarantees by Restricted Subsidiaries."

Ranking .........................  The notes will be unsecured senior subordinated obligations of Vanguard and will be subordinated to all our existing and future senior indebtedness. The notes will rank equally with all our other existing and future senior subordinated indebtedness and will rank senior to all our subordinated indebtedness. On September 30, 2001, we had $12.9 million of senior indebtedness and no existing senior subordinated indebtedness (other than the notes) or subordinated indebtedness. The guarantees will be unsecured senior subordinated obligations of each subsidiary guaranteeing the notes and will be subordinated to all existing and future senior indebtedness of the subsidiaries who are guarantors. The term "senior indebtedness" is defined in the "Description of the Notes --Definitions" section of this prospectus. The notes will also be effectively subordinated to the obligations of any of our subsidiaries that is not a guarantor, to the extent of such subsidiary's assets, and to any of our and our subsidiaries' secured obligations, to the extent of the assets securing such obligations. On September 30, 2001, our subsidiaries who are guarantors and our subsidiaries who are not guarantors had $12.9 million of senior indebtedness and no other indebtedness (other than the guarantees of the notes issued by our subsidiaries who are guarantors).

                                   In addition to the $300 million of senior subordinated indebtedness under the notes offered hereby, we have a senior secured credit facility, which we sometimes refer to as the "2001 senior secured credit facility", providing for aggregate revolving loan commitments of $125 million, with no loans outstanding as of September 30, 2001, but approximately $5.6 million of which was then used for outstanding letters of credit.


Restrictive Covenants ...........  The indenture governing the notes contains certain covenants that, among other things, limit our ability and the ability of certain of our subsidiaries to:

                                   o incur additional indebtedness;

                                   o create liens;

                                   o sell assets;

                                   o enter into certain transactions with
                                     affiliates;

                                   o make certain restricted payments such as
                                     investments and dividends on or purchases of our capital stock; and

                                   o merge or consolidate with, or transfer all
                                     or substantially all of our assets to,
                                     another entity.

Use of Proceeds .................  We will not receive any proceeds from the exchange of new notes for old notes.

                                  OUR COMPANY


     We are an owner and operator of acute care hospitals and other health care facilities principally in urban and suburban markets. We acquired our first hospital in 1998. As of November 15, 2001, we owned nine acute care hospitals with a total of 1,838 beds and related outpatient service locations complementary to the hospitals providing health care services to the Phoenix, Arizona; Orange County, California; and metropolitan Chicago, Illinois markets. The Company also owns a prepaid Medicaid managed health plan, Phoenix Health Plan, that serves more than 55,000 members in Arizona. We selectively acquire hospitals where we identify an opportunity to improve operating performance and profitability and increase market share, either through a network of hospitals and other health care facilities or a single well-positioned facility. We have financed our acquisitions with equity capital provided by management and various funds controlled by Morgan Stanley Capital Partners and with debt.

     On a pro forma basis, reflecting our recent acquisitions and the offering of the old notes, for the three months ended September 30, 2001 and the year ended June 30, 2001, we had revenues of $207.3 million and $802.1 million, respectively, and Adjusted EBITDA of $15.2 million and $54.4 million, respectively. For the three months ended September 30, 2001 and the year ended June 30, 2001, approximately 68.7% and 67.6% of our pro forma revenues were derived from the Phoenix and Orange County markets, respectively, which the U.S. Census Bureau projects to grow between 2000 and 2005 by 13.4% and 6.2%, respectively, rates that exceed the projected national average of 4.5%.

Our Competitive Strengths

     Diversified Portfolio of Assets with a Broad Range of Services. We own and operate facilities in three separate geographic markets, which diversifies our revenue base and reduces our exposure to any one market. Our hospitals offer general acute care services, including intensive care and coronary care units, radiology, orthopedic, oncology and outpatient services and selected tertiary care services, such as open-heart surgery and level II neonatal intensive care.

     Concentrated Local Market Positions in Attractive Markets. We have acquired 8 of our 9 hospitals in the high-growth markets of Phoenix, Arizona and Orange County, California, with 5 hospitals located in the Phoenix market and 3 in the Orange County market. We believe that these local markets are attractive because of their favorable demographics, competitive landscape, payer mix and opportunities for expansion.


     Proven Ability to Complete and Integrate Acquisitions. Over the last three years, we have successfully completed the acquisition of eight hospitals, one ambulatory surgery center, five diagnostic imaging centers and a prepaid Medicaid managed health plan. We believe our success at completing acquisitions is due in large part to our disciplined approach to making acquisitions.

     Strong Management Team with Significant Equity Investment. Our senior management has an average of more than 20 years of experience in the health care industry at various organizations, including OrNda Healthcorp and HCA Inc. Almost all of our senior management has been with our company since its founding in 1997, and eight of our thirteen members of senior management have worked together continuously managing health care companies for the last six years. To date, our senior management has invested over $23 million in our company and owns more than 18% of our outstanding shares of common stock. We also rely on strong local management teams at each of our facilities.

Business Strategy

     Our objective is to provide high-quality, cost-effective health care services in the communities we serve. The key elements of our business strategy include the following:

     Grow Through Selective Acquisitions. We will continue to pursue acquisitions which either expand our network and presence in our existing markets or allow us to enter new urban and suburban markets. We believe that we will continue to have substantial acquisition opportunities as other health care providers choose to divest facilities and as independent hospitals, particularly not-for-profit hospitals, seek to capitalize on the benefits of becoming part of a larger hospital company.

     Improve Operating Margins and Efficiency. We seek to position ourselves as a cost-effective provider of health care services in each of our markets. As a result, we will continue to implement initiatives at each of our facilities to further improve the financial performance and operating efficiency of its operations.

     Increase Revenues Through Expansion of Services. We will continue to expand our facilities and range of services based on our understanding of the needs of the communities we serve. Our local management teams work closely with patients, payers, physicians and medical staff to identify and prioritize the health care needs of individual communities.


     Recruit New Physicians and Maintain Strong Relationships with Existing Physicians. We recruit both primary and specialty physicians who can provide services that we believe are currently under served and in demand at our facilities. We believe we successfully attract physicians as a result of, among other factors, the quality of our facilities, the strength of our networks and the additional services we offer them, including training programs, remote access to clinical information and office space adjacent to our facilities.


     Continue to Develop Favorable Managed Care Relationships. We plan to increase the number of patients at our facilities and improve our profitability by negotiating more favorable terms with managed care plans and by entering into contracts with additional managed care plans. We believe that we are attractive to managed care plans because of the geographic and demographic coverage of our facilities in their respective markets, the quality and breadth of our services and the expertise of our physicians. Further, we believe that as we increase our presence and competitive position in our markets, particularly as we develop our networks of hospitals, we will be increasingly attractive to managed care plans and will be even better positioned to negotiate more favorable managed care contracts.

                              Recent Developments


     On November 1, 2001, we acquired the assets of Paradise Valley Hospital, a 162-bed acute care hospital located in Phoenix, Arizona. We funded the acquisition with remaining cash proceeds from the July 30, 2001 issuance of the old notes. The results of operations of Paradise Valley Hospital are not included in any of the financial statements included herein. We do not believe that our purchase of this hospital will have a material impact on our results of operations or financial position.


                            -----------------------

     Our principal executive offices are located at 20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee 37215 and our telephone number at that address is (615) 665-6000. Our corporate website address is www.vanguardhealth.com. Information contained on our website does not constitute a part of this prospectus.

         SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING DATA


     The following table sets forth, for the periods and as of the dates indicated, summary historical and pro forma condensed consolidated financial and operating data of Vanguard. The summary historical financial and operating data as of and for each of the years ended June 30, 1998, 1999, 2000 and 2001 were derived from our audited consolidated financial statements. The summary historical financial and operating data as of and for the three months ended September 30, 2000 and 2001 were derived from our unaudited consolidated financial statements. These unaudited consolidated financial statements include all adjustments necessary (consisting of normal recurring adjustments) for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the full fiscal year ending June 30, 2002.

     The unaudited pro forma summary financial and operating data for the fiscal year ended June 30, 2001, give effect to the acquisitions of (i) PMH Health Services Network, which includes Phoenix Memorial Hospital and Phoenix Health Plan, purchased May 1, 2001, and (ii) a non-significant acquisition completed during the period, and give effect to the offering of the old notes and the application of the proceeds therefrom. The unaudited pro forma summary financial and operating data for the three months ended September 30, 2001 give effect to the offering of the old notes and the initial application of the proceeds therefrom. The pro forma data is not necessarily indicative of future results.

     The table should be read in conjunction with the Consolidated Financial Statements and related notes included elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."



                                                                               Three Months
                                                                                  Ended            Pro         Pro
                                             Year Ended June 30,               September 30,      Forma       Forma
                                    -------------------------------------    ----------------  ---------   ----------
                                                                                                              Three
                                                                                                 Year         Months
                                                 Historical                     Historical       Ended        Ended
                                    -------------------------------------    ----------------   June 30,   September 30,
                                     1998      1999       2000      2001      2000      2001      2001         2001
                                    ------    ------     ------    ------    ------    ------   --------   -------------
                                            (dollars in millions)
Summary of Operations Data:
   Revenues......................    $ 7.0     $91.5     $304.7    $667.8    $158.6    $207.3    $802.1     $ 207.3
   Costs and expenses:
   Operating expenses............      7.3      67.0      251.1     559.6     131.1     175.8     681.9       175.8
   Provision for doubtful
     accounts....................      1.3      17.3       33.1      56.8      16.4      16.3      65.8        16.3
   Depreciation and amortization       0.5       3.9       11.8      23.8       6.1       7.1      28.2         7.1
   Interest, net.................      0.2       4.2        8.8      16.6       4.8       6.0      30.0(j)      7.3
   Other non-operating expenses        0.3       4.2        0.1       0.3        --      (0.4)      1.3        (0.4)(j)
                                    ------    ------     ------    ------    ------    ------    ------     -------
   Income (loss) before income
      taxes and extraordinary
      item.......................     (2.6)     (5.1)      (0.2)     10.7      0.2        2.5      (5.1)        1.2
   Net income (loss)
      attributable to common
      shareholders...............   $ (2.7)   $ (5.1)    $ (2.1)   $ (8.5)  $ (0.2)    $ (4.6)   $ (6.8)    $  (5.5)
Balance Sheet Data (End of
  Period):
   Assets........................   $ 88.3    $ 98.1     $549.9    $640.4   $547.7     $790.9    $783.8     $ 790.9
   Long-term debt, including
      current portion............     47.5      56.2      153.3     163.4    154.7      312.9     314.3       312.9
   Working capital...............      5.1      12.3       39.8      18.4     40.1      159.9     160.5       159.9
Other Data:
   Adjusted EBITDA(a)............   $ (1.6)   $  7.2     $ 20.5    $ 51.4   $ 11.1     $ 15.2    $ 54.4     $  15.2
   Net cash (used in) provided by
      operating activities.......     (2.9)     (9.7)      24.5       6.7     (5.4)      11.2
   Net cash used in investing
      activities.................    (71.9)     (5.1)    (335.9)    (38.1)    (9.1)      (8.6)
   Net cash provided by (used in)
      financing activities.......     76.8      12.7      327.8      26.7      (1.2)    134.9
   Capital expenditures..........      0.8       1.9       14.3      26.6       7.8       4.6
   Number of hospitals at end of
      period.....................        1         1          7         8        7          8         8           8
   Number of licensed beds at end
      of period(b)...............      239       239      1,481     1,676    1,481      1,676     1,676       1,676
   Weighted average licensed
      beds(c)....................       20       239        771     1,514    1,481      1,676     1,676       1,676
   Discharges(d).................    1,191    12,447     31,864    65,237    15,735    17,352    70,942      17,352
   Adjusted discharges-
   hospitals(e)..................    1,760    19,811     50,661    104,188   24,411    25,920   113,283      25,920
   Average length of stay
    (days)(f)....................      3.1       3.2        4.1       4.1       4.0       4.0       4.0         4.0
   Average daily census(g).......    120.0     112.0      701.4     728.8     745.0     686.0     773.1       686.0
   Occupancy rate(h).............     50.2%     46.9%      46.1%     42.5%     46.3%     44.4%     45.1%       44.4%
   Ratio of earnings to fixed
      charges(i).................       --        --         --       1.5x     1.0x       1.4x       --         1.2x
   Pro forma cash interest
      expense, net(j)............                                                               $  28.7     $   7.1
   Adjusted EBITDA to pro forma
      cash interest expense,
      net(a).....................                                                                   1.9x        2.1x

-------------------

(a) Adjusted EBITDA represents EBITDA, or net income before interest expense (net of interest income), income taxes, depreciation, amortization, and is further adjusted to add back non-cash stock compensation, certain other non-operating expenses and restructuring and impairment charges. This definition of Adjusted EBITDA is derived from and consistent with the Indenture for the new notes. EBITDA is commonly used as an analytical indicator within the health care industry and serves as a measure of leverage capacity and debt service ability. We believe the adjustments made to EBITDA in calculating Adjusted EBITDA are appropriate to reflect our calculations of the debt leverage and interest coverage ratios under the Indenture and the 2001 senior secured credit facility. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded in determining Adjusted EBITDA are significant components in understanding and assessing financial performance. Because neither EBITDA nor a calculation of Adjusted EBITDA is a measurement determined in accordance with generally accepted accounting principles, it is susceptible to varying calculations, and as a result our calculation of Adjusted EBITDA as presented may not be comparable to EBITDA or other similarly titled measures used by other companies.

                                                                               Three Months
                                                                                   Ended                        Pro
                                             Year Ended June 30,               September 30,      Pro          Forma
                                    -------------------------------------    ----------------    Forma         Three
                                                                                                 Year          Months
                                                 Historical                     Historical       Ended         Ended
                                    -------------------------------------    ----------------   June 30,   September 30,
                                     1998      1999       2000      2001      2000      2001      2001         2001
                                    ------    ------     ------    ------    ------    ------   --------   -------------
                                            (dollars in millions)
Calculation of Adjusted EBITDA:
   Income (loss) before income
      taxes and extraordinary
      item.......................   $ (2.6)   $ (5.1)    $ (0.2)   $ 10.7    $  0.2    $  2.5    $ (5.1)      $  1.2
   Depreciation and amortization.      0.5       3.9       11.8      23.8       6.1       7.1      28.2          7.1
   Interest, net.................      0.2       4.2        8.8      16.6       4.8       6.0      30.0          7.3
   Non-cash stock compensation...      0.4       4.0          -         -         -         -         -            -
   Equity method loss(income)....     (0.1)      0.2        0.1      (0.2)        -      (0.1)     (0.2)        (0.1)
   Loss (gain) on sale of
     assets......................        -         -          -       0.5         -      (0.3)      0.5         (0.3)
   Other non-operating investment
      losses.....................        -         -          -         -         -         -       1.0            -
                                    ------    ------     ------    ------    ------    ------    ------       ------
      Adjusted EBITDA(a)            $ (1.6)   $  7.2     $ 20.5    $ 51.4    $ 11.1    $ 15.2    $ 54.4       $ 15.2
                                    ------    ------     ------    ------    ------    ------    ------       ------

-------------------
(b) Licensed beds are those beds for which a facility has been granted approval to operate from the applicable state licensing agency.

(c) Represents the average number of licensed beds, weighted based on periods owned.

(d) Represents the total number of patients discharged (in the facility for a period in excess of 23 hours) from our hospitals and is used by management and certain investors as a general measure of inpatient volume.

(e) Adjusted discharges-hospitals is used by management and certain investors as a general measure of combined inpatient and outpatient volume. Adjusted discharges-hospitals are computed by multiplying discharges by the sum of gross inpatient and outpatient hospital revenues and then dividing the result by gross inpatient revenues. This computation "equates" outpatient revenues to the measure used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.


(f) Average length of stay represents the average number of days admitted patients stay in our hospitals.

(g) Represents the average number of patients in the hospitals each day during our ownership.

(h) Represents the percentage of hospital licensed beds occupied by patients. Both average daily census and occupancy rate provide measures of the utilization of inpatient rooms.

(i) The ratio of earnings to fixed charges was computed by dividing (i) income from continuing operations before fixed charges, equity method income
     (loss) of affiliates, income taxes and extraordinary items by (ii) fixed charges, which consist of interest charges and the portion of rent expense which is deemed to be equivalent to interest expense. Vanguard's earnings were insufficient to cover fixed charges for the years ended June 30,

     1998, 1999 and 2000 by $2.6 million, $5.3 million and $0.1 million, respectively. Earnings were insufficient to cover fixed charges for the pro forma year ended June 30, 2001 by $5.3 million.

(j) Net only of historical interest income earned; pro forma adjustments are not made for interest income that might have been earned on increased cash balances.

                                  RISK FACTORS

     You should carefully consider the following factors in addition to the other information in this Registration Statement before investing in the notes.

Risks Related to Our Debt

   Our high level of debt may limit our ability to successfully operate our business.


     We have a substantial amount of debt. On September 30, 2001, we had $312.9 million of outstanding debt, excluding letters of credit and guarantees, including $12.9 million of senior indebtedness. Of such total debt, $300 million would have consisted of the notes, and $12.9 million would have consisted of capitalized lease obligations and other debt, resulting in a pro forma percentage of debt-to-total capitalization of 49.1%. For the year ended June 30, 2001, on a pro forma basis, earnings were insufficient to cover fixed charges by $5.3 million. For the three months ended September 30, 2001, on a pro forma basis, the ratio of earnings to fixed charges was 1.16. Subject to the restrictions in the indenture and the 2001 senior secured credit facility, we and our subsidiaries may be able to incur substantial additional indebtedness in the future. The 2001 senior secured credit facility permits revolving borrowings and letters of credit of up to $125 million in the aggregate outstanding at any one time, all of which would be senior to the notes and the subsidiary guarantees, and we may borrow substantial additional indebtedness in the future, some or all of which would also be senior to the notes and the subsidiary guarantees.


     Our substantial indebtedness could have important consequences to you. For example, it could:

     o make it more difficult for us to satisfy our obligations with respect to the notes;

     o increase our vulnerability to general adverse economic, market and industry conditions and limit our flexibility in planning for, or reacting to, these conditions;

     o increase our vulnerability to interest rate fluctuations because much of our debt may be at variable interest rates;

     o limit our ability to obtain additional financing to fund future acquisitions and working capital, capital expenditures or other needs; and

     o limit our ability to compete with others who are not as highly-leveraged.


     Our ability to make scheduled payments of principal and interest or to satisfy our other debt obligations, to refinance our indebtedness, including the notes, or to fund capital expenditures will depend on our future performance. Prevailing economic conditions and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. We may not be able to generate sufficient cash flow from operations or realize anticipated revenue growth or operating improvements, or obtain future borrowings in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt, including the notes, on or before maturity. We may not be able to refinance any of our debt, including our 2001 senior secured credit facility and the notes, when needed on commercially reasonable terms or at all.


   Operating and financial restrictions in our debt agreements will limit our operational and financial flexibility.


     Restrictions and covenants in our existing debt agreements, as well as the 2001 senior secured credit facility and the indenture, and any future financing agreements, may adversely affect our ability to finance future operations or capital needs or to engage in other business activities. Specifically, our debt agreements restrict our ability to:


     o    declare dividends or redeem or repurchase capital stock;

     o    prepay, redeem or repurchase debt, including the notes;

     o    incur liens;

     o    make loans and investments;

     o    incur additional indebtedness;

     o    amend or otherwise change debt and other material agreements;

     o    make capital expenditures;

     o    engage in mergers, acquisitions and asset sales;

     o    enter into transactions with affiliates; and

     o    change our primary business.


     Although it is difficult for us to predict future liquidity requirements with certainty, we believe that the net proceeds from the offering of the old notes, together with our current cash and cash equivalents, will be sufficient to meet our anticipated cash needs for working capital and capital expenditures for at least the next 12 months.


     Our acquisition program requires substantial capital resources, and the operations of our existing hospitals and newly acquired hospitals require ongoing capital expenditures for renovation, expansion and the addition of medical equipment and technology. More specifically, we are currently, and may in the future be, contractually obligated to make significant capital expenditures relating to the facilities we acquire. Our debt agreements may restrict our ability to incur additional indebtedness to fund these expenditures.


     Also, our 2001 senior secured credit facility requires us to comply with the financial ratios included in that facility. If we fail to comply with the requirements of the 2001 senior secured credit facility, the lenders can declare the entire amount owed thereunder immediately due and payable and prohibit us from making payments of interest and principal on the notes until the default is cured or all such debt is paid or otherwise satisfied in full. If we are unable to repay such borrowings, such lenders could proceed against the collateral securing the 2001 senior secured credit facility.

     A breach of any of the restrictions or covenants in our debt agreements could cause a default under our 2001 senior secured credit facility, other debt or the notes. A significant portion of our indebtedness then may become immediately due and payable. We are not certain whether we would have, or be able to obtain, sufficient funds to make these accelerated payments, including payments on the notes. If any senior debt is accelerated, our assets may not be sufficient to repay in full such indebtedness and our other indebtedness, including the notes, in which event the interests of the senior debt lenders may conflict with the interests of the holders of the notes.


Risks Related to this Offering


   Subordination: Your rights to receive payment on the notes will be junior to our senior debt.

     The obligations under the notes will be subordinated to substantially all of our existing and future senior debt, in particular our 2001 senior secured credit facility, meaning that, in bankruptcy or insolvency, you will receive payment on the notes only after the senior debt is paid in full. Any subsidiary guarantee will be subordinated in right of payment to all senior indebtedness of the relevant guarantor subsidiary including its guarantee of the 2001 senior secured credit facility. The notes will also be effectively subordinated to all of our secured debt to the extent of the assets securing such secured indebtedness, and to the obligations of any subsidiary that is not a guarantor to the extent of its assets. As of September 30, 2001, we had $12.9 million of senior debt, excluding letters of credit and guarantees, with an additional $125 million of revolving loans available under the 2001 senior secured credit facility.

Our indenture allows us to incur additional indebtedness, which may be senior indebtedness, based on, among other things, our ability to meet an interest coverage ratio. See "Description of the Notes - Covenants - Limitation on Indebtedness" for a description of the additional indebtedness we are allowed to incur under the indenture.

     Our ability to incur additional indebtedness is also currently limited by the terms of our 2001 senior secured credit facility, even if such debt would be permitted under our indenture. However, the limitations on indebtedness in our 2001 senior secured credit facility are subject to a number of exceptions which permit us to incur debt including, among others, purchase money obligations and capitalized leases and, with the lending commitment of one or more lenders under that facility or new lenders and subject to financial tests, up to $250 million of additional term loans, all of which would be senior indebtedness.


     In a bankruptcy, liquidation, reorganization or dissolution relating to us, our assets will be available to pay the notes and the subsidiary guarantees only after all payments have been made on our senior indebtedness. In addition, all payments on the notes and the subsidiary guarantees will be blocked in the event of a payment default on our senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on our senior debt. Holders of the notes will participate in the assets remaining after we and our guarantor subsidiaries have paid all of the debt senior to the notes with all other holders of our and our guarantor subsidiaries' indebtedness which is deemed to be of the same class as the notes. However, because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of debt senior to the notes under the bankruptcy laws instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding, even if such trade payables are not senior debt. In any of these cases, we and our guarantor subsidiaries may not have sufficient funds to pay all of our creditors, and holders of notes may receive less, ratably, than the holders of other debt.


   We conduct most of our operations through, and depend on funds from, our subsidiaries, and funds we receive from our subsidiaries may be insufficient to make payments on the notes.

     We are a holding company with no material assets except for the stock of our direct subsidiaries. As a holding company, we conduct substantially all of our operations through our direct and indirect subsidiaries. Moreover, we are dependent on dividends or other intercompany transfers of funds from our subsidiaries to meet our debt service and other obligations, including payment of principal and interest on the notes. The ability of our subsidiaries to pay dividends or make other payments or advances to us will depend on their operating results and will be subject to applicable laws and restrictions contained in agreements governing the debt of such subsidiaries. Initially, certain of our subsidiaries were not required to provide a guarantee of the notes. In the future, the lenders under our 2001 senior secured credit facility may agree that other subsidiaries need not provide guarantees thereunder, in which case such subsidiaries will not be required to provide guarantees of the notes. Thus, the assets of these subsidiaries would be available for payment on the notes and other liabilities of Vanguard (or of any subsidiary guarantor holding such non-guarantor subsidiary's stock) only after satisfaction of all of such non-guarantor subsidiary's liabilities.

   We may be unable to raise the funds necessary to repurchase the notes upon a change of control.

     In the event of a change of control, we are required to make an offer for cash to repurchase the notes at 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, thereon to the repurchase date. However, our 2001 senior secured credit facility requires that we repay all indebtedness thereunder or obtain the consent of the lenders prior to such repurchase of outstanding notes, and any exercise by the holders of the notes of their right to require us to repurchase the notes may cause an event of default under the 2001 senior secured credit facility. If a change of control occurs at a time when we are required to pay outstanding amounts under the 2001 senior secured credit facility or obtain such consents, and if we do not refinance such borrowings or obtain such consents, we will remain prohibited from repurchasing the notes, which would constitute an event of default under the indenture which would, in turn, constitute an event of default under our 2001 senior secured credit facility and under our other senior indebtedness. If we fail to comply with the requirements of the 2001 senior secured credit facility, the lenders can declare the entire amount owed thereunder immediately due and payable and prohibit us from making payments of interest and principal on the notes until all such debt is paid or otherwise satisfied in full, and can also enforce their security interests against our assets. On September 30, 2001, we had $12.9 million of senior indebtedness, in addition to the $5.6 million of undrawn letters of credit under the 2001 senior secured credit facility. In addition, we may not have the financial resources necessary to repurchase the notes upon a change of control. See "Description of the Notes- Repurchase of Notes Upon a Change of Control" for a more detailed description of the change of control provision.

   In the event that our subsidiary guarantees are deemed to be fraudulent conveyances, your claim against a guarantor could be lost or limited.


     Certain of our current and future domestic restricted subsidiaries will guarantee the notes. The issuance of these guarantees could be subject to review under applicable fraudulent transfer or conveyance laws in a bankruptcy or other similar proceeding. Under these laws, the issuance of a guarantee will generally be a fraudulent conveyance if either (1) the guarantor issued the guarantee with the intent of hindering, delaying or defrauding its creditors or
(2) the guarantor received less than reasonably equivalent value or fair consideration in return for the guarantee and any of the following is true:

     o the guarantor was insolvent or became insolvent when it issued the guarantee;

     o the guarantor was left with an unreasonably small amount of capital after issuing the guarantee; or

     o the guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured.

     Since our subsidiary guarantors issued the guarantees for our benefit and only indirectly for their own benefit, the guarantees could be subject to a claim that they were given for less than reasonably equivalent value or fair consideration.

     Although the definition of "insolvency" differs among jurisdictions, in general, the guarantor would be considered insolvent when it issued the guarantee if:

     o    its liabilities exceeded the fair value of its assets; or

     o the present market value of its assets is less than the amount it would need to pay its total existing debts and liabilities as they mature (including those contingent liabilities which are likely to become certain).


     We cannot predict which standard a court would apply when determining whether a guarantor was insolvent when the notes were issued or how the court would decide this issue regardless of the standard. Even if a court determined that the guarantor was not insolvent when the notes were issued, you should be aware that payments under the guarantees may constitute fraudulent transfers on other grounds.

     In addition, the liability of each guarantor under its guarantee is limited to the amount that will not constitute a fraudulent conveyance or improper corporate distribution under applicable laws. We cannot predict which standard a court would apply when determining the maximum liability of each guarantor.


     To the extent that the note guarantee of any guarantor is voided as a fraudulent conveyance or otherwise held to be unenforceable, your claim against that guarantor could be lost or limited.

Risks Related to Our Business

   We may be unable to achieve our acquisition and growth strategy and we may have difficulty acquiring not-for-profit hospitals due to regulatory scrutiny.


     An important element of our business strategy is expansion by acquiring hospitals in our existing and in new urban and suburban markets and by entering into partnerships or affiliations with other health care service providers. The competition to acquire hospitals is significant, including competition from health care companies with greater financial resources than us, and we may not be able to make suitable acquisitions on favorable terms, and we may have difficulty obtaining financing, if necessary, for such acquisitions on satisfactory terms. In addition, we may not be able to effectively integrate any acquired facilities with our operations. Even if we continue to acquire additional facilities and/or enter into partnerships or affiliations with other health care service providers, Federal and state regulatory agencies may constrain our ability to grow.

     Additionally, many states, including some where we have hospitals and others where we may in the future attempt to acquire hospitals, have adopted legislation regarding the sale or other disposition of hospitals operated by not-for-profit entities. In other states that do not have specific legislation, the attorneys general have demonstrated an interest in these transactions under their general obligations to protect charitable assets from waste. These legislative and administrative efforts focus primarily on the appropriate valuation of the assets divested and the use of the proceeds of the sale by the not-for-profit seller. These review and approval processes can add time to the consummation of an acquisition of a not-for-profit hospital, and future actions on the state level could seriously delay or even prevent future acquisitions of not-for-profit hospitals. Furthermore, as a condition to approving an acquisition, the attorney general of the state in which the hospital is located may require us to maintain specific services, such as emergency departments, or to continue to provide specific levels of charity care, which may affect our decision to acquire or the terms of an acquisition of these hospitals.


   Difficulties with integrating our acquisitions may disrupt our ongoing operations.


     We may not be able to profitably or effectively integrate the operations of, or otherwise achieve the intended benefits from, any acquisitions we make or partnerships or affiliations we may form. The process of integrating acquired hospitals may require a disproportionate amount of management's time and attention, potentially distracting management from its day-to-day responsibilities. This process may be even more difficult in the case of hospitals we may acquire out of bankruptcy or otherwise in financial distress. In addition, poor integration of acquired facilities could cause interruptions to our business activities, including those of the acquired facilities. As a result, we may incur significant costs related to acquiring or integrating these facilities and may not realize the anticipated benefits.

     Moreover, acquired businesses may have unknown or contingent liabilities, including liabilities for failure to comply with health care laws and regulations. Although our policy is to conform the practices of acquired facilities to our standards, and generally to obtain indemnification from sellers covering these matters, we could in the future become liable for past activities of acquired businesses and such liabilities could be material.


   If we are unable to enter into favorable contracts with managed care plans, our operating revenues may be reduced.


     Our ability to negotiate favorable contracts with health maintenance organizations, preferred provider organizations and other managed care plans significantly affects the revenue and operating results of our hospitals. Revenues derived from health maintenance organizations, preferred provider organizations and other managed care plans accounted for approximately 65% and 61% of our patient revenues for the year ended June 30, 2001 and the three months ended September 30, 2001, respectively. Managed care organizations offering prepaid and discounted medical services packages represent an increasing portion of our admissions, a general trend in the industry which has limited hospital revenue growth nationwide. In addition, private payers are increasingly attempting to control health care costs through direct contracting with hospitals to provide services on a discounted basis, increased utilization review, including the use of hospitalists, and greater enrollment in managed care programs such as health maintenance organizations and preferred provider organizations. Our future success will depend, in part, on our ability to renew existing managed care contracts and enter into new managed care contracts on terms favorable to us. Other health care companies, including some with greater financial resources, greater geographic coverage or a wider range of services, may compete with us for these opportunities. If we are unable to contain costs through increased operational efficiencies or to obtain higher reimbursements and payments from managed care or government payers, our results of operations and cash flow will be adversely affected. As of September 30, 2001, West Anaheim Medical Center in Anaheim, California receives payments under a long term "take-or-pay" contract with a managed care payer which generated approximately $22.9 million, or 3.4%, of our revenues for the year ended June 30, 2001 and $5.5 million, or 2.7%, of our revenues for the three months ended September 30, 2001.

Under this "take or pay" arrangement the payer has agreed to purchase in each contractual year a fixed amount of patient days at a fixed rate per day primarily from West Anaheim Medical Center, except that a portion of such patient days can also be purchased, at the option of the payer, at our Huntington Beach Hospital in Huntington Beach, California or at our two ambulatory surgery centers in Orange County, California. The rate is adjusted annually to reflect any increases in the consumer price index and may also be adjusted pursuant to a contractual formula if the level of care for the patients which the payer directs to our facilities increases. Under this contract, the payer is obligated to purchase from our facilities patient days which will cost the payer an aggregate of $22,932,000 for the contract year ending March 31, 2002. If annual patient days costing less than $22,932,000 are purchased during the contract year ended March 31, 2002, then the payer must reimburse the West Anaheim Medical Center for the difference between $22,932,000 and the total amount of patient days purchased even though no additional patient days are provided. The managed care payer of this contract has given us notice that it intends to terminate this contract, effective May 18, 2005. We do not know at this time whether we will be able to extend or renew this contract beyond May 18, 2005, even if we agreed to reduce our health care charges to such payer, or replace these revenues with other new business. If we are unable to renew or replace this contract, our earnings will be adversely impacted.


   Changes in governmental programs may significantly reduce our revenues.


     Government health care programs, principally Medicare and Medicaid, accounted for approximately 20% and 28% of our revenues for the year ended June 30, 2001 and the three months ended September 30, 2001, respectively. Recent legislative changes, including those enacted as part of the Balanced Budget Act of 1997, have resulted in limitations on and, in some cases, reductions in levels of, payments to health care providers for certain services under many of these government programs. Many changes imposed by the Balanced Budget Act of 1997 are being phased in over a period of years. Certain rate reductions resulting from the Balanced Budget Act of 1997 are being mitigated by the Balanced Budget Refinement Act of 1999 and will be further mitigated by the Benefits Improvement Protection Act of 2000. Nonetheless, the Balanced Budget Act of 1997 significantly reduced the level of payment under the Medicare and Medicaid programs. These changes have resulted, and we expect will continue to result, in significant reductions in payments for our inpatient and outpatient services. Final regulations implementing Medicare's new prospective payment system for outpatient hospital services were also promulgated recently. To date, our cash flows have been somewhat negatively affected by the delays in processing our claims under this new system. In addition, a number of states have adopted or are considering legislation designed to reduce their Medicaid expenditures and to provide universal coverage and additional care, including enrolling Medicaid recipients in managed care programs and imposing additional taxes on hospitals to help finance or expand these states' Medicaid systems. We believe that hospital operating margins across the industry, including ours, have been, and may continue to be, under continuing pressure because of limited pricing flexibility and growth in operating expenses in excess of the increase in prospective payments under the Medicare program.

   Competition from other hospitals or health care providers may reduce our patient volume and profitability.

     The hospital industry is highly competitive. Our hospitals face competition for patients from other hospitals in our markets, large tertiary care centers and outpatient service providers that provide similar services to those provided by our hospitals.

     Our 5 hospitals with 920 licensed beds licensed in the Phoenix metropolitan area compete with over 20 other hospitals and numerous outpatient providers in this market. Our largest competitor in this market is the not-for-profit Banner Health System which owns 6 hospitals with 2,030 licensed beds in the Phoenix metropolitan area.

     Our 3 hospitals with 491 licensed beds in Orange County, California compete with over 95 other hospitals and numerous outpatient providers in the Los Angeles/Orange County metropolitan area. Our largest competitors in this market are the investor-owned Tenet Healthcare Corporation which owns 28 hospitals with 5,550 licensed beds and the not-for-profit Memorial Health Services which owns 5 hospitals with 1,615 licensed beds in the Los Angeles/Orange County metropolitan area.

     Our MacNeal Hospital with 427 licensed beds in Berwyn, Illinois competes with over 60 other hospitals and numerous outpatient providers in the Chicago metropolitan area. Our largest competitors in this market are the not-for-profit Advocate Health Care which owns 10 hospitals with 3,271 licensed beds and the not-for-profit Resurrection Health Care which owns 8 hospitals with 2,596 licensed beds in the Chicago metropolitan area.

     Some of the hospitals that compete with ours are owned by governmental agencies or not-for-profit corporations supported by endowments and charitable contributions and can finance capital expenditures and operations on a tax-exempt basis. Some of our competitors are larger and more established, have greater geographic coverage, offer a wider range of services (including extensive medical research and medical education programs) or have more capital or other resources than we do. If our competitors are able to finance capital improvements, recruit physicians, expand services or obtain favorable managed care contracts at their facilities, we may experience a decline in patient volume.


     Our prepaid Medicaid managed health care plan also faces competition within the Arizona market which it serves. As in the case of our hospitals, some of our competitors in this market are owned by governmental agencies or not-for-profit corporations with greater financial resources than us. Other competitors have larger membership bases, are more established and have greater geographic coverage areas which give them an advantage in competing for a limited pool of eligible health plan members. Moreover, because our leverage in negotiating with Arizona's state Medicaid program for higher reimbursement fees depends, to an extent, upon the number of enrollees in our health plan eligible for the program, a failure to attract future enrollees may negatively impact our ability to maintain our profitability in this market.

   Our performance depends on our ability to recruit and retain quality physicians.

     The success of our hospitals depends in part on the following factors:

     o the number and quality of the physicians on the medical staffs of our hospitals;

     o    the admitting practices of those physicians; and

     o    the maintenance of good relations with those physicians.

     Most physicians at our hospitals also have admitting privileges at other hospitals. If we are unable to provide adequate support personnel or technologically advanced equipment and facilities that meet the needs of physicians, they may be discouraged from referring patients to our facilities, which could adversely affect our profitability.

   Our hospitals face competition for staffing, which may increase our labor costs and reduce profitability.


     We compete with other health care providers in recruiting and retaining qualified management and staff personnel responsible for the day-to-day operations of each of our hospitals, including nurses and other non-physician health care professionals. In the health care industry generally, including in our markets, the scarcity of nurses and other medical support personnel has become a significant operating issue. This shortage may require us to increase wages and benefits to recruit and retain nurses and other medical support personnel or to hire more expensive temporary personnel. We have on several occasions in the past, and expect to in the future, raised wages for our nurses and other medical support personnel. We also depend on the available labor pool of semi-skilled and unskilled employees in each of the markets in which we operate. If our labor costs increase, we may not be able to raise rates to offset these increased costs. Because approximately 90% of our revenues consist of fixed, prospective payments, based on our results of operations for the year ended June 30, 2001, our ability to pass along increased labor costs is constrained. Our failure to recruit and retain qualified management, nurses and other medical support personnel, or to control our labor costs, could have a material adverse effect on our profitability.

   We conduct business in a heavily regulated industry, and changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce our revenues and profitability.

     The health care industry is subject to extensive Federal, state and local laws and regulations relating to licensing, the conduct of operations, the ownership of facilities, the addition of facilities and services, confidentiality, maintenance and security issues associated with medical records, billing for services; and prices for services. Although we believe that our facilities are in substantial compliance with such laws and regulations, if a determination were made that we were in material violation of such laws or regulations, our operations and financial results could be materially adversely affected.

     In many instances, the industry does not have the benefit of significant regulatory or judicial interpretation of these laws and regulations, particularly in the case of Medicare and Medicaid antifraud and abuse amendments, codified under section 1128B(b) of the Social Security Act and known as the "Anti-Kickback Statute." This law prohibits providers and others from soliciting, receiving, offering or paying, directly or indirectly, any remuneration with the intent to generate referrals of orders for services or items reimbursable under Medicare, Medicaid and other Federal health care programs. As authorized by Congress, the United States Department of Health and Human Services, has issued regulations which describe some of the conduct and business relationships immune from prosecution under the Anti-Kickback Statute. The fact that a given business arrangement does not fall within one of these "safe harbor" provisions does not render the arrangement illegal, but business arrangements of health care service providers that fail to satisfy the applicable safe harbor criteria risk increased scrutiny by enforcement authorities.

     Some of the financial arrangements which we maintain with our physicians do not meet the requirements for safe harbor protection. The regulatory authorities that enforce the Anti-Kickback Statute may in the future determine that one or more of these arrangements violate the Anti-Kickback Statute or other Federal or state laws. A determination that we have violated the Anti-Kickback Statute or other Federal laws could subject us to liability under the Social Security Act, including criminal and civil penalties, as well as exclusion from participation in government programs such as Medicare and Medicaid or other Federal health care programs.

     In addition, the portion of the Social Security Act commonly known as the "Stark Law" prohibits physicians from referring Medicare and Medicaid patients to providers of designated health services if the physician or a member of his or her immediate family has an ownership interest in or compensation arrangement with that provider. There are exceptions to the Stark Law for physicians maintaining an ownership interest in an entire hospital, employment agreements, leases, physician recruitment and certain other physician arrangements.

     Other federal regulation we are subject to include laws and regulations regarding self-interested referrals, administration of claims and privacy of information.

     All of the states in which we operate have adopted or have considered adopting similar anti-kickback and physician self-referral legislation, some of which extends beyond the scope of the Federal law to prohibit the payment or receipt of remuneration for the referral of patients and physician self-referrals, irrespective of the source of the payment for the care. Little precedent exists for the interpretation or enforcement of these laws. Both Federal and state government agencies have announced heightened and coordinated civil and criminal enforcement efforts.

     Government officials responsible for enforcing health care laws could assert that we, or any of the transactions in which we are involved, are in violation of any of these laws. It is also possible that the courts could ultimately interpret these laws in a manner that is different from our interpretations. A determination that we have violated these laws, or the public announcement that we are being investigated for possible violations of these laws, could have a material adverse effect on our business, financial condition, results of operations or prospects, and our business reputation could suffer significantly.

     Some states require prior approval for the purchase of major medical equipment or the purchase, construction, expansion, sale or closure of health care facilities, based upon a determination of need for additional or expanded health care facilities or services. The governmental determinations, embodied in Certificates of Need, may be required for capital expenditures exceeding a prescribed amount, changes in bed capacity or services and certain other matters. One state in which we currently own a hospital, Illinois, has Certificate of Need laws affecting acute care hospital services. We cannot predict whether we will be able to obtain required Certificates of Need in the future. Any failure to obtain any required Certificates of Need may impair our ability to operate profitably.

     The laws, rules and regulations described above are complex and subject to interpretation. In the event of a determination that we are in violation of any of these laws, rules or regulations, or if further changes in the regulatory framework occur, our results of operations could be significantly harmed. For a more detailed discussion of the laws, rules and regulations described above, see "Government Regulation and Other Factors."


   Providers in the health care industry have been the subject of Federal and state investigations, and we may become subject to investigations in the future.

     Both Federal and state government agencies have heightened and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of hospital companies, as well as their executives and managers. These investigations relate to a wide variety of topics, including:

     o    referral, cost reporting and billing practices;

     o    laboratory and home health care services; and

     o    physician ownership and joint ventures involving hospitals.

     In addition, the Federal False Claims Act permits private parties to bring qui tam, or whistleblower, lawsuits against companies. Some states have adopted similar whistleblower and false claims provisions.


     The Office of the Inspector General of Health and Human Services and the Department of Justice have, from time to time, established national enforcement initiatives that focus on specific billing practices or other suspected areas of abuse. Initiatives include a focus on hospital billing for outpatient charges associated with inpatient services, as well as hospital laboratory billing practices.

     As a result of these regulations and initiatives, some of our activities could become the subject of governmental investigations or inquiries. For example, we have significant Medicare and Medicaid billings, we provide some durable medical equipment and home health care services, and we have joint venture arrangements involving physician investors. In addition, our executives and managers, many of whom have worked at other health care companies that are or may become the subject of Federal and state investigations and private litigation, could be included in governmental investigations or named as defendants in private litigation. We are aware that several of our hospitals have been or are being investigated in connection with activities conducted prior to our acquisition of them. Under the terms of our various acquisition agreements, the prior owners of our hospitals are responsible for any liabilities arising from pre-closing violations. The prior owners' resolution of these matters or failure to resolve these matters, in the event that any resolution was deemed necessary, may have a material adverse effect on our business, financial condition or results of operation. See Note 8 of the Notes to Combined Statements of Operations and Cash Flows of Phoenix Baptist Hospital and Medical Center, Inc., Arrowhead Community Hospital and Medical Center, Inc. and Affiliates. Any investigations of us, our executives, managers, facilities or operations could result in significant liabilities or penalties to us, as well as adverse publicity.


   If any one of the regions in which we operate experiences an economic downturn or other material change, our overall business results may suffer.


     Among our operations as of September 30, 2001, four hospitals, five diagnostic imaging centers and a prepaid Medicaid managed health plan are located in Phoenix, Arizona, three hospitals and two ambulatory surgery centers are located in Orange County, California, and one hospital and its related clinics are located in metropolitan Chicago, Illinois. For the pro forma year ended June 30, 2001 and the three months ended September 30, 2001, our revenues and consolidated Adjusted EBITDA, including corporate overhead, were generated as follows:

                                      Year ended           Three months ended
                                     June 30, 2001         September 30, 2001
                                  ---------------------   --------------------
                                             Adjusted                 Adjusted
                                  Revenues   EBITDA(1)    Revenues   EBITDA(1)
Operations                        --------   ---------    --------   ---------
----------
Phoenix..........................   37.2%      30.2%        34.9%       24.6%
Orange County....................   18.2%      27.1%        18.6%       22.4%
Metropolitan Chicago.............   32.4%      52.4%        31.3%       56.3%
Phoenix Health Plan and other....   12.2%       9.1%        15.2%       18.3%
Corporate overhead expenses(2)...    0.0%     (18.8)%        0.0%      (21.6)%
                                   -----      -----        -----       -----
                                   100.0%     100.0%       100.0%      100.0%
                                   =====      =====        =====       =====

-------------------

(1) Adjusted EBITDA represents EBITDA, or net income before interest expense (net of interest income), income taxes, depreciation, amortization, and is further adjusted to add back non-cash stock compensation, certain other non-operating expenses and restructuring and impairment charges. This definition of Adjusted EBITDA is derived from and consistent with the Indenture for the new notes. EBITDA is commonly used as an analytical indicator within the health care industry and serves as a measure of leverage capacity and debt service ability. We believe the adjustments made to EBITDA in calculating Adjusted EBITDA are appropriate to reflect our calculations of the debt leverage and interest coverage ratios under the Indenture and the 2001 senior secured credit facility. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded in determining Adjusted EBITDA are significant components in understanding and assessing financial performance. Because neither EBITDA nor a calculation of Adjusted EBITDA is a measurement determined in accordance with generally accepted accounting principles, it is susceptible to varying calculations, and as a result our calculation of Adjusted EBITDA as presented may not be comparable to EBITDA or other similarly titled measures used by other companies.


(2)  Reflected in Consolidated Financial Statements only.

     Any material change in the current demographic, economic, competitive or regulatory conditions in any of these regions could adversely affect our overall business results because of the significance of our operations in each of these regions to our overall operating performance. Moreover, due to the concentration of our revenues in only three regions, our business is less diversified and, accordingly, is subject to greater regional risk than that of some of our larger competitors.


     California has a statute and regulations that require hospitals to meet seismic performance standards, and hospitals that do not meet the standards may be required to retrofit their facilities. The law requires that these hospitals evaluate their facilities and develop a plan and schedule for complying with the standards which, if necessary, must be filed with the State of California by 2002. We will file all of the necessary documentation with the State of California that is required by January 1, 2002. We expect that the cost of performing the necessary evaluations and filing the documentation will be approximately $0.3 million. The estimated cost to comply with the seismic regulations and standards required by 2008, is an additional $10.1 million. Upon completion of the $10.1 million in improvements, the California facilities will be compliant with the requirements of the seismic regulations through 2029. We estimate that the majority of the square footage in our facilities will be compliant with the seismic regulations and standards required by 2030 once we have completed such $10.1 million in improvements, but we are unable at this time to estimate our costs for full compliance with the 2030 requirements.

   We are dependent on our senior management team and local management personnel, and the loss of the services of one or more of our senior management team or key local management personnel could have a material adverse effect on our business.

     The success of our business is largely dependent upon the services and management experience of our senior management team, which includes Charles N. Martin, Jr., our Chairman and Chief Executive Officer; William L. Hough, our President and Chief Operating Officer; Joseph D. Moore, our Executive Vice President, Chief Financial Officer and Treasurer, and Keith B. Pitts, our Vice Chairman. In addition, we depend on our ability to attract and retain local managers at our hospitals and related facilities, on the ability of our senior officers and key employees to manage growth successfully and on our ability to attract and retain skilled employees. We do not maintain key man life insurance policies on any of our officers. If we were to lose any of our senior management team or members of our local management teams, or if we are unable to attract other necessary personnel in the future, it could have a material adverse effect on our business, financial condition and results of operations. If we were to lose the services of one or more members of our senior management team or a significant portion of our hospital management staff at one or more of our hospitals, we would likely experience a significant disruption in our operations and failures of the affected hospitals to adhere to their respective business plans.


   Should we be unable to control our health care costs at Phoenix Health Plan, or if the health plan should lose its governmental contract, our profitability may be adversely affected.


     For the year ended June 30, 2001 and the three months ended September 30, 2001, our Phoenix Health Plan generated approximately 12.2% and 15.2% of our revenues, respectively, and 9.1% and 18.3%, of our Adjusted EBITDA, respectively, on a pro forma basis. Phoenix Health Plan derives substantially all of its revenues through a contract with the Arizona Health Care Cost Containment System (the "Arizona Health Care System"), which is the state agency that administers Arizona's state Medicaid program. The Arizona Health Care System pays capitated rates to Phoenix Health Plan and Phoenix Health Plan subcontracts with physicians, hospitals and other health care providers to provide services to its enrollees. If we fail to effectively manage our health care costs, these costs may exceed the payments we receive. Many factors can cause actual health care costs to exceed the capitated rates paid by the Arizona Health Care System, including:


     o    our ability to contract with cost-effective health care providers;

     o    the increased cost of individual health care services;

     o    the type and number of individual health care services delivered; and

     o the occurrence of catastrophes, epidemics or other unforeseen occurrences.


     Our contract with the Arizona Health Care System expires on September 30, 2003, and although by its terms it is renewable annually by the Arizona Health Care System, it is terminable for any reason upon 90 days' notice. If this contract were terminated or not renewed or further extended, our profitability could be adversely affected by the loss of these revenues and cash flow.

   If claims brought against our facilities exceed the scope of our liability coverage or coverage is denied, our overall business results may suffer.

     Plaintiffs frequently bring actions against hospitals and other health care providers alleging malpractice, product liability or other legal theories. Many of these actions involve large claims and significant defense costs. To cover these claims, we self-insure our general and professional risks up to $1.0 million on a per-occurrence basis and up to $13.2 million on an aggregate per-claim basis. For losses above the self-insurance limits, we maintain insurance from unrelated commercial carriers on an occurrence basis for general liability and a claims-made basis for professional liability up to $100.0 million per occurrence and in the aggregate. Some of the claims, however, could exceed the scope of the coverage in effect or coverage of particular claims or damages could be denied. Furthermore, our insurance coverage may not continue to be available at a reasonable cost.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains "forward-looking statements" within the meaning of the federal securities laws which are intended to be covered by the safe harbors created thereby. Forward-looking statements are those statements that are based upon management's current plans and expectations as opposed to historical and current facts and are often identified herein by use of words including but not limited to "may," "believe," "will," "project," "expect", "estimate", "anticipate," and "plan." These statements are based upon estimates and assumptions made by our management that, although believed to be reasonable, are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include, but are not limited to, the risks previously identified in the "Risk Factors" section of this document.

     You are cautioned not to rely on such forward-looking statements when evaluating the information contained in this report. The Company's actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on our results of operations and financial condition.

                               THE EXCHANGE OFFER


     In a registration rights agreement between Vanguard and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Credit Suisse First Boston Corporation, UBS Warburg LLC and First Union Securities, Inc., the initial purchasers of the old notes (the "Initial Purchasers"), we agreed


          (1) to file a registration statement with respect to an offer to exchange the old notes for a new issue of notes, with terms substantially the same as of the old notes but registered under the Securities Act,

          (2) to use our best efforts to cause the registration statement to be declared effective by the SEC on or prior to 180 days after the closing of the old notes offering and


          (3) use our best efforts to consummate the exchange offer and issue the new notes within 30 business days after the registration statement is declared effective.


     The registration rights agreement provides that, in the event we fail to consummate the exchange offer within 210 days, we will be required to pay an additional .5% of interest on the old notes over and above the regular interest on the notes. Once we complete this exchange offer, we will no longer be required to pay additional interest on the old notes.

     The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or acceptance of the exchange offer would violate the securities or blue sky laws of that jurisdiction.

Terms of the Exchange Offer; Period for Tendering Old Notes

     This prospectus and the accompanying letter of transmittal contain the terms and conditions of the exchange offer. Upon the terms and subject to the conditions included in this prospectus and in the accompanying letter of transmittal, which together are the exchange offer, we will accept for exchange old notes which are properly tendered on or prior to the expiration date, unless you have previously withdrawn them.

     o When you tender to us old notes as provided below, our acceptance of the old notes will constitute a binding agreement between you and us upon the terms and subject to the conditions in this prospectus and in the accompanying letter of transmittal.

     o For each $1,000 principal amount of old notes surrendered to us in the exchange offer, we will give you $1,000 principal amount of new notes.

     o We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date that we first mail notice of the exchange offer to the holders of the old notes. We are sending this prospectus, together with the letter of transmittal, on or about the date of this prospectus to all of the registered holders of old notes at their addresses listed in the trustee's security register with respect to the old notes.

     o The exchange offer expires at 5:00 p.m., New York City time, on , 200_; provided, however, that we, in our sole discretion, may extend the period of time for which the exchange offer is open. The term
          "expiration date" means        , 200_ or, if extended by us, the
          latest time and date to which the exchange offer is extended.

     o As of the date of this prospectus, $300,000,000 in aggregate principal amount of the old notes were outstanding. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered.

     o Our obligation to accept old notes for exchange in the exchange offer is subject to the conditions that we describe in the section called "Conditions to the Exchange Offer" below.

     o We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any old notes, by giving oral or written notice of an extension to the exchange agent and notice of that extension to the holders as described below. During any extension, all old notes previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

     o We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes that we have not yet accepted for exchange, if any of the conditions of the exchange offer specified below under "Conditions to the Exchange Offer" are not satisfied.

     o We will give oral or written notice of any extension, amendment, termination or non-acceptance described above to holders of the old notes as promptly as practicable. If we extend the expiration date, we will give notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to the Dow Jones News Service.

     o Holders of old notes do not have any appraisal or dissenters' rights in connection with the exchange offer.

     o Old notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but will not be entitled to any further registration rights under the registration rights agreement.

     o We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

     o By executing, or otherwise becoming bound by, the letter of transmittal, you will be making the representations described below to us. See "--Resales of the New Notes."

     Important rules concerning the exchange offer

     You should note that:

     o All questions as to the validity, form, eligibility, time of receipt and acceptance of old notes tendered for exchange will be determined by Vanguard in its sole discretion, which determination shall be final and binding.

     o We reserve the absolute right to reject any and all tenders of any particular old notes not properly tendered or to not accept any particular old notes which acceptance might, in our judgment or the judgment of our counsel, be unlawful.

     o We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer. Unless we agree to waive any defect or irregularity in connection with the tender of old notes for exchange, you must cure any defect or irregularity within any reasonable period of time as we shall determine.

     o Our interpretation of the terms and conditions of the exchange offer as to any particular old notes either before or after the expiration date shall be final and binding on all parties.

     o Neither Vanguard, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor shall any of them incur any liability for failure to give any notification.

Procedures for Tendering Old Notes

     What to submit and how

     If you, as the registered holder of an old note, wish to tender your old notes for exchange in the exchange offer, you must transmit a properly completed and duly executed letter of transmittal to Bank One Trust Company at the address set forth below under "Exchange Agent" on or prior to the expiration date.

     In addition,

          (1) certificates for old notes must be received by the exchange agent along with the letter of transmittal, or


          (2) a timely confirmation of a book-entry transfer of old notes, if such procedure is available, into the exchange agent's account at the Depository Trust Company, or the "Depository" using the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date, or


          (3) you must comply with the guaranteed delivery procedures described below.

     The method of delivery of old notes, letters of transmittal and notices of guaranteed delivery is at your election and risk. If delivery is by mail, we recommend that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or old notes should be sent to Vanguard.

     How to sign your letter of transmittal and other documents

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes being surrendered for exchange are tendered

          (1) by a registered holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or

          (2) for the account of an eligible institution.

     If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be by any of the following eligible institutions:

     o a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or

     o a commercial bank or trust company having an office or correspondent in the United States

     If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, the old notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the old notes and with the signature guaranteed.

     If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, the person should so indicate when signing and, unless waived by Vanguard, proper evidence satisfactory to Vanguard of its authority to so act must be submitted.

Acceptance of Old Notes for Exchange; Delivery of New Notes

     Once all of the conditions to the exchange offer are satisfied or waived, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See "Conditions to the Exchange Offer" below. For purposes of the exchange offer, our giving of oral or written notice of our acceptance to the exchange agent will be considered our acceptance of the exchange offer.

     In all cases, we will issue new notes in exchange for old notes that are accepted for exchange only after timely receipt by the exchange agent of:

     o    certificates for old notes, or


     o a timely book-entry confirmation of transfer of old notes into the exchange agent's account at the Depository using the book-entry transfer procedures described below, and


     o    a properly completed and duly executed letter of transmittal.


     If we do not accept any tendered old notes for any reason included in the terms and conditions of the exchange offer or if you submit certificates representing old notes in a greater principal amount than you wish to exchange, we will return any unaccepted or non-exchanged old notes without expense to the tendering holder or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at the Depository using the book-entry transfer procedures described below, non-exchanged old notes will be credited to an account maintained with the Depository as promptly as practicable after the expiration or termination of the exchange offer.


Book-Entry Transfer


     The exchange agent will make a request to establish an account with respect to the old notes at the Depository for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution that is a participant in the Depository's systems may make book-entry delivery of old notes by causing the Depository to transfer old notes into the exchange agent's account in accordance with the Depository's Automated Tender Offer Program procedures for transfer. However, the exchange for the old notes so tendered will only be made after timely confirmation of book-entry transfer of old notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message, transmitted by the Depository and received by the exchange agent and forming a part of a book-entry confirmation. The agent's message must state that the Depository has received an express acknowledgment from the participant tendering old notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce the agreement against that participant.

     Although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at the Depository, the letter of transmittal, or a facsimile copy, properly completed and duly executed, with any required signature guarantees, must in any case be delivered to and received by the exchange agent at its address listed under "--Exchange Agent" on or prior to the expiration date.

     If your old notes are held through the Depository, you must complete a form called "instructions to registered holder and/or book-entry transfer facility participant," which will instruct the Depository participant through whom you hold your notes of your intention to tender your old notes or not tender your old notes. Please note that delivery of documents to the Depository in accordance with its procedures does not constitute delivery to the exchange agent and we will not be able to accept your tender of notes until the exchange agent receives a letter of transmittal and a book-entry confirmation from the Depository with respect to your notes. A copy of that form is available from the exchange agent.

Guaranteed Delivery Procedures

     If you are a registered holder of old notes and you want to tender your old notes but your old notes are not immediately available, or time will not permit your old notes to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if

          (1) the tender is made through an eligible institution,

          (2) prior to the expiration date, the exchange agent receives, by facsimile transmission, mail or hand delivery, from that eligible institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, stating:

     o    the name and address of the holder of old notes

     o    the amount of old notes tendered

     o the tender is being made by delivering that notice and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates of all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, will be deposited by that eligible institution with the exchange agent, and

          (3) the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal Rights

     You can withdraw your tender of old notes at any time on or prior to the expiration date.


     A notice of withdrawal sent via facsimile transmission and received by the exchange agent prior to receipt of the tenders of old notes by mail will be deemed a valid withdrawal, so long as such notice of withdrawal is received on or prior to the expiration date.


     For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses listed below under "Exchange Agent." Any notice of withdrawal must specify:

     o    the name of the person having tendered the old notes to be withdrawn

     o    the old notes to be withdrawn

     o    the principal amount of the old notes to be withdrawn

     o if certificates for old notes have been delivered to the exchange agent, the name in which the old notes are registered, if different from that of the withdrawing holder

     o if certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of those certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible institution


     o if old notes have been tendered using the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Depository to be credited with the withdrawn old notes and otherwise comply with the procedures of that facility.

     Please note that all questions as to the validity, form, eligibility and time of receipt of notices of withdrawal will be determined by us, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be considered not to have been validly tendered for exchange for purposes of the exchange offer.


     If you have properly withdrawn old notes and wish to re-tender them, you may do so by following one of the procedures described under "Procedures for Tendering Old Notes" above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

     Notwithstanding any other provisions of the exchange offer, we will not be required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if at any time before the acceptance of old notes for exchange or the exchange of the new notes for old notes, that acceptance or issuance would violate applicable law or any interpretation of the staff of the SEC.

     That condition is for our sole benefit and may be asserted by us regardless of the circumstances giving rise to that condition. Our failure at any time to exercise the foregoing rights shall not be considered a waiver by us of that right. Our rights described in the prior paragraph are ongoing rights which we may assert at any time and from time to time.

     In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any old notes, if at that time any stop order shall be threatened or in effect with respect to the exchange offer to which this prospectus relates or the qualification of the indenture under the Trust Indenture Act.

Exchange Agent

     Bank One Trust Company has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent, addressed as follows:


                                  Deliver To:

                  Bank One Trust Company, N.A., Exchange Agent
                       One North State Street, 9th Floor
                               Chicago, IL 60602
                      Attention: Exchanges - Carolyn Allen

                            Facsimile Transmissions:
                                 (312) 407-8853

                            To Confirm by Telephone
                              or for Information:
                                 (800) 524-9472

     Delivery to an address other than as listed above or transmission of instructions via facsimile other than as listed above does not constitute a valid delivery.

Fees and Expenses

     The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by our officers, regular employees and affiliates. We will not pay any additional compensation to any of our officers and employees who engage in soliciting tenders. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

     The estimated cash expenses to be incurred in connection with the exchange offer, including legal, accounting, SEC filing, printing and exchange agent expenses, will be paid by us.

Transfer Taxes

     Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

Resale of the New Notes

     Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, the new notes would in general be freely transferable after the exchange offer without further registration under the Securities Act. The relevant no-action letters include the Exxon Capital Holdings Corporation letter, which was made available by the SEC on May 13, 1988, and the Morgan Stanley & Co. Incorporated letter, made available on June 5, 1991.

     However, any purchaser of old notes who is an "affiliate" of Vanguard or who intends to participate in the exchange offer for the purpose of distributing the new notes:

     (1) will not be able to rely on the interpretation of the staff of the SEC,

     (2)  will not be able to tender its old notes in the exchange offer and

     (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the securities unless that sale or transfer is made using an exemption from those requirements.

     By executing, or otherwise becoming bound by, the Letter of Transmittal each holder of the old notes will represent that:

     (1)  it is not our "affiliate";

     (2) any new notes to be received by it were acquired in the ordinary course of its business; and

     (3) it has no arrangement or understanding with any person to participate, and is not engaged in and does not intend to engage, in the "distribution," within the meaning of the Securities Act, of the new notes.

     In addition, in connection with any resales of new notes, any broker-dealer participating in the exchange offer who acquired securities for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position in the Shearman & Sterling no-action letter, which it made available on July 2, 1993, that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes, other than a resale of an unsold allotment from the original sale of the old notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus as it may be amended or supplemented from time to time, in connection with the resale of new notes.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the new notes. The new notes will be exchanged for old notes as described in this prospectus upon our receipt of old notes. We will cancel all of the old notes surrendered in exchange for the new notes.


     Our net proceeds from the sale of the old notes were approximately $285.0 million, after deduction of the initial purchasers' discounts and commissions and other expenses of the offering and loan costs associated with the 2001 senior secured credit facility. Of that amount, we used approximately $147.0 million of the net proceeds to repay all outstanding indebtedness, including approximately $3.2 million of accrued and unpaid interest, under our 2000 credit facility, which debt bore interest at floating rates based in part on a margin that varied with our consolidated leverage ratio. Such rate was 8.5% on the date of repayment. The revolving loans and term loans under the 2000 credit facility matured in February 2005 and February 2006, respectively. The outstanding indebtedness under our 2000 credit facility was used to repay amounts outstanding under the previous 1998 credit facility and to fund a portion of the acquisitions in fiscal 2000. Subsequently, we used a part of the remaining cash proceeds from the sale of the old notes to fund the acquisition of Paradise Valley Hospital in Phoenix, Arizona. We intend to use the balance of the net proceeds for general corporate purposes, which may include future acquisitions. The information regarding acquisitions in previous fiscal periods is discussed further in "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                 CAPITALIZATION


     The following table sets forth our capitalization as of September 30, 2001. This table should be read in conjunction with the information contained in "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as the Consolidated Financial Statements and the notes thereto included in the back of this prospectus.

                                                                       As of
                                                                   September 30,
                                                                       2001
                                                                   -------------
                                                                    (dollars in
                                                                     millions)
Cash and cash equivalents.........................................     $ 149.6
                                                                       =======

Long term debt, including amounts due in one year:
   2001 senior secured credit facility:
      $125 million revolving credit tranche.......................           --
   Senior subordinated notes .....................................        300.0
   Capital lease obligations and other debt obligations...........         12.9
                                                                        -------
        Total long-term debt......................................        312.9
                                                                        -------
Payable-In-Kind Preferred Stock ($.01 par value, 150,000
   combined shares of preferred stock and
   Payable-In-Kind Preferred Stock authorized, 21,600
   shares of Payable-In-Kind Preferred Stock issued and
   outstanding, at redemption value)..............................         22.7
   Stockholders' equity:
   Common stock ($.01 par value, 600,000 shares authorized,
      203,294 shares issued and
      outstanding)(1).............................................           --
   Additional paid-in capital.....................................        305.7
   Accumulated deficit............................................         (3.3)
      Total stockholders' equity..................................        325.1
      Total capitalization........................................       $ 638.0
                                                                         =======
-------------------

(1) Excludes 48,011 shares of common stock issuable upon exercise of stock options outstanding as of September 30, 2001 with a weighted average exercise price of $584.79 per share subject to numerous restrictions and conditions including terms of exercisability.

         SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

     The following table sets forth selected historical financial and operating data of Vanguard or its predecessor for, or as of the end of, each of the five years ended June 30, 2001 and for the three months ended September 30, 2000 and 2001. The selected historical financial and operating data as of and for each of the years ended June 30, 1998, 1999, 2000 and 2001 were derived from our audited consolidated financial statements that have been audited by Ernst & Young LLP, independent auditors. The selected financial information for the year ended June 30, 1997 and the eleven months ended May 31, 1998 has been derived from unaudited financial statements of the predecessor owner of Maryvale Hospital Medical Center. The selected historical and operating data for the three months ended September 30, 2000 and 2001 were derived from our unaudited consolidated financial statements. These unaudited consolidated financial statements include all adjustments necessary (consisting of normal recurring adjustments) for a fair presentation of the financial position and results of operations for these periods. Operating results for the three months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the full fiscal year ending June 30, 2002. Comparability of the selected historical financial and operating data has been impacted by the timing of acquisitions completed during fiscal 1998, 2000 and 2001. Please read the section on "Impact of Acquisitions" included in "Management's Discussion and Analysis of Financial Condition and Results of Operations." The table should be read in conjunction with the Consolidated Financial Statements and notes thereto included in the back of this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                   Predecessor
                                -----------------
                                 Fiscal   Eleven
                                  Year    Months                                             Three Months Ended
                                  Ended   Ended               Year Ended June 30,              September 30
                                 June 30, May 31,    -------------------------------------   ------------------
                                   1997     1998      1998       1999      2000      2001      2000      2001
                                 -------- -------    -------    ------    ------    ------    ------    ------
                              (dollars in millions)                     (dollars in millions)
Summary of Operations:
Revenues .......................   $ 79.2    82.0    $   7.0    $ 91.5    $304.7    $667.8    $158.6    $207.3

Salaries and benefits ..........     30.7    29.8        3.5      39.0     146.5     323.6      77.1      86.7
Supplies .......................      9.6     9.3        0.9      12.5      40.5      92.9      22.7      24.8
Other operating expenses .......     17.5    16.5        2.9      15.5      64.1     143.1      31.2      64.3
Provision for doubtful
   accounts ....................     16.6    17.4        1.3      17.3      33.1      56.8      16.4      16.3
Depreciation and
   amortization.................      3.7     2.6        0.5       3.9      11.8      23.8       6.1       7.1
Interest, net ..................      1.7     1.5        0.2       4.2       8.8      16.6       4.8       6.0
Non-cash stock
   compensation ................       --      --        0.4       4.0        --        --        --        --
Other non-operating
   expenses ....................       --      --       (0.1)      0.2       0.1       0.3       0.1      (0.4)
                                   ------  ------    -------    ------    ------    ------    ------    ------
                                     79.8    77.1        9.6      96.6     304.9     657.1     158.4     204.8
                                   ======  ======    -------    ------    ------    ------    ------    ------
Income (loss) before income
  taxes and extraordinary
  item..........................     (0.6)    4.9       (2.6)     (5.1)     (0.2)     10.7       0.2       2.5
Income tax expense..............       --      --         --        --      (0.1)     (0.5)       --      (0.3)
                                   ------  ------    -------    ------    ------    ------    ------    ------
Income (loss) before
  extraordinary item............     (0.6)    4.9       (2.6)     (5.1)     (0.3)     10.2       0.2       2.2
Extraordinary loss on
  extinguishment of debt........       --      --         --                (1.1)       --        --      (6.4)
                                   ------  ------    -------    ------    ------    ------    ------    ------
Net income (loss)...............     (0.6)    4.9       (2.6)     (5.1)     (1.4)     10.2       0.2      (4.2)
Accrued preferred  dividends....       --      --       (0.1)       --      (0.7)     (1.7)     (0.4)     (0.4)
                                   ------  ------    -------    ------    ------    ------    ------    ------
Net income (loss) attributable
  to common shareholders........   $ (0.6)    4.9    $  (2.7)   $ (5.1)   $ (2.1)   $  8.5    $ (0.2)   $ (4.6)
                                   ======  ======    =======    ======    ======    ======    ======    ======

Balance Sheet Data
 (End of Period)(a):
  Assets........................   $ 39.7  $ 37.5    $  88.3    $ 98.1    $549.9    $640.4    $547.7    $790.9
  Long-term debt, including
    current portion.............       --      --       47.5      56.2     153.3     163.4     154.7     312.9
  Payable-In-Kind Preferred
    Stock.......................       --      --         --        --      20.7      22.3      21.1      22.7
  Working capital...............     15.8    16.1        5.1      12.3      39.8      18.4      40.1     159.9

Other Data:
  Adjusted EBITDA(b)............   $  4.8  $  9.0    $  (1.6)   $  7.2     $20.5     $51.4    $ 11.1    $ 15.2
  Number of hospitals at end of
    period......................        1       1          1         1         7         8         7         8
  Number of licensed beds at
    end of period(c)............      239     239        239       239     1,481     1,676     1,481     1,676
  Weighted average licensed
    beds(d).....................      239     239         20       239       771     1,514     1,481     1,676
  Discharges(e).................   12,630  12,200      1,191    12,447    31,864    65,237    15,735    17,352
  Adjusted discharges-
    hospitals(f)................   20,124  18,086      1,760    19,811    50,661   104,188    24,411    25,920
  Average length of stay
    (days)(g)...................      3.2     3.4        3.1       3.2       4.1       4.1       4.0       4.0
  Average daily census(h).......    111.6   125.0      120.0     112.0     701.4     728.8     745.0     686.0
  Occupancy rate(i).............     46.7%   52.3%      50.2%     46.9%     46.1%     42.5%     46.3%     44.4%
  Ratio of earnings to fixed
    charges(j)..................       --      --         --        --        --       1.5x      1.0x      1.4x

-------------------

(a) The balance sheet data presented for the predecessor is not comparable to the balance sheet data of Vanguard due to the capital structure changes related to the acquisition by Vanguard of the not-for-profit predecessor and the related effects of purchase accounting.

(b) Adjusted EBITDA represents EBITDA, or net income before interest expense (net of interest income), income taxes, depreciation, amortization, and is further adjusted to add back non-cash stock compensation, certain other non-operating expenses and restructuring and impairment charges. This definition of Adjusted EBITDA is derived from and consistent with the Indenture for the new notes. EBITDA is commonly used as an analytical indicator within the health care industry and serves as a measure of leverage capacity and debt service ability. We believe the adjustments made to EBITDA in calculating Adjusted EBITDA are appropriate to reflect our calculations of the debt leverage and interest coverage ratios under the Indenture and the 2001 senior secured credit facility. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded in determining Adjusted EBITDA are significant components in understanding and assessing financial performance. Because neither EBITDA nor a calculation of Adjusted EBITDA is a measurement determined in accordance with generally accepted accounting principles, it is susceptible to varying calculations, and as a result our calculation of Adjusted EBITDA as presented may not be comparable to EBITDA or other similarly titled measures used by other companies.


                                                Predecessor                                                Three Months
                                             -----------------                                                 Ended
                                              Fiscal   Eleven            Year Ended June 30,               September 30,
                                               Year    Months    -------------------------------------    ---------------
                                               Ended   Ended                 Historical                      Historical
                                              June 30, May 31,   -------------------------------------    ---------------
                                                1997     1998     1998       1999      2000      2001      2000     2001
                                              -------- -------   ------     ------    ------    ------    ------   ------
                                           (dollars in millions)
Calculation of Adjusted EBITDA:
   Income (loss) before income taxes
      and extraordinary item...........    $ (0.6)    $ 4.9      $ (2.6)    $ (5.1)   $ (0.2)   $ 10.7    $  0.2   $  2.5
   Depreciation and amortization.......       3.7       2.6         0.5        3.9      11.8      23.8       6.1      7.1
   Interest, net.......................       1.7       1.5         0.2        4.2       8.8      16.6       4.8      6.0
   Non-cash stock compensation.........        --        --         0.4        4.0        --        --        --       --
   Equity method loss(income)..........        --        --        (0.1)       0.2       0.1      (0.2)       --     (0.1)
   Loss (gain) on sale of assets.......        --        --          --         --        --       0.5        --     (0.3)
   Other non-operating investment
      losses...........................        --        --          --         --        --        --        --       --
                                           ------     -----      ------     ------    ------    ------    ------   ------
Adjusted EBITDA                            $  4.8     $ 9.0      $ (1.6)    $  7.2    $ 20.5    $ 51.4    $ 11.1   $ 15.2
                                           ======     ======     ======     ======    ======    ======    ======   ======

-------------------

(c) Licensed beds are those beds for which a facility has been granted approval to operate from the applicable state licensing agency.

(d) Represents the average number of licensed beds, weighted based on periods owned.

(e) Represents the total number of patients discharged (in the facility for a period in excess of 23 hours) from our hospitals and is used by management and certain investors as a general measure of inpatient volume.

(f) Adjusted discharges-hospitals is used by management and certain investors as a general measure of combined inpatient and outpatient volume. Adjusted discharges-hospitals are computed by multiplying discharges by the sum of gross inpatient and outpatient hospital revenues and then dividing the result by gross inpatient revenues. This computation "equates" outpatient revenues to the measure used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.


(g) Average length of stay represents the average number of days admitted patients stay in our hospitals.

(h) Represents the average number of patients in the hospitals each day during our ownership.

(i) Represents the percentage of hospital licensed beds occupied by patients. Both average daily census and occupancy rate provide measures of the utilization of inpatient rooms.

(j) The ratio of earnings to fixed charges was computed by dividing (i) income from continuing operations before fixed charges, equity method income
     (loss) of affiliates, income taxes and extraordinary items by (ii) fixed charges, which consist of interest charges and the portion of rent expense which is deemed to be equivalent to interest expense. Our earnings were insufficient to cover fixed charges for the years ended June 30, 1998, 1999 and 2000 by $2.6 million, $5.3 million and $0.1 million, respectively.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following tables present our unaudited pro forma condensed combined financial information and should be read in conjunction with the related notes.

     The unaudited pro forma condensed combined statement of operations for the fiscal year ended June 30, 2001 includes the following:

     o    our results of operations for the fiscal year ended June 30, 2001;


     o the results of operations of PMH Health Services Network (which includes Phoenix Memorial Hospital and Phoenix Health Plan), acquired on May 1, 2001, for the period July 1, 2000 through April 30, 2001;


     o the results of operations of a certain non-significant acquisition completed during the period; and


     o the effect of the offering of the old notes as if the transaction occurred as of July 1, 2000, including the application of the net proceeds therefrom.

     The unaudited pro forma condensed combined statement of operations for the three months ended September 30, 2001 includes the following:

     o our results of operations for the three months ended September 30, 2001;

     o the effect of the offering of the old notes, as if the transaction occurred as of July 1, 2001, including the application of the net proceeds therefrom.

     The unaudited pro forma condensed combined statement of operations for the fiscal year ended June 30, 2001 is presented to reflect the offering of the old notes and the acquisitions as if the transactions occurred as of July 1, 2000. The acquisitions have been accounted for as purchases and, in addition to other identifiable intangibles, goodwill was recorded for the excess of the purchase price over the fair value of the net assets acquired. The unaudited pro forma condensed combined statement of operations for the three months ended September 30, 2001 is presented to reflect the offering of the old notes as if the transaction occurred as of July 1, 2001.

     The pro forma condensed combined statements of operations do not give effect to the cost savings, if any, from any acquisitions for periods prior to the consummation of such acquisitions.

     The adjustments necessary to fairly present the unaudited pro forma condensed combined financial information have been made based on available information and in the opinion of management are reasonable. The unaudited pro forma financial information does not purport to be indicative of the results of operations that we would have actually achieved had the pro forma transactions occurred as of the dates specified, nor are they necessarily indicative of the results of operations that we may achieve in the future.

                    UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                For the Fiscal Year Ended June 30, 2001
                                        (dollars in thousands)

                                                                              Offering
                                                  Pro Forma      Pro Forma   Pro Forma      Pro Forma
                                      Vanguard  Acquisitions(1)   Combined  Adjustments     Vanguard
                                     ---------  ---------------  ---------  -----------     ---------
Revenues .........................   $ 667,763     $ 134,345      $802,108    $      --     $ 802,108
Costs and expenses:
   Operating expenses ............     559,520       122,331       681,851           --       681,851
   Provision for doubtful accounts      56,846         9,000        65,846           --        65,846
   Depreciation and amortization .      23,799         4,427        28,226           --        28,226
   Interest expense ..............      17,491         1,219        18,710       12,401(2)     31,111
   Interest income ...............        (933)         (223)       (1,156)          --        (1,156)
   Other non-operating expenses ..         369         1,002         1,371           --         1,371
                                     ---------     ---------     ---------    ---------     ---------
                                       657,092       137,756       794,848       12,401       807,249

   Income (loss) before income
      taxes ......................      10,671        (3,411)        7,260      (12,401)       (5,141)
   Income tax expense (benefit) ..         511            --           511         (511)(3)        --
                                     ---------     ---------     ---------    ---------     ---------
      Net income (loss) from
      continuing operations ......   $  10,160     $  (3,411)    $   6,749    $ (11,890)    $  (5,141)
                                     =========     =========     =========    =========     =========


Other Data:
      Adjusted EBITDA (5)..............................................................     $  54,411
      Ratio of earnings to fixed charges (6)............................................           --(7)


                   See notes to unaudited pro forma condensed combined statement of operations.

                UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        For the three months ended September 30, 2001
                                    (dollars in thousands)


                                                                  Offering
                                                                 Pro Forma         Pro Forma
                                                   Vanguard     Adjustments         Vanguard
                                                  ----------    -----------       -----------
Revenues .....................................    $  207,309            --        $  207,309
Costs and expenses:
   Operating expenses ........................       175,794            --           175,794
   Provision for doubtful accounts ...........        16,333            --            16,333
   Depreciation and amortization .............         7,152            --             7,152
   Interest expense, net .....................         5,965         1,286(2)          7,251
   Other non-operating expenses ..............          (426)           --              (426)
                                                  ----------     ---------        ----------
                                                     204,818         1,286(2)        206,104

   Income before income taxes and
     extraordinary item.......................         2,491        (1,286)            1,205
   Income tax expense ........................           307          (232)(3)            75
                                                  ----------     ---------        ----------
   Income before extraordinary item ..........         2,184        (1,054)            1,130
   Extraordinary loss on extinguishment
     of debt..................................        (6,360)          146(3,4)       (6,214)
                                                  ----------     ---------        ----------
     Net loss from continuing operations .....    $   (4,176)    $    (908)       $   (5,084)
                                                  ==========     =========        ==========

   Other Data:
   Adjusted EBITDA (4)....................................................        $   15,182
   Ratio of earnings to fixed charges (5).................................              1.16


         See notes to unaudited pro forma condensed combined statement of operations.

                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED COMBINED STATEMENT OF OPERATIONS
                             (dollars in thousands)
     Note 1


          The following pro forma condensed combined statement of operations for the fiscal year ended June 30, 2001, presents the incremental pro forma operations of PMH Health Services Network and a non-significant acquisition applying the purchase method as if the acquisitions, completed on May 1, 2001, and June 1, 2001, respectively, had occurred on July 1, 2000.


                                       PMH Health         Non-                       Acquisitions
                                        Services      Significant   Acquisitions       Pro Forma        Pro Forma
                                         Network      Acquisition     Combined        Adjustments     Acquisitions
                                       ----------     -----------   ------------     ------------     ------------
Revenues ............................   $ 120,911       $  14,519     $ 135,430       $  (1,085)(lc)     $ 134,345
Costs and expenses:
   Operating expenses ...............     113,961          11,751       125,712          (2,915)(lc)       122,331
                                                                                         (1,359)(ld)
                                                                                            893 (le)
    Provision for doubtful accounts .       9,000              --         9,000              --              9,000
    Depreciation and amortization ...       3,422           1,876         5,298            (695)(la)         4,427
                                                                                           (176)(lc)
    Interest expense ................       3,190           1,196         4,386          (3,116)(lb)         1,219
                                                                                            (51)(lc)
    Interest income .................        (223)             --          (223)             --               (223)
    Other non-operating expenses ....        (289)             --          (289)          1,291 (lc)         1,002
                                        ---------       ---------    ---------        ---------          ---------
                                          129,061          14,823       143,884          (6,128)           137,756

    Income (loss) before income
      taxes .........................      (8,150)           (304)       (8,454)          5,043             (3,411)
    Income tax expense (benefit) ....          --              --            --              --                 --
                                        ---------       ---------    ---------        ---------          ---------
    Net income (loss) from continuing
      operations.....................   $  (8,150)      $    (304)   $  (8,454)       $   5,043          $  (3,411)
                                        =========       =========    =========        =========          =========

                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED STATEMENT OF OPERATIONS (continued)
                             (dollars in thousands)
Note  1a

     Reflects adjustment to depreciation and amortization for acquisitions as follows:


                                                                       June 30,
                                                                         2001
                                                                      ---------
To eliminate historical depreciation and amortization expense ........  $(5,122)
To record amortization related to the $16.1 million excess
      of purchase price over net assets acquired for PMH Health
      Services Network assuming a 10 year life .......................    1,344
To record amortization related to the $14.3 million excess of purchase price over net assets acquired for the
      non-significant acquisition assuming a 10 year life ............    1,325
To record depreciation on PMH Health Services Network and the
      non-significant acquisition assuming lives of 5 to 30 years ....    1,758
                                                                        -------
To record depreciation and amortization on the 2001 Acquisitions assuming lives of 5 to 30 years.................................  $  (695)
                                                                        =======


Note 1b

     Reflects adjustment to interest expense for acquisitions as follows:

                                                                       June 30,
                                                                         2001
                                                                      ----------
To remove historical interest expense on acquisitions .........         $(4,335)
To record interest expense on the acquired hospitals'
      capital leases at 10.0% .................................           1,219
                                                                        -------
                                                                        $(3,116)
                                                                        =======

Note 1c


     Reflects the elimination of the PMH Health Services Network operations related to non-acquired operations as follows:


                                                                       June 30,
                                                                         2001
                                                                      ----------
Revenues ......................................................         $(1,085)
                                                                        =======
Operating expenses ............................................         $(2,915)
                                                                        =======
Depreciation and amortization .................................         $  (176)
                                                                        =======
Interest ......................................................         $   (51)
                                                                        =======
Other non-operating expenses ..................................         $ 1,291
                                                                        =======

                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED STATEMENT OF OPERATIONS (Continued)
                             (dollars in thousands)


Note 1d


                                                                       June 30,
                                                                         2001
                                                                      ----------
To eliminate contract costs based upon amended contractual
  terms entered into as conditions of closing the PMH Health
  Services Network acquisition.................................         $(1,359)
                                                                        =======


Note 1e

                                                                       June 30,
                                                                         2001
                                                                      ----------
To record sales and property taxes associated with the
  conversion of acquisitions to taxable entities...............         $   893
                                                                        =======

Note 2

     Reflects adjustment to interest expense as follows:


                                                                                            June 30,   September 30,
                                                                                              2001         2001
                                                                                            --------   -------------
To record amortization for the $15.0 million payment of
      debt issue costs relating to the $300 million of notes in
      the offering of the old notes ($11.5 million over 10 years) and the 2001
      senior secured credit facility ($3.5 million over 5 years) ........................   $  1,297      $    105
To eliminate historical amortization of paid debt issue costs ...........................       (863)          (85)
To record interest expense related to the issuance of the $300
      million of notes in the offering of the old notes reflecting a 9.75% interest rate      29,250         2,356
To eliminate historical interest expense ................................................    (17,283)       (1,090)
                                                                                            --------      --------
                                                                                            $ 12,401      $  1,286
                                                                                            ========      ========

Note 3

                                                                                            June 30,   September 30,
                                                                                              2001         2001
                                                                                            --------   -------------
To eliminate income tax expense resulting from pro forma losses on acquisitions             $    511      $     --
                                                                                            ========      ========
To record income tax effect of adjustments to interest...............................       $     --      $   (232)
                                                                                            ========      ========
To record effect of adjustments to interest on extraordinary items...................       $     --      $    232
                                                                                            ========      ========

Note 4

                                                                                            June 30,   September 30,
                                                                                              2001         2001
                                                                                            --------   -------------
     To adjust extraordinary loss on extinguishment of debt, for early termination of collar agreement equal to change in fair market value of
       collar agreement..............................................................       $     --     $   (378)
                                                                                            ========     ========

                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED STATEMENT OF OPERATIONS (Continued)
                             (dollars in thousands)
Note 5

     Adjusted EBITDA represents EBITDA, or net income before interest expense (net of interest income), income taxes, depreciation, amortization, and is further adjusted to add back non-cash stock compensation, certain other non-operating expenses and restructuring and impairment charges. This definition of Adjusted EBITDA is derived from and consistent with the Indenture for the new notes. EBITDA is commonly used as an analytical indicator within the health care industry and serves as a measure of leverage capacity and debt service ability. We believe the adjustments made to EBITDA in calculating Adjusted EBITDA are appropriate to reflect our calculations of the debt leverage and interest coverage ratios under the Indenture and the 2001 senior secured credit facility. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded in determining Adjusted EBITDA are significant components in understanding and assessing financial performance. Because neither EBITDA nor a calculation of Adjusted EBITDA is a measurement determined in accordance with generally accepted accounting principles, it is susceptible to varying calculations, and as a result our calculation of Adjusted EBITDA as presented may not be comparable to EBITDA or other similarly titled measures used by other companies.

                                                                             Pro Forma          Three Months
                                                                            Year Ended             Ended
                                                                             June 30,          September 30,
                                                                               2001                 2001
                                                                            ----------         -------------
Calculation of Adjusted EBITDA:
Income (loss) before income taxes and extraordinary item..............        $ (5.1)              $  1.2
Depreciation and amortization.........................................          28.2                  7.1
Interest, net.........................................................          30.0                  7.3
Non-cash stock compensation...........................................            --                   --
Equity method income..................................................          (0.2)                (0.1)
Loss (gain) on sale of assets.........................................           0.5                 (0.3)
Other non-operating investment losses.................................           1.0                   --
                                                                              ------               ------
Adjusted EBITDA.......................................................        $ 54.4               $ 15.2
                                                                              ======               ======

Note 6


     The ratio of earnings to fixed charges is computed by dividing (i) income from continuing operations before fixed charges, equity method income (loss) of affiliates, income taxes and extraordinary items by (ii) fixed charges, which consist of interest charges and the portion of rent expense which is deemed to be equivalent to interest expense.


Note 7


     Earnings were insufficient to cover fixed charges for the pro forma year ended June 30, 2001 by $5.3 million.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     You should read the following discussion together with our historical financial statements included elsewhere herein and the related notes and the information set forth under "Selected Historical Consolidated Financial and Operating Data" and "Unaudited Pro Forma Condensed Combined Financial Information" and the related notes thereto.

Overview


     We are a for-profit hospital management company with operations in three urban and suburban markets in the United States. Our facilities are located in Phoenix, Arizona; Orange County, California; and metropolitan Chicago, Illinois. As of November 15, 2001 we owned and operated nine general acute care hospitals and related outpatient service locations complementary to the hospitals. The Company also owns managed health plans in Chicago, Illinois and Phoenix, Arizona.


     We were formed in July 1997, and have grown through a series of acquisitions. We acquired our first hospital, Maryvale Hospital Medical Center, on June 1, 1998.

Impact of Acquisitions

     Acquiring acute care hospitals in urban and suburban markets is a key part of our strategy. Since we have grown each year through acquisitions, and those acquisitions have each been accounted for as a purchase, it is difficult to make meaningful comparisons between our financial statements for the fiscal periods presented. In addition, since we own a relatively small number of hospitals, each additional acquisition can have a material effect on our overall operating performance. At the time we acquire a hospital, we generally implement a number of measures to lower operating costs. We also may make significant investments in the acquired hospital to expand services, strengthen the medical staff and improve our market position overall. The impact of both these cost-saving measures and the investments are not generally felt immediately. Therefore, the financial performance of a newly-acquired hospital may adversely affect our overall operating margins in the short term.


   Fiscal 1999


     We made no material acquisitions during the 1999 fiscal year. The fiscal 1999 results of operations include 12 months of the operations for Maryvale Hospital Medical Center.

   Fiscal 2000 Acquisitions

     On September 1, 1999, we acquired the West Anaheim Medical Center in Anaheim, California, and the Huntington Beach Hospital in Huntington Beach, California. We financed this acquisition entirely through sales of our common stock to our existing shareholders. The fiscal 2000 results of operations include ten months of operations for these two hospitals.

     On February 1, 2000, we acquired MacNeal Hospital in Berwyn, Illinois, and its affiliated primary care and occupational medicine centers located around the metropolitan Chicago area. We financed this acquisition through sales of our common stock to our existing shareholders, issuing 20,000 shares of preferred stock to the seller and by borrowing under our 2000 credit facility. The fiscal 2000 results of operations include five months of operations for these facilities.

     On April 1, 2000, we acquired La Palma Intercommunity Hospital in La Palma, California. We financed this acquisition primarily through sales of our common stock to our existing shareholders. The fiscal 2000 results of operations include three months of operations for this hospital.

     On June 1, 2000, we acquired Arrowhead Community Hospital and Medical Center in Glendale, Arizona, and Phoenix Baptist Hospital and Medical Center in Phoenix, Arizona. We financed this acquisition through sales of our common stock to our existing shareholders and by borrowing under our 2000 credit facility. The fiscal 2000 results of operations include one month of operations for these two hospitals.

     We paid a total of approximately $406.8 million for all the facilities we acquired in fiscal 2000. We financed these acquisitions through the sale of approximately $236.7 million of our common stock to our existing shareholders, the borrowing of approximately $88.7 million under our 2000 credit facility, the issuance of 20,000 shares of preferred stock valued at $20 million and the assumption of certain liabilities.

   Fiscal 2001 Acquisitions

     On May 1, 2001 we acquired Phoenix Memorial Hospital and the Phoenix Health Plan. We financed this acquisition through sales of our common stock to our existing stockholders and the assumption of certain liabilities of the seller. The fiscal 2001 results of operations include two months of operations for the hospital and health plan.

     We also acquired non-significant healthcare related businesses during fiscal 2001 through the assumption of certain liabilities of the seller and using available cash. The fiscal 2001 results of operations include operations for these acquisitions from the date of acquisition through June 30, 2001. We paid a total of approximately $86.9 million for all the acquisitions completed in fiscal 2001. We financed these acquisitions through the sale of approximately $32.9 million of our common stock to our existing shareholders and the assumption of certain liabilities of the sellers.


Recent Developments

     On November 1, 2001, we acquired the assets of Paradise Valley Hospital, a 162-bed acute care hospital located in Phoenix, Arizona. We funded the acquisition with remaining cash proceeds from the July 30, 2001 issuance of the old notes. The results of operations of Paradise Valley Hospital are not included in any of the financial statements included herein. We do not believe that our purchase of this hospital will have a material impact on our results of operations or financial position.


General


     Our historical financial results have been favorably impacted by our hospital acquisitions. While we intend to continue to make acquisitions in the future, we may not able to make sufficient hospital acquisitions to sustain our current growth rate and we may not be able to successfully integrate the hospitals we acquire.

     Our revenues are primarily derived from managed care plans and Medicare and Medicaid programs. Our revenues are net of contractual adjustments and policy discounts of approximately $132.7 million, $556.3 million, $1,191.8 million, $286.1 million and $318.0 million for the fiscal years ended June 30, 1999, 2000, and 2001, and for the three months ended September 30, 2000 and 2001, respectively.


     The final determination of amounts earned under Medicare and Medi-Cal, California's state Medicaid program, often does not occur until subsequent years due to audits by the administering agency, rights of appeal and the application of numerous technical provisions. Differences between original estimates and subsequent revisions, including final settlements, are included in the statement of operations in the period in which the revisions are made. We believe that adequate provisions have been made for adjustments that may result from final determination of amounts earned under the Medicare and Medi-Cal programs. As part of our acquisitions discussed above, we did not assume any of the cost report settlements under these programs estimated by the sellers through the dates of purchase.


     The Medicare program accounted for approximately 16%, 22%, 15%, 25% and 23% of our revenues for the fiscal years ended June 30, 1999, 2000 and 2001, and for the three months ended September 30, 2000 and 2001, respectively. Medicaid programs accounted for approximately 26%, 6%, 5%, 5% and 6% for the fiscal years ended

June 30, 1999, 2000 and 2001, and for the three months ended September 30, 2000 and 2001, respectively. The percentage of our revenues from Medicaid declined significantly in fiscal 2000 as a result of the inclusion of results from the additional facilities we acquired, which had a lower percentage of Medicaid patients than Maryvale Hospital. Managed care programs accounted for approximately 50%, 62%, 65%, 61% and 61% of our revenues for the fiscal years ended June 30, 1999, 2000 and 2001, and for the three months ended September 30, 2000 and 2001, respectively.


     Our revenues from managed care plans, Medicare and Medicaid are derived from fixed payments that are based on the diagnosis of a patient rather than the actual cost or level of services provided. These fixed payments limit our ability to increase revenues through rate increases. Fixed payment rates under the Medicare and Medicaid programs have decreased in recent years as a result of the Balanced Budget Act of 1997, but we expect these decreases to be partially offset by increases in future periods due to the Balanced Budget Refinement Act of 1999 and the Benefits Improvement Protection Act of 2000. Future legislation could limit these rate increases or restore rate reductions. In addition, these rate increases could be less than the increases in our costs, and could be inadequate to reflect increases in costs associated with improved medical technologies.


     Our revenues are also affected by the industry trend towards the provision of more services on an outpatient rather than an inpatient basis. We expect this trend to continue due to technological and pharmaceutical advances and pressures from payers to use lower cost outpatient services. We plan to provide quality health care services as an extension of our hospitals through a variety of outpatient activities, including ambulatory surgery, diagnostic imaging and primary care and occupational medicine clinics. Outpatient services account for 37%, 37%, 37%, 39% and 37% of actual gross patient revenues for the fiscal years ended June 30, 1999, 2000 and 2001, and for the three months ended September 30, 2000 and 2001, respectively.

     The industry trends toward fixed payments and outpatient services are outside of our control. To respond effectively to these trends we must increase patient volume while controlling the costs of the services we provide. If we are unable to contain costs through operational efficiencies or obtain higher reimbursements and payments from managed care or government payers, our results of operations and cash flow will be adversely affected.

Results of Operations


     The following table presents a summary of our operating results for the fiscal years ended June 30, 1999, 2000 and 2001 and for the three months ended September 30, 2000 and 2001:

                                        Fiscal Year Ended June 30,               Three Months Ended September 30,
                         ---------------------------------------------------    ----------------------------------
                               1999             2000              2001               2000              2001
                         ---------------   --------------    ---------------    ----------------   ---------------
                         Amount     %      Amount     %      Amount     %       Amount      %      Amount     %
                         ------   ------   ------   -----    ------   ------    ------    ------   ------   ------
                                                                        (dollars in millions)
Revenues..............   $ 91.5    100.0%  $304.7   100.0%   $667.8    100.0%   $158.6     100.0%  $207.3    100.0%
Salaries and
  benefits(1).........     43.0     47.0    146.5    48.1     323.6     48.4      77.1      48.6     86.7     41.8
Supplies..............     12.5     13.7     40.5    13.3      92.9     13.9      22.7      14.4     24.8     12.0
Other operating
  expenses(2).........     15.7     17.1     64.2    21.0     143.4     21.5      31.3      19.7     63.9     30.8
Provision for
  doubtful accounts...     17.3     18.9     33.1    10.8      56.8      8.5      16.4      10.3     16.3      7.9
Depreciation and
  amortization........      3.9      4.3     11.8     3.9      23.8      3.6       6.1       3.9      7.1      3.4
Interest expense......      4.2      4.6      8.8     2.9      16.6      2.5       4.8       3.0      6.0      2.9
                         ------    -----   ------   -----    ------    -----    ------     -----   ------    -----
                           96.6    105.6    304.9   100.0     657.1     98.4     158.4      99.9    204.8     98.8
                         ------    -----   ------   -----    ------    -----    ------     -----   ------    -----
Income (loss) from
  continuing
  operations before
  income taxes and
  extraordinary
  item................     (5.1)    (5.6)    (0.2)    0.0      10.7      1.6       0.2       0.1      2.5      1.2
Provision for income
  taxes...............      0.0      0.0      0.1     0.0       0.5      0.1       -         0.0      0.3      0.1
                         ------    -----   ------   -----    ------    -----    ------     -----   ------    -----
Income from
  continuing
  operations
  before
  extraordinary
  item................     (5.1)    (5.6)    (0.3)    0.0      10.2      1.5       0.2       0.1      2.2      1.1
Extraordinary
  item................      0.0      0.0      1.1     0.4       -        0.0       -         0.0     (6.4)    (3.1)
                         ------    -----   ------   -----    ------    -----    ------     -----   ------    -----
Income (loss)
  from continuing
  operations..........   $ (5.1)    (5.6)% $ (1.4)   (0.4)%  $ 10.2     (1.5)%  $  0.2      (0.1)% $ (4.2)    (2.0)%
                         ======    =====   ======   =====    ======    =====    ======     =====   ======    =====
Adjusted EBITDA(3)....   $  7.2            $ 20.5            $ 51.4             $ 11.1             $ 15.2



(1)  Includes non-cash stock compensation of $4.0 million in fiscal 1999.

(2) Includes certain other non-operating expenses of $0.2, $0.1, $0.3, $0.0 and $(0.4) for the fiscal years ended June 30, 1999, 2000 and 2001, and for the three months ended September 30, 2000 and 2001, respectively.

(3) Adjusted EBITDA represents EBITDA, or net income before interest expense (net of interest income), income taxes, depreciation, amortization, and is further adjusted to add back non-cash stock compensation, certain other non-operating expenses and restructuring and impairment charges. This definition of Adjusted EBITDA is derived from and consistent with the Indenture for the new notes. EBITDA is commonly used as an analytical indicator within the health care industry and serves as a measure of leverage capacity and debt service ability. We believe the adjustments made to EBITDA in calculating Adjusted EBITDA are appropriate to reflect our calculations of the debt leverage and interest coverage ratios under the Indenture and the 2001 senior secured credit facility. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded in determining Adjusted EBITDA are significant components in understanding and assessing financial performance. Because neither EBITDA nor a calculation of Adjusted EBITDA is a measurement determined in accordance with generally accepted accounting principles, it is susceptible to varying calculations, and as a result our calculation of Adjusted EBITDA as presented may not be comparable to EBITDA or other similarly titled measures used by other companies.

     Three Months Ended September 30, 2001 Compared to Three Months Ended September 30, 2000

     Revenues. Revenues increased $48.7 million or 30.7% to $207.3 million for the three months ended September 30, 2001 from $158.6 million for the three months ended September 30, 2000. Acquisitions during fiscal 2001 accounted for $49.9 million of additional revenue during the three months ended September 30, 2001. The increase in revenue also represents a 4.5% increase in revenue per adjusted patient day and a 6.0% increase in adjusted patient days.

     Salaries and Benefits. Salaries and benefits expense increased $9.6 million or 12.5% to $86.7 million for the three months ended September 30, 2001 from $77.1 million for the three months ended September 30, 2000. Of this increase, $8.2 million related to acquisitions during 2001. As a percentage of revenue, salaries and benefits expense decreased to 41.6% of revenues for the three months ended September 30, 2001 from 48.6% of revenues for the three months ended September 30, 2000. This decrease is due to the fact that the acquired entities, which include a Medicaid health plan and outpatient radiology clinics, are much less labor-intensive than our hospitals.

     Supplies. Supplies expense increased $2.1 million or 9.2% to $24.8 million for the three months ended September 30, 2001 from $22.7 million for the three months ended September 30, 2000. The 2001 acquisitions accounted for approximately $2.3 million of the increase. As a percentage of revenue, supply expense decreased to 12.0% for the three months ended September 30, 2001 from 14.4% for the three months ended September 30, 2000. This percentage decrease was primarily due to the reduced utilization of medical supplies of the 2001 acquisitions. Specifically, the acquisition of Phoenix Health Plan, which utilizes virtually no supplies, accounts for 2.1% of this decrease. Supplies expense at our existing facilities decreased slightly to 14.1% for the three months ended September 30, 2001 from 14.3% of revenues for the three months ended September 30, 2000. We believe that this decrease demonstrates our ability to manage increasing pharmaceutical and other supply costs by utilizing our revenue growth strategy to leverage these costs.

     Other operating expenses. Other operating expenses increased by $32.6 million or 104.2% to $63.9 million for the three months ended September 30, 2001 from $31.3 million for the three months ended September 30, 2000. Other operating expenses include medical claims expense, professional fees, purchased services, rents and leases, repairs and maintenance, insurance, utilities, non-income taxes, minority interests and other certain non-operating expenses. Medical claims expense increased by $24.9 million due to the acquisition on May 1, 2001, of Phoenix Health Plan. Medical claims expense represents the amounts paid by the Phoenix Health Plan for health care services provided to its members including an estimate of incurred but not reported claims. Revenues and expenses, between the Phoenix Health Plan and Vanguard's owned hospitals are eliminated in consolidation. Operating expenses, other than medical expenses, for the 2001 acquisitions accounted for approximately $6.3 million of the increase. Other operating expenses as a percentage of revenues increased to 20.8% for the three months ended September 30, 2001 from 19.7% for the three months ended September 30, 2000. This increase was primarily due to increases in malpractice insurance and professional fees.

     Provision for Doubtful Accounts. The provision for doubtful accounts decreased $0.1 million or 0.6% to $16.3 million for the three months ended September 30, 2001 from $16.4 million for the three months ended
September 30, 2000. The provision for doubtful accounts for the 2001 acquisitions was approximately $2.6 million. As a percentage of revenue, the provision for doubtful accounts decreased to 7.9% for the three months ended September 30, 2001 from 10.3% for the three months ended September 30, 2000. The provision for doubtful accounts at our existing facilities decreased by $2.7 million representing a decrease as a percentage of revenues to 8.6% for the three months ended September 30, 2001 from 10.3% for the three months ended September 30, 2000. The decrease in the provision for doubtful accounts is due to the acquisition of Phoenix Health Plan which has no provision for doubtful accounts and focused efforts by management to improve collections processes and increase productivity of the hospital business offices. The provision for doubtful accounts for the three months ended September 30, 2000 was negatively impacted due to the integration of the hospitals acquired during fiscal 2000 to our methodology of estimating and recording the provision for doubtful accounts.

     Depreciation and amortization. Depreciation and amortization expense increased $1.0 million or 16.4% to $7.1 million for the three months ended September 30, 2001 from $6.1 million for the three months ended

September 30, 2000. Substantially all of the increase relates to the depreciation and amortization expense on the property, plant and equipment and intangible assets acquired as part of the 2001 acquisitions. The remaining increase relates to capital expenditures incurred during the three months ended September 30, 2001. On July 1, 2001, we adopted the provisions of SFAS 141 and 142 which resulted in a re-allocation of the excess purchase price over net assets acquired to goodwill and identifiable intangible assets. Under SFAS 141 and 142, goodwill and indefinite-lived intangible assets are no longer amortized but are subject to annual impairment tests. The suspension of goodwill amortization and the changes in classifications of identifiable intangible assets and related remaining useful lives resulted in a decrease in amortization expense of approximately $1.1 million for the three months ended September 30, 2001 and would have decreased the reported amortization expense for the three months ended September 30, 2000 by $0.5 million had SFAS 141 and 142 been adopted on July 1, 2000.

     Interest Expense. Net interest expense increased $1.2 million or 25.0% to $6.0 million for the three months ended September 30, 2001, compared to $4.8 million for the three months ended September 30, 2000. The increase in net interest expense is due to the issuance of the old notes on July 30, 2001 offset by the repayment of the amounts outstanding under the 2000 credit facility and other outstanding term loans of approximately $147.8 million. In addition, we incurred deferred loan costs of approximately $11.5 million related to the issuance of the old notes and $3.5 million for the establishment of the 2001 senior secured credit facility. The deferred loan costs are being amortized over the respective lives of the notes and the 2001 senior secured credit facility. The aforementioned increases to net interest expense were offset by an increase in interest income on invested cash of approximately $0.8 million for the three months ended September 30, 2001 compared to the three months ended September 30, 2000.

     Income from Continuing Operations. Income from continuing operations before extraordinary items and income taxes increased $2.3 million to $2.5 million for the three months ended September 30, 2001 from $0.2 million for the three months ended September 30, 2000. This increase reflected the operating improvements instituted in 2001 and the additional income from acquisitions. Income from continuing operations decreased $4.4 million to a loss of $4.2 million for the three months ended September 30, 2001 from $0.2 million for the three months ended September 30, 2000. This decrease is due to an extraordinary loss of $6.4 million, net of a tax benefit of $0.3 million, for the three months ended September 30, 2001 and an increase in the provision for income taxes to $0.3 million for the three months ended September 30, 2001, from $11,000 for the three months ended September 30, 2000. The extraordinary loss relates to remaining deferred loan costs under the 2000 credit facility that we expensed upon entering into the 2001 senior secured credit facility in July 2001, fees incurred to terminate our interest rate collar agreement required by the 2000 credit facility and fees incurred to terminate certain lease agreements prior to their maturities.


   Fiscal Year Ended June 30, 2001 Compared to the Fiscal Year Ended June 30,
2000


     Revenues. Revenues increased $363.1 million to $667.8 million for the fiscal year ended June 30, 2001 from $304.7 million for fiscal 2000. Of this increase, $366.7 million related to increased revenue from acquisitions offset by a decrease of $3.6 million that was primarily related to a decrease in revenue at Maryvale Hospital. The increase in revenue also represents a 7.4% increase in revenue per adjusted patient day and a 104.4% increase in adjusted patient days. The decrease at Maryvale Hospital resulted from the loss of several key physicians during the 2001 period that relocated their practices outside of the Maryvale service area. Maryvale has recruited several new physicians to the market.


     Salaries and Benefits. Salaries and benefits increased $177.1 million to $323.6 million for the fiscal year ended June 30, 2001 from $146.5 for fiscal 2000. This increase was mainly due to our acquisitions during the period. As a percentage of revenue, salaries and benefits increased to 48.4% for the year ended June 30, 2001 from 48.1% for the same period in 2000. This increase was due to the higher level of patient acuity at the facilities we acquired during fiscal 2000, which were included for the full fiscal year ended June 30, 2001.

     Supplies. Supply costs increased $52.4 million to $92.9 million for the fiscal year ended June 30, 2001 from $40.5 million for fiscal 2000. This increase was primarily due to our acquisitions during the fiscal year ended 2000 that were included for the full year ended June 30, 2001. As a percentage of revenue, supply expense increased to 13.9% for fiscal 2001 from 13.3% for fiscal 2000. This increase was attributable to the higher level of patient acuity at the facilities we acquired. For example, MacNeal Hospital and Phoenix Baptist Hospital both provide open-heart surgical procedures and significant orthopedic procedures, both of which require more expensive surgical supplies.

     Other Operating Expenses. Other operating expenses increased $79.2 million to $143.4 million for the fiscal year ended June 30, 2001 from $64.2 million for fiscal 2000. These expenses, which include professional fees, purchased services, repairs and maintenance, rents, utilities, insurance, non-income taxes and certain other non-operating expenses, increased due to our acquisitions. As a percentage of revenue, other operating expenses increased to 21.5% for fiscal 2001 from 21.0% for fiscal 2000. This percentage increase reflected a higher percentage of revenue in purchased service payments and professional fee arrangements at the facilities acquired in fiscal 2001. As a percentage of revenue, we have been able to reduce other operating expenses at facilities owned for the entire fiscal year 2001 by reducing costs associated with information systems at most of our facilities through staffing reductions and software conversions. We expect to continue to be able to achieve costs savings in the area of information systems as well as other purchased services and professional fees.

     Provision for Doubtful Accounts. The provision for doubtful accounts increased $23.7 million to $56.8 million for the fiscal year ended June 30, 2001 from $33.1 million for fiscal 2000. This increase was due to our acquisitions. As a percentage of revenue, the provision for doubtful accounts decreased to 8.5% for fiscal 2001 from 10.8% for fiscal 2000. The decrease as a percentage of revenue is primarily due to a lower bad debt experience rate at the acquired facilities than the bad debt percentage at Maryvale Hospital. Maryvale Hospital has a higher than average bad debt expense rate due to the demographics of the market it serves. We believe that the recent expansion of eligibility for the Arizona Medicaid program will help reduce bad debt expenses at Maryvale Hospital.

     Depreciation and Amortization. Depreciation and amortization expense increased $12.0 million to $23.8 million for the fiscal year ended June 30, 2001 from $11.8 million for fiscal 2000. This increase was due to our acquisitions. All of the acquisitions were accounted for using the purchase method of accounting and we recorded approximately $74.5 million of intangible assets for the acquisitions in fiscal 2001 and fiscal 2000. Amortization of these intangibles was $5.3 million and $3.0 million in fiscal 2001 and 2000, respectively.


     Interest Expense. Interest expense increased $7.8 million to $16.6 million for the fiscal year ended June 30, 2001 from $8.8 million for fiscal 2000. This increase reflected the increase in outstanding debt borrowed from our 2000 credit facility and used as partial consideration to fund our acquisitions during fiscal 2000. We incurred an additional $95.7 million of debt during fiscal 2000 to finance our acquisitions and reduce certain assumed liabilities from these acquisitions, all of which was outstanding for the full fiscal year ended June 30, 2001.

     Income from Continuing Operations. Income from continuing operations before extraordinary items and income taxes increased $10.9 million to $10.7 million for the fiscal year ended June 30, 2001 from a loss of $0.2 million for fiscal 2000. This increase reflected the operating improvements instituted in 2001 and the additional income from acquisitions. Income from continuing operations increased $11.6 million to $10.2 million for the fiscal year ended June 30, 2001 from a loss of $1.4 million for fiscal 2000. This increase was due in part to the absence of the $1.1 million extraordinary loss we incurred in 2000, partly offset by an increase in the provision for income taxes to $.5 million for the fiscal 2001 from $.1 million for fiscal 2000. The extraordinary loss resulted from the write-off of the remaining unamortized loan costs associated with our 1998 credit facility, which was repaid in 2000 when we entered into the 2000 credit facility.


   Fiscal Year Ended June 30, 2000 Compared to the Fiscal Year Ended June 30,
1999


     Revenues. Revenues increased $213.2 million to $304.7 million for the fiscal year ended June 30, 2000 from $91.5 million for fiscal 1999. Of this increase, $221.6 million related to increased revenues from acquisitions and the remaining decrease of $8.4 million was entirely related to a decrease in revenues at Maryvale Hospital. The increase in revenue also represents a 4.1% increase in revenue per adjusted patient day and a 223.0% increase in adjusted patient days. The decrease at Maryvale Hospital primarily resulted from the closure of the skilled nursing facility in October 1998, with such closure having a full year impact in fiscal 2000.

     Salaries and Benefits. Salaries and benefits, exclusive of non-cash stock compensation, increased by $107.5 million to $146.5 million for the fiscal year ended June 30, 2000 from $39.0 million for fiscal 1999. This increase was due to our acquisitions during fiscal 2000. As a percentage of revenues, salaries and benefits increased to 48.1% for fiscal 2000, from 42.6% in 1999. This increase was due to the higher level of patient acuity at the facilities we acquired during fiscal 2000 and due to efficiencies we achieved in labor staffing standards at Maryvale Hospital in fiscal 1999 that were not fully implemented at the acquired facilities in fiscal 2000.

     Supplies. Supply costs increased $28.0 million to $40.5 million for the fiscal year ended June 30, 2000, from $12.5 million for fiscal 1999. This increase was primarily due to our acquisitions during fiscal 2000. As a percentage of revenues, supply expense decreased to 13.3% for fiscal 2000, from 13.7% for fiscal 1999. This decrease was primarily due to our supply expense management at Maryvale Hospital, as well as an existing efficient supply expense management experience at West Anaheim Hospital and Huntington Beach Hospital, which were included in our results of operations for ten months of fiscal 2000.

     Other Operating Expenses. Other operating expenses increased by $48.5 million to $64.2 million for the fiscal year ended June 30, 2000, from $15.7 million for fiscal 1999. This increase was due to our acquisitions. As a percentage of revenues, other operating expenses, which includes professional fees, purchased services, repairs and maintenance, rents, utilities, insurance, non-income taxes and certain other non-operating expenses, increased to 21.0% for fiscal 2000 from 17.1% for fiscal 1999. This increase reflected the higher operating expense level in the acquired facilities as a percentage of revenues. MacNeal Hospital, Phoenix Baptist Hospital, Arrowhead Community Hospital and La Palma Hospital (which collectively represented 44.2% of our revenues for fiscal
2000) were all acquired in the last two quarters of fiscal 2000 and were not able to implement many of our planned cost saving measures prior to year-end.

     Provision for Doubtful Accounts. The provision for doubtful accounts increased $15.8 million to $33.1 million for the fiscal year ended June 30, 2000, from $17.3 million for fiscal 1999. As a percentage of revenues, the provision for doubtful accounts decreased to 10.8% for fiscal 2000, from 18.9% for fiscal 1999. This decrease was primarily due to a lower bad debt expense rate at the acquired facilities than the bad debt expense rate at Maryvale Hospital. Maryvale Hospital has a higher than average bad debt expense rate due to the demographics of the market it serves.

     Depreciation and Amortization. Depreciation and amortization expense increased by $7.9 million to $11.8 million for the fiscal year ended June 30, 2000, from $3.9 million for fiscal 1999. This increase was due to our acquisitions. All of the acquisitions were accounted for using the purchase method of accounting and approximately $71.8 million of intangible assets have been recorded for the acquisition of Maryvale Hospital and MacNeal Hospital. Amortization of these intangibles was $2.9 million in fiscal 2000 and $2.0 million in fiscal 1999.

     Interest Expense. Interest expense increased by $4.6 million to $8.8 million for the fiscal year ended June 30, 2000, from $4.2 million for fiscal 1999. This increase reflects the increase in outstanding debt borrowed from our existing credit facility and used as partial consideration to fund our acquisitions during fiscal 2000. Our outstanding debt increased by $97.1 million to $153.3 million at June 30, 2000, from $56.2 million at June 30, 1999.

     Income from Continuing Operations. Income from continuing operations before extraordinary items and income taxes improved by $4.9 million to a loss of $.2 million for the fiscal year ended June 30, 2000, from a loss of $5.1 million for fiscal 1999. This improvement reflected $12.1 million of additional income resulting from our acquisitions, offset by a decrease in income from continuing operations at Maryvale Hospital of $7.2 million. This decrease at Maryvale Hospital was primarily attributable to the loss in revenues noted above. Income from continuing operations improved by $3.7 million to a loss of $1.4 million for the fiscal year ended June 30, 2000, from a loss of $5.1 million for fiscal 1999. This improvement reflected the $1.1 million extraordinary loss on extinguishment of debt we incurred related to the remaining unamortized loan costs associated with our 1998 credit facility, which was replaced in February 2000. In addition, provision for income taxes increased to $.1 million for fiscal 2000 from zero in fiscal 1999.

Liquidity and Capital Resources


     As of September 30, 2001, we had working capital of $159.9 million, including cash and cash equivalents of $149.6 million, compared to $18.4 million at June 30, 2001. The increase in working capital is primarily due to an increase in cash from the issuance of the old notes on July 30, 2001. Cash provided by operating activities increased to $11.2 million for the three months ended September 30, 2001 from a deficit of $5.4 million for the three months ended September 30, 2000. We were able to generate cash flows from operations through improved net income before extraordinary items, improved collections on accounts receivable and as a result of the timing of payments of accrued expenses and other current liabilities.

     Our liquidity is affected by the legal requirements of the Phoenix Health Plan. Arizona laws and regulations require us to pay all claims made to the Phoenix Health Plan within 60 days of receiving a bill for services rendered. We were also required to post a $9.5 million surety bond for the benefit of the Arizona Health Care System to support our obligations to pay for health care services. In addition, we must maintain a ratio of current assets to current liabilities of at least 1 to 1 at the Phoenix Health Plan.

     Cash used in investing activities decreased to $8.6 million for the three months ended September 30, 2001 from $9.1 million for the three months ended September 30, 2000. Cash used in investing activities includes capital expenditures, which we decreased to $4.6 million for the three months ended September 30, 2001 from $7.8 million for the three months ended September 30, 2000. The funding of capital expenditures is in large part subject to the timing of certain capital projects at Maryvale Hospital and Medical Center ("Maryvale") and Arrowhead Community Hospital and Medical Center and Phoenix Baptist Hospital and Medical Center (together the "Phoenix Hospitals") required pursuant to the respective purchase agreements for these facilities.

     Pursuant to the terms of our acquisition of Maryvale Hospital, we agreed to expend not less than $15.0 million for capital expenditures at Maryvale Hospital during the first five years of our ownership. If we spend less than $15.0 million, we must pay the party from which we acquired Maryvale Hospital the difference between $15.0 million and the amount of capital expenditures we actually make. As of September 30, 2001 we have made approximately $12.2 million in qualifying capital expenditures at Maryvale Hospital. We expect to finance all these capital expenditures through our operating cash flow and to complete this project in the next two to five years.

     Pursuant to the terms of our acquisition of Arrowhead Community Hospital and Medical Center and Phoenix Baptist Hospital and Medical Center we have agreed to expend not less than $50.0 million for capital expenditures at these facilities during the first seven years of our ownership and at least $6.0 million during each of the first seven years of our ownership. If we spend less than $50.0 million, we must pay the party from which we acquired these facilities the difference between $50.0 million and the amount of capital expenditures we actually make. As of September 30, 2001 we have made approximately $10.7 million in capital expenditures at these facilities. We expect to finance all these capital expenditures through our operating cash flow and to complete these required expenditures during the first five years of ownership.

     The decrease in capital expenditures was offset by an increase in acquisition expenditures of approximately $2.1 million to $3.8 million for the three months ended September 30, 2001 from $1.7 million for the three months ended September 30, 2000. This increase was primarily due to a working capital settlement payment made for the acquisition of Phoenix Health Plan.

     California has a statute and regulations that require hospitals to meet seismic performance standards. Hospitals that do not meet the standards may be required to retrofit their facilities. California law requires that these hospitals evaluate their facilities and develop a plan and schedule for complying with the standards. Compliance plans, if necessary, must be filed with the State of California by 2002. We will file all of the necessary documentation with the State of California that is required by January 1, 2002. We expect that the cost of performing the necessary evaluations and filing the documentation will be approximately $0.3 million. The estimated cost to comply with the seismic regulations and standards required by 2008, is an additional $10.1 million. Upon completion of the $10.1 million in improvements, the California facilities will be compliant with the requirements of the seismic regulations through 2029. We estimate that the majority of the square footage in our facilities will be compliant with the seismic regulations and standards required by 2030 once we have completed such $10.1 million in improvements, but we are unable at this time to estimate our costs for full compliance with the 2030 requirements.

     Cash provided by financing activities was $134.9 million for the three months ended September 30, 2001, an increase of $136.1 million from the deficit of $1.2 million for the three months ended September 30, 2000. The increase was primarily attributable to the issuance of $300 million of subordinated notes offset by the repayment of all amounts outstanding under the 2000 credit facility including the termination of the interest rate collar agreement, early buyouts of certain capital leases and payments of deferred loan costs incurred as part of the issuance of the subordinated notes and the execution of the binding documents in respect of the 2001 senior secured credit facility.

     As of September 30, 2001, we had 21,600 shares of Payable-In-Kind Convertible Redeemable Preferred Stock ("PIK Preferred Stock") outstanding with a liquidation value of $1,000 per share. The PIK Preferred Stock was issued February 1, 2000 in connection with the acquisition of MacNeal Hospital. We record dividends paid in additional shares of PIK Preferred Stock at 8% of the liquidation value of the PIK Preferred Stock until January 31, 2008 and will pay cash dividends thereafter until the January 31, 2015 maturity date. The PIK Preferred Stock will automatically convert to common stock upon an initial public offering of our common stock with gross proceeds to us of at least $50.0 million at a conversion price equal to the initial public offering price. We may redeem the PIK Preferred Stock at any time, to the extent we have funds legally available to do so. We are required to redeem the PIK Preferred Stock, to the extent we have funds legally available to do so, on the earliest of 90 days after a change in control of Vanguard, 90 days after the sale of all or substantially all of the assets of MacNeal Hospital, and January 31, 2015. The price for any redemption will be $1,000 per share plus all accrued and unpaid dividends to the redemption date. For further information on the terms of this series of preferred stock, see "Our PIK Preferred Stock."

     We believe that the working capital on hand and the availability under our 2001 senior secured credit facility is sufficient to meet our operating and capital needs for the foreseeable future. Additionally, certain funds controlled by Morgan Stanley Capital Partners (the "Capital Partners") have entered into a subscription agreement with us to purchase an additional $322.3 million of our common stock to fund future acquisitions and cash flow needs. Common stock purchases by the Morgan Stanley Capital Partners Funds ("Capital Partners Funds") are subject to the approval of the Capital Partners' internal Investment Committee. We intend to acquire additional hospitals and are actively seeking acquisitions that fit our corporate growth strategy. These acquisitions may, however, require financing in addition to the working capital on hand and future cash flows from operations. Management continually assesses its capital needs and may seek additional financing, including debt or equity financing, as considered necessary to fund potential acquisitions or for other corporate purposes.


Effects of Inflation and Changing Prices

     The health care industry is labor intensive. Wages and other expenses increase during periods of inflation and when labor shortages occur in the marketplace. Various Federal, state and local laws have been enacted that, in certain cases, limit our ability to increase prices. Revenues for acute care hospital services rendered to Medicare patients are established under the Federal government's prospective payment system.

     We believe that hospital industry operating margins have been, and may continue to be, under significant pressure because of deterioration in inpatient volumes, changes in payer mix and growth in operating expenses in excess of the increase in prospective payments under the Medicare program. We expect that the average rate of increase in Medicare prospective payments will continue to decline. In addition, as a result of increasing regulatory and competitive pressures, our ability to maintain operating margins through price increases to non-Medicare patients is limited.


     We were exposed to interest rate changes, primarily as a result of a floating interest rate on borrowings under our 2000 credit facility. As of September 30, 2001, we have repaid all amounts outstanding under our 2000 credit facility and terminated the interest rate collar agreement with the proceeds of the issuance of the old notes. The old notes have a fixed interest rate of 9.75%. Each .125% incremental change in floating market interest rates results in an annual opportunity cost or savings to interest expense of approximately $0.8 million on our fixed rate debt.


Health Care Reform


     In recent years, an increasing number of legislative proposals have been introduced or proposed to Congress and in some state legislatures that would significantly affect the services provided by and reimbursement to health care providers in our markets. The cost of certain proposals would be funded in significant part by reduction in payments by government programs, including Medicare and Medicaid, to health care providers or by taxes levied on hospitals or other providers. We are unable to predict which, if any, proposals for health care reform will be adopted. Proposals adverse to our business may be adopted.


Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which was required to be adopted in fiscal years beginning after June 15, 1999. In May 1999, the effective date of SFAS 133 was deferred until fiscal years beginning after June 15, 2000. Because of our minimal use of derivatives, and the designation of the Collar as an effective cash flow hedge instrument, the adoption of SFAS 133 did not have an effect on our results of operations or financial position.

     In December 1999, the Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"), which was required to be adopted in the first quarter of fiscal years beginning after December 15, 1999. In June 2000, the effective date of SAB 101 was delayed until the fourth quarter of calendar 2000 for fiscal years beginning after December 15, 1999. The application of SAB 101 did not have an effect on our results of operations or financial position.

     In March 2000, the Financial Accounting Standards Board issued Financial Accounting Standards Board Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation--an interpretation of APB Opinion No. 25" ("FIN 44"), which became effective July 1, 2000, covering transactions occurring after December 15, 1998. FIN 44 clarifies the application of APB Opinion No. 25 relating to the definition of an employee, criteria for determining whether an option plan qualifies as a noncompensatory option plan, accounting consequences of various modifications to the terms of a previously fixed stock option or award and the accounting for an exchange of stock compensation awards in a business combination. The application of FIN 44 did not have an effect on our results of operations or financial position.

     During July 2001, the Financial Accounting Standards Board issued SFAS 141, "Business Combinations" and SFAS 142, "Goodwill and Other Intangible Assets." SFAS 141 prohibits the use of the pooling-of-interests method for business combinations initiated after June 30, 2001. SFAS 141, which also includes the criteria for the recognition of intangible assets separately from goodwill, is effective for any business combination accounted for by the purchase method that is completed after June 30, 2001. SFAS 142, which includes the requirement to test goodwill and indefinite-life intangible assets for impairment rather than amortizing them, will be effective for fiscal years beginning after December 15, 2001, with early adoption permitted for companies with fiscal years beginning after March 15, 2001. In all cases, SFAS 142 must be adopted as of the beginning of a fiscal year. We expect to adopt both pronouncements effective July 1, 2001. Goodwill (excluding other identifiable intangible assets) amortization expense for the years ended June 30, 1999, 2000 and 2001, was $.7 million, $.9 million and $2.4 million, respectively.


     In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," ("SFAS 144") which supersedes SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS 144 removes goodwill from its scope and clarifies other implementation issues related to SFAS 121. SFAS 144 also provides a single framework for evaluating long-lived assets to be disposed of by sale. We do not expect SFAS 144 to have a material effect on its results of operations or financial position.

                               INDUSTRY OVERVIEW


     The U.S. health care industry is very large and growing. According to the U.S. Centers for Medicare and Medicaid Services, formerly known as the Health Care Financing Administration, total annual U.S. health care expenditures grew by an estimated 8.3% in 2000 to $1.3 trillion, representing 13.1% of the U.S. gross domestic product. By 2010, it is estimated that total U.S. health care spending will grow to $2.6 trillion, representing a compound annual growth rate of 7.2% from 2000, and will account for approximately 15.9% of the total U.S. gross domestic product.

     Hospital care expenditures represent the largest segment of the health care industry. According to the Centers for Medicare and Medicaid Services, in 2000, hospital care expenditures grew by 6.3% to $416 billion, accounting for 31.7% of total health care expenditures. The Centers for Medicare and Medicaid Services further estimates that hospital care expenditures will increase to approximately $721 billion by 2010, representing a compound annual growth rate of 5.7% from 2000. We believe that there are several trends driving the growth in the health care industry that will benefit well-positioned hospital companies.


Hospital Industry Trends

   Demographic Trends

     According to the U.S. Census Bureau, there are approximately 35 million Americans aged 65 or older in the United States today, comprising approximately 13% of the total U.S. population. By the year 2030 the number of these elderly persons is expected to climb to 69 million, or 20% of the total population. Due to the increasing life expectancy of Americans, the number of people aged 85 years and older is also expected to increase, from 4.3 million now to 8.5 million by the year 2030. This increase in life expectancy will increase demand for health care services and, as importantly, the demand for innovative, more sophisticated means of delivering those services. Hospitals, as the largest category of care in the health care market, will be among the main beneficiaries of this increase in demand.

   Consolidation

     During the late 1980s and early 1990s, there was significant industry consolidation involving large, investor-owned hospital companies seeking to achieve economies of scale. However, the industry is still dominated by not-for-profit hospitals. According to the American Hospital Association, the number of hospitals has declined from approximately 5,400 hospitals in the United States in 1990 to approximately 5,000 hospitals in 1999, of which approximately 85% are owned by not-for-profit and government entities, and this trend is expected to continue for the next five years. While consolidation in the hospital industry is expected to continue, we believe this consolidation will now primarily involve not-for-profit hospital systems, particularly those that are facing significant operating challenges. Among the challenges facing many not-for-profit hospitals are:

     o limited access to the capital necessary to expand and upgrade their hospital facilities and range of services;

     o poor financial performance resulting, in part, from the challenges associated with changes in reimbursement;

     o the need and ability to recruit primary care physicians and specialists; and

     o the need to achieve general economies of scale in order to reduce operating and purchasing costs.

     As a result of these challenges, we believe many not-for-profit hospitals will increasingly look to be acquired by, or enter into strategic alliances with, investor-owned hospital companies which can provide them with access to capital, operational expertise and larger hospital networks.

   Changing Economic Environment

     Due to both cost containment and advancements in medical technology over the past decade, many procedures that once required hospital visits with overnight stays are now performed on an outpatient basis. According to the American Hospital Association, the number of surgeries performed on an inpatient basis declined from 1995 to 1999 at an average annual rate of 0.4%, from 9.7 million in 1995 to 9.5 million in 1999. During the same period, the number of outpatient surgeries increased at an average annual rate of 4.4%, from 13.5 million in 1995 to 15.8 million in 1999. The mix of inpatient as compared to outpatient surgeries shifted from a ratio of 41.9% inpatient to 58.1% outpatient in 1995 to a ratio of 37.6% inpatient to 62.4% outpatient in 1999. This trend from inpatient to outpatient services has affected hospital revenues because it has led to a reduction in the average length of stay and, as a result, lower inpatient utilization rates. Successful hospitals have been able to adapt to this shift by offering more outpatient services, such as ambulatory surgery, diagnostic imaging and primary care and occupational medical clinics. The revenue impact of this reduction in the average length of stay has been offset in part by recent increases in hospital admissions due to the demographic changes and hospital consolidations discussed above. According to the American Hospital Association, hospital admissions grew from 30.6 million in 1995 to 31.8 million in 1999. This recent increase reverses thirteen years of declines in admissions beginning in 1984. Hospital revenues have been enhanced recently as hospitals generally have been able to obtain rate increases from commercial insurers. In addition, in the wake of the passage of the Benefits Improvement Protection Act of 2000, hospitals have seen rate increases from certain government payers as well. We believe that these recent changes in the economic environment provide opportunities for well-managed hospital companies to improve their financial performance.

                                    BUSINESS

Company Overview


     We are an owner and operator of acute care hospitals and other health care facilities principally in urban and suburban markets. We acquired our first hospital in 1998. As of November 15, 2001, we owned nine hospitals with a total of 1,838 beds and related outpatient service locations complementary to the hospitals providing health care services to the Phoenix, Arizona; Orange County, California; and metropolitan Chicago, Illinois, markets. As of November 15, 2001, we also owned a Medicaid managed health plan, Phoenix Health Plan, that serves more than 55,000 members in Arizona. We selectively acquire hospitals where we identify an opportunity to improve operating performance and profitability and increase market share, either through a network of hospitals and other health care facilities or a single well-positioned facility. We have financed our acquisitions with equity capital provided by management and various funds controlled by Morgan Stanley Capital Partners and with debt.

     On a pro forma basis, reflecting our recent acquisitions (other than our acquisition of Paradise Valley Hospital on November 1, 2001) and the offering of the old notes, for the year ended June 30, 2001, and for the three months ended September 30, 2001, we had revenues of $802.1 million and $207.3 million, respectively. For the year ended June 30, 2001, and for the three months ended September 30, 2001, approximately 67.6% and 68.7% of our pro forma revenues were derived from the Phoenix and Orange County markets, respectively, which the U.S. Census Bureau projects to grow between 2000 and 2005 by 13.4% and 6.2%, respectively, rates that exceed the projected national average of 4.5%.


Our Competitive Strengths


   Diversified Portfolio of Assets with a Broad Range of Services


     We own and operate high-quality facilities in three separate geographic markets, which diversifies our revenue base and reduces our exposure to any one market. Our hospitals offer general acute care services, including intensive care and coronary care units, radiology, orthopedic, oncology and outpatient services and selected tertiary care services, including open-heart surgery and level II neonatal intensive care. In determining the types of services we provide, we actively assess the specific local requirements of our communities. We then meet these requirements either at each of our individual facilities or through our network of integrated facilities within the area. We believe that our ability to leverage our network of facilities allows us not only to provide a broad range of services in a market, but also to provide them in an efficient and cost-effective manner. For example, in our Orange County market, we consolidated the obstetrics units at two hospitals into one. The combined unit was strengthened through increased patient volumes, more efficient staffing, higher quality of care and lower operating costs, while making additional space and resources available at the discontinued unit which we are now using to provide other services.


   Concentrated Local Market Positions in Attractive Markets

     We have acquired 8 of our 9 hospitals in the high-growth markets of Phoenix, Arizona and Orange County, California, with 5 hospitals in the Phoenix market and 3 in the Orange County market. We believe that these local markets are attractive because of their favorable demographics, competitive landscape, payer mix and opportunities for expansion. In particular, we entered the Phoenix and Orange County markets because they both have above average population growth, attractive demographics and the potential for future complementary acquisitions. We have further strengthened our presence in these markets through the acquisitions we have made and the networks of facilities we have formed. Most recently, in the Phoenix market, we acquired the Phoenix Health Plan, a prepaid Medicaid managed health plan, which will help us to broaden our patient base at our Phoenix hospitals by assisting eligible patients to enroll in Arizona's state Medicaid program. To enter the metropolitan Chicago area, we purchased a single, well-positioned and highly-regarded hospital and a network of primary care centers in a market that has a favorable payer base. In addition, the local market that we serve also offers us opportunities to improve further the quality and breadth of services being provided, as well as to reduce operating costs.

   Proven Ability to Complete and Integrate Acquisitions


     As of November 15, 2001, we have successfully completed the acquisition of nine hospitals and related outpatient service locations complementary to the hospitals and a prepaid Medicaid managed health plan. We believe our success at completing acquisitions is due in large part to our disciplined approach to making acquisitions. Before we acquire a facility we carefully review its operations and develop a strategic plan that will confirm the feasibility of improving its operating performance. In identifying ways to achieve this improvement, we consider a variety of alternatives such as expanding services, reducing operating costs, upgrading or rationalizing information systems, implementing more efficient staffing and supply arrangements and improving bill collection procedures.


   Strong Management Team with Significant Equity Investment


     Our senior management has an average of more than 20 years of experience in the health care industry at various organizations, including OrNda Healthcorp and HCA Inc. Almost all of our senior management has been with us since our founding in 1997, and eight of our thirteen members of senior management have worked together continuously managing health care companies for the last six years. We believe the experience and continuity of our management team greatly enhances the effective operation of our company. Our senior management team also has a history of success in managing private and publicly-owned hospital companies through periods of rapid growth, operating turnaround and financial restructuring. To date, our senior management has invested over $23 million in us and owns more than 18% of our outstanding shares of common stock. We also rely on strong local management teams at each of our facilities. Our local management teams work with our patients, physicians and payers to identify the medical service needs of the local communities we serve and develop clinical programs and capital expenditure plans to meet these needs. In addition, the local management teams recruit physicians to our hospitals and directly supervise the quality of patient care.


Business Strategy

     Our objective is to provide high-quality, cost-effective health care services in the communities we serve. The key elements of our business strategy include the following:

   Grow Through Selective Acquisitions

     We will continue to pursue acquisitions which either expand our network and presence in our existing markets or allow us to enter new urban and suburban markets. In evaluating new acquisitions, we will continue to focus on a variety of factors, including population growth, demographics, payer mix, existing competition, opportunities to improve financial performance and opportunities to expand services. Further, in entering a new market we evaluate the opportunity to develop a local network of hospitals through additional acquisitions within the market, as we have done in Phoenix and Orange County. We believe that we will continue to have substantial acquisition opportunities as other health care providers choose to divest facilities and as independent hospitals, particularly not-for-profit hospitals, seek to capitalize on the benefits of becoming part of a larger hospital company. In addition to acquisitions, we will also evaluate the possibility of constructing new facilities and pursuing strategic partnerships or joint ventures with existing owners to expand our existing market presence or enter new markets.

   Improve Operating Margins and Efficiency

     We seek to position ourselves as a cost-effective provider of health care services in each of our markets. As a result, we will continue to implement initiatives at each of our facilities to further improve the financial performance and operating efficiency of their operations. Some of our key initiatives include:

     o selectively upgrading information systems to provide more accurate and timely clinical and financial information or rationalizing legacy systems to provide information on a more cost-effective basis;

     o improving our billing and collection processes to maximize our collections and reduce our bad debt expense;

     o implementing more efficient staffing, supply utilization and inventory management;

     o centralizing the provision of certain administrative and business office functions within a local market or at the corporate level and reducing outsourcing arrangements; and

     o capitalizing on purchasing efficiencies through our relationship with HealthTrust Purchasing Group, a leading national health care group purchasing organization.

   Increase Revenues Through Expansion of Services

     We will continue to expand our facilities and range of services based on the needs of the communities we serve. For example, we recently added open-heart surgery at MacNeal Hospital and opened an outpatient surgery center in Orange County. Our local management teams work closely with patients, payers, physicians and medical staff to identify and prioritize the health care needs of individual communities. For the 2002 fiscal year, we intend to make additional investments at our facilities to:

     o    expand emergency room and operating room capacity;

     o improve the convenience, quality and breadth of our outpatient services;

     o upgrade and expand specialty services, including cardiology, oncology and obstetrics; and

     o update our medical equipment technology, including diagnostic and imaging equipment.

   Recruit New Physicians and Maintain Strong Relationships with Existing Physicians


     We believe that maintaining strong relationships with physicians in each of our markets improves the quality of services that our hospitals provide and broadens our access to patients and payers. We recruit both primary and specialty physicians who can provide services that we believe are currently under served and in demand at our facilities. We believe we successfully attract physicians as a result of, among other factors, the quality of our facilities, the strength of our networks and the additional services we offer them, including training programs, remote access to clinical information and office space adjacent to our facilities. In the metropolitan Chicago market, our affiliation with the University of Chicago, for which we host medical residency programs, has been a particularly important element in our ability to attract quality physicians to our hospital and the local community. We believe that as we continue to strengthen our position in each of our markets, we will be even better positioned to attract physicians to our facilities.


   Continue to Develop Favorable Managed Care Relationships

     We plan to increase the number of patients at our facilities and improve our profitability by negotiating more favorable terms with managed care plans and by entering into contracts with additional managed care plans. We believe that we are attractive to managed care plans because of the geographic and demographic coverage of our facilities in their respective markets, the quality and breadth of our services and the expertise of our physicians. Further, we believe that as we increase our presence and competitive position in our markets, particularly as we develop our networks of hospitals, we will be increasingly attractive to managed care plans and will be even better positioned to negotiate more favorable managed care contracts.

Our Markets

   Phoenix, Arizona


     In the Phoenix market, as of November 15, 2001, we owned and operated five hospitals with a total of 920 licensed beds and related outpatient service locations complementary to the hospitals and a prepaid Medicaid managed health plan. Phoenix is the seventh largest city in the U.S. and has been one of the fastest growing major metropolitan areas in recent years. Our facilities primarily serve Maricopa County, which encompasses most of the metropolitan Phoenix area. In 2000, Maricopa County had a population of 3.1 million, representing a 44.8% increase from 1990. The population in Maricopa County is projected to grow by 13.4% between 2000 and 2005, which is approximately three times the national average of 4.5% projected by the U.S. Census Bureau. For the year ended June 30, 2001 and for the three months ended September 30, 2001, exclusive of the Phoenix Health Plan, we generated approximately 37.2% and 34.9% of our pro forma revenues, respectively, and 30.2% and 24.6% of our pro forma Adjusted EBITDA, respectively, in this market. Four of our hospitals in this market were formerly not-for-profit hospitals with reputations for quality services. All of the facilities are located in the western or northeastern parts of metropolitan Phoenix, which are generally recognized as fast-growing residential areas with younger populations. We believe that payers will choose to contract with us in order to give their enrollees a comprehensive choice of providers in the western and northeastern Phoenix areas. With the recent improvements in payer rates generally and the pending substantial increased funding for low-income patients provided by Proposition 204, which expands Medicaid coverage to an estimated 137,600 to 185,000 additional individuals in Arizona, we are well-positioned to develop our four hospitals into a network providing a comprehensive range of integrated services, from primary care to tertiary hospital services, to payers and their patients. See "Business--Phoenix Health Plan--Proposition 204." We believe this will give us greater ability to negotiate rate increases with managed care payers. Our recent purchase of five diagnostic imaging centers will expand our network of services in Phoenix. Our ownership of the Phoenix Health Plan will allow us to enroll in the health plan eligible patients who would not otherwise be able to pay for their hospital expenses. In addition, by managing the care of the health plan members, we believe we will also increase the availability of medically necessary services to such patients at our hospitals.


   Orange County, California


     In the Orange County market, as of October 1, 2001, we owned and operated three hospitals with a total of 491 licensed beds and related outpatient service locations complementary to the hospitals. Orange County is generally regarded as one of the most economically vibrant regions in the U.S. in terms of income levels and job growth. In 2000, Orange County had a population of 2.8 million, representing an 18.1% increase from 1990. The population in Orange County is projected to grow by 6.2% between 2000 and 2005, which also exceeds the national average of 4.5%. For the year ended June 30, 2001 and for the three months ended September 30, 2001, we generated approximately 18.2% and 18.6% of our pro forma revenues, respectively, and 27.1% and 22.4% of our pro forma Adjusted EBITDA, respectively, in this market.


     Our Orange County health care facilities are well-equipped and well-established in their respective communities, and together they provide a full-range of health care services to their payers and patients. Managed care relationships in Orange County are driven to a significant extent by a hospital's relationships with physician independent practice associations. Our senior management has significant experience operating hospitals in the Orange County market and strong relationships with physician independent practice associations from their previous employment with other hospital management companies. As a result, we are leveraging their experience and relationships to grow our market presence. In addition, we are experiencing revenue growth by providing competitive pricing while at the same time enjoying locally the benefits of the national trend of increased payer prices.

   Metropolitan Chicago, Illinois


     In the Chicago metropolitan area, as of November 15, 2001, we owned and operated one hospital with 427 licensed beds located in Berwyn, Illinois, and related outpatient service locations complementary to the hospital. The community has a generally well-insured population. For the three months ended September 30, 2001, only 3.4% of MacNeal's gross patient revenue was generated from self-pay patients. The remaining 96.6% of gross patient revenue was derived from services provided to patients insured by Medicare, Medicaid or managed care plans. For the year ended June 30, 2001 and for the three months ended September 30, 2001, we generated approximately 32.4% and 31.3% of our pro forma revenues, respectively, and 52.4% and 56.3% of our pro forma Adjusted EBITDA, respectively, in the metropolitan Chicago area.

     We chose MacNeal Hospital, an excellent former not-for-profit facility, as our entry into the largely not-for-profit metropolitan Chicago area. MacNeal Hospital is a large, well-equipped, university-affiliated hospital with a strong reputation and medical staff. We have captured a large share of the market for patients in the hospital's immediate surrounding area, which encompasses the towns of Berwyn and Cicero, Illinois. Recently we have increased our market share by obtaining a Certificate of Need for and opening an open heart surgery program at the hospital. As a result, we now offer tertiary services that patients would otherwise have to travel outside the local community to receive. We have established a fully-integrated health care system at MacNeal Hospital by operating free-standing primary care and occupational medicine centers and a large commercial laboratory and by employing over 70 physicians on our medical staff there, including more than 40 primary care physicians. Our network of 18 primary care and occupational medicine centers allows us to draw patients to MacNeal Hospital from around the metropolitan Chicago area. The hospital also enjoys the distinction of being one of the few community hospitals in which the prestigious University of Chicago Medical School has placed its medical students and residents. Currently, MacNeal Hospital participates in the University of Chicago's residency programs in internal medicine, general surgery, obstetrics/gynecology and psychiatry. In addition, MacNeal Hospital runs a successful free-standing program in family practice, one of the oldest such programs in the state of Illinois. Our medical education programs help us to attract quality physicians to both the hospital and our network of primary care and occupational medicine centers.


Our Facilities


     We owned and operated nine acute care hospitals as of November 15, 2001. The following table contains information concerning our hospitals:


                                                                        Number of
  State                 Name                        Location          Licensed Beds    Date Acquired
---------   -------------------------------------   ----------------  -------------    ------------------
 Arizona    Arrowhead Community Hospital and        Glendale                115        June 1, 2000
               Medical Center
            Maryvale Hospital Medical Center        Phoenix                 239        June 1, 1998
            Phoenix Baptist Hospital and Medical    Phoenix                 209        June 1, 2000
               Center
            Phoenix Memorial Hospital               Phoenix                 195        May 1, 2001
            Paradise Valley Hospital                Phoenix                 162        November 1, 2001
California  Huntington Beach Hospital               Huntington Beach        131        September 1, 1999
            La Palma Intercommunity Hospital        La Palma                141        April 1, 2000
            West Anaheim Medical Center             Anaheim                 219        September 1, 1999
Illinois    MacNeal Hospital                        Berwyn                  427        February 1, 2000


     In addition to the hospitals listed in the table above, as of November 15, 2001, we owned certain outpatient service locations complementary to our hospitals. We also own and operate medical office buildings in conjunction with our hospitals, some of which are joint ventures, which are primarily occupied by physicians practicing at our hospitals. Our headquarters are located in approximately 30,000 square feet of leased space in one office building in Nashville, Tennessee.


     Our hospitals and other facilities are suitable for their respective uses and are, in general, adequate for our present needs.

     In certain circumstances involving the purchase of a not-for-profit hospital, we have agreed and in the future may agree to certain limitations on our ability to sell those facilities. In particular, when we acquired MacNeal Hospital in February 2000, we granted to the seller for three years after closing a right of first refusal to purchase the hospital if we agreed to sell it to a third party, at the same price on which we agreed to sell it to the third party. In addition, when we acquired Phoenix Baptist Hospital and Medical Center and Arrowhead Community Hospital and Medical Center in June 2000, we agreed not to sell either hospital for five years after closing and granted to The Foundation for Baptist Health Systems for ten years after closing a right of first refusal to purchase the hospitals if we agreed to sell either of them to a third party, at the same price on which we agreed to sell that hospital to the third party.


Hospital Operations

     Our hospitals typically provide the full range of services commonly available in acute care hospitals, such as internal medicine, general surgery, cardiology, oncology, neurosurgery, orthopedics, obstetrics, diagnostic and emergency services, as well as select tertiary services such as open-heart surgery and level II neonatal intensive care. Our hospitals also generally provide outpatient and ancillary health care services such as outpatient surgery, laboratory, radiology, respiratory therapy and physical therapy. We also provide outpatient services at our ambulatory surgery centers. Certain of our hospitals have a limited number of licensed psychiatric beds.

     Our senior management team has extensive experience in operating multi-facility hospital networks and focuses on strategic planning for our facilities. A hospital's local management team is generally comprised of a chief executive officer, chief financial officer and chief nursing officer, and it may, in certain cases, manage multiple hospitals in the same market. Local management teams, in consultation with our corporate staff, develop annual operating plans setting forth revenue growth strategies through the expansion of offered services and the recruitment of physicians in each community, as well as plans to improve operating efficiencies and reduce costs. We believe that the ability of the local management team to identify and meet the needs of our patients, medical staff and the community as a whole is critical to the success of our hospitals. We base the compensation for each local management team in part on its ability to achieve the goals set forth in the annual operating plan.

     Boards of trustees at each hospital, consisting of local community leaders, members of the medical staff and the hospital administrator, advise the local management teams. Members of each board of trustees are identified and recommended by our local management teams and serve three-year staggered terms. The boards of trustees establish policies concerning medical, professional and ethical practices, monitor these practices and ensure that they conform to our high standards. We maintain company-wide compliance and quality assurance programs and use patient care evaluations and other assessment methods to support and monitor quality of care standards and to meet accreditation and regulatory requirements.

     We also implement systematic policies and procedures at each hospital we acquire in order to improve its operating and financial performance. These include ethics, quality assurance and compliance programs, supply and equipment purchasing and leasing contracts, managed care contracting, accounting, financial and clinical systems, governmental reimbursement, personnel management and resource management. We provide our local management with corporate assistance in implementing and maintaining these policies and procedures. These uniform policies and procedures provide us with consistent management and financial reports for all our facilities and facilitate the performance evaluation of each facility. In addition, the managed care contracting procedures we implement allow us to negotiate with managed care payers on a market-wide basis and minimize our exposure under any capitated or "at-risk" contracts.

     Hospital revenues depend primarily upon inpatient occupancy levels, the volume of outpatient procedures and the charges or negotiated payment rates for the services provided. Reimbursement rates and charges for routine services vary significantly depending on the type of services provided, the payer and the market in which the hospital is located.

     We believe that the most important factors affecting the utilization of a hospital are the quality and market position of the hospital and the number, quality and specialties of physicians and medical staff caring for patients at the facility. Overall, we believe that the attractiveness of a hospital to patients, physicians and payers depends on its breadth of services, level of technology, emphasis on quality of care and convenience for patients and physicians.

Other factors which affect utilization include local demographics and population growth, local economic conditions and managed care market penetration.

     The following tables set forth certain operating statistics for hospitals owned by us for the periods indicated. Acute care hospital operations are subject to certain fluctuations due to seasonal cycles of illness and weather, including increased patient utilization during the cold weather months and decreases during holiday periods.


                                                                                                Three Months Ended
                                                            Year Ended June 30,                   September 30,
                                                -----------------------------------------      -------------------
                                                 1998        1999         2000       2001       2000         2001
                                                ------     ------      -------    -------      ------       ------
Number of hospitals at end of period.........       1           1            7          8           7            8
Number of licensed beds at end of period(a)..     239         239        1,481      1,676       1,481        1,676
Weighted average licensed beds(b)............      20         239          771      1,514       1,481        1,676
Discharges(c)................................   1,191      12,447       31,864     65,237      15,735       17,352
Adjusted discharges-hospitals(d).............   1,760      19,811       50,661    104,188      24,411       25,920
Patient days(e)..............................   3,611      40,906      123,675    267,438      63,089       68,514
Adjusted patient days - hospitals(f).........   5,455      64,359      189,419    401,770      97,552      102,298
Average length of stay (days)(g).............     3.1         3.2          4.1        4.1         4.0          4.0
Average daily census(h)......................   120.0       112.0        701.4      728.8       745.0        686.0
Occupancy rate(i)............................    50.2%       46.9%        46.1%      42.5%       46.3%        44.4%


(a) Licensed beds are those beds for which a facility has been granted approval to operate from the applicable state licensing agency.

(b) Represents the average number of licensed beds, weighted based on periods owned.


(c) Represents the total number of patients discharged (in the facility for a period in excess of 23 hours) to our hospitals and is used by management and certain investors as a general measure of inpatient volume.

(d) Adjusted discharges-hospitals is used by management and certain investors as a general measure of combined inpatient and outpatient volume and is computed by multiplying discharges by the sum of gross hospital inpatient and outpatient revenues and then dividing the result by gross inpatient revenues. This computation "equates" outpatient revenues to the measure used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(e) Patient days represent the number of days in which patients stay overnight at the hospital during the respective period (overnight stay defined as patients who occupy beds as of midnight of any given day). Management and certain investors commonly use patient days as an indicator of hospital volume including length of stay factors.

(f) Adjusted patient days-hospitals is used by management and certain investors as a general measure of combined inpatient and outpatient volume representative of admissions and length of stay data. Adjusted patient days-hospitals is calculated by multiplying patient days by the sum of hospital gross inpatient and outpatient revenues and then dividing the result by gross hospital inpatient revenues.

(g) Average length of stay represents the average number of days admitted patients stay in our hospitals.

(h) Represents the average number of patients in the hospitals each day during our ownership.

(i) Represents the percentage of hospital licensed beds occupied by patients. Both average daily census and occupancy rate provide measures of the utilization of inpatient rooms.

     We have responded to the general shift in the industry toward outpatient care through our ambulatory surgery centers in Orange County, our outpatient diagnostic imaging centers in Phoenix and our network of primary care and occupational medicine centers in metropolitan Chicago. In addition, we are providing more and a greater variety of outpatient services at our hospitals, where we can deliver needed services on a cost-effective basis. Further, inpatient care is shifting towards sub-acute care where appropriate, and we offer cost-effective sub-acute services as appropriate, such as in rehabilitation units. These units provide a range of necessary services at lower cost through less intensive staffing levels.

Phoenix Health Plan


     Phoenix Health Plan is a prepaid Medicaid managed health plan in the Phoenix area that we acquired in connection with the acquisition of Phoenix Memorial Hospital, effective May 1, 2001. We acquired the Phoenix Health Plan because it enables us to enroll in the health plan eligible patients at our hospitals who otherwise would not be able to pay for their hospital expenses. In addition, we believe we will also increase the availability of medically necessary services to such patients at our hospitals. We believe the volume of patients generated through the health plan will help attract quality physicians to our hospitals.

     For the year ended June 30, 2001, and for the three months ended September 30, 2001, we derived approximately $97.4 million and $31.3 million, or 12.2% and 15.2%, respectively, of our revenues from Phoenix Health Plan. Phoenix Health Plan had approximately 55,000 enrollees as of October 1, 2001, and derives substantially all of its revenues through a contract with the Arizona Health Care Cost Containment System, or the "Arizona Health Care System" which is Arizona's state Medicaid program. The contract requires Phoenix Health Plan to arrange for health care services for enrolled Medicaid patients in exchange for fixed periodic payments and supplemental payments from the Arizona Health Care System. Phoenix Health Plan subcontracts with physicians, hospitals and other health care providers to provide services to its enrollees. These services are provided regardless of the actual costs incurred to provide these services. We receive reinsurance and other supplemental payments from the Arizona Health Care System to cover certain costs of health care services that exceed certain thresholds.

     We have provided a performance guaranty in the form of a surety bond in the amount of $9.5 million for the benefit of the Arizona Health Care System to support our obligations under the contract to provide and pay for the health care services required. The amount of the performance guaranty that the Arizona Health Care System requires is based upon the membership in the health plan and the related capitation paid to us. We currently do not expect a material increase in the amount of the performance guaranty during the 2002 fiscal year.

     Our contract with the Arizona Health Care System commenced on October 1, 1997, for an initial term of one year and originally reserved to the Arizona Health Care System the annual option to extend the term of the contract through September 30, 2002. The Arizona Health Care System and Phoenix Health Plan recently amended the contract to extend the term through September 30, 2003. In the event the contract with the Arizona Health Care System were to be discontinued, our revenues would be reduced and profitability could be adversely affected.


   Proposition 204


     Proposition 204 was passed by Arizona voters in November 2000, and requires that tobacco settlement funds be used to increase the Arizona Health Care System eligibility income limits for full acute care medical coverage to 100% of the Federal poverty level. Arizona's share of such settlement funds has been estimated by the State to be $3.2 billion. Prior to Proposition 204, Arizona Health Care System coverage generally excluded those persons earning more than 34% of the Federal poverty level, but as of October 1, 2002, coverage has been expanded to 100% of the federal poverty level. As a result of this initiative, the State of Arizona estimates that the Arizona Health Care System will enroll by 2005 between 137,600 and 185,000 new, low-income persons. The Federal poverty level is a Federal standard that changes each year in April. Usually, it is adjusted upward by a small percentage. As of June 30, 2001, the Federal poverty level for a single individual was $8,350 of income per year.

     The State of Arizona has announced that the new, more liberal, Arizona Health Care System enrollment policies will be in place by the end of 2001, with some categories of enrollees phased in before then. Also, the State has announced that parents whose children are eligible for the Arizona Health Care System can apply for coverage with the State commencing July 1, 2001, and that all other currently uncovered persons can apply for coverage commencing October 1, 2001.

     We expect that the effect of Proposition 204 will be to increase our enrollment in the Phoenix Health Plan by our share of the new enrollees, with a corresponding increase in the health plan's revenues. In addition, we expect our hospitals in the Phoenix market will soon see more low income patients who are covered by the Arizona Health

Care System. This should increase paid admissions with a governmental payer which provides reimbursement for hospital services at rates higher than most other current payers in the Phoenix market.


Our Information Systems

     We believe that our information systems must cost-effectively meet the needs of our hospital management, medical staff and nurses in the following areas of our business operations:

     o    patient accounting, including billing and collection of revenues;

     o    financial, accounting, reporting and payroll;

     o    coding and compliance;

     o    laboratory, radiology and pharmacy systems;

     o    medical records and document storage;

     o    materials and asset management; and

     o    negotiating, pricing and administering our managed care contracts.


     Although we map the information systems from each of our hospitals to one centralized database, we do not automatically standardize our information systems among all of our hospitals. We carefully review existing systems at the hospitals we acquire and, if a particular information system is unable to cost-effectively meet the operational needs of the hospital, we will convert or upgrade the information system at that hospital to one of several standardized information systems that can cost-effectively meet these needs. We have recently converted and upgraded our clinical and financial information systems in four of our nine hospitals in order to improve efficiency and profitability. We plan to complete similar conversions at three of our other hospitals no later than February 2002.


Sources of Revenues

     We receive payment for patient services from:

     o    the Federal government, primarily under the Medicare program;

     o    state Medicaid programs; and

     o health maintenance organizations, preferred provider organizations, other private insurers and individual patients.


     The table below presents the approximate percentage of patient revenues we received from the following sources for the periods indicated:

                                                                                 Three Months Ended
                                                  Year ended June 30,               September 30
                                             ------------------------------     --------------------
            Revenues by Payer Source          1999        2000        2001       2000          2001
                                             ------      ------      ------     ------        ------
Medicare...................................    16%         22%         15%         25%           23%
Medicaid...................................    26           6           5           5             6
Managed care plans, private insurance
    and other private contracts............    58          72          80          70            71
                                              ---         ---         ---         ---          ---
      Total................................   100%        100%        100%        100%         100%
                                              ===         ===         ===         ===          ===

     We believe that reductions in Medicare payments as a percentage of our revenues, renegotiation of our managed care contracts and increased penetration of commercial insurance companies in our markets have resulted in an increase in the percentage of revenues from managed care plans, private insurance companies and other private sources.

     Most of our hospitals offer discounts from established charges to private managed care plans if they are large group purchasers of health care services. These discount programs limit our ability to increase charges in response to increasing costs. Patients generally are not responsible for any difference between established hospital charges and amounts reimbursed for such services under Medicare, Medicaid, some private insurance plans, health maintenance organizations or preferred provider organizations, but are generally responsible for services not covered by these plans, exclusions, deductibles and co-insurance features of their coverages. The amount of these exclusions, deductibles and co-insurance has generally been increasing each year. Collecting amounts due from individual patients is typically more difficult than collecting from governmental or private managed care plans.


Competition

     The hospital industry is highly competitive. We currently face competition from established, not-for-profit health care companies, investor-owned hospital companies, large tertiary care centers and outpatient service providers.

     Our 5 hospitals with 920 licensed beds licensed in the Phoenix metropolitan area compete with over 20 other hospitals and numerous outpatient providers in this market. Our largest competitor in this market is the not-for-profit Banner Health System which owns 6 hospitals with 2,030 licensed beds in the Phoenix metropolitan area.

     Our 3 hospitals with 491 licensed beds in Orange County, California compete with over 95 other hospitals and numerous outpatient providers in the Los Angeles/Orange County metropolitan area. Our largest competitors in this market are the investor-owned Tenet Healthcare Corporation which owns 28 hospitals with 5,550 licensed beds and the not-for-profit Memorial Health Services which owns 5 hospitals with 1,615 licensed beds in the Los Angeles/Orange County metropolitan area.

     Our MacNeal Hospital with 427 licensed beds in Berwyn, Illinois competes with over 60 other hospitals and numerous outpatient providers in the Chicago metropolitan area. Our largest competitors in this market are the not-for-profit Advocate Health Care which owns 10 hospitals with 3,271 licensed beds and the not-for-profit Resurrection Health Care which owns 8 hospitals with 2,596 licensed beds in the Chicago metropolitan area.

     In the future, we expect to encounter increased competition from companies, like ours, that consolidate hospitals and health care companies in specific geographic markets. Continued consolidation in the health care industry will be a leading factor contributing to increased competition both in markets in which we already have a presence and in markets we may enter in the future. The competition among hospitals and other health care providers for patients has intensified in recent years. Some of our competitors are larger and have more resources than we do.


     One of the most important factors in the competitive position of a hospital is its location, including its geographic coverage, and access to patients. A location convenient to a large population of potential patients or a wide geographic coverage area through a hospital network can make a hospital significantly more competitive. Another important factor is the scope and quality of services a hospital offers, whether at a single facility or through a network, compared to the services offered by its competitors. A hospital that offers a broad range of services and has a strong local market presence is more likely to obtain favorable managed care contracts. We intend to evaluate changing circumstances in the geographic areas in which we operate on an ongoing basis to ensure that we offer the services and have the access to patients necessary to compete in these managed care markets and, as appropriate, to form our own, or join with others to form, local hospital networks.


     A hospital's competitive position also depends on the quality and scope of the practices of physicians associated with the hospital. Physicians refer patients to hospitals primarily on the basis of the quality and scope of services provided by the hospital, the quality of the medical staff and employees affiliated with the hospital, the hospital's location and the quality and age of the hospital's equipment and physical plant. Although physicians may terminate their affiliation with our hospitals, we seek to retain physicians of varied specialties on our medical staffs and to recruit other qualified physicians by maintaining and improving our level of care and providing quality facilities, equipment, employees and services for physicians and their patients.



     A number of other factors affect our competitive position, including:

     o    our reputation;

     o    our managed care contracting relationships;

     o    the physical condition of our facilities and medical equipment;

     o    the amounts we charge for our services; and


     o    the restrictions of state Certificate of Need laws.


Employees and Medical Staff

     As of September 30, 2001, we had approximately 7,300 employees, including approximately 2,300 part-time employees. Our employees are not subject to collective bargaining agreements, and we consider our employee relations to be good. In the industry as a whole, and in our markets, there is currently a shortage of nurses and other medical support personnel. We recruit and retain nurses and medical support personnel by creating desirable, professional work environments and offering competitive wages, benefits and long-term incentives. In addition, we provide career development and other training programs. In order to supplement our current employee base, we intend to expand our relationship with colleges, universities and other medical education institutions in our markets and recruit nurses and other medical support personnel from abroad.

     Our hospitals are staffed by licensed physicians who have been admitted to the medical staff of our individual hospitals and may be on the medical staff of several hospitals, including hospitals not owned by us. A physician who is not an employee can terminate his affiliation with our hospital at any time. Although we employ a number of physicians, particularly at MacNeal Hospital, a physician does not have to be an employee of ours to be a member of the medical staff of one of our hospitals. Any licensed physician may apply to be admitted to the medical staff of any of our hospitals, but admission must be approved by each hospital's medical staff and board of trustees.

Compliance Program

     We have voluntarily initiated a company-wide compliance program designed to ensure that we maintain high standards of conduct in the operation of our business and implement policies and procedures so that our employees act in compliance with all applicable laws, regulations and company policies. The organizational structure of our compliance program includes oversight by our board of directors and a high level corporate management compliance committee. The board and this committee has the responsibility for the effective development and implementation of our program. Our Senior Vice President--Compliance and Ethics, who reports jointly to our Chief Executive Officer and to our board of directors, serves as Chief Compliance Officer and is charged with direct responsibility for the development and implementation of our compliance program. Other features of our compliance program include initial and periodic training and effectiveness reviews, the development and implementation of policies and procedures and a mechanism for employees to report, without fear of retaliation, any suspected legal or ethical violations.

Insurance


     As is typical in the health care industry, we are subject to claims and legal actions by patients and others in the ordinary course of business. To cover these claims, we self-insure our general and professional risks up to $1.0 million on a per-occurrence basis and up to $13.2 million on an aggregate per-claim basis. For losses above the self-insurance limits, we maintain insurance from unrelated commercial carriers on an occurrence basis for general liability and a claims-made basis for professional liability up to $100.0 million per occurrence and in the aggregate. Losses up to our self-insured limits and any losses incurred in excess of amounts maintained under such insurance will be funded from our cash flow. At various times in the past, the cost of malpractice and other liability insurance has risen significantly. This insurance may not continue to be available at reasonable prices that will allow us to maintain adequate levels of coverage. Our future cash flow may not be adequate to provide for professional and general liability claims in the future.


Legal Proceedings

     We are involved in litigation and proceedings in the ordinary course of our business. We do not believe the outcome of any such litigation, individually or in the aggregate, will have a material adverse effect upon our business, financial condition or results of operations.


     We have received a notice objecting to our use of the mark "Vanguard." We have filed an opposition to the objecting party's registration of the mark, "Vanguard Healthcare." The Patent and Trademark Office has approved our service mark application for form and registerability, subject to the issuance or abandonment of the objecting party's application. We do not brand our hospitals with the Vanguard name and we do not believe that a negative outcome in this administrative proceeding would have a material adverse effect upon our business, financial condition or results of operations.

                                 REIMBURSEMENT

     Medicare


     Under the Medicare program, acute care hospitals generally receive reimbursement under a prospective payment system for inpatient hospital services. Psychiatric units, long-term care units, rehabilitation units, specially designated children's hospitals and certain designated cancer research hospitals, as well as psychiatric or rehabilitation units that are distinct parts of a hospital and meet the Centers for Medicare and Medicaid Services criteria for exemption, are currently exempt from the prospective payment system and are reimbursed on a cost-based system, subject to certain cost limits known as TEFRA (an acronym for the Tax Equity and Fiscal Responsibility Act of 1982) limits.

     Under the prospective payment system, fixed payment amounts per inpatient discharge are established based on the patient's assigned diagnosis related group. Diagnosis related groups classify treatments for illnesses according to the estimated intensity of hospital resources necessary to furnish care for each principal diagnosis. Diagnosis related group rates have been established for each hospital participating in the Medicare program and are based upon a statistically normal distribution of severity, and adjusted for area wage differentials, but they do not consider a specific hospital's costs. Diagnosis related group rates are updated and recalibrated annually and have been affected by several recent Federal enactments. The index used to adjust the diagnosis related group rates, known as the "market basket index," gives consideration to the inflation experienced by hospitals (and entities outside of the health care industry) in purchasing goods and services. Although for several years the percentage increases to the diagnosis related group rates have been lower than the percentage increases in the costs of goods and services purchased by hospitals, the Benefits Improvement Protection Act of 2000 (the "Benefits Improvement Protection Act") has updated the rates hospitals receive so that hospitals generally will receive the market basket index minus 1.1% for discharges occurring on or after October 1, 2000, and before April 1, 2001, or the market basket index plus 1.1% for discharges occurring on or after April 1, 2001, and before October 1, 2001. For Federal fiscal years 2002 and 2003, hospitals generally will receive the market basket index minus 0.55%. For Federal fiscal year 2004, hospitals generally will receive the full market basket. Future legislation may decrease the rate of increase for diagnosis related group payments, which could make it more difficult for us to grow our revenues and to maintain or improve our operating margin.

     Until August 1, 2000, outpatient services provided at general acute care hospitals were typically reimbursed by Medicare based on a fee schedule. The Balanced Budget Act of 1997 (the "Balanced Budget Act") contains provisions that affect outpatient hospital services, including a requirement that the Centers for Medicare and Medicaid Services adopt a prospective payment system for outpatient hospital services, which became effective August 1, 2000. Based on provisions of the Benefits Improvement Protection Act , the fee schedule is to be updated by the market basket index minus 0.8% and 1.0% for Federal fiscal years 2001 and 2002, respectively, and the full market basket index for Federal fiscal years 2003 and beyond. Similarly, since January 1, 1999, therapy services rendered by hospitals to outpatients and inpatients not reimbursed under Medicare are reimbursed according to the Medicare physician fee schedule. The fiscal intermediaries have had some difficulties processing payments timely and accurately under the outpatient prospective payment system. The Centers for Medicare and Medicaid Services identified certain information system issues relating to the processing of payments for outpatient prospective payment system claims.

     Payments for Medicare skilled nursing facility services and home health services have historically been paid based on costs, subject to certain adjustments and limits. Although the Balanced Budget Act mandates a prospective payment system for skilled nursing facility services, home health services and inpatient rehabilitation hospital services, the Benefits Improvement Protection Act has made adjustments to the prospective payment system payments for these health care service providers. Specifically, for skilled nursing facilities, the Balanced Budget Act set the annual inflation update at the market basket index minus 1.0% for 2001 and 2002. However, the Benefits Improvement Protection Act adjusts the update to the full market basket index in 2001 and the market basket index minus 0.5% in 2002 and 2003. In addition to the creation of a prospective payment system for skilled nursing, the Balanced Budget Act also institutes consolidated billing for skilled nursing facility services, under which payments for most non-physician services will be made to the facility for beneficiaries no longer eligible for skilled nursing facility care, regardless of whether the item or service was furnished by the facility, by others under arrangement, or under any other contracting or consulting arrangement. Consolidated billing is being implemented on a transition basis.

     In addition to establishing a prospective payment system for home health services, the Balanced Budget Act requires a 15% reduction in limits on payments to home health agencies, although the Benefits Improvement Protection Act delayed the implementation of this reduction until 2002.

     Payments to prospective payment system-exempt hospitals and units, such as inpatient psychiatric, rehabilitation and long-term hospital services, are based upon reasonable cost, subject to a cost-per-discharge target. These limits are updated annually by a market basket index. Significantly, the Benefits Improvement Protection Act increases payments to prospective payment system-exempt hospitals. In particular, total payments for rehabilitation hospitals in 2002 are to equal the amounts of payments that would have been made if the rehabilitation prospective payment system had not been enacted, and rehabilitation facilities are able to make a one-time election before the start of the prospective payment system to be paid based on a fully phased-in prospective payment system rate. Furthermore, the Benefits Improvement Protection Act increases the incentive payments paid for inpatient psychiatric services from 2% to 3%, raises the national cap on long term care hospital reimbursement by 2% and increases the individual long-term care hospital target amounts by 35%.

     On November 19, 1999, Congress passed the Balanced Budget Refinement Act of 1999 (the "Refinement Act") to reduce certain of the perceived adverse effects of the Balanced Budget Act on various health care providers. Among other things, the Refinement Act eliminated certain outpatient prospective payment system reimbursement reductions proposed by the Centers for Medicare and Medicaid Services as a part of its implementation of a prospective payment system for outpatient hospital services in an attempt to limit certain losses hospitals were projected to sustain during the first three years of implementation of such system. The Refinement Act also provided certain reimbursement increases for certain skilled nursing facilities, in part by allowing such facilities the option of choosing to be reimbursed at the new Federal prospective payment system rate for certain cost reporting periods beginning after December 15, 1999, as opposed to the three-year phase-in described above.


Medicaid


     Most state Medicaid payments are made under a prospective payment system or under programs which negotiate payment levels with individual hospitals. In Arizona, Arizona Health Care System administers the state Medicaid program through the use of prepaid health plans. Phoenix Health Plan is reimbursed by Arizona Health Care System for health care costs that exceed stated levels at a rate of 75% (85% for catastrophic cases) of qualified health care costs in excess of the stated levels of $5,000 to $35,000, depending on the rate code assigned to the member. Qualified health care costs are the lesser of the amount paid by Phoenix Health Plan or the Arizona Health Care System fee schedule. Phoenix Health Plan then reimburses the hospital at which the patient received care.


     Medicaid reimbursement is often less than a hospital's cost of services. Medicaid is currently funded jointly by state and Federal governments. The Federal government and many states are currently considering significant reductions in the level of Medicaid funding while at the same time expanding Medicaid benefits, which could adversely affect future levels of Medicaid reimbursement received by our hospitals.

Annual Cost Reports

     All hospitals participating in the Medicare and Medicaid programs, whether paid on a reasonable cost basis or under a prospective payment system, are required to meet specific financial reporting requirements. Federal regulations require submission of annual cost reports identifying medical costs and expenses associated with the services provided by each hospital to Medicare beneficiaries and Medicaid recipients. Annual cost reports required under the Medicare and Medicaid programs are subject to routine audits, which may result in adjustments to the amounts ultimately determined to be due to us under these reimbursement programs. The audit process, particularly in the case of Medicaid, takes several years to reach the final determination of allowable amounts under the


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programs. Providers also have the right of appeal, and it is common to contest issues raised in audits of prior years' reports.

     Many prior year cost reports of our facilities are still open. If any of our facilities are found to have been in violation of Federal or state laws relating to preparing and filing of Medicare or Medicaid cost reports, whether prior to or after our ownership of these facilities, we and our facilities could be subject to substantial monetary fines, civil and criminal penalties and exclusion from participation in the Medicare and Medicaid programs. If an allegation is lodged against one of our facilities for a violation occurring during the time period before we acquired the facility, we may have indemnification rights against the seller of such facility to us. In each of our acquisitions, we have negotiated customary indemnification and hold harmless provisions for any damages we may incur in these areas.

Managed Care

     The percentage of admissions and revenues attributable to managed care plans have increased as a result of pressures to control the cost of health care services. We expect that the trend toward increasing percentages related to managed care plans will continue in the future. Generally, we receive lower payments from managed care plans than from traditional commercial/indemnity insurers; however, as part of our business strategy, we intend to take steps to improve our managed care position.

Commercial Insurance

     Our hospitals provide services to individuals covered by private health care insurance. Private insurance carriers make direct payments to such hospitals or, in some cases, reimburse their policy holders, based upon the particular hospital's established charges and the particular coverage provided in the insurance policy.


     Commercial insurers are continuing efforts to limit the payments for hospital services by adopting discounted payment mechanisms, including prospective payment or diagnosis related group-based payment systems, for more inpatient and outpatient services. To the extent that such efforts are successful and reduce the insurers' reimbursement to hospitals for the costs of providing services to their beneficiaries, such reduced levels of reimbursement may have a negative impact on the operating results of our hospitals.



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                    GOVERNMENT REGULATION AND OTHER FACTORS

Licensing, Certification and Accreditation

     Health care facilities are subject to Federal, state and local regulations relating to the adequacy of medical care, equipment, personnel, operating policies and procedures, fire prevention, rate-setting and compliance with building codes and environmental protection laws. Facilities are subject to periodic inspection by governmental and other authorities to assure continued compliance with the various standards necessary for licensing and accreditation. All of our health care facilities are properly licensed under appropriate state laws.


     All of the hospitals affiliated with us are certified under the Medicare and Medicaid programs and all are accredited by the Joint Commission on Accreditation of Health Care Organizations. Should any facility lose its accreditation from the Joint Commission on Accreditation of Health Care Organizations or otherwise lose its certification under the Medicare or Medicaid programs, the facility would be unable to receive reimbursement from the Medicare and Medicaid programs. We believe that our facilities are in substantial compliance with current applicable Federal, state, local and independent review body regulations and standards. The requirements for licensing, certification and accreditation are subject to change and, in order to remain qualified, it may be necessary for us to effect changes in our facilities, equipment, personnel and services.


Certificates of Need


     In some states, the construction of new facilities, acquisition of existing facilities or addition of new beds or services may be subject to review by state regulatory agencies under a Certificate of Need program. Illinois is the only state in which we currently operate that requires approval under a Certificate of Need program. These laws generally require appropriate state agency determination of public need and approval prior to the addition of beds or services or other capital expenditures. Failure to obtain necessary state approval can result in the inability to expand facilities, add services, complete an acquisition or change ownership. Further, violation may result in the imposition of civil sanctions or the revocation of a facility's license.


Utilization Review


     Federal law contains numerous provisions designed to ensure that services rendered by hospitals to Medicare and Medicaid patients meet professionally-recognized standards and are medically necessary, and that claims for reimbursement are properly filed. These provisions include a requirement that a sampling of admissions of Medicare and Medicaid patients must be reviewed by peer review organizations which review the appropriateness of Medicare and Medicaid patient admissions and discharges, the quality of care provided, the validity of diagnosis related group classifications and the appropriateness of cases of extraordinary length of stay or cost. Peer review organizations may deny payment for services provided, assess fines and recommend to Health and Human Services that a provider which is in substantial noncompliance with the standards of the peer review organization be excluded from participation in the Medicare or Medicaid programs. Utilization review is also a requirement of most non-governmental managed care organizations.


The Federal False Claims Act and Similar State Laws

     A trend affecting the health care industry today is the increased use of the Federal False Claims Act, and, in particular, an increased number of actions brought by individuals on the government's behalf under the False Claims Act's qui tam, or whistleblower, provisions. Whistleblower provisions allow private individuals to bring actions on behalf of the government alleging that the defendant has defrauded the Federal government.

     When a defendant is determined by a court of law to be liable under the False Claims Act, the defendant must pay three times the actual damages sustained by the government, plus mandatory civil penalties of between $5,500 to $11,000 for each separate false claim. Settlements entered into prior to litigation usually involve a less severe damages methodology. There are many potential bases for liability under the False Claims Act, although liability often arises when an entity knowingly submits a false claim for reimbursement to the Federal government. A number


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


of states have adopted their own false claims provisions as well as their own whistleblower provisions whereby a private party may file a civil lawsuit in state court. From time to time, companies in the health care industry, including our company, may be subject to actions under the False Claims Act.

Federal and State Fraud and Abuse

     Participation in the Medicare program is heavily regulated by Federal statute and regulation. If a hospital fails to substantially comply with the numerous conditions of participation in the Medicare program or performs certain prohibited acts, that hospital's participation in the Medicare program may be terminated or civil or criminal penalties may be imposed upon it under certain provisions of the Social Security Act. For example, the Social Security Act prohibits providers and others from soliciting, receiving, offering or paying, directly or indirectly, any remuneration intended to induce referrals of patients to receive goods or services covered by a Federal health care program (the "Anti-Kickback Statute"). In addition to felony criminal penalties (fines of up to $25,000 and imprisonment), the Social Security Act establishes civil monetary penalties and the sanction of excluding violators from participation in the Federal health care programs.

     The Anti-Kickback Statute has been interpreted broadly by Federal regulators and the courts to prohibit the intentional payment of anything of value if even one purpose of the payment is to influence the referral of Medicare or Medicaid business. Therefore, many commonplace commercial arrangements between hospitals and physicians could be considered by the government to violate the Anti-Kickback Statute.


     As authorized by Congress, the Office of the Inspector General at the Department of Health and Human Services has published final safe harbor regulations that outline categories of activities that are deemed protected from prosecution under the Anti-Kickback Statute. Currently, there are safe harbors for various activities, including, but not limited to investment interests, space rental, equipment rental, practitioner recruitment, personal services and management contracts, sale of practice, discounts, employees, investments in group practices and ambulatory surgery centers. The fact that conduct or a business arrangement does not fall within a safe harbor does not automatically render the conduct or business arrangement illegal under the Anti-Kickback Statute. The conduct and business arrangements, however, do risk increased scrutiny by government enforcement authorities.

     We have a variety of financial relationships with physicians who refer patients to our hospitals. We also have contracts with physicians providing for a variety of financial arrangements, including employment contracts, leases, and professional service agreements. Moreover, we provide financial incentives, including loans and minimum revenue guarantees, to recruit physicians into the communities served by our hospitals. Our two free-standing surgery centers each have one or more physician investors. Some of our arrangements with physicians do not meet requirements for safe harbor protection. The regulatory authorities that enforce the Anti-Kickback Statute may in the future determine that any of these arrangements violate the Anti-Kickback Statute or other Federal or state laws.

     The Social Security Act also imposes very broad criminal and civil penalties for submitting false claims to Medicare and Medicaid. False claims include, but are not limited to, billing for services not rendered, misrepresenting actual services rendered in order to obtain higher reimbursement and cost report fraud. Further, the Health Insurance Portability and Accountability Act of 1996 (the "Health Insurance Portability and Accountability Act") created civil penalties for impermissible conduct, including improper coding and billing for unnecessary goods and services. The Health Insurance Portability and Accountability Act also broadened the scope of the fraud and abuse laws by adding several criminal provisions for health care fraud offenses that apply to all health benefit programs. Among the penalties provided for by the Health Insurance Portability and Accountability Act is a program under which individuals can receive up to $1,000 for providing information on Medicare fraud and abuse that leads to the recovery of at least $100 of Medicare funds.


     The Social Security Act also includes a provision commonly known as the "Stark Law." This law prohibits physicians from referring Medicare and Medicaid patients to entities with which they or any of their immediate family members have a financial relationship if these entities provide certain designated health services that are reimbursable by Medicare, including inpatient and outpatient hospital services. Sanctions for violating the Stark Law include civil money penalties up to $15,000 per prohibited service provided, assessments equal to twice the dollar


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


value of each such service provided and exclusion from the Federal health care programs. There are a number of exceptions to the self-referral prohibition, including an exception for a physician's ownership interest in an entire hospital as opposed to an ownership interest in a hospital department. There are also exceptions for many of the customary financial arrangements between physicians and providers, including employment contracts, leases and recruitment agreements.


     On January 4, 2001, the Centers for Medicare and Medicaid Services issued final regulations subject to comment intended to clarify parts of the Stark Law and some of the exceptions to it. These regulations are considered Phase I of a two-phase process, with the remaining regulations to be published at an unknown future date. Phase I of the regulations become effective January 4, 2002, although some of the provisions relating to home health agencies became effective on April 6, 2001. The Centers for Medicare and Medicaid Services accepted comments on Phase I of the regulations until June 4, 2001, which may lead to further changes. Consequently, we cannot predict the final form that these regulations will take or the effect that they will have on our operations.


     Many of the states in which we operate also have adopted laws that prohibit payments to physicians in exchange for referrals similar to the Anti-Kickback Statute and the Stark Law, some of which apply regardless of the source of payment for care. These statutes typically provide criminal and civil penalties as well as loss of licensing. Little precedent exists for the interpretation or enforcement of these state laws.

Corporate Practice of Medicine/Fee Splitting


     The states in which we operate have laws that prohibit unlicensed persons or business entities, including corporations, from employing physicians or that prohibit direct or indirect payments or fee-splitting arrangements between physicians and unlicensed persons or business entities. Possible sanctions for violations of these restrictions include loss of a physician's license, civil and criminal penalties and rescission of business arrangements that may violate these restrictions. These statutes vary from state to state, are often vague and seldom have been interpreted by the courts or regulatory agencies. Although we exercise care to structure our arrangements with health care providers to comply with the relevant state law and believe these arrangements comply with applicable laws in all material respects, governmental officials charged with responsibility for enforcing these laws may in the future assert that we, or transactions in which we are involved, are in violation of such laws. In addition, such laws may ultimately be interpreted by the courts in a manner inconsistent with our interpretations.


Administrative Simplification


     The Administrative Simplification Provisions of the Health Insurance Portability and Accountability Act require the use of uniform electronic data transmission standards for health care claims and payment transactions submitted or received electronically. On August 17, 2000, the Centers for Medicare and Medicaid Services published final regulations establishing electronic data transmission standards that all health care providers must use when submitting or receiving certain health care transactions electronically. Compliance with these regulations is required by October 2002, but we cannot yet predict the impact that these final regulations will have on us.

     The Health Insurance Portability and Accountability Act also requires the Centers for Medicare and Medicaid Services to adopt standards to protect the security and privacy of health-related information. Regulations were proposed on August 12, 1998, but have not yet been finalized. However, as proposed, these regulations would require health care providers to implement organizational and technical practices to protect the security of electronically maintained or transmitted health-related information. In addition, the Centers for Medicare and Medicaid Services released final regulations containing privacy standards in December 2000, and which require compliance by April 2003. As currently drafted, the privacy regulations will extensively regulate the use and disclosure of individually identifiable health-related information. The security regulations, as proposed, and the privacy regulations could impose significant costs on our facilities in order to comply with these standards. Violations of the Administrative Simplification provisions of the Health Insurance Portability and Accountability Act could result in civil penalties of up to $25,000 per type of violation in each calendar year and criminal penalties of up to $250,000 per violation.


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


     In addition, our facilities will continue to remain subject to any state laws that are more restrictive than the regulations issued under the Health Insurance Portability and Accountability Act, which vary by state and could impose additional penalties.


Conversion Legislation


     Many states have enacted or are considering enacting laws affecting the conversion or sale of not-for-profit hospitals. These laws, in general, include provisions relating to attorney general approval, advance notification and community involvement. In addition, state attorneys general in states without specific conversion legislation may exercise authority over these transactions based upon existing law. In many states there has been an increased interest in the oversight of not-for-profit conversions. The adoption of conversion legislation and the increased review of not-for-profit hospital conversions may increase the cost and difficulty of, or prevent the completion of transactions with, not-for-profit organizations in some states in the future. Moreover, as a condition to approving an acquisition, the attorney general of the state in which the hospital is located may require us to maintain specific services, such as emergency departments, or to continue to provide specific levels of charity care.


Revenue Ruling 98-15

     During March 1998, the Internal Revenue Service issued guidance regarding the tax consequences of joint ventures between for-profit and not-for-profit hospitals. We have not determined the impact of the tax ruling on the development of future ventures. The tax ruling could limit future joint venture development with not-for-profit hospitals.

The Emergency Medical Treatment and Active Labor Act

     The Federal Emergency Medical Treatment and Active Labor Act was adopted by Congress in response to reports of a widespread hospital emergency room practice of "patient dumping." At the time of the enactment, patient dumping was considered to have occurred when a hospital capable of providing the needed care sent a patient to another facility or simply turned the patient away based on such patient's inability to pay for his or her care. The law imposes requirements upon physicians, hospitals and other facilities that provide emergency medical services. Such requirements pertain to what care must be provided to anyone who comes to such facilities seeking care before they may be transferred to another facility or otherwise denied care. Regulations have recently been adopted that expand the areas within a facility that must provide emergency treatment to include provider-based outpatient departments. Sanctions for violations of this statute include termination of a hospital's Medicare provider agreement, exclusion of a physician from participation in Medicare and Medicaid programs and civil money penalties. In addition, the law creates private civil remedies that enable an individual who suffers personal harm as a direct result of a violation of the law, and a medical facility that suffers a financial loss as a direct result of another participating hospital's violation of the law, to sue the offending hospital for damages and equitable relief. Although we believe that our practices are in material compliance with the law, we can give no assurance that governmental officials responsible for enforcing the law will not assert from time to time that our facilities are in violation of this statute.

Health Care Reform


     The health care industry attracts much legislative interest and public attention. Changes in Medicare, Medicaid and other programs, hospital cost-containment initiatives by public and private payers, proposals to limit payments and health care spending and industry-wide competitive factors are highly significant to the health care industry. In addition, a framework of extremely complex Federal and state laws, rules and regulations governs the health care industry and, for many provisions, there is little history of regulatory or judicial interpretation to rely on.

     Many states have enacted or are considering enacting measures designed to reduce their Medicaid expenditures and change private health care insurance. Most states, including the states in which we operate, have applied for and been granted Federal waivers from current Medicaid regulations to allow them to serve some or all of their Medicaid participants through managed care providers. We are unable to predict the future course of Federal, state or local


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health care legislation. Further changes in the law or regulatory framework that reduce our revenues or increase our costs could have a material adverse effect on our business, financial condition or results of operations.


Health Care Industry Investigations


     Significant media and public attention has focused in recent years on the hospital industry. There are numerous ongoing Federal and state investigations regarding multiple issues, including cost reporting and billing practices, especially those relating to clinical laboratory test claims and home health agency costs, physician recruitment practices and physician ownership of health care providers and joint ventures with hospitals. These investigations have targeted hospital companies as well as their executives and managers. We have substantial Medicare, Medicaid and other governmental billings, which could result in heightened scrutiny of our operations. We continue to monitor these and all other aspects of our business and have developed a compliance program to assist us in gaining comfort that our business practices are consistent with both legal principles and current industry standards. However, because the law in this area is complex and constantly evolving, government investigations could result in interpretations that are inconsistent with industry practices, including ours. In public statements surrounding current investigations, governmental authorities have taken positions on a number of issues, including some for which little official interpretation previously has been available, that appear to be inconsistent with practices that have been common within the industry and that previously have not been challenged in this manner. In some instances, government investigations that have in the past been conducted under the civil provisions of Federal law may now be conducted as criminal investigations.

     Many current health care investigations are national initiatives in which Federal agencies target an entire segment of the health care industry. One example is the Federal government's initiative regarding hospital providers' improper requests for separate payments for services rendered to a patient on an outpatient basis within three days prior to the patient's admission to the hospital, where reimbursement for such services is included as part of the reimbursement for services furnished during an inpatient stay. In particular, the government has targeted all hospital providers to ensure conformity with this reimbursement rule. Another example involves the Federal government's initiative regarding health care providers "unbundling" and separately billing for laboratory tests that should have been billed as a "bundled unit." The Federal government has also launched a national investigative initiative targeting the billing of claims for inpatient services related to bacterial pneumonia, as the government has found that many hospital providers have attempted to bill for pneumonia cases under more complex and expensive reimbursement codes, such as diagnosis related group codes. Further, the Federal government continues to investigate Medicare overpayments to prospective payment hospitals that incorrectly report transfers of patients to other prospective payment system hospitals as discharges.

     While we are aware that several of our hospitals have been or are being investigated in connection with activities conducted prior to our acquisition of them, we are not aware of any governmental investigations involving the operation of those facilities by us, or involving any of our executives or managers. Under the terms of our various acquisition agreements, the prior owners of our hospitals are responsible for any liabilities arising from pre-closing violations. The prior owners' resolution of these matters or failure to resolve these matters, in the event that any resolution was deemed necessary, could have a material adverse effect on our business, financial condition or results of operation. See Note 8 of the Notes to Combined Statements of Operations and Cash Flows of Phoenix Baptist Hospital and Medical Center, Inc., Arrowhead Community Hospital and Medical Center, Inc. and Affiliates. It is possible that governmental entities could initiate investigations in the future at facilities operated by us and that such investigations could result in significant penalties to us as well as adverse publicity. It is also possible that our executives and managers, many of whom have worked at other health care companies that are or may become the subject of Federal and state investigations and private litigation, could be included in governmental investigations or named as defendants in private litigation. The positions taken by authorities in any future investigations of us, our executives or our managers, or other health care providers, and the liabilities or penalties that may be imposed could have a material adverse effect on our business, financial condition and results of operations.



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


Phoenix Health Plan Regulatory Matters


     Phoenix Health Plan is subject to state and Federal laws and regulations, and the Centers for Medicare and Medicaid Services and Arizona Health Care System have the right to audit Phoenix Health Plan to determine the plan's compliance with such standards. Phoenix Health Plan is required to file periodic reports with Arizona Health Care System and to meet certain financial viability standards. Phoenix Health Plan also must provide its enrollees with certain mandated benefits and must meet certain quality assurance and improvement requirements. As of October 16, 2002, Phoenix Health Plan must comply with the standardized formats for electronic transmissions set forth in the Administrative Simplification Provisions of the Health Insurance Portability and Accountability Act, and when final regulations become effective, Phoenix Health Plan will be required to comply with Federal security and privacy standards for health-related information. We cannot predict the final form that these regulations will take or the impact that the final regulations, when fully implemented, will have on us.

     The Anti-Kickback Statute has been interpreted to prohibit the payment, solicitation, offering or receipt of any form of remuneration in return for the referral of Federal health care program patients or any item or service that is reimbursed, in whole or in part, by any Federal health care program. Similar statutes have been adopted in Arizona which apply regardless of the source of reimbursement. Health and Human Services has adopted safe harbor regulations specifying certain relationships and activities that are deemed not to violate the Anti-Kickback Statute which specifically relate to managed care including:


     o waivers by health maintenance organizations of Medicare and Medicaid beneficiaries' obligation to pay cost-sharing amounts or to provide other incentives in order to attract Medicare and Medicaid enrollees;

     o certain discounts offered to prepaid health plans by contracting providers;

     o certain price reductions offered to eligible managed care organizations; and

     o certain price reductions offered by contractors with substantial financial risk to managed care organizations.

     We believe that the incentives offered by Phoenix Health Plan to its Medicaid enrollees and the discounts it receives from contracting health care providers should satisfy the requirements of the safe harbor regulations. However, failure to satisfy each criterion of the applicable safe harbor does not mean that the arrangement constitutes a violation of the law; rather the safe harbor regulations provide that an arrangement which does not fit within a safe harbor must be analyzed on the basis of its specific facts and circumstances. We believe that Phoenix Health Plan's arrangements comply in all material respects with the Federal Anti-Kickback Statute and similar Arizona statutes.

Environmental Matters

     We are subject to various Federal, state and local laws and regulations relating to environmental protection. Our hospitals are not highly regulated under environmental laws because we do not engage in any industrial activities at those locations. The principal environmental requirements and concerns applicable to our operations relate to:

     o the proper handling and disposal of hazardous and low level medical radioactive waste;

     o ownership or historical use of underground and above-ground storage tanks;

     o management of impacts from leaks of hydraulic fluid or oil associated with elevators, chiller units or incinerators;

     o appropriate management of asbestos-containing materials present or likely to be present at some locations; and


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     o    the potential acquisition of, or maintenance of air emission permits for, boilers or other equipment.

     We do not expect our compliance with environmental laws and regulations to have a material effect on us. We may also be subject to requirements related to the remediation of substances that have been released to the environment at properties owned or operated by us or at properties where substances were sent for off-site treatment or disposal. These remediation requirements may be imposed without regard to fault and whether or not we owned or operated the property at the time that the relevant releases or discharges occurred. Liability for environmental remediation can be substantial.


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                                   MANAGEMENT

Directors and Executive Officers


     The table below presents information with respect to our directors and executive officers as of November 15, 2001.

Name                                 Age                      Position
----                                 ---                      --------
Charles N. Martin, Jr..........       58    Chairman of the Board & Chief Executive Officer; Director
William L. Hough...............       50    President & Chief Operating Officer; Director
Joseph D. Moore................       54    Executive Vice President, Chief Financial Officer & Treasurer; Director
Ronald P. Soltman..............       55    Executive Vice President, General Counsel & Secretary; Director
Mark Brenzel...................       47    Senior Vice President-Operations
Bruce F. Chafin................       45    Senior Vice President-Compliance & Ethics
Robert E. Galloway.............       56    Senior Vice President-Development
James Johnston.................       58    Senior Vice President-Human Resources
Phillip W. Roe.................       40    Senior Vice President, Controller & Chief Accounting Officer
James H. Spalding..............       43    Senior Vice President, Assistant General Counsel & Assistant Secretary
Alan G. Thomas.................       47    Senior Vice President-Operations Finance
Thomas M. Ways.................       52    Senior Vice President-Managed Care & Physician Integration
Keith B. Pitts.................       44    Vice Chairman; Director
Karen H. Bechtel...............       52    Director
Eric T. Fry....................       34    Director
Howard I. Hoffen...............       38    Director


     Charles N. Martin, Jr. has served as Chairman of the Board of Directors and Chief Executive Officer of Vanguard since July 1997. Until May 31, 2001, he was also Vanguard's President. From January 1992 until January 1997, Mr. Martin was Chairman, President and Chief Executive Officer of OrNda HealthCorp ("OrNda"), a hospital management company. Prior thereto Mr. Martin was President and Chief Operating Officer of HealthTrust, Inc., a hospital management company, from September 1987 until October 1991. Mr. Martin is also a director of HealthStream, Inc., and a number of privately held companies..


     William L. Hough has served as Chief Operating Officer and a director of Vanguard since July 1997. Mr. Hough was elected Vanguard's President on May 31, 2001, and prior thereto he had been an Executive Vice President. From August 1995 until January 1997, he was Executive Vice President and Chief Operating Officer of OrNda. From September 1987 to April 1995, Mr. Hough served in various executive positions with HealthTrust, Inc., including Group Vice President from May 1994 to April 1995, and Regional Vice President from April 1990 to April 1994.

     Joseph D. Moore has served as Executive Vice President, Treasurer, Chief Financial Officer and a director of Vanguard since July 1997. From February 1994 to April 1997, he was Senior Vice President--Development of Columbia/HCA Healthcare Corporation ("Columbia"), a hospital management company. Mr. Moore first joined Hospital Corporation of America (a predecessor of Columbia) in April 1970, rising to Senior Vice President--Finance and Development in January 1993.

     Ronald P. Soltman has been Executive Vice President, General Counsel, Secretary and a director of Vanguard since July 1997. From April 1994 until January 1997, he was Senior Vice President, General Counsel and Secretary of OrNda. From February 1994 until March 1994, he was Vice President and Assistant General Counsel of Columbia. From 1984 until February 1994, he was Vice President and Assistant General Counsel of Hospital Corporation of America.

     Mark Brenzel has served as Senior Vice President-Operations of Vanguard since May 2000. Prior thereto from February 1998 to October 1999, he was the Chief Operating Officer of Renal Ventures, Inc., a dialysis provider


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


based in Denver, Colorado. Prior thereto, from May 1995 to December 1997, he was Chief Operating Officer of the Columbia-HealthOne System, a multi-facility regional hospital system also based in Denver, Colorado.

     Bruce F. Chafin has served as Senior Vice President-Compliance & Ethics of Vanguard since July 1997. Prior thereto, from April 1995 to January 1997, he served as Vice President-Compliance & Ethics of OrNda.

     Robert E. Galloway has served as Senior Vice President-Development of Vanguard since October 1997. Prior thereto from August 1993 to September 1997, he was Vice President-Development of Columbia and its predecessor, Columbia Hospital Corporation.

     James Johnston has served as Senior Vice President-Human Resources of Vanguard since July 1997. Prior thereto from November 1995 to January 1997, he served as Senior Vice President-Human Resources of OrNda.

     Phillip W. Roe has been Senior Vice President, Controller & Chief Accounting Officer of Vanguard since July 1997. Prior thereto he was Senior Vice President, Controller and Chief Accounting Officer of OrNda from September 1996 until January 1997. Prior thereto, from October 1994 until September 1996, Mr. Roe was Vice President, Controller and Chief Accounting Officer of OrNda.

     James H. Spalding has served as Senior Vice President, Assistant General Counsel and Assistant Secretary of Vanguard since November 1998. Prior thereto he was Vice President, Assistant General Counsel and Assistant Secretary of Vanguard from July 1997 until November 1998. Prior thereto from April 1994 until January 1997, he served as Vice President, Assistant General Counsel and Assistant Secretary of OrNda.

     Alan G. Thomas has been Senior Vice President-Operations Finance of Vanguard since July 1997. Prior thereto, Mr. Thomas was Senior Vice President-Hospital Financial Operations of OrNda from April 1995 until January 1997. Prior thereto he was Vice President-Reimbursement and Revenue Enhancement of OrNda from June 1994 until April 1995.

     Thomas M. Ways has served as Senior Vice President-Managed Care & Physician Integration of Vanguard since February 1998. Prior thereto from February 1997 to January 1998, he was Chief Executive Officer of MSO/Physician Practice Development for the Southern California Region of Tenet Health Care Corporation, a hospital management company. Prior thereto from August 1994 to January 1997, he was Vice President-Physician Integration of OrNda.

     Keith B. Pitts has been Vanguard's Vice Chairman since May 2001, a director of Vanguard since August 1999, and was an Executive Vice President of Vanguard from August 1999 until May 2001. Prior thereto, from November 1997 until June 1999, he was the Chairman and Chief Executive Officer of Mariner Post-Acute Network, Inc. and its predecessor, Paragon Health Network, Inc., which is a nursing home management company. In January 2000, Mariner Post-Acute Network, Inc. filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. Prior thereto from August 1992 until January 1997, Mr. Pitts served as Executive Vice President and Chief Financial Officer of OrNda.


     Karen H. Bechtel has served as a Director of Vanguard since March 2000. Ms. Bechtel has been a Managing Director of Morgan Stanley Capital Partners since 1998 and a Managing Director of Morgan Stanley & Co. Incorporated ("MS & Co.") since 1986. She also serves as a director of Cross County, Inc. and a number of privately held companies.

     Eric T. Fry has served as a Director of Vanguard since May 1998. He joined MS & Co. in 1989 and has been an Executive Director of both MS & Co. and Morgan Stanley Capital Partners since 1999. He is also a director of ACG Holdings, Inc. and a number of privately held companies.

     Howard I. Hoffen has served as a Director of Vanguard since January 2001. Mr. Hoffen joined MS & Co. in 1985 and has been a Managing Director of MS & Co. and Morgan Stanley Capital Partners since 1997, and was appointed as Chairman and Chief Executive Officer of Morgan Stanley Private Equity in 2001. Mr. Hoffen also serves as a director of Catalytica Energy Systems., Inc., Allegiance Telecom, Inc., Choice One Communications, Inc. and a number of privately held companies.


Executive Compensation

     The following table sets forth, for the fiscal year ended June 30, 2001, the compensation earned by our Chief Executive Officer and our four other most highly compensated executive officers. We refer to these persons as our named executive officers.

                                                 Summary Compensation Table

                                                            Annual Compensation                     Long-Term Compensation
                                              ------------------------------------------------    ---------------------------
                                                                                  Other Annual    Securities      All Other
                                              Fiscal                              Compensation    Underlying     Compensation
       Name and Principal Position             Year      Salary($)    Bonus($)      ($) (a)       Options(#)       ($) (b)
------------------------------------------    ------     ---------    --------    ------------    ----------     ------------
Charles N. Martin, Jr.
 Chairman of the Board and
 Chief Executive Officer..................      2001      700,008           0               0              0           7,572
William L. Hough
 President & Chief Operating Officer......      2001      428,016           0               0              0           5,250
Joseph D. Moore
 Executive Vice President, Chief Financial
 Officer & Treasurer......................      2001      369,504           0               0              0               0
Keith B. Pitts
 Vice Chairman............................      2001      428,016           0               0          8,409         380,155
Ronald P. Soltman
 Executive Vice President, General
 Counsel & Secretary......................      2001      272,016           0               0              0               0

(a) No such compensation was paid other than perquisites and other personal benefits which have not been included because their aggregate value provided to any of the named executive officers was below the reporting threshold established by the Securities and Exchange Commission.

(b) The amounts disclosed under All Other Compensation in the Summary Compensation Table represent for the named executive officers in fiscal 2001 (i) the following amounts of our matching contributions made under our 401(k) Plan: Mr. Martin: $5,250; Mr. Hough: $5,250; Mr. Moore: $0; Mr.
     Pitts: $5,250; and Mr. Soltman: $0; $374,365 for Mr. Pitts to reimburse him for certain relocation expenses in his move to Nashville to commence employment with Vanguard; and (iii) the following amounts of insurance premiums paid by Vanguard with respect to group term life insurance: Mr.
     Martin: $2,322; Mr. Hough: $0; Mr. Moore: $0; Mr. Pitts: $540; and Mr.
     Soltman: $0.

Stock Option Grants During Fiscal 2001

     In the fiscal year ended June 30, 2001, the grants of stock options under our stock-based employee benefit plans to the named executive officers were as follows:


                        Number of        Percent of
                        Securities      Total Options                                               Potential Realizable Values
                        Underlying       Granted to                   Market Price                  at Assumed Annual Rates
                         Options        Employees in       Exercise    on Date of   Expiration      of Stock Price Appreciation
                        Granted(#)       Fiscal Year     Price($/Sh)   Grant($/Sh)     Date             for Option Term(a)
                        ----------      ------------     -----------  ------------  ----------    ---------------------------------
                                                                                                     0%            5%         10%
                                                                                                  ---------  ----------  ----------
Charles N. Martin, Jr..          -                -              -              -            -            -           -           -
William L. Hough.......          -                -              -              -            -            -           -           -
Joseph D. Moore........          -                -              -              -            -            -           -           -
Keith B. Pitts.........      5,275(b)           59.2%       425.32       1,701.18     08/07/10    6,730,162  12,373,689  21,031,967
                             3,134(c)            100%       170.12       1,701.18     06/01/08    4,798,342   7,273,663  10,697,177
Ronald F. Soltman......          -                 -             -              -            -            -           -           -

---------------
(a) In accordance with the rules of the Securities and Exchange Commission, shown are the gains or "option spreads" that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices.

(b) 25% of the stock options vested on August 7, 2001 and 25% of the stock options will vest on August 7 in each of 2002, 2003 and 2004, and the vested options then become exercisable, generally, upon the occurrence of a Liquidity Event, as described in "Certain Relationships and Related Party Transactions-Shareholders Agreement." In addition, 100% of the non-exercisable options become exercisable upon a change of control (as defined in the plan). Also, we have agreed to pay a cash bonus to Mr. Pitts upon his exercise of these options, in whole or in part, in the aggregate amount of approximately $1,855,000, assuming all such options are exercised.

(c) 1/7 of the stock options vested on August 7, 2001, and 1/7 of the stock options will vest on August 7 in each of the years 2002, 2003, 2004, 2005, 2006 and 2007, and the vested options then become exercisable, generally, upon the occurrence of a Liquidity Event.

Stock Option Exercises, Holdings and Fiscal Year-End Values

     The following table sets forth information with respect to the named executive officers concerning their exercise of stock options during the fiscal year ended June 30, 2001 and in respect of the number and value of unexercised options held by each of them as of June 30, 2001.

                                                                   Number of Securities Underlying         Value of Unexercised
                           Shares Acquired                             Unexercised Options At            In-the-Money Options At
Name                       on Exercise (#)   Value Realized($)           Fiscal Year-End(#)               Fiscal Year-End($)(a)
----                       ---------------   -----------------     ---------------------------------   ----------------------------
                                                                   Exercisable      Unexercisable(b)   Exercisable    Unexercisable
                                                                   -----------      ----------------   -----------    -------------
Charles N. Martin, Jr...                0                   0              587                10,448       898,732       15,996,514
William L. Hough........                0                   0              359                 3,134       549,650        4,798,342
Joseph D. Moore.........                0                   0              310                 3,134       474,629        4,798,342
Keith B. Pitts..........                0                   0                0                 8,409             0       11,528,504
Ronald P. Soltman.......                0                   0              228                 2,687       349,082        4,113,958

--------------------
(a) There was no public market for our common stock at June 30, 2001. The dollar values of unexercised in-the-money options represent the difference between the assumed fair market value of $1,701.18 per share at June 30, 2001 and the exercise prices of the options.

(b) All of the options set forth in this chart (except for 5,275 of the options granted to Mr. Pitts) were options granted under our Carry Option Plan, as described in "Certain Relationships and Related Party Transactions - Our Option Plans."

Board of Directors

   General

     The board of directors of Vanguard manages its business. Under our certificate of incorporation and bylaws, the Vanguard board of directors must consist of not less than three nor more than twenty members, with the exact number of members being fixed from time to time by our board of directors. Currently, eight members comprise our board of directors.


     Pursuant to our shareholders agreement, our board of directors is to be made up of eight members, five of which are to be nominated by the management shareholders and three of which are to be nominated by the Morgan Stanley Capital Partners Funds ("Capital Partners Funds"). In conformity with the foregoing, at the current time Ms. Bechtel and Messrs. Fry and Hoffen are directors nominated by the Capital Partners Funds and Messrs. Hough, Martin, Moore, Pitts and Soltman are directors nominated by the management shareholders. Despite the foregoing, at all times the Capital Partners Funds have the right to nominate four members to our board, in which event one of the management directors will resign. Also, at any time after January 1, 2005, the Capital Partners Funds have the right to nominate a majority of our board if the Capital Partners Funds exercise their additional rights under the shareholders agreement to require all other shareholders to transfer their shares to the same prospective purchaser and at the same price at which the Capital Partners Funds have agreed to sell all their shares of our common stock. Pursuant to our shareholders agreement each shareholder has agreed to vote his shares of common stock to elect directors nominated in the manner described above.

   Term of Office of Directors


     Our directors are elected by the affirmative vote of a plurality of the votes cast by our shareholders at Vanguard's annual meeting of shareholders. Once elected, each director serves until the next annual meeting of shareholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

   Director Compensation

     Directors do not receive any compensation for their services. We do, however, reimburse them for travel expenses and other out-of-pocket costs incurred in connection with attendance at board of directors and committee meetings, and they are eligible to receive options pursuant to certain of our option plans, as described in "Certain Relationships and Related Party Transactions-Our Option Plans." To date, however, no non-employee directors have been granted options.

   Committees of the Board of Directors


     We currently have no standing committees of our board of directors. Pursuant to our shareholders agreement, the Capital Partners Funds have the right to appoint one member to each committee of our board of directors.

                             PRINCIPAL SHAREHOLDERS


     The following table presents information regarding beneficial ownership of shares of our common stock and preferred stock, as of November 15, 2001, by:


     o each person we know to be the beneficial owner of 5% or more of our common stock or our preferred stock;

     o each of our executive officers listed in the summary compensation table;

     o    the members of our board of directors; and

     o    all our current directors and executive officers as a group.

     When reviewing the following table, you should be aware that:

     o The amounts and percentage of common stock and preferred stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which he has no economic interest.

     o Except as otherwise indicated in the footnotes to the table, each stockholder identified in the table possesses sole voting and investment power over all shares of stock shown as beneficially owned by such stockholder.

     o We have one series outstanding of preferred stock, our Payable-In-Kind Cumulative Redeemable Convertible Preferred Stock. For further information on the terms of this series of preferred stock, see "Our PIK Preferred Stock."

     o Unless otherwise indicated below, the address of each individual or entity listed in the table is 20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee 37215.



                                                            Common Stock of Vanguard      Preferred Stock of Vanguard
                                                           ---------------------------    -----------------------------
                                                           Number of        Percent of    Number of          Percent of
                                                            Shares             Class       Shares              Class
                                                           ---------        ----------    ---------          ----------
Beneficial Owners:
Capital Partners Funds(1)............................        163,189            78.9%           -                 -
The MacNeal Memorial Hospital Association(2).........              -               -       21,600              100.0%
Charles N. Martin, Jr.(3)............................         43,513            21.1            -                 -
William L. Hough(4)..................................          5,487             2.7            -                 -
Joseph D. Moore(5)...................................          5,144             2.5            -                 -
Keith B. Pitts.......................................            118             *              -                 -
Ronald P. Soltman(6).................................          3,952             1.9            -                 -
Karen H. Bechtel(7)..................................        163,189            78.9            -                 -
Eric T. Fry(7).......................................        163,189            78.9            -                 -
Howard I. Hoffen (7).................................        163,189            78.9            -                 -
All directors and executive officers as a group (16
 persons)............................................        202,998            98.2            -                 -


--------------------
*  Signifies less than 1%.

(1) The Capital Partners Funds consist of Morgan Stanley Capital Partners III, L.P., MSCP III 892 Investors, L.P., Morgan Stanley Capital Investors, L.P., Morgan Stanley Dean Witter Capital Partners IV, L.P., MSDW IV 892 Investors, L.P., and Morgan Stanley Dean Witter Capital Investors IV, L.P. Morgan Stanley & Co. Incorporated is an affiliate of the Capital Partners Funds and may be deemed to beneficially own the shares of common stock owned by the Capital Partners Funds. The address of each such entity is 1221 Avenue of the Americas, 33(rd) Floor, New York, New York 10020.

(2) Michael P. Kenahan, President of MacNeal Memorial Hospital Association, possesses sole voting and investment power over these shares, subject to specific direction at any time by the Board of Directors of MacNeal Memorial Hospital Association. The address of The MacNeal Memorial Hospital Association and of Mr. Kenahan is 3249 South Oak Park Avenue, Berwyn, Illinois 60402.


(3) Includes 3,396 shares which Mr. Martin has the right to acquire upon the exercise of stock options. Includes 24,536 shares beneficially owned by Mr. Martin solely as a result of his rights to vote these 24,536 shares under the Voting Proxy Agreement discussed below. Mr. Martin has no economic interest in these 24,536 shares. Mr. Martin beneficially owns 18,977 shares in which he has an economic interest and which represent 9.2% of the class.

(4) Includes 359 shares which Mr. Hough has the right to acquire upon the exercise of stock options.

(5) Includes 310 shares which Mr. Moore has the right to acquire upon the exercise of stock options.

(6) Includes 228 shares which Mr. Soltman has the right to acquire upon the exercise of stock options.


(7) Messrs. Fry and Hoffen and Ms. Bechtel are all associated with the Capital Partners Funds which beneficially own all of these shares of common stock. Messrs. Fry and Hoffen and Ms. Bechtel disclaim any beneficial ownership of such common stock. The address of each such person is 1221 Avenue of the Americas, 33(rd) Floor, New York, New York 10020.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Founders


     Vanguard was founded in July 1997 by four of its directors and executive officers mentioned above, Messrs. Martin, Hough, Moore and Soltman, and by an affiliate of the Capital Partners Funds. Initially, the individual founders funded the start-up operations of Vanguard with short-term loans. In August 1997 the four individual founders and certain other current members of management purchased for cash shares of our common stock and the short-term loans were repaid with the proceeds of the share purchases. In addition, in August 1997 the affiliate of the Capital Partners Funds purchased for cash shares of our preferred stock. We redeemed such preferred shares for cash in June 1998.


Shareholders Agreement


     As noted above, the Capital Partners Funds currently own collectively approximately 80% of our outstanding shares of common stock. The Capital Partners Funds and all the other shareholders in Vanguard have entered into a shareholders agreement governing their ownership of our common stock. The following is a summary of the material terms included in the shareholders agreement.

     o The shareholders agreement provides that our board of directors is to be made up of eight members, five of which are to be nominated by management shareholders and three of which are to be nominated by the Capital Partners Funds. Despite the foregoing, at all times the Capital Partners Funds have the right to nominate a fourth member to our board, in which event one of the management directors will resign. Currently, Ms. Bechtel and Messrs. Fry and Hoffen are directors nominated by the Capital Partners Funds. Also, at any time after January 1, 2005, the Capital Partners Funds have the right to nominate a majority of our board if the Capital Partners Funds exercise their additional right under the shareholders agreement to require all other shareholders to transfer their shares to the same prospective purchaser at the same price at which the Capital Partners Funds have agreed to sell their shares of our common stock. The Capital Partners Funds also have the right to designate one member of each committee of our board.


     o The shareholders have agreed in the shareholders agreement not to transfer any of their shares other than to permitted transferees, and that their shares will be subject to certain "tag along" and "first offer" rights upon share transfer.


     o After June 1, 2003, in the event that the Capital Partners Funds determine to sell all of their shares to a third party, they can require that the other shareholders who are parties to the shareholders agreement sell all of their shares to a third-party purchaser chosen by the Capital Partners Funds, at the price negotiated by the Capital Partners Funds and the third-party purchaser but, if the sale is prior to January 1, 2005, the other shareholders have the right to purchase all of the shares held by the Capital Partners Funds in lieu of selling their shares to such third-party purchaser.

     o Each of the Management Investors, which includes our executive officers, has agreed to sell to us his or her Initial Shares, which are the shares they acquired prior to the investments by the Capital Partners Funds in Vanguard, at a price equal to $100 per share if, during the four-year period beginning on June 1, 1998, he or she resigns without Good Reason (defined as a change in control of Vanguard followed by a functional demotion of the employee, through such means as a diminishment of responsibilities, a reduction in salary, a requirement of relocation or a discontinuance of salary or other benefits, including incentive-based options). In addition, if, during this four-year period, any of Messrs. Martin, Hough, Moore and Soltman are terminated for cause, or if any other Management Investor is terminated by us for any reason, he or she will sell to us his or her Initial Shares at a price equal to $100 per share. The number of shares subject to repurchase under this provision decreases ratably over the four-year period.

     o Each of the Management Investors has agreed to sell to us all the shares that he or she owns at cost if, prior to June 1, 2003, his or her employment is terminated either by him or her without Good Reason or by us for cause and he or she then engages in an activity competitive with our business.


     o Mr. Martin is generally prohibited from disposing of shares unless, at the time of the disposition, the proportion of his shareholdings that he has disposed of does not exceed the proportion of shareholdings disposed of by the Capital Partners Funds.

     o The Capital Partners Funds and the other shareholders, under specified circumstances and subject to certain conditions, have the right to require us to register their shares under the Securities Act and to participate in specified registrations of shares by Vanguard.

     o We have agreed to pay reasonable fees and expenses of the Capital Partners Funds incurred in reviewing the health care facilities which we propose to purchase from time to time.

     o If the Capital Partners Funds receive aggregate net proceeds upon a Liquidity Event that are less than what they have invested in Vanguard, they may require us to repurchase from our Management Investors an aggregate of 24,187 shares at the lower of cost or market value at the time of such notice. Morgan Stanley Dean Witter Capital Partners IV, L.P. ("MSCP IV") can require that we, or we can elect under certain circumstances to, pay the purchase price by delivery of a 3-year note, at 1% over the 3-year U.S. Treasury bond rate in lieu of cash. If our credit agreements do not permit such a purchase, then the Capital Partners Funds are permitted to purchase the shares directly from the Management Investors for cash.

     o So long as the Capital Partners Funds own at least 15% of our outstanding common stock, we have agreed not to take certain important actions without the prior approval of MSCP IV including, but not limited to, the following:


          o issuances of equity or equity-type securities or payments of dividends on our capital stock;

          o approval of our annual business plan and budget and of any long-term strategic plan;

          o the appointment or removal of our Chief Executive Officer or any change in the compensation of our executive management;

          o incurrence, refinancing or discharge of indebtedness in excess of 10% of our consolidated assets;

          o purchases or sales of assets having a value in excess of 10% of our consolidated assets, other than in the ordinary course of our business;

          o a merger, consolidation, reclassification, reorganization, liquidation, dissolution, voluntary bankruptcy or similar significant corporate events;

          o changes in our auditors, financial accounting policies or tax policies;

          o transactions with our affiliates or affiliates of our management;

          o capital expenditures exceeding 5% of our consolidated assets for any given project or in any fiscal year;

          o    employment of investment bankers; and

          o    any other material transaction.

     The above-mentioned provisions of the shareholders agreement will terminate in the event of an initial public offering of our common stock, the sale of our company or the sale by the Capital Partners Funds of their shares of our common stock (each a "Liquidity Event"). Upon the occurrence of a Liquidity Event, a separate shareholders agreement will become effective which will govern the ownership of our common stock among our current shareholders. The following is a summary of the material terms included in this separate shareholders agreement.


     o Shares received under the Carry Option Plan, described below, may not be transferred for a period of one year after our initial public offering.


     o Mr. Martin is generally prohibited from disposing of shares unless, at the time of the disposition, the proportion of his shareholdings that he has disposed of does not exceed the proportion of shareholdings disposed of by the Capital Partners Funds.

     o The Capital Partners Funds and the other shareholders, under specified circumstances and subject to certain conditions, have the right to require us to register their shares under the Securities Act and to participate in specified registrations of shares by us.

     o We have the right to repurchase at cost all shares, including those received pursuant to the Carry Option Plan, held by each of our Management Investors if, prior to June 1, 2003, his or her employment is terminated either by him or her without Good Reason or by us for cause and he or she then engages in an activity competitive with our business. This right can be assigned to the other Management Investors, and the Capital Partners Funds have the right to effect any such repurchase directly from the Management Investor.

     o As long as the Capital Partners Funds own at least 5% of our outstanding shares, they will have the right to designate two board members and one member of each committee of our board.

     As a result of their stock ownership, their positions with Vanguard and the shareholders and related agreements described herein, our executive management and the Capital Partners Funds control us and have the power to elect all of our directors. As a result of their holding approximately 80% of our outstanding shares of common stock and their rights under the shareholders agreement, the Capital Partners Funds have significant influence over our management and policies and over any action requiring the approval of the holders of our common stock, including amendments to our certificate of incorporation, acquisitions or sales of all or substantially all of our assets. Circumstances may occur in which the interests of the Capital Partners Funds could be in conflict with your interests. In addition, the Capital Partners Funds may have an interest in pursuing transactions that, in their judgment, enhance the value of their equity investment in our company, even though those transactions may involve risks to you as a holder of the notes.


Subscription Agreement


     Under a subscription agreement dated June 1, 2000, between us and certain investors, including the Capital Partners Funds and our executive officers, to fund the purchase of hospitals, hospital systems, hospital management companies and related assets, we authorized the issuance and sale of 235,521 shares of common stock at a price of $1,701.18 per share. As of November 15, 2001, we have sold 46,051 shares pursuant to this subscription agreement. According to its terms, the obligation of the Capital Partners Funds to purchase shares are subject to the approval of the Capital Partners Investment Committee. The subscription agreement also entitles the Capital Partners Funds and their affiliates to have an exclusive right of first offer to provide equity and equity-linked financing to us (except for equity issued by us or our subsidiaries in connection with hospital or hospital system acquisitions).


Letter Agreement

     On June 1, 1998, we signed a letter agreement with our existing shareholders at that date under which we agreed that if, in connection with a Management Investor's ownership of the Initial Shares, we become entitled to any tax deduction in respect of such Initial Shares, we will pay to such Management Investor, when we actually receive the economic benefit of this deduction, the amount of the benefit. As of this time, we have not received any benefits which we would be obligated to pay to the Management Investors under this agreement.

Our Option Plans


     In June 1998, we established a stock option plan (the "1998 Stock Option Plan") which is available for stock option awards from time to time to our officers, key employees, directors and consultants, including key employees of acquired hospitals. Except as described below, the terms of this option plan state that the options will vest ratably over a term of four years and that all options will accelerate immediately upon a change in control (as defined in the plan). In addition, all optionees must consent in their option agreements to be bound by the terms of the shareholders agreements referred to above. A certain percentage of the options granted pursuant to the 1998 Stock Option Plan (at least 75% percent of those issued) must be forfeited to us if the investment gains received by the Capital Partners Funds upon a Liquidity Event are less than a predetermined amount and, accordingly, these options may not be exercised prior to a Liquidity Event. The maximum number of shares of our common stock reserved for the grant of options under this plan is 13,306, subject to a readjustment upon the occurrence of a Liquidity Event. As of November 15, 2001, options to purchase 10,329 shares have been granted and remain outstanding under this plan. Of the remaining 2,977 authorized options, none of these options are available for our grant, and all remain outstanding unless a Liquidity Event shall occur and a certain financial test set forth in the plan relating to shareholder returns on their investment in our shares is met.

     In June 2000, we established another stock option plan (the "2000 Stock Option Plan") which is available for stock option awards from time to time to our officers, key employees, directors and consultants, including key employees of acquired hospitals. The terms of this option plan are substantially similar to those of the 1998 Stock Option Plan, including the forfeiture provisions described above. The maximum number of shares of common stock reserved for the grant of options under this plan is 41,931 shares or a lesser number based upon a formula relating to recent issuances of our common stock to our shareholders. As of November 15, 2001, options to purchase 8,094 shares are authorized for grant under this plan and options to purchase 7,694 shares have been granted and remain outstanding under this plan.

     In June 1998, we established a Carry Option Plan under which options to purchase our shares may be granted to certain key employees. The options granted under this plan vest ratably over seven years and become fully vested upon a Liquidity Event. These options are exercisable only upon a Liquidity Event and only to an extent determined pursuant to a schedule based on the returns earned by the Capital Partners Funds on its aggregate investment in our common stock. Pursuant to our shareholders agreement, the Capital Partners Funds and certain other shareholders may be obligated to forfeit up to 25% of the shares of our common stock which they own, depending upon the extent of the investment gains of the Capital Partners Funds upon a Liquidity Event, to fund options granted under this plan to employees. Options to purchase 29,822 shares were authorized for grant under this plan at a price per option equal to 10% of the fair market value of the related underlying share, and, as of November 15, 2001, all of these options to purchase 29,822 shares have been granted under this plan to key employees, including Messrs. Martin, Hough, Moore, Pitts and Soltman.


     Effective June 1998, we established a Nonqualified Initial Option Plan under which we granted options to purchase an aggregate of 3,595 shares to certain of our employees on June 1, 1998. Most of the options granted under this plan were made to our employees who worked for us during 1997 and 1998 either with no cash salaries or with salaries below fair market value. These options were granted with an exercise price equal to 10% of the purchase price which we charged purchasers of our shares of common stock on June 1, 1998.


     All of the options which we have granted under the 1998 Stock Option Plan, the 2000 Stock Option Plan, the Nonqualified Initial Option Plan and the Carry Option Plan have been granted to our officers and other employees. We believe that the past and future grants of options to purchase our common stock under these plans have and will assist us in retaining and recruiting employees of outstanding ability. Stock option grants provide an incentive that focuses the employee's attention on managing or working for the business of our company from the perspective of an owner with an equity stake in the business and helps ensure that operating decisions are based on long-term results that benefit the business and ultimately our shareholders. Usually, each stock option granted under these plans


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


becomes vested and exercisable only over a period of time or upon a Liquidity Event. Generally, the exercise prices of options granted under the 1998 Stock Option Plan and the 2000 Stock Option Plan have been equal to the fair market value at the time of grant, subject to downward adjustment in the event of superior investment gains by the Capital Partners Funds upon a Liquidity Event, while options granted under the Carry Option Plan and the Initial Option Plan are granted at exercise prices equal to 10% of such fair market value. The number of shares covered by each grant is intended to reflect the grantee's level of responsibility and past and anticipated contributions.


     Each of our option plans provides that, in the event of any recapitalization, reclassification, merger, consolidation, stock split, or combination or exchange of shares, or other similar transaction, the number of shares of our common stock available for awards, the number of such shares covered by outstanding awards, the option price and any other relevant provisions of the plan will be equitably adjusted by our board or compensation committee to reflect such event and preserve the value of such options.

Our Employment Agreements

     On June 1, 1998, we entered into written employment agreements with our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and General Counsel (Messrs. Martin, Hough, Moore and Soltman, respectively) for terms expiring on June 1, 2003, with provisions for renewal. On September 1, 1999, we entered into a written employment agreement with Keith B. Pitts to be our Executive Vice President for a term expiring on September 1, 2004, with provisions for renewal. Effective May 31, 2001, Mr. Pitts was promoted to the position of Vice Chairman of our board. The base salaries of Messrs. Martin, Hough, Moore, Pitts and Soltman under such written employment agreements are, as of October 1, 2001, $900,000, $550,000, $500,000, $550,000 and $450,000,
respectively. Pursuant to these agreements these officers are to have an annual bonus plan giving each of them an opportunity to earn an annual bonus in such amount as our Board of Directors should determine, as well as pension, medical and other customary employee benefits. Through our fiscal year ended June 30, 2001, no such bonus plan was made available to such officers. The terms of these agreements state that if the employee terminates his employment for Good Reason or if we breach the terms of the agreement and terminate the employee, he will receive within a specified time after the termination a payment of up to three times his annual salary plus the average of the bonuses given to him in the two years immediately preceding his termination.

Our Severance Protection Agreements

     We provide our executives at the Vice President level and above (other than Messrs. Martin, Hough, Moore, Soltman and Pitts) with severance protection agreements granting them severance payments in amounts of 200% to 250% of annual salary and bonus. Generally, severance payments are due under these agreements if a change in control (as defined) should occur and employment of the officer is terminated during the term of the agreement by us (or our successor) or by the employee for Good Reason. In addition, these agreements state that in the event of a Potential Change in Control (defined as the time at which an agreement which would result in a change in our control is signed, an acquisition attempt relating to us is publicly announced or there is an increase in the number of shares owned by one of our ten-percent shareholders by five percent or more), the employees have an obligation to remain in our employ until the earliest of (i) six months after the Potential Change in Control; (ii) a change in control; (iii) a termination of employment by us; or
(iv) a termination of employment by the employee for Good Reason (treating Potential Change in Control as a change in control for the purposes of determining whether the employee had a Good Reason) or due to death, disability or retirement.

Our Voting Proxy Agreement


     Each of our shareholders (other than the Capital Partners Funds) has entered into a voting proxy agreement in which each shareholder has granted Mr. Martin (or, if Mr. Martin is no longer employed by us or is no longer one of our directors, Mr. Moore) an irrevocable proxy to vote that shareholder's shares of common stock in such manner as Mr. Martin, in his sole discretion, deems proper. Furthermore, Mr. Martin has been authorized under the voting proxy agreement to issue any consent or waiver on behalf of the shareholder under our shareholders agreement and related agreements. The voting proxy agreement terminates upon the earlier of (i) the consummation of a Liquidity Event and (ii) June 1, 2008.



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


     Mr. Martin has used his rights under the voting proxy agreement to nominate himself and Messrs. Hough, Moore, Pitts and Soltman as the directors to be nominated by the management shareholders pursuant to our shareholders agreement.

Our Related Party Transactions


     Charles N. Martin, Jr., our Chairman and Chief Executive Officer, beneficially owns in excess of 97% of the membership interests in The Healthcare Airplane Group, LLC, a Tennessee limited liability company. We own an approximately 0.4% membership interest in The Healthcare Airplane Group. The Healthcare Airplane Group's principal asset is a Falcon model 20F-731 10-passenger jet airplane. We paid The Healthcare Airplane Group approximately $0.4 million, $0.3 million, $0.3 million, $0.1 million and $0.1 million during the fiscal year ended June 30, 1999, 2000, and 2001, and during the three months ended September 30, 2000 and 2001, respectively, to charter such plane from time to time, to fly our employees to and from the sites of our proposed acquisitions and for other corporate purposes. These charter payments were made in the ordinary course of our business, and we believe that the prices paid to The Healthcare Airplane Group for these charter services were more favorable to us than those charter rates which we could have obtained for comparable plane services from an independent airplane charter company.

     On July 1, 2000, we purchased 100% of the outstanding common stock of Trinity MedCare, Inc. from its nine shareholders. Trinity is in the business of managing psychiatric units in acute care hospitals and providing consulting services for acute care hospitals with psychiatric units. The aggregate purchase price of these shares was $806,000. Six of our executive officers mentioned above, Messrs. Hough, Martin, Moore, Pitts, Soltman and Thomas, sold us their shares of Trinity MedCare, Inc. on July 1, 2000 for $43,420, $283,564, $21,768, $43,420, $43,420, and $21,768, respectively.



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


                            OUR PIK PREFERRED STOCK

     Our board of directors is authorized to issue up to 150,000 shares of Preferred Stock in series and with powers, designations, preferences and relative rights as the board determines. In connection with the acquisition of MacNeal Hospital, we issued 20,000 shares of Payable-In-Kind Convertible Redeemable Preferred Stock ("PIK Preferred Stock"), at a price of $1,000 per share. Dividends on the PIK Preferred Stock are payable when, as and if declared by our board, and are cumulative and accrue at the rate of 8% per annum from the date of issuance. Dividends on the PIK Preferred Stock are payable annually in cash or, until the earlier of January 31, 2008, and the date the first cash dividend is paid on our common stock, are payable at our option by issuing additional shares of PIK Preferred Stock. No dividends or distributions may be made on our common stock unless and until all accrued and unpaid dividends are first paid to the holders of the PIK Preferred Stock.

     We may redeem the PIK Preferred Stock at any time, to the extent we have funds legally available to do so. We are required to redeem the PIK Preferred Stock, to the extent we have funds legally available to do so, on the earliest of 90 days after a change in control of Vanguard, 90 days after the sale of all or substantially all of the assets of MacNeal Hospital, and January 31, 2015. The price for any redemption will be $1,000 per share plus all accrued and unpaid dividends to the redemption date. The PIK Preferred Stock has a liquidation preference over our common stock (and any other class of equity securities that we may issue that is junior to the PIK Preferred Stock) equal to the redemption price of $1,000 per share plus all accrued and unpaid dividends to the date of any liquidation, dissolution or winding up. Our PIK Preferred Stock will automatically convert into shares of common stock upon an underwritten public offering in which the gross proceeds to Vanguard are $50 million or more, at a conversion price equal to the per share offering price to the public.


     Holders of PIK Preferred Stock are generally not entitled to vote, except that in the event that we have failed to pay two annual dividends or to redeem the PIK Preferred Stock when required, holders of PIK Preferred Stock will be entitled to elect two additional directors to our board. In addition, the affirmative vote of the holders of at least a majority of the outstanding PIK Preferred Stock is required to change the terms and provisions of the PIK Preferred Stock in a manner that would materially and adversely affect its rights and preferences or to authorize any issuance of equity securities senior in right of dividends or liquidation preference to the PIK Preferred Stock. Except as required by law or as described above, the holders of the PIK Preferred Stock are not entitled to vote on any matter submitted to a vote of the shareholders. The redemption of, and payment of cash dividends on, the PIK Preferred Stock is restricted by the terms of the our 2001 senior secured credit facility and the indenture governing the notes. For a description of the ownership of the PIK Preferred Stock, see "Principal Shareholders."



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



             DESCRIPTION OF THE 2001 SENIOR SECURED CREDIT FACILITY

     Concurrently with the completion of the offering of the old notes, we entered into the 2001 senior secured credit facility, consisting initially of a five-year revolving credit facility providing for loans and letters of credit in an aggregate outstanding amount at any time of $125 million. The 2001 senior secured credit facility also contemplates one or more tranches of term loans, which will be uncommitted at the time of closing of the 2001 senior secured credit facility. If we wish to borrow under these term facilities, we will be required to solicit funding commitments from our existing lenders and new lenders. If lenders choose in their discretion to make these term loans available, they will also determine the aggregate amount of the term facilities, which could be as high as $250 million, as well as the duration, interest rates and many other terms. We will be permitted to use borrowings under the revolving credit facility for working capital, capital expenditures and other general corporate purposes. Any term loan borrowings would be used for general corporate purposes, which may include acquisitions, determined at the time we made such borrowings.

     Except as otherwise permitted by the lenders from time to time, obligations under the 2001 senior secured credit facility are and will be guaranteed by all of our current and future domestic wholly-owned restricted subsidiaries and are and will be secured by substantially all of our assets and stock and the assets and stock of the subsidiaries that are guarantors. Pricing on the loans under the revolving credit facility is based on LIBOR, reset periodically, plus a margin ranging from 2.25% to 3.25%, depending on the ratio of our net debt-to-Adjusted EBITDA for our most recently ended four quarters. We also have the option to borrow at pricing based on a base rate plus a margin ranging from 1.25% to 2.25% based on our leverage ratio. The base rate is the higher of the prime rate and .50% in excess of the overnight Federal funds rate. Pricing on the loans under the term loan facilities will likely also be based on LIBOR or the base rate plus applicable margins to be agreed upon if and when the loans are committed.


     The revolving credit facility has no amortization schedule. Each tranche of the term loan facilities will have an amortization schedule to be agreed upon when the loans are committed. We will be required to prepay loans under the new bank facility with 100% of the net proceeds of asset sales and insurance awards (each subject to certain reinvestment allowances) and 100% of the net proceeds of certain debt issuances. Any term loan facilities we incur would be subject to additional prepayment events, including 50% of the net proceeds from a public offering of our equity and 50% of annual excess cash flow.


     The 2001 senior secured credit facility contains covenants limiting our and our subsidiaries' ability to (1) incur additional debt and additional liens, (2) enter into sale-leaseback transactions, (3) make dividends and other payments with respect to our equity securities and certain optional payments with respect to our debt, including the Notes, (4) enter into transactions with affiliates and form new subsidiaries, (5) make investments or capital expenditures, (6) enter into mergers and consolidations and (7) acquire or dispose of assets. We are also obligated to comply with consolidated financial tests including an interest coverage ratio and leverage ratio. We will be required to make customary representations and warranties prior to borrowing.

     The 2001 senior secured credit facility also contains events of default upon the occurrence of certain events, including (1) failure to make payments when due under the facilities, (2) misrepresentation, (3) failure to comply with covenants, (4) the occurrence of a default under our other material debt or the material debt of any subsidiary, (5) the occurrence of a bankruptcy or insolvency proceeding, (6) legal judgments against us and our subsidiaries aggregating over a threshold amount to be agreed and (7) a change of control. The existence of any event of default would permit the lenders under the 2001 senior secured credit facility to accelerate the maturity of the loans and terminate their commitments to make further revolving credit available. If the lenders choose to do so in that circumstance, we would not be able to obtain further credit under the 2001 senior secured credit facility and we would be required to immediately repay the loans under the 2001 senior secured credit facility (and collateralize any existing exposure under letters of credit).



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


                            DESCRIPTION OF THE NOTES

     Vanguard issued the old notes under an Indenture, dated as of the Closing Date, among Vanguard, as issuer, the Initial Subsidiary Guarantors, as guarantors, and Bank One Trust Company, N.A., as trustee ("Trustee"). The terms of the new notes are identical in all material respects to the terms of the old notes, except for transfer restrictions relating to the outstanding notes, and, in both cases, include those terms stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act. Any old notes that remain outstanding after the exchange offer, together with the new notes issued in the exchange offer, will be treated as a single class of securities under the Indenture for voting purposes. When we refer to the term "notes" in this "Description of the Notes" section, we are referring to both the old notes and the new notes to be issued in the exchange offer.

     The following is a summary of the material provisions of the Indenture but does not restate the Indenture in its entirety. You can find the definitions of certain capitalized terms used in the following summary under the subheading "- Definitions." We urge you to read the Indenture because it, and not this description, defines your rights as holders of the notes. A copy of the proposed form of Indenture is available upon request from Vanguard. For purposes of this "Description of the Notes," the term "Vanguard" means Vanguard and its successors under the Indenture, in each case excluding its subsidiaries.

General

     The notes are unsecured senior subordinated obligations of Vanguard, initially limited to $300 million aggregate principal amount. The notes will mature on August 1, 2011. Subject to the covenants described below under "-Covenants" and applicable law, Vanguard may issue additional notes ("Additional Notes") under the Indenture. Any such Additional Notes will have the same terms as the Notes initially issued under the Indenture, except that interest will accrue on the Additional Notes from their date of issuance. The old notes, the new notes and any Additional Notes will be treated as a single class for all purposes under the Indenture.

     Each note will initially bear interest at 9.75% per annum from the Closing Date or from the most recent interest payment date to which interest has been paid. Interest on the notes will be payable semiannually on February 1 and August 1 of each year, commencing February 1, 2002. Interest will be paid to Holders of record at the close of business on the January 15 or July 15 immediately preceding the Interest Payment Date. Interest is computed on the basis of a 360-day year of twelve 30-day months on a U.S. corporate bond basis.

     The notes may be exchanged or transferred at the office or agency of Vanguard in the Borough of Manhattan, the City of New York. Initially, the corporate trust office of the Trustee in New York, New York, will serve as such office. If you give Vanguard wire transfer instructions, Vanguard will pay all principal, premium and interest on your notes in accordance with your instructions. If you do not give Vanguard wire transfer instructions, payments of principal, premium and interest will be made at the office or agency of the paying agent which will initially be the Trustee, unless Vanguard elects to make interest payments by check mailed to the Holders.

     The notes will be issued only in fully registered form, without coupons, in denominations of $1,000 in principal amount and integral multiples of $1,000. See "-Book-Entry; Delivery and Form." No service charge will be made for any registration of transfer or exchange of notes, but Vanguard may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Optional Redemption

     Vanguard may redeem the notes at any time on or after August 1, 2006. The redemption price for the notes (expressed as a percentage of principal amount), will be as follows, plus accrued and unpaid interest to the redemption date:


If Redeemed During the 12-Month Period Commencing           Redemption Price
---------------------------------------------------         ----------------
August 1, 2006......................................              104.875%
August 1, 2007......................................              103.250
August 1, 2008......................................              101.625
August 1, 2009 and thereafter.......................              100.000%

     In addition, at any time prior to August 1, 2004, Vanguard may redeem up to 35% of the principal amount of the notes with the Net Cash Proceeds of one or more sales of its Capital Stock (other than Disqualified Stock) at a redemption price (expressed as a percentage of principal amount) of 109.750%, plus accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of notes originally issued on the Closing Date remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of each such sale of Capital Stock.

     Vanguard will give not less than 30 days' nor more than 60 days' notice of any redemption. If less than all of the notes are to be redeemed, selection of the notes for redemption will be made by the Trustee:

     o in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed, or,

     o if the notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

However, no note of $1,000 in principal amount or less shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion will be issued upon cancellation of the original note. notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Mandatory Redemption

     Vanguard is not required to make mandatory redemption of, or sinking fund payments with respect to, the notes.

Guarantees

     Except as described under "Guarantees by Restricted Subsidiaries" below, payment of the principal of, premium, if any, and interest on the notes will be Guaranteed, jointly and severally, on an unsecured senior subordinated basis by each Restricted Subsidiary, other than a Foreign Subsidiary, existing on the Closing Date. In addition, except as so described, each future Restricted Subsidiary, other than a Foreign Subsidiary, will Guarantee the payment of the principal of, premium if any and interest on the notes.

     The obligations of each Subsidiary Guarantor under its Note Guarantee will be limited so as not to constitute (after giving effect to all Senior Indebtedness of the respective Guarantor) a fraudulent conveyance under applicable Federal or state laws. Each Subsidiary Guarantor that makes a payment or distribution under its Note Guarantee will be entitled to contribution from any other Subsidiary Guarantor (which contribution rights may only be exercised after all Senior Indebtedness of each other Subsidiary Guarantor has been repaid in full in cash or cash equivalents).

     The Note Guarantee issued by any Subsidiary Guarantor will be automatically and unconditionally released and discharged upon (1) any sale, exchange or other disposition (including by way of consolidation or merger) to any Person (other than an Affiliate of Vanguard) of all of the Capital Stock of such Subsidiary Guarantor or all or substantially all of the assets of such Subsidiary Guarantor, (2) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, in each case in compliance with the terms of the Indenture, or (3) such Subsidiary Guarantor no longer being required to provide a Guarantee pursuant to the "Guarantee by Restricted Subsidiaries" covenant.

Ranking

   Summary

     The notes will be senior subordinated Indebtedness of Vanguard. This means that the payment of the principal, premium and interest on, and all other amounts owing with respect to, the notes is subordinated to the prior payment in full in cash or cash equivalents of all existing and future Senior Indebtedness of Vanguard. See "Risk Factors-The notes will be subordinated to our senior debt." However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "-Defeasance" below, as long as all of the conditions to deposit into such trust were satisfied at the time of such deposit, will not be subordinated to any Senior Indebtedness or subject to the restrictions described below.

     The Note Guarantees will be senior subordinated Indebtedness of the Subsidiary Guarantors. The Indebtedness evidenced by the Note Guarantees will be subordinated on the same basis to Senior Indebtedness of the Subsidiary Guarantors as the notes are subordinated to Senior Indebtedness of Vanguard.


     As of September 30, 2001, Vanguard and the Initial Subsidiary Guarantors had $312.9 million of consolidated Indebtedness, of which $12.9 million was Senior Indebtedness, and an additional $125 million of revolving loans available under the Credit Agreement, all of which, if drawn, would be Senior Indebtedness.


     By reason of the subordination provisions described below, in the event of liquidation or insolvency, creditors of Vanguard who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than Holders of the notes.

   Terms of Subordination

     Except with respect to the money, securities or proceeds held under any defeasance trust established in accordance with the Indenture (so long as all of the conditions to deposit into such trust were satisfied at the time of such deposit), upon any dissolution or winding up or total or partial liquidation or reorganization of Vanguard, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) shall first be paid in full, in cash or cash equivalents, before the Holders of the notes or the Trustee on behalf of the Holders of the notes shall be entitled to receive (1) any payment by, or on behalf of, Vanguard on account of Senior Subordinated Obligations, (2) any payment to acquire any of the notes for cash, property, securities or otherwise, or (3) any distribution with respect to the notes, whether of cash, property, securities or otherwise.

     Before any payment may be made by, or on behalf of, Vanguard on any Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the Indenture, as long as all of the conditions to deposit into such trust were satisfied at the time of such deposit) upon any such dissolution, winding up, liquidation or reorganization, all Senior Indebtedness (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) must be paid in full in cash or cash equivalents. If any payment or distribution of assets or securities of Vanguard of any kind or character, whether in cash, property, securities or otherwise, to which the Holders of the notes or the Trustee on behalf of the Holders of the notes would be entitled, but for the subordination provisions of the Indenture, shall be made by Vanguard or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution for the Holders of the notes or the Trustee prior to payment in full in cash or cash equivalents of all Senior Indebtedness, such payment or distribution shall be held in trust for the holders of Senior Indebtedness and must be paid directly to the holders of the Senior Indebtedness (proportionately to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

     No direct or indirect payment by or on behalf of Vanguard of Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the Indenture, as long as all of the conditions to deposit into such trust were satisfied at the time of such deposit), whether pursuant to the terms of the notes or upon acceleration or otherwise shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness of Vanguard and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such Designated Senior Indebtedness then outstanding), no payment of Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the Indenture, as long as all of the conditions to deposit into such trust were satisfied at the time of such deposit) may be made by or on behalf of Vanguard upon or in respect of the notes for a period (a "Payment Blockage Period") commencing on the date of receipt of such notice and ending 179 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by written notice to the Trustee from such trustee of, or other representative for, such holders or by payment in full in cash or cash equivalents of such Designated Senior Indebtedness (and any other Designated Senior Indebtedness with an event of default then permitting acceleration) or all events of default with respect to all Designated Senior Indebtedness then outstanding have been cured or waived). Not more than one Payment Blockage Period may be commenced with respect to the notes during any period of 360 consecutive days. Notwithstanding anything in the Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. No event of default that existed or was continuing (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of delivery of such initial payment blockage notice that would, in either case, give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     To the extent that any payment of Senior Indebtedness (whether by or on behalf of Vanguard, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.


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Covenants

   Overview

     In the Indenture, Vanguard has agreed to covenants that limit its and its Restricted Subsidiaries' ability, among other things, to:

     o    incur additional debt;

     o pay dividends, acquire shares of capital stock, make payments on subordinated debt or make investments;

     o    place limitations on distributions from Restricted Subsidiaries;

     o    issue or sell capital stock of Restricted Subsidiaries;

     o    issue guarantees;

     o    sell or exchange assets;

     o    enter into transactions with Affiliates;

     o    create liens; and

     o    effect mergers.

     In addition, if a Change of Control occurs, each Holder of notes will have the right, subject to the terms and conditions hereinafter described, to require Vanguard to repurchase all or a part of the Holder's notes at a price equal to 101% of their principal amount, plus any accrued interest to the date of repurchase.

   Limitation on Indebtedness

     (a) Vanguard will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the notes, the Note Guarantees and other Indebtedness existing on the Closing Date); provided that Vanguard or any Subsidiary Guarantor may Incur Indebtedness, and any Restricted Subsidiary may Incur Acquired Indebtedness, if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than 2.0:1.

     Notwithstanding the foregoing, Vanguard and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

          (1) Indebtedness of Vanguard or any Subsidiary Guarantor under the Credit Agreement outstanding at any time in an aggregate principal amount not to exceed the greater of (i) $150.0 million, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant, or (ii) the amount equal to the sum of 85% of the net book value of accounts receivable and 75% of the net book value of inventory of Vanguard and its Restricted Subsidiaries on a consolidated basis when such Indebtedness is incurred, as determined in accordance with GAAP;

          (2) Indebtedness owed (A) to Vanguard or any Subsidiary Guarantor evidenced by an unsubordinated promissory note or (B) to any other Restricted Subsidiary; provided that, in the case of Indebtedness described in clause (B), (x) any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to Vanguard or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause
     (2) and (y) if Vanguard or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness, other than Indebtedness represented by short-term, open account working capital notes entered


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     into in the ordinary course of business for cash management purposes and consistent with past practice, must be expressly subordinated in right of payment to the notes, in the case of Vanguard or the Note Guarantee, in the case of a Subsidiary Guarantor;

          (3) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance, refund, defease or renew other Indebtedness (the "Refinanced Indebtedness") (other than Indebtedness outstanding under clause (2) or (5)) in an amount not to exceed the amount of the Refinanced Indebtedness (plus premiums, accrued interest, fees, costs and expenses); provided that (a) if the Refinanced Indebtedness is the notes or other Indebtedness that is pari passu with, or subordinated in right of payment to, the notes or a Note Guarantee, such Refinanced Indebtedness shall only be permitted under this clause (3) if (x) in case the notes are refinanced in part or the Refinanced Indebtedness is pari passu with the notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining notes or the Note Guarantee, or (y) in case the Refinanced Indebtedness is subordinated in right of payment to the notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the notes or the Note Guarantee on terms not less favorable to the Holders of the notes and the Note Guarantees than those on which the Refinanced Indebtedness was so subordinated to the notes or the Note Guarantees, (b) such new Indebtedness, other than Senior Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Refinanced Indebtedness, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Refinanced Indebtedness, and (c) such new Indebtedness is Incurred by Vanguard or a Subsidiary Guarantor or by the Restricted Subsidiary who is the obligor on the Refinanced Indebtedness;

          (4) Indebtedness of Vanguard, to the extent the net proceeds thereof are promptly (A) used to purchase notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the notes as described under "Defeasance";

          (5) Guarantees of Indebtedness of Vanguard or any Restricted Subsidiary by any Restricted Subsidiary; provided that the Guarantee of such Indebtedness is otherwise permitted by and made in accordance with the terms of the Indenture;

          (6) Indebtedness of Vanguard or any Restricted Subsidiary representing Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Vanguard or such Restricted Subsidiary, outstanding at any time in an aggregate principal amount (together with refinancings thereof), not to exceed the greater of (x) $25 million and (y) 3% of Total Assets determined at the time of Incurrence;

          (7) Physician Support Obligations incurred by Vanguard or any Restricted Subsidiary;

          (8) Guarantees by Vanguard of Indebtedness of any Restricted Subsidiary; provided such Indebtedness is otherwise permitted by and made in accordance with this "Limitation on Indebtedness" covenant;

          (9) Acquired Indebtedness acquired or assumed by Vanguard or any Restricted Subsidiary, or resulting from the merger or consolidation of one or more Persons into or with one or more Restricted Subsidiaries; provided that after giving effect to any Acquired Indebtedness acquired or assumed under this clause (9), Vanguard could Incur at least $1.00 of Indebtedness under the first paragraph of this part (a) of the "Limitation on Indebtedness" covenant;

          (10) Indebtedness of a Securitization Subsidiary Incurred in a Permitted Receivables Financing; and


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          (11) Indebtedness of Vanguard or any Restricted Subsidiary (in
     addition to Indebtedness permitted under the preceding clauses of this paragraph) in an aggregate principal amount outstanding at any time (together with refinancings thereof) not to exceed $50 million.

     (b) Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, (x) the maximum amount of Indebtedness that may be Incurred pursuant to this "Limitation on Indebtedness" covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely as the result of fluctuations in the exchange rates of currencies and (y) Indebtedness resulting from the capitalization or accretion of interest after the issuance of any Indebtedness shall be deemed not to constitute an Incurrence of Indebtedness hereunder.

     (c) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, (x) Indebtedness Incurred under the Credit Agreement on or prior to the Closing Date shall be treated as Incurred pursuant to clause (1) of the second paragraph of clause (a) of this "Limitation on Indebtedness" covenant, (y) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (z) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant shall not be treated as Indebtedness. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above (other than Indebtedness referred to in clause (x) of the preceding sentence), including under the first paragraph of part (a), Vanguard, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness. Without limiting the foregoing, it is understood and agreed that term loans and other Indebtedness may be incurred from time to time pursuant to the Credit Agreement in reliance on, and in compliance with, the first paragraph of part (a) of this covenant or pursuant to the relevant numbered exceptions contained in the second paragraph of part (a) of this covenant and, if so Incurred in accordance with this covenant, such Indebtedness shall be deemed to constitute Indebtedness under the Credit Agreement for purposes of the definition of Senior Indebtedness.

   Limitation on Senior Subordinated Indebtedness

     Vanguard will not, and will not permit any Subsidiary Guarantor to, Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, the notes or any Note Guarantee; provided that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness that exist by reason of any Liens or Guarantees arising or created in respect of some but not all such Senior Indebtedness or priorities of paydown, from proceeds of collateral or otherwise, among classes or tranches of any issue of Senior Indebtedness.

   Limitation on Restricted Payments

     Vanguard will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Capital Stock of Restricted Subsidiaries to holders of such Capital Stock) held by Persons other than Vanguard or any of its Restricted Subsidiaries, (2) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) Vanguard or any Subsidiary Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than Vanguard or any of its Restricted Subsidiaries or (B) a Restricted Subsidiary other than a Subsidiary Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of Vanguard (other than a Restricted Subsidiary) or any holder of 5% or more of the Common Stock of Vanguard, (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other voluntary acquisition or retirement for value, of Indebtedness of Vanguard that is subordinated in right of payment to the notes or any Indebtedness of a Subsidiary Guarantor that is subordinated in right of payment to a Note Guarantee or (4) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in, but not excluded from, clauses (1) through (4) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:


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          (A) a Default or Event of Default shall have occurred and be continuing,

          (B) Vanguard could not Incur at least $1.00 of Indebtedness under the first paragraph of part (a) of the "Limitation on Indebtedness" covenant or

          (C) the aggregate amount of all Restricted Payments made after the Closing Date shall exceed the sum of

               (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on July 1, 2001, and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee plus

               (2) the aggregate Net Cash Proceeds received by Vanguard after the Closing Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of Vanguard, including an issuance or sale permitted by the Indenture of Indebtedness of Vanguard for cash upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of Vanguard, or from the issuance to a Person who is not a Subsidiary of Vanguard of any options, warrants or other rights to acquire Capital Stock of Vanguard (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the notes) plus

               (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting (A) from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to Vanguard or any Restricted Subsidiary, (B) from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income) or (C) from the release of any Guarantee plus

               (4) an amount equal to the portion (proportionate to Vanguard's equity interest in an Unrestricted Subsidiary) of the fair market value of the assets less the liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary.

     The foregoing provision shall not be violated by reason of:

          (1) the payment of any dividend or redemption of any Capital Stock within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with the preceding paragraph;

          (2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the notes or any Note Guarantee including premium, if any, and accrued interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of part (a) of the "Limitation on Indebtedness" covenant;

          (3) the repurchase, redemption or other acquisition of Capital Stock of Vanguard or a Subsidiary Guarantor (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of Vanguard (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable prior to the Stated Maturity of the notes;

          (4) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness which is subordinated in right of payment to the notes or any Note Guarantee in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of Vanguard (or options, warrants or other rights to acquire such Capital


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


     Stock); provided that such options, warrants or other rights are not redeemable prior to the Stated Maturity of the notes;

          (5) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets of Vanguard that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of Vanguard;

          (6) Investments acquired as a capital contribution or in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of Vanguard;

          (7) repurchases by Vanguard of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

          (8) repurchases by Vanguard of its Capital Stock from any of its directors, officers or employees pursuant to any shareholders agreement in effect on the date of the Indenture and as amended, modified or replaced from time to time; provided that the amended, modified or replaced agreement is not less favorable in any material respect to Vanguard and its Restricted Subsidiaries than that in effect on the Closing Date;

          (9) repurchases by Vanguard of its Capital Stock pursuant to any management equity subscription plan or agreement, stock option plan or agreement or employee benefit plan of Vanguard (excluding repurchases pursuant to clause (8) above), in an aggregate amount not to exceed $2 million in any fiscal year;

          (10) dividends payable beginning January 1, 2008 on the PIK Preferred Stock of Vanguard outstanding on the date of the Indenture, and any additional PIK Preferred Stock paid in kind as a dividend thereon, in an aggregate amount not to exceed $3 million in any fiscal year; or


          (11) Restricted Payments in an aggregate amount not to exceed $5 million,

provided that, except in the case of clauses (1), (3) and (10), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

     Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (2) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) thereof and an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in clause (6) thereof) and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3),
(4) or (6), shall be included in calculating whether the conditions of clause
(C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments.

     For purposes of determining compliance with this "Limitation on Restricted Payments" covenant, (x) the amount, if other than in cash, of any Restricted Payment shall be determined in good faith by the board of directors, whose determination shall be conclusive and evidenced by a board resolution and (y) in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including the first paragraph of this "Limitation on Restricted Payments" covenant, Vanguard, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.

   Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     Vanguard will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by Vanguard or any other Restricted Subsidiary, (2) pay any Indebtedness owed to


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Vanguard or any other Restricted Subsidiary, (3) make loans or advances to
Vanguard or any other Restricted Subsidiary or (4) transfer any of its property or assets to Vanguard or any other Restricted Subsidiary.

     The foregoing provisions shall not restrict any encumbrances or restrictions:

          (1) arising pursuant to the Credit Agreement;

          (2) existing on the Closing Date in the Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

          (3) existing under or by reason of applicable law;

          (4) existing with respect to any Person or the property or assets of such Person acquired by Vanguard or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any extensions, refinancings, renewals or replacements of thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

          (5) in the case of clause (4) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant:

               (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, or

               (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Vanguard or any Restricted Subsidiary not otherwise prohibited by the Indenture;

          (6) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Vanguard or any Restricted Subsidiary in any manner material to Vanguard or any Restricted Subsidiary;

          (7) with respect to a Restricted Subsidiary and imposed pursuant to an agreement for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary and that are customary for such transactions;

          (8) deferral of rights of subrogation pursuant to Guarantees otherwise permitted under the Indenture;

          (9) existing pursuant to any agreement governing Indebtedness permitted to be incurred pursuant to the "Limitation on Indebtedness" covenant; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to Vanguard in any material respect as determined by the board of directors of Vanguard in their reasonable and good faith judgment than the provisions contained in the Credit Agreement as in effect on the Closing Date;

          (10) Indebtedness or other contractual requirements of a Securitization Subsidiary in connection with a Permitted Receivables Financing; provided that such restrictions apply only to such Securitization Subsidiary; or


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          (11) provisions in joint venture agreements with respect to the disposition or distribution of assets or property in the ordinary course of business.

     Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent Vanguard or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of Vanguard or any of its Restricted Subsidiaries that secure Indebtedness of Vanguard or any of its Restricted Subsidiaries.

   Limitation on the Issuance and Sale of Capital Stock of Restricted
Subsidiaries

     Vanguard will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

          (1) to Vanguard or a Wholly Owned Restricted Subsidiary;

          (2) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; or

          (3) if, immediately after giving effect to such issuance or sale, any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale and the proceeds of any such sale are applied as and to the extent required by the "Limitation on Asset Sales" covenant.

   Guarantees by Restricted Subsidiaries

     Vanguard will cause each Restricted Subsidiary other than a Foreign Subsidiary to execute and deliver a supplemental indenture to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the notes by such Restricted Subsidiary.

     Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged (i) upon any sale, exchange or transfer, to any Person not a Subsidiary of Vanguard, of all of Vanguard's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture), (ii) upon the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the Indenture, or (iii) if at any time at which the Credit Agreement shall be in effect such Restricted Subsidiary shall not be required to be a guarantor under the Credit Agreement (but only for so long as such Restricted Subsidiary is not so required to be such a guarantor; upon any requirement that such Restricted Subsidiary become a guarantor under the Credit Agreement, such Restricted Subsidiary shall immediately provide a Subsidiary Guarantee pursuant to this covenant).

   Limitation on Transactions with Affiliates

     Vanguard will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of Vanguard or any Restricted Subsidiary, except upon terms no less favorable to Vanguard or such Restricted Subsidiary than could have been obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such an Affiliate.

     The foregoing limitation does not limit, and shall not apply to:


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          (1) transactions (A) approved by a majority of the disinterested members of the board of directors or (B) for which Vanguard or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to Vanguard or such Restricted Subsidiary from a financial point of view;

          (2) any transaction solely between Vanguard and any of its Restricted Subsidiaries or solely among Restricted Subsidiaries;

          (3) reasonable fees and compensation paid to, and indemnity and similar arrangements provided on behalf of, officers, directors or employees of Vanguard or any Restricted Subsidiary in the ordinary course of business, as determined in good faith by the board of directors or senior management of Vanguard;

          (4) any payments or other transactions pursuant to any tax-sharing agreement between Vanguard and any other Person with which Vanguard files a consolidated tax return or with which Vanguard is part of a consolidated group for tax purposes;

          (5) any sale of shares of Capital Stock (other than Disqualified Stock) of Vanguard;

          (6) any Permitted Investments or any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant;

          (7) fees, discounts and expenses reimbursement paid to, and indemnity and similar arrangements with, any Initial Purchaser in connection with the offering and sale of the notes and the Bank Agent or any lender in connection with the Credit Agreement;

          (8) customary fees, discounts and expense reimbursement paid to, and indemnity and similar arrangements with, Affiliates providing investment banking and commercial banking services, including without limitation underwriting and other financial advisory services, to Vanguard and its Restricted Subsidiaries;

          (9) any agreement or arrangement in effect on the Closing Date, as amended, modified or replaced from time to time; provided that the amended, modified or replaced agreement or arrangement is not less favorable in any material respect to Vanguard and its Restricted Subsidiaries than that in effect on the Closing Date;

          (10) loans and advances to officers and employees of Vanguard or any Restricted Subsidiary in the ordinary course of business of Vanguard not exceeding $5 million in the aggregate outstanding at any time;

          (11) Restricted Payments that are permitted pursuant to the "Limitation on Restricted Payments" covenant;

          (12) transactions between Vanguard or a Restricted Subsidiary and an Insurance Subsidiary, between Vanguard or a Restricted Subsidiary and a Securitization Subsidiary or between a Securitization Subsidiary and any Person in which the Securitization Subsidiary has an Investment; or

          (13) issuances of securities or payments or distributions in the ordinary course of business in connection with employment incentive plans, employee stock plans, employee stock option plans and similar plans and arrangements approved by the board of directors.

     Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this "Limitation on Transactions with Shareholders and Affiliates" covenant and not covered by clauses (2) through (13) of this paragraph, (a) the aggregate amount of which exceeds $5 million in value, must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above and (b) the aggregate amount of which exceeds $10 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.


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   Limitation on Liens

     Vanguard will not, and will not permit any Subsidiary Guarantor to, Incur any Indebtedness secured by a Lien ("Secured Indebtedness") which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the notes or the Note Guarantee equally and ratably with (or, if the Secured Indebtedness is subordinated in right of payment to the notes or the Note Guarantees, prior to) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

     The foregoing limitation does not apply to:

          (1) Liens existing on the Closing Date;

          (2) Liens securing obligations under or with respect to the Credit Agreement which obligations were permitted to be Incurred under the Indenture;

          (3) Liens (including extensions and renewals thereof) upon real or personal property; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with the "Limitation on Indebtedness" covenant, to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien attaches not later than 365 days after the latest of the date of acquisition of such property, the completion of the financed improvements or construction and the commencement of full operation of such property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

          (4) Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in a collateral or escrow account or similar arrangement to be applied for such purpose;

          (5) Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of Vanguard; provided such Liens were not created in contemplation thereof and do not extend to any other property of Vanguard or any Restricted Subsidiary;

          (6) Liens on property at the time Vanguard or any Restricted Subsidiary acquires such property, including any acquisition by means of a merger or consolidation with or into Vanguard or a Restricted Subsidiary of such Person; provided such Liens were not created in contemplation of such acquisition and do not extend to any other property of Vanguard or any Restricted Subsidiary;

          (7) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds customs duties and the like, in each case incurred in the ordinary course of business;

          (8) judgment Liens not giving rise to an Event of Default; provided such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have been expired;

          (9) Liens arising in connection with a Permitted Receivables Financing; provided that in the case of Vanguard and the Subsidiary Guarantors such Liens shall be limited to receivables referred to in the definition of Permitted Receivables Financing, and related assets and proceeds and the Capital Stock of a Securitization Subsidiary;


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          (10) Liens securing any Indebtedness under any Commodity Agreement,
     Currency Agreement or Interest Rate Agreement that is Indebtedness; and

          (11) extensions, renewals or replacements of any Liens referred to in clauses (1), (5) and (6) in connection with the refinancing of the obligations secured thereby; provided that such extension, renewal or replacement Lien is limited to all or part of the same property that was secured under the original Lien.

   Limitation on Asset Sales

     Vanguard will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (1) the consideration received by Vanguard or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of Indebtedness or other obligations (other than Indebtedness subordinated to the notes) of Vanguard or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary (in each case, other than Indebtedness owed to Vanguard or any Affiliate of Vanguard); provided that Vanguard, such Subsidiary Guarantor or such other Restricted Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness, (c) Replacement Assets, and/or (d) any securities, notes or other similar obligations converted by Vanguard or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 30 days of the applicable Asset Sale.

     Notwithstanding the foregoing, the 75% limitation referred to in clause
(2) above shall not apply to any Asset Sale in which the amount of consideration of the type referred to in clauses (a) through (d) of the preceding paragraph received therefrom, determined in accordance with the foregoing provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with aforementioned 75% limitation.

     Vanguard may, or may cause the relevant Restricted Subsidiary to, within twelve months after the date of receipt of Net Cash Proceeds from an Asset Sale,

          (A) apply an amount equal to such Net Cash Proceeds to permanently repay Senior Indebtedness of Vanguard or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary (or permanently reduce the commitments thereunder, in the case of any revolving credit facility available pursuant to the Credit Agreement or otherwise), in each case owing to a Person other than Vanguard or any Restricted Subsidiary, or

          (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Replacement Assets.

     The amount of such Net Cash Proceeds available to be applied (or to be committed to be applied) during such 12-month period as set forth in the preceding sentence and not applied (or committed) as so required by the end of such period shall constitute "Excess Proceeds."

     If, as of the last day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $10 million, Vanguard must commence, not later than 30 days after such date, and consummate an Offer to Purchase from the Holders (and if required by the terms of any Indebtedness that is pari passu with the notes ("Pari Passu Indebtedness"), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the Payment Date. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by the Indenture.


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   Designation of Restricted and Unrestricted Subsidiaries

     (a) The board of directors of Vanguard may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such designation and the Subsidiary meets the following qualifications:

          (1) (A) the Subsidiary does not (i) own any Disqualified Stock of Vanguard or any Disqualified Stock of a Restricted Subsidiary or (ii) hold any Indebtedness of, or any Lien on any property of, Vanguard or any Restricted Subsidiary, if such Indebtedness could not be Incurred under the "Limitation on Indebtedness" covenant or such Lien would violate the "Limitation on Liens" covenant; and (B) the Subsidiary does not own any Common Stock of a Restricted Subsidiary, and all of its Subsidiaries are Unrestricted Subsidiaries;

          (2) at the time of the designation, the designation would be permitted under the "Limitation on Restricted Payments" covenant;

          (3) any Guarantee or other credit support thereof by Vanguard or any Restricted Subsidiary is deemed an Incurrence of Indebtedness and an Investment, and would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants;

          (4) the Subsidiary is not party to any transaction, arrangement, contract, agreement or understanding with Vanguard or any Restricted Subsidiary that would not be permitted under the "Limitation on Transactions with Affiliates" covenant; and

          (5) neither Vanguard nor any Restricted Subsidiary has any obligation to subscribe for additional Capital Stock of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results, except to the extent permitted by the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants.

     Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b) below.

     (b) (1) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in paragraph (a) above will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d) below.

          (2) The board of directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such designation.

     (c) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

          (1) all existing Investment of Vanguard and the Restricted Subsidiaries therein (valued at Vanguard's and its Restricted Subsidiaries' proportionate share of the fair market value of such Unrestricted Subsidiaries' assets less liabilities) will be deemed made at that time;

          (2) all existing Capital Stock or Indebtedness of Vanguard or a Restricted Subsidiary held by it will be deemed Incurred at that time, and all Liens on property of Vanguard or a Restricted Subsidiary held by it will be deemed incurred at that time;

          (3) all existing transactions between it and Vanguard or any Restricted Subsidiary will be deemed entered into at that time;

          (4) it is released at that time from its Note Guarantee, if any; and


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


          (5) it will cease to be subject to the provisions of the Indenture as a Restricted Subsidiary.

     (d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

          (1) all of its Indebtedness will be deemed Incurred at that time for purposes of the "Limitation on Indebtedness" covenant, but will not be considered the sale or issuance of Capital Stock for purposes of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" or "Limitation on Asset Sales" covenants;

          (2) Investments therein previously charged under the "Limitation on Restricted Payments" covenant will be credited thereunder;

          (3) it shall immediately issue a Note Guarantee pursuant to, but only to the extent required by, the "Guarantees by Restricted Subsidiaries" covenant; and

          (4) it will thenceforward be subject to the provisions of the Indenture as a Restricted Subsidiary.

     (e) Any designation by Vanguard's board of directors of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to the designation and an officers' certificate certifying that the designation complied with the foregoing provisions.

Repurchase of Notes upon a Change of Control

     Vanguard must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of their principal amount, plus accrued interest (if any) to the Payment Date.

     Prior to the commencement (or mailing) of the Offer to Purchase referred to above, but in any event within 30 days following any Change of Control, Vanguard covenants to:

          (1) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Indebtedness and to repay the Indebtedness owed to, and terminate all commitments of, each lender which has accepted such offer; or

          (2) obtain the requisite consents under the Credit Agreement and all other Senior Indebtedness to permit the repurchase of the notes as provided above.


     If a change of control occurs at a time when we are required to pay outstanding amounts under the 2001 senior secured credit facility or obtain such consents, and if we do not refinance such borrowings or obtain such consents, we will remain prohibited from repurchasing the notes, which would constitute an event of default under the indenture which would, in turn, constitute an event of default under our 2001 senior secured credit facility and under our other senior indebtedness. If we fail to comply with the requirements of the 2001 senior secured credit facility, the lenders can declare the entire amount owed thereunder immediately due and payable and prohibit us from making payments of interest and principal on the notes until all such debt is paid or otherwise satisfied in full, and can also enforce their security interests against our assets. Vanguard may not have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of notes) required by the foregoing covenant (as well as may be contained in other securities of Vanguard which might be outstanding at the time).

     The above covenant requiring Vanguard to repurchase the notes will require Vanguard to repay all Indebtedness under the Credit Agreement, and all other Senior Indebtedness then outstanding which by its terms would prohibit such note repurchase prior to such note repurchase. If Vanguard does not repay such indebtedness, Vanguard will



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remain prohibited from purchasing notes. Vanguard's failure to purchase tendered notes following a Change of Control would constitute an Event of Default under the Indenture. The Credit Agreement provides that the occurrence of certain Change of Control events with respect to Vanguard would constitute a default under the Credit Agreement. Future debt that Vanguard may incur may prohibit Vanguard from purchasing notes in the event of a Change of Control, provide that a Change of Control is a default or require repurchase upon a Change of Control.

     Vanguard will not be required to make an Offer to Purchase upon the occurrence of a Change of Control if a third party makes an offer to purchase the notes in the manner, at the times and price and otherwise in compliance with the requirements of the Indenture applicable to an Offer to Purchase for a Change of Control and purchases all notes validly tendered and not withdrawn in such offer to purchase.

SEC Reports and Reports to Holders

     At all times from and after the earlier of (1) the date of the commencement of an Exchange Offer or the effectiveness of the Shelf Registration Statement (the "Registration") and (2) the date that is six months after the Closing Date, in either case, whether or not Vanguard is then required to file reports with the SEC, Vanguard shall file with the SEC (to the extent accepted by the SEC for filing) all such reports and other information as it would be required to file with the SEC by Section 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto. Vanguard shall supply to the Trustee and to each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. In addition, at all times prior to the earlier of the date of the Registration and the date that is six months after the Closing Date, Vanguard shall, at its cost, deliver to each Holder of the notes quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act. In addition, at all times prior to the Registration, upon the request of any Holder or any prospective purchaser of the notes designated by a Holder, Vanguard shall supply to such Holder or such prospective purchaser the information required under Rule 144A(d)(4) under the Securities Act.

Events of Default

     The following events are defined as "Events of Default" in the Indenture:

          (a) default in the payment of principal of (or premium, if any, on) any note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by the provisions described above under "--Ranking";

          (b) default in the payment of interest on any note when the same becomes due and payable, and such default continues for a period of 30 days, whether or not such payment is prohibited by the provisions described above under "-Ranking";

          (c) default in the performance or breach of the covenant in the Indenture applicable to "Consolidations, Mergers and Sales of Assets" or the failure by Vanguard to make or consummate an Offer to Purchase in accordance with the "Limitation on Asset Sales" or "Repurchase of Notes upon a Change of Control" covenant;

          (d) Vanguard or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement in the Indenture or under the notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 60 consecutive days after written notice specifying the default (and demanding that such default be remedied) by the Trustee or the Holders of 25% or more in aggregate principal amount of the notes;

          (e) there occurs with respect to any issue or issues of Indebtedness of Vanguard or any Restricted Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any


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     interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (f) any final judgment or order (not covered by insurance or indemnity provided by a reputable and creditworthy Person) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention, or in the case of indemnity, amounts excluded by baskets, caps, thresholds or similar limitations, as not so covered) shall be rendered against Vanguard, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of Vanguard, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Vanguard, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property and assets of Vanguard, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or (C) the winding up or liquidation of the affairs of Vanguard, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

          (h) Vanguard, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Vanguard, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property and assets of Vanguard, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or (C) effects any general assignment for the benefit of creditors; or

          (i) any Subsidiary Guarantor repudiates its obligations under its Note Guarantee or, except as permitted by the Indenture, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

     If an Event of Default (other than an Event of Default specified in clause
(g) or (h) above that occurs with respect to Vanguard) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the notes, then outstanding, by written notice to Vanguard (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the notes to be due and payable, unless there are any amounts outstanding under the Credit Agreement, in which case the same shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five business days after receipt by Vanguard and the representative or other agent under the Credit Agreement (as defined therein) of notice of such declaration (but only if such Event of Default is then continuing). Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by Vanguard or the relevant Restricted Subsidiary (or Restricted Subsidiaries) or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.


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If an Event of Default specified in clause (g) or (h) above occurs with respect to Vanguard, the principal of, premium, if any, and accrued interest on the notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding notes by written notice to Vanguard and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "-Modification and Waiver."

     The Holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of notes. A Holder may not pursue any remedy with respect to the Indenture or the notes unless:

          (1) the Holder gives the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding notes do not give the Trustee a direction that is inconsistent with the request.

     However, such limitations do not apply to the right of any Holder of a note to receive payment of the principal of, premium, if any, or interest on, such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of such Holder.

     Officers of Vanguard must certify, on or before a date not more than 120 days after the end of each fiscal year, that a review has been conducted of the activities of Vanguard and its Restricted Subsidiaries and Vanguard's and its Restricted Subsidiaries' performance under the Indenture and that Vanguard has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. Vanguard will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

Consolidation, Merger and Sale of Assets

     Vanguard will not consolidate with, merge with or into, or sell, convey, transfer or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person (other than a Restricted Subsidiary) to merge with or into it unless:

          (1) it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets of Vanguard (the "Surviving Person") shall be a corporation organized and validly existing under the laws of the United States of America or any


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     jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of Vanguard's obligations under the Indenture and the notes;

          (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction on a pro forma basis, Vanguard or the Surviving Person, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Vanguard immediately prior to such transaction;

          (4) immediately after giving effect to such transaction on a pro forma basis Vanguard, or the Surviving Person, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; provided that this clause (4) shall not apply to a consolidation, merger or sale of all (but not less than all) of the assets of Vanguard if all Liens and Indebtedness of Vanguard or the Surviving Person, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would have been permitted (and all such Liens and Indebtedness, other than Liens and Indebtedness of Vanguard and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of the Indenture;

          (5) it delivers to the Trustee an officers' certificate (attaching the arithmetic computations to demonstrate compliance with clauses (3) and
     (4)) and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and

          (6) each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which Vanguard has entered into a transaction under this "Consolidation, Merger and Sale of Assets" section, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of Vanguard or the Surviving Person in accordance with the notes and the Indenture;

provided, however, that clauses (2) through (4) above do not apply (i) to the consolidation or merger of Vanguard with or into a Wholly Owned Restricted Subsidiary or the consolidation or merger of a Wholly Owned Restricted Subsidiary with or into Vanguard or (ii) if, in the good faith determination of the board of directors of Vanguard, whose determination shall be evidenced by a resolution thereof, the principal purpose of such transaction is to change the state of incorporation of Vanguard and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

     In addition, Vanguard may not, directly or indirectly, lease all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person.

     Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Note Guarantee is to be released in accordance with the terms of the Indenture) will not, and Vanguard will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than Vanguard or any other Subsidiary Guarantor unless:

          (1) the entity formed by or surviving any such consolidated or merger (if other than the Subsidiary Guarantor) is a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia;

          (2) such entity (if other than a Subsidiary Guarantor) assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor on its Note Guarantee; and

          (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.


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Defeasance

     Defeasance and Discharge. The Indenture provides that Vanguard will be deemed to have paid and will be discharged from any and all obligations in respect of the notes on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the notes (except for, among other matters, certain obligations to register the transfer or exchange of the notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

          (A) Vanguard has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the notes;

          (B) Vanguard has delivered to the Trustee (1) either (x) an opinion of counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of Vanguard's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel and (2) an opinion of counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

          (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument (including, without limitation, the Credit Agreement if then in effect) to which Vanguard or any of its Subsidiaries is a party or by which Vanguard or any of its Subsidiaries is bound;

          (D) Vanguard is not prohibited from making payments in respect of the notes by the provisions described under "--Ranking";

          (E) if at such time the notes are listed on a national securities exchange, Vanguard has delivered to the Trustee an opinion of counsel to the effect that the notes will not be delisted as a result of such deposit, defeasance and discharge; and

          (F) Vanguard shall have delivered to the Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent providing for or relating to the respective defeasance have been satisfied.

     Defeasance of Certain Covenants and Certain Events of Default. The Indenture further provides that the provisions of the Indenture will no longer be in effect with respect to clauses (3) and (4) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Covenants," clause (c) under "Events of Default" with respect to such clauses (3) and (4) under "Consolidation, Merger and Sale of Assets," clause (c) and (d) under "Events of Default" with respect to such other covenants and clauses (e) and
(f) under "Events of Default" shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the notes, the satisfaction of the provisions described in clauses (B)(2), (C), (D), (E) and (F) of the preceding paragraph and the delivery by Vanguard to the Trustee of an opinion of counsel to the effect that, among other


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


things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

     Defeasance and Certain Other Events of Default. In the event Vanguard exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the notes as described in the immediately preceding paragraph and the notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. However, Vanguard will remain liable for such payments and any Subsidiary Guarantor's Note Guarantee with respect to such payments will remain in effect.

Modification and Waiver

     The Indenture may be amended or supplemented, without the consent of any Holder, to:

          (1) cure any ambiguity, defect or inconsistency in the Indenture;

          (2) comply with the provisions described under "Consolidation, Merger and Sale of Assets" or "Guarantees by Restricted Subsidiaries";

          (3) comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

          (4) evidence and provide for the acceptance of appointment by a successor Trustee;

          (5) to provide for uncertificated notes in addition to or in place of certificated notes;

          (6) to provide for or confirm the issuance of Additional Notes; or

          (7) make any change that, in the good faith opinion of the board of directors, does not materially and adversely affect the rights of any Holder.

     Modifications and amendments of the Indenture may be made by Vanguard and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby:

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any note;

          (2) reduce the principal amount of, or premium, if any, or interest on, any note;

          (3) change the optional redemption dates or optional redemption prices of the notes from that stated under the caption "Optional Redemption";

          (4) following the occurrence of an Asset Sale, amend, change or modify the obligation of Vanguard to make and consummate an Offer to Purchase with respect to such Asset Sale in accordance with the "Limitation on Asset Sales" covenant, including amending, changing or modifying any definition relating thereto in any manner materially adverse to the holders of the notes affected thereby;

          (5) following the occurrence of a Change of Control, amend, change or modify the obligation of Vanguard to make and consummate an Offer to Purchase with respect to such Change of Control in accordance with the "Repurchase of Notes Upon a Change of Control" covenant, including amending, changing or


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


     modifying any definition relating thereto in any manner materially adverse to the holders of the notes affected thereby;

          (6) change the place or currency of payment of principal of, or premium, if any, or interest on, any note;

          (7) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any note;

          (8) modify the subordination provisions in a manner adverse to the Holders;

          (9) waive a default in the payment of principal of, premium, if any, or interest on the notes;

          (10) release any Subsidiary Guarantor from its Note Guarantee, except as provided in the Indenture; or

          (11) reduce the percentage or aggregate principal amount of outstanding notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

Notwithstanding anything to the contrary contained above, no amendment of, or supplement or waiver to, the Indenture shall adversely affect the rights of the holders of any Senior Indebtedness under the subordination provisions of the Indenture (including any defined terms as used therein) without the consent of such holders of Senior Indebtedness.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

     No recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Vanguard in the Indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of Vanguard or of any successor Person thereof. Each Holder, by accepting the notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Concerning the Trustee

     Except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of Vanguard, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Book-Entry; Delivery and Form


     The certificates representing the new notes will be issued in fully registered form, without coupons. Except as described below, the new notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository"), and registered in the name of Cede & Co. as the Depository's nominee, in the form of a global note (the "global registered note").

     The Global Registered Note. Vanguard expects that pursuant to procedures established by the Depository (a) upon deposit of the global registered note, the Depository or its custodian will credit on its internal system interests in the global registered note to the accounts of persons who have accounts with the Depository ("participants") and (b) ownership of the global registered note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository or its nominee, with respect to interests of participants, and the records of participants with respect to interests of persons other than participants. Ownership of beneficial interests in the global registered note will be limited to participants or persons who hold interests through participants.

     So long as the Depository or its nominee is the registered owner or holder of the new notes, the Depository or such nominee will be considered the sole owner or holder of the new notes represented by the global registered note for all purposes under the Indenture. No beneficial owner of an interest in the global registered note will be able to transfer such interest except in accordance with the Depository's procedures, in addition to those provided for under the Indenture with respect to the new notes.

     Payments of the principal of, or premium and interest on, the global registered note will be made to the Depository or its nominee, as the case may be, as the registered owner thereof. None of Vanguard, the trustee or any paying agent under the Indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global registered note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     We expect that the Depository or its nominee, upon receipt of any payment of the principal of or premium and interest on the global registered note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global registered note as shown on the records of the Depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global registered note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in the Depository will be effected in accordance with the Depository rules and will be settled in immediately available funds. If a holder requires physical delivery of a certificated exchange note for any reason, including to sell new notes to persons in states which require physical delivery of the new notes or to pledge such securities, such holder must transfer its interest in the global registered note in accordance with the normal procedures of the Depository and with the procedures set forth in the Indenture.

     The Depository has advised us that the Depository will take any action permitted to be taken by a holder of new notes, including the presentation of new notes for exchange as described below, only at the direction of one or more participants to whose account at the Depository interests in the global registered note are credited and only in respect of such portion of the aggregate principal amount of new notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the indenture, the Depository will exchange the global registered note for certificated new notes, which it will distribute to its participants.


     The Depository has advised us that it is:

          (1) a limited purpose trust company organized under the laws of the State of New York;

          (2) a member of the Federal Reserve System;

          (3) a "clearing corporation" within the meaning of the Uniform Commercial Code; and

          (4) a "clearing agency" registered pursuant to the provisions of
     Section 17A of the Exchange Act.


     The Depository was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and


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


dealers, banks, trust companies and clearing corporations and other organizations. Indirect access to the Depository system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interest in the global registered notes among participants, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither Vanguard nor the trustee will have any responsibility for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.


     Certificated Notes. Interests in the global registered note will be exchangeable or transferable, as the case may be, for certificated notes if


          (1) the Depository (a) notifies us that it is unwilling or unable to continue as depositary for the global registered note or (b) has ceased to be a clearing agency registered under the Exchange Act, and in either case, we fail to appoint a successor depositary within 90 days,


          (2) we, at our option, notify the trustee in writing that we elect to cause the issuance of the notes in certificated form or

          (3) there shall have occurred and be continuing to occur a Default or an Event of Default with respect to the notes.


     In all cases, certificated notes delivered in exchange for the global registered note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary, in accordance with its customary procedures.


Definitions

     Set forth below are defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for other capitalized terms used in this "Description of the Notes" for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary assumed in connection with an Asset Acquisition by such Restricted Subsidiary; provided such Indebtedness was not Incurred in connection with or in contemplation of such Person becoming a Restricted Subsidiary or such Asset Acquisition.

     "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of Vanguard and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

          (1) the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to Vanguard or any of its Restricted Subsidiaries during such period;

          (2) the net income (or loss) of any Person accrued prior to the date as of which it becomes a Restricted Subsidiary or is merged into or consolidated with Vanguard or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by Vanguard or any of its Restricted Subsidiaries;

          (3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted


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


     by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

          (4) any gains or losses (on an after-tax basis) attributable to sales of assets outside the ordinary course of business of Vanguard and its Restricted Subsidiaries;

          (5) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant, any amount paid or accrued as dividends on Preferred Stock of Vanguard owned by Persons other than Vanguard and any of its Restricted Subsidiaries;

          (6) all extraordinary gains and extraordinary losses (each on an after-tax basis);

          (7) the cumulative effect of a change in accounting principles; and

          (8) income or losses attributable to discontinued operations, including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued.


     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that beneficial ownership of 10% or more of the Capital Stock of a Person shall be deemed to be control. Notwithstanding the foregoing, a Person shall not be deemed an Affiliate of Vanguard solely by virtue of the beneficial ownership by the Capital Partners Group of 10% or more of the Capital Stock of such Person.


     "Asset Acquisition" means (1) an investment by Vanguard or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with Vanguard or any of its Restricted Subsidiaries or (2) an acquisition by Vanguard or any of its Restricted Subsidiaries of the property and assets of any Person other than Vanguard or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

     "Asset Disposition" means the sale or other disposition by Vanguard or any of its Restricted Subsidiaries (other than to Vanguard or another Restricted Subsidiary) of (1) all or substantially all of the Capital Stock of any Restricted Subsidiary or (2) all or substantially all of the assets that constitute a division or line of business of Vanguard or any of its Restricted Subsidiaries.

     "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by Vanguard or any of its Restricted Subsidiaries to any Person other than Vanguard or any of its Restricted Subsidiaries of:

          (1) all or any of the Capital Stock of any Restricted Subsidiary,

          (2) all or substantially all of the property and assets of an operating unit or business of Vanguard or any of its Restricted Subsidiaries or

          (3) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of Vanguard or any of its Restricted Subsidiaries outside the ordinary course of business of Vanguard or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of Vanguard or a Subsidiary Guarantor; provided that "Asset Sale" shall not include:


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          (a) sales or other dispositions of inventory, cash management and portfolio investments, receivables and other current assets,

          (b) sales, transfers or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under the "Limitation on Restricted Payments" covenant,

          (c) sales, transfers or other dispositions of assets with a fair market value not in excess of the greater of (x) $1 million and (y) 1% of Consolidated EBITDA on a pro forma basis for the most recently completed four fiscal quarters, when such sale, transfer or disposition is consummated, in any transaction or series of related transactions,

          (d) any sale, transfer, assignment or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of Vanguard or its Restricted Subsidiaries,

          (e) the substantially contemporaneous sale and leaseback of an asset; provided that the sale and leaseback occurs within 180 days after the date of the acquisition of the asset by Vanguard or any Restricted Subsidiary,

          (f) a Hospital Swap,

          (g) any disposition of receivables and related assets, proceeds, or Capital Stock of a Securitization Subsidiary pursuant to a Permitted Receivables Financing, or

          (h) any disposition or leases of substantially unimproved real property, pursuant to an overall arrangement deemed by the management of Vanguard to be fair and reasonable, for the purpose of building on such real property a medical office building or other building to contain a healthcare business, or any parking garage or other structure used in connection with such a building.

     "Average Life" means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.

     "Bank Agent" means the agent for the lenders under the Credit Agreement or its successors as agent for the lenders under the Credit Agreement.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

     "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

     "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

     "Change of Control" means such time as:

          (1) the consummation of any transaction, including without limitation any merger or consolidation, the result of which is that any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange
     Act), other than the Existing Stockholders, becomes the ultimate "beneficial owner" (as defined in


                                      121
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     Rule 13d-3 under the Exchange Act) of Voting Stock representing more than
     50% of the total voting power of the Voting Stock of Vanguard on a fully diluted basis;

          (2) the direct or indirect sale, transfer, conveyance or other disposition, not including a merger or consolidation, in one or a series of related transactions, of all or substantially all of the properties or assets of Vanguard and its Restricted Subsidiaries taken as a whole to any "person" or "group" (as those terms are defined in clause (1) above), other than to the Existing Stockholders;

          (3) the adoption of a plan relating to the liquidation or dissolution of Vanguard; or

          (4) during any consecutive two year period, individuals who at the beginning of such period constituted the board of directors (together with any new directors (a) appointed or nominated by one or more Existing Stockholders or (b) whose election by the board of directors or whose nomination by the board of directors for election by Vanguard's stockholders was approved by a vote of at least a majority of the members of the board of directors then in office who either were members of the board of directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason during such period to constitute a majority of the members of the board of directors then in office.

     "Closing Date" means the date on which the notes are originally issued under the Indenture.

     "Commodity Agreement" means any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

     "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

          (1) Consolidated Interest Expense,

          (2) income taxes,

          (3) depreciation expense,

          (4) amortization expense, and

          (5) all other non-cash items reducing Adjusted Consolidated Net Income (except to the extent that such non-cash items will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income except to the extent such non-cash items will result in cash receipts, all as determined on a consolidated basis for Vanguard and its Restricted Subsidiaries in conformity with GAAP.

     "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net cash costs associated with Interest Rate Agreements during such period; the interest of Vanguard and its Restricted Subsidiaries that was capitalized during such period; and interest in respect of Indebtedness that is Guaranteed or secured by Vanguard or any of its Restricted Subsidiaries but only to the extent such interest is paid by Vanguard or any Restricted Subsidiary; but excluding any amortization of fees and expenses in connection with the issuance of the notes, the Credit Agreement or any other Indebtedness Incurred after the Closing Date) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by Vanguard and its Restricted Subsidiaries during such period; all net of the cash portion of interest income of Vanguard and its Restricted Subsidiaries for such period; excluding, however, (i) any interest expense not payable in cash by its terms, other than amortization of original issue discount and (ii) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is


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excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof).

     "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of Vanguard and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation), plus, to the extent not included, any Preferred Stock of Vanguard, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of Vanguard or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

     "Credit Agreement" means the Credit Agreement among Vanguard, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, to be dated July 30, 2001, together with all agreements, notes, instruments and documents executed or delivered pursuant thereto and in connection therewith, including, without limitation, all mortgages, other security documents and guaranties, in each case as amended (including any amendment and restatement), supplemented, extended, renewed, replaced (by one or more credit facilities, debt instruments and/or related documentation) or otherwise modified from time to time, including, without limitation, any agreement increasing the amount of, extending the maturity of or refinancing in whole or in part (including, but not limited to, by the inclusion of additional or different lenders thereunder or additional borrowers or guarantors thereof) all or any portion of the Indebtedness under such agreement or any successor agreement or agreements and whether by the same or any other agent, lender or group of lenders.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" means (1) any Indebtedness under the Credit Agreement (except that any Indebtedness which represents a partial refinancing of Indebtedness theretofore outstanding pursuant to the Credit Agreement, rather than a complete refinancing thereof, shall only constitute Designated Senior Indebtedness if such partial refinancing meets the requirements of clause (2) below), and (2) any other Indebtedness constituting Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of at least $25 million and that is specifically designated by Vanguard, in the instrument creating or evidencing such Senior Indebtedness, as "Designated Senior Indebtedness."

     "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the Stated Maturity of the notes for consideration other than Capital Stock that is not required to be redeemed, (2) required to be redeemed at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the notes for consideration other than Capital Stock that is not required to be so redeemed or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity or any scheduled amortization prior to the Stated Maturity of the notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to Vanguard's repurchase of such notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants.


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     "Existing Stockholders" means (i) each of the officers of Vanguard on the
Closing Date holding the office of Executive Vice President or a higher office or (ii) Morgan Stanley Capital Partners III, L.P., MSCP III 892 Investors, L.P., Morgan Stanley Capital Investors, L.P., Morgan Stanley Dean Witter Capital Partners IV, L.P., MSDW IV 892 Investors, L.P. and Morgan Stanley Dean Witter Capital Investors IV, L.P., or any other merchant banking or similar fund under common control with any entity described in this clause (ii) (the entities described in clause (ii), collectively, the "MSCP Group").

     "fair market value" means the price that would be paid in an arm's-length transaction between a willing seller under no compulsion to sell and a willing buyer under no compulsion to buy. Any determination in good faith by the board of directors shall be conclusive if evidenced by a resolution thereof.

     "Foreign Subsidiary" means any Subsidiary of Vanguard that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP, applied on a consistent basis, except as expressly required by GAAP, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (1) the amortization of any expenses incurred in connection with the offering of the old notes and the Credit Agreement and (2) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hospital Swap" means an exchange of assets and, to the extent necessary to equalize the value of the assets being exchanged, cash by Vanguard or a Restricted Subsidiary for one or more hospitals and/or one or more businesses related or ancillary to the business of Vanguard, or for 100% of the Capital Stock of any Person owning or operating one or more hospitals and/or one or more such related businesses, provided that cash does not exceed 20% of the sum of the amount of the cash and the fair market value of the Capital Stock or assets received or given by Vanguard or a Restricted Subsidiary in the transaction, unless such excess cash is applied in accordance with the requirements of the third paragraph of the "Limitations on Asset Sales" covenant.

     "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) none of the accrual or capitalization of interest (whether through the issuance of pay-in-kind securities or otherwise), the accretion of original issue discount or the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall be considered an Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person at any date of determination (without duplication):


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          (1) all indebtedness of such Person for borrowed money;

          (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5) or (6) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the 15th day following receipt by such Person of a demand for reimbursement);

          (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, if, and to the extent that such amount would appear as a liability on the balance sheet of such Person, except Trade Payables and other accrued expenses arising in the ordinary course of business and payable within one year of the Incurrence thereof;

          (5) all Capitalized Lease Obligations;

          (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

          (7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

          (8) to the extent not otherwise included in this definition, obligations under Commodity Agreements, Currency Agreements and Interest Rate Agreements (other than, except for purposes of the definition of Senior Indebtedness, Commodity Agreements, Currency Agreements and Interest Rate Agreements designed to protect Vanguard or its Restricted Subsidiaries against fluctuations in commodity prices, foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in commodity prices, foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder).

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that

          (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP,

          (B) money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest,

          (C) the amount of any Indebtedness secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, shall be the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Indebtedness,

          (D) the amount of any Indebtedness under any Commodity Agreement, Currency Agreement or Interest Rate Agreement that is Indebtedness shall be the net amount payable by such Person if such agreement were terminated at that time, and


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          (E) Indebtedness shall not include:

               (x) any liability for federal, state, local or other taxes,

               (y) performance, surety or appeal bonds provided in the ordinary course of business or

               (z) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Vanguard or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not to exceed the gross proceeds actually received by Vanguard or any Restricted Subsidiary in connection with such disposition.

     "Initial Subsidiary Guarantors" means each Restricted Subsidiary of Vanguard required to provide a Guarantee pursuant to the "Guarantees by Restricted Subsidiaries" covenant on the Closing Date.

     "Insurance Subsidiary" means a Subsidiary of Vanguard or any Restricted Subsidiary established for the purpose of insuring the health care businesses or facilities owned or operated by Vanguard or any Subsidiary or any physician employed by or on the medical staff of any such business or facility.

     "Interest Coverage Ratio" means, on any Transaction Date, the ratio of (1) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the Trustee (the "Four Quarter Period") to
(2) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the foregoing calculation:

          (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of Vanguard, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

          (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

          (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to (x) the application of proceeds of any Asset Disposition and (y) any pro forma expense and cost reductions and other operating improvements that have occurred or are reasonably expected to occur, in the reasonable judgement of the chief financial officer of Vanguard, attributable to the assets which are the subject of the Asset Acquisition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period;

          (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made during such Reference Period by any Person that has become a Restricted Subsidiary or has been merged with or into Vanguard or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of


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     such Reference Period; provided that to the extent that clause (C) or (D)
     of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available;

          (E) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded; and

          (F) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to the Consolidated Interest Expense will not be obligations of Vanguard or any of its Restricted Subsidiaries following the Transaction Date.

     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

     "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Vanguard or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (2) the retention of the Capital Stock (or any other Investment) by Vanguard or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (3) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant, (a) the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced and (b) in the event Vanguard or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the fair market value of the assets less the amount of Net Cash Proceeds so received; provided the Net Cash Proceeds are applied in accordance with clause (A) or (B) of the "Limitation on Asset Sales" covenant.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof).

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means:

          (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

               (1) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

               (2) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of Vanguard and its Restricted Subsidiaries, taken as a whole;


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               (3) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale;

               (4) payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale; and

               (5) appropriate amounts to be provided by Vanguard or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP.

          (b) with respect to any issuance or sale of Capital Stock, or contribution to its capital, the proceeds of such issuance, sale or contribution in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Note Document" shall mean the notes, any Note Guarantee, the Indenture and any other document or instrument entered into in connection with the issuance of the old notes (including without limitation any registration rights agreement or similar agreement).

     "Note Guarantee" means any Guarantee of the obligations of Vanguard under the Indenture and the notes by any Subsidiary Guarantor.

     "Offer to Purchase" means an offer to purchase notes by Vanguard from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

          (1) the covenant pursuant to which the offer is being made and that all notes validly tendered will be accepted for payment on a pro rata basis;

          (2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

          (3) that any note not tendered will continue to accrue interest pursuant to its terms;

          (4) that, unless Vanguard defaults in the payment of the purchase price, any note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

          (5) that Holders electing to have a note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of notes delivered for purchase and a statement that such Holder is withdrawing his election to have such notes purchased; and

          (7) that Holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided that each note purchased and each new note issued shall be in a principal amount of $1,000 or integral multiples of $1,000.


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On the Payment Date, Vanguard shall (a) accept for payment on a pro rata basis notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all notes or portions thereof so accepted together with an Officers' Certificate specifying the notes or portions thereof accepted for payment by Vanguard. The Paying Agent shall promptly mail to the Holders of notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new note equal in principal amount to any unpurchased portion of the note surrendered; provided that each note purchased and each new note issued shall be in a principal amount of $1,000 or integral multiples of $1,000. Vanguard will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. Vanguard will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that Vanguard is required to repurchase notes pursuant to an Offer to Purchase.

     "Permitted Investment" means:

          (1) an Investment in Vanguard or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, Vanguard or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of Vanguard and its Restricted Subsidiaries on the date of such Investment;

          (2) Temporary Cash Investments;

          (3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

          (4) stock, obligations or securities received in satisfaction of judgments;

          (5) an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;

          (6) Commodity Agreements, Interest Rate Agreements and Currency Agreements designed solely to protect Vanguard or its Restricted Subsidiaries against fluctuations in commodity prices, interest rates or foreign currency exchange rates;

          (7) Investments by Vanguard or a Subsidiary Guarantor made in connection with Hospital Swaps;

          (8) loans and advances to officers and employees made in the ordinary course of business of not more than $5 million in the aggregate at any one time outstanding, which are made in compliance with the "Limitation on Transactions with Affiliates" covenant;

          (9) Physician Support Obligations made by Vanguard or a Subsidiary Guarantor;

          (10) any Investments to the extent that the consideration therefor is Capital Stock (other than Disqualified Capital Stock), or warrants, options or other rights to purchase Capital Stock (other than Disqualified Stock or Indebtedness convertible into Capital Stock);

          (11) shares of Capital Stock or other securities received in settlement of any Indebtedness or other obligation owed to Vanguard or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien, Indebtedness or other obligation or in connection with any good faith settlement of a bankruptcy proceeding;


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          (12) Investments in a Securitization Subsidiary in connection with and to facilitate any Permitted Receivables Financing, which Investments are customary for such transactions;

          (13) in the event an Insurance Subsidiary is established, Investments in such Insurance Subsidiary in an amount which does not exceed the minimum amount of capital required under the laws of the jurisdiction in which such Insurance Subsidiary is formed, and any Investment by such Insurance Subsidiary which is a legal investment for an insurance company under the laws of the jurisdiction in which the Insurance Subsidiary is formed and made in the ordinary course of business and rated in one of the four highest rating categories;

          (14) Investments represented by accounts receivable created or acquired in the ordinary course of business;

          (15) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the "Limitation on Asset Sales" covenant; and

          (16) Investments made solely in reliance on this clause in an amount not to exceed, at any one time outstanding, the greater of (x) $30 million and (y) 3% of the Total Assets of Vanguard at the time the Investment is made.

     "Permitted Receivables Financing" means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable of Vanguard and any Restricted Subsidiary and enters into a third party financing thereof on terms that the board of directors has concluded are customary and market terms, fair to Vanguard and its Restricted Subsidiaries.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

     "Physician Support Obligation" means a loan to or on behalf of, or a guarantee of indebtedness of, (i) a physician or healthcare professional providing service to patients in the service area of a hospital or other health care facility operated by Vanguard or any of its Subsidiaries made or given by Vanguard or any Subsidiary of Vanguard, or (ii) any independent practice association or other entity majority-owned by any Person described in clause
(i), in each case:

               (a) in the ordinary course of its business; and

               (b) pursuant to a written agreement having a period not to exceed five years.

     "Replacement Assets" means, on any date, property or assets (other than current assets) of a nature or type or that are used in a business (or an Investment in a company having property or assets of a nature or type, or engaged in a business) similar, related, ancillary or complementary to the nature or type of the property and assets of, or the business of, Vanguard and its Restricted Subsidiaries existing on such date.

     "Restricted Subsidiary" means any Subsidiary of Vanguard other than an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, and its successors.

     "Securitization Subsidiary" means a Subsidiary of Vanguard

          (1) that is designated a "Securitization Subsidiary" by the board of directors;

          (2) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financing and any activity necessary or incidental thereto;

          (3) no portion of the Indebtedness or any other obligation, contingent or otherwise, of which

               (A) is Guaranteed by Vanguard or any other Restricted
          Subsidiary,

               (B) is recourse to or obligates Vanguard or any other Restricted Subsidiary in any way, or

               (C) subjects any property or asset of Vanguard or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof; and

          (4) with respect to which neither Vanguard nor any Restricted Subsidiary has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results;

other than, in respect of clauses (3) and (4), pursuant to customary representations warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

     "Senior Indebtedness" means the following obligations of Vanguard or any Subsidiary Guarantor, whether outstanding on the Closing Date or thereafter
Incurred: (1) all Indebtedness and all other monetary obligations (including, without limitation, expenses, fees, principal, premium, interest (in each case, including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), reimbursement obligations under letters of credit and indemnities payable in connection therewith) under (or in respect of) the Credit Agreement or any Commodity Agreement, Interest Rate Agreement or Currency Agreement and (2) all Indebtedness and all other monetary obligations of Vanguard or any Subsidiary Guarantor (other than the notes and any Note Guarantee), including principal, premium, and interest (in each case, including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made pari passu with, or subordinated in right of payment to, the notes or any Note Guarantee; provided that the term "Senior Indebtedness" shall not include (a) any Indebtedness of Vanguard or any Subsidiary Guarantor to a Subsidiary of Vanguard, or to a joint venture in which Vanguard or any Restricted Subsidiary has an interest, (b) that portion of any Indebtedness of Vanguard or any Subsidiary Guarantor Incurred in violation of the "Limitation on Indebtedness" covenant or the "Limitation on Senior Subordinated Indebtedness" covenant (but, as to any such Indebtedness under the Credit Agreement, no such violation shall be deemed to exist for purposes of this clause (b) if the holder(s) of such Indebtedness or their representative shall have received an officer's certificate of Vanguard to the effect that the Incurrence of such Indebtedness does not or, in the case of revolving credit Indebtedness that the Incurrence of the entire committed amount thereof at the date on the initial borrowing thereunder is made, would not, violate such provisions of the Indenture), (c) any repurchase, redemption or other obligation in respect of Disqualified Stock, (d) any Indebtedness to any employee of Vanguard or any of its Subsidiaries, (e) any liability for taxes owed or owing by Vanguard or any Subsidiary Guarantor or (f) any Trade Payables.

     "Senior Subordinated Obligations" means any principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and any other amounts owing with respect to, the notes payable pursuant to the terms of the notes, any Note Guarantee or any other Note Document or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the notes or amounts corresponding to such principal, premium, if any, or interest on the notes.

     "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (1) for the most recent fiscal year of Vanguard, accounted for more than 10% of the consolidated revenues of Vanguard and its Restricted Subsidiaries or (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of Vanguard and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of Vanguard for such fiscal year.

     "Stated Maturity" means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock or more than 50% of the equity ownership is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person or a partnership the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person.

     "Subsidiary Guarantor" means any Initial Subsidiary Guarantor and any other Restricted Subsidiary which provides a Note Guarantee of Vanguard's obligations under the Indenture and the notes pursuant to the "Guarantees by Restricted Subsidiaries" covenant.

     "Temporary Cash Investment" means any of the following:

          (1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case maturing within one year from the date of the acquisition thereof;

          (2) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof);

          (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;

          (4) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of Vanguard) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P;

          (5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's; and

          (6) any mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (1) through (5) above.

     "Total Assets" of Vanguard means the total consolidated assets of Vanguard and its Restricted Subsidiaries as shown on the most recent balance sheet of Vanguard.

     "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Transaction Date" means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "Unrestricted Subsidiary" means any Subsidiary of Vanguard that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with "Designation of Restricted and Unrestricted Subsidiaries."

     "U.S. Government Obligations" means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Common Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

         MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE
                                 EXCHANGE OFFER

     The exchange of old notes for new notes in the exchange offer will not constitute a taxable exchange for United States federal income tax purposes. When a holder exchanges an old note for a new note in the exchange offer, the holder will not recognize taxable gain or loss as a result of such exchange and will have the same adjusted basis and holding period in the new note as in the old note immediately before the exchange.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale of new notes received by it in exchange for old notes.

     We will not receive any proceeds from any sale of new notes by broker-dealers.

     New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions

     o    in the over-the-counter market

     o    in negotiated transactions

     o    through the writing of options on the new notes or

     o    a combination of those methods of resale

at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices.

     Any resale may be made

     o    directly to purchasers or

     o to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new notes.

     Any broker-dealer that resells new notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of those new notes may be considered to be an "underwriter" within the meaning of the Securities Act. Any profit on any resale of those new notes and any commission or concessions received by any of those persons may be considered to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be considered to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes, including any broker-dealers, against some liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Davis Polk & Wardwell, New York, New York will opine for us on whether the new notes are valid and binding obligations of Vanguard.


                                    EXPERTS

     The consolidated financial statements of Vanguard Health Systems, Inc. and the combined financial statements of Phoenix Baptist Hospital and Medical Center, Inc., Arrowhead Community Hospital and Medical Center, Inc. and Affiliates appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of PMH Health Services Network and Affiliate at April 30, 2001, and for the ten months then ended, appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and at June 30, 2000, and for each of the two years in the period ended June 30, 2000, by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon appearing elsewhere herein (which includes an explanatory paragraph with respect to the uncertainty regarding PMH Health Services Network and Affiliates' ability to continue as a going concern as discussed in Note 1 to the combined financial statements), and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

     The consolidated financial statements of MacNeal Health Services Corporation and Subsidiaries as of and for the years ended September 30, 1998 and 1999, and as of and for the four month period ended January 31, 2000, included in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports dated June 15, 2001, with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

     We and our subsidiary guarantors have filed with the SEC, Washington, D.C. 20549, a registration statement on Form S-1 under the Securities Act with respect to our offering of the new notes. This prospectus does not contain all of the information included in the registration statement and the exhibits and schedules thereto. You will find additional information about us and the new notes in the registration statement. Certain items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Vanguard, the subsidiary guarantors and the new notes, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. As a result of the exchange offer, Vanguard will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and will file periodic reports, statements and other information with the SEC. We do not expect that the subsidiary guarantors will be subject to the informational requirements of the Exchange Act. A copy of the registration statement, including the exhibits and schedules thereto, may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto.

     If for any reason we are not required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, we are still required under the Indenture to furnish the holders of the new notes and the old notes with the information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. In addition, we have agreed that, for so long as any notes remain outstanding, we will furnish to the holders of the notes and to securities analysts and prospective investors, upon their request, the information required to be delivered by Rule 144A(d)(4) under the Securities Act. We also maintain an Internet site at http://www.vanguardhealth.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS





                                                                                                                    Page
VANGUARD HEALTH SYSTEMS, INC.
Unaudited Condensed Consolidated Financial Statements:
 Condensed Consolidated Balance Sheets as of June 30, 2001 and September 30, 2001..............................       F-2
 Condensed Consolidated Statements of Operations for the three months ended September 30, 2000
   and 2001....................................................................................................       F-3
 Consolidated Statement of Stockholders' Equity for the three months ended September 30, 2001..................       F-4
 Condensed Consolidated Statements of Cash Flows for the three months ended September 30, 2000
   and 2001....................................................................................................       F-5
 Notes to Condensed Consolidated Financial Statements..........................................................       F-6

Consolidated Financial Statements:
 Report of Independent Auditors................................................................................      F-17
 Consolidated Balance Sheets as of June 30, 2000 and 2001......................................................      F-18
 Consolidated Statements of Operations for the years ended June 30, 1999, 2000 and 2001........................      F-20
 Consolidated Statements of Stockholders' Equity for the years ended June 30, 1999, 2000 and
    2001.......................................................................................................      F-21
 Consolidated Statements of Cash Flows for the years ended June 30, 1999, 2000 and 2001........................      F-22
 Notes to Consolidated Financial Statements....................................................................      F-24

PHOENIX BAPTIST HOSPITAL AND MEDICAL CENTER, INC., ARROWHEAD
COMMUNITY HOSPITAL AND MEDICAL CENTER, INC. AND AFFILIATES
Report of Independent Auditors.................................................................................      F-58
Combined Statements of Operations for the years ended August 31, 1998 and 1999 and the nine
 months ended May 31, 2000.....................................................................................      F-59
Combined Statements of Cash Flows for the years ended August 31, 1998 and 1999 and the nine
 months ended May 31, 2000.....................................................................................      F-60
Notes to Combined Statements of Operations and Cash Flows......................................................      F-61

PMH HEALTH SERVICES NETWORK AND AFFILIATE
Report of Independent Auditors.................................................................................      F-68
Report of Independent Public Accountants.......................................................................      F-69
Combined Statement of Changes in Net Assets in Liquidation for the period February 1, 2001 to April
 30, 2001......................................................................................................      F-70
Combined Statements of Operations for the years ended June 30, 1999 and 2000 and the ten months
 ended April 30, 2001..........................................................................................      F-71
Combined Statements of Cash Flows for the years ended June 30, 1999 and 2000 and the seven months
 ended January 31, 2001........................................................................................      F-72
Notes to Combined Financial Statements.........................................................................      F-74

MACNEAL HEALTH SERVICES CORPORATION AND SUBSIDIARIES
Report of Independent Public Accountants.......................................................................      F-82
Consolidated Balance Sheets as of January 31, 2000, and September 30, 1999 and 1998............................      F-83
Consolidated Statements of Operations for the four-month period ended January 31, 2000, and for the
 years ended September 30, 1999 and 1998.......................................................................      F-84
Consolidated Statements of Changes in Net Assets for the four-month period ended January 31, 2000,
 and for the years ended September 30, 1999 and 1998...........................................................      F-85
Consolidated Statements of Cash Flows for the four-month period ended January 31, 2000, and for
 the years ended September 30, 1999 and 1998...................................................................      F-86
Notes to Consolidated Financial Statements.....................................................................      F-87

                         VANGUARD HEALTH SYSTEMS, INC.


                     CONDENSED CONSOLIDATED BALANCE SHEETS
               (In thousands, except shares and par value data)

                                                                                                          (Unaudited)
                                                                                          June 30,       September 30,
                                                                                            2001              2001
                                                                                          --------       -------------
Assets
Current assets:
 Cash and cash equivalents...........................................................      $12,079            $149,552
 Accounts receivable, net of allowance for uncollectible accounts of approximately $30,704 and $33,163 at June 30, 2001 and September 30,
   2001, respectively................................................................      128,901             129,673
 Supplies............................................................................       11,363              11,556
 Prepaid expenses and other current assets...........................................       16,518              16,039
                                                                                          --------            --------
   Total current assets..............................................................      168,861             306,820
Property, plant and equipment, net of accumulated depreciation.......................      362,964             361,340
Goodwill, net of accumulated amortization............................................       74,233              76,975
Intangible assets, net of accumulated amortization...................................       28,381              39,485
Other assets.........................................................................        5,959               6,248
                                                                                          --------            --------
 Total assets........................................................................     $640,398            $790,868
                                                                                          ========            ========

Liabilities and stockholders' equity
Current liabilities:
 Accounts payable....................................................................      $41,703             $36,911
 Accrued expenses and other current liabilities......................................       98,454             105,963
 Current maturities of long-term debt................................................       10,332               4,071
                                                                                          --------            --------
   Total current liabilities.........................................................      150,489             146,945
Other liabilities....................................................................        9,185               9,946
Long-term debt, less current maturities..............................................      153,112             308,867
Payable-In-Kind Preferred Stock; $.01 par value, 150,000 combined shares of
 Preferred Stock and Payable-In-Kind Preferred Stock authorized, 21,600 shares of Payable-In-Kind Preferred Stock issued and outstanding at June 30, 2001 and
 September 30, 2001, at redemption value.............................................       22,320              22,752
Stockholders' Equity:
 Preferred Stock; $1,000 par value, 150,000 combined shares of Preferred Stock and Payable-In-Kind Preferred Stock authorized, no shares of Preferred Stock
   issued and outstanding............................................................            -                   -
 Common Stock; $.01 par value, 600,000 shares authorized, 203,294 and 203,306 shares issued and outstanding at June 30, 2001 and September 30, 2001,
   respectively......................................................................            2                   2
Accumulated other comprehensive loss.................................................       (1,654)                  -
Additional paid in capital...........................................................      306,067             305,655
Retained earnings (deficit)..........................................................          877              (3,299)
                                                                                          --------            --------
   Total liabilities and stockholders' equity........................................     $640,398            $790,868
                                                                                          ========            ========


                                   See accompanying notes.

                         VANGUARD HEALTH SYSTEMS, INC.


                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                (In thousands)

                                                                                  (Unaudited)
                                                                               Three Months Ended
                                                                                  September 30
                                                                              ---------------------
                                                                                2000         2001
                                                                              --------     --------
Revenues:
 Patient service revenues.............................................        $149,649     $166,415
 Premium revenues.....................................................           8,969       40,894
                                                                              --------     --------
   Total revenues.....................................................         158,618      207,309

Expenses:
 Salaries and benefits................................................          77,138       86,720
 Supplies.............................................................          22,748       24,778
 Medical claims expense...............................................           3,776       29,653
 Purchased services...................................................          10,474       15,832
 Provision for doubtful accounts......................................          16,354       16,333
 Other operating expenses.............................................          13,978       15,692
 Rents and leases.....................................................           3,042        3,119
 Depreciation and amortization........................................           6,104        7,152
 Interest, net........................................................           4,803        5,965
 Other................................................................              (1)        (426)
                                                                              --------     --------
Income before income taxes and extraordinary item.....................             202        2,491
Income tax expense....................................................              11          307
                                                                              --------     --------
Income before extraordinary item......................................             191        2,184
Extraordinary loss on extinguishment of debt..........................               -       (6,360)
                                                                              --------     --------
Net income (loss).....................................................             191       (4,176)
Preferred stock dividends.............................................            (400)        (432)
                                                                              --------     --------
Net loss attributable to common stockholders..........................        $   (209)    $ (4,608)
                                                                              ========     ========


                                   See accompanying notes.

                         VANGUARD HEALTH SYSTEMS, INC.

            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                  (Unaudited)
                       (In thousands, except share data)

                              Preferred Stock       Common Stock                                 Accumulated
                              ---------------   -----------------    Additional     Retained        Other            Total
                                                                       Paid-in      Earnings    Comprehensive    Stockholders'
                              Shares   Amount    Shares    Amount      Capital     (Deficit)       Loss             Equity
                              ------   ------   -------    ------    ----------    ---------    -------------    -------------

Balance at June 30, 2001..         -   $    -   203,294    $    2      $306,067     $   877        $(1,654)         $ 305,292
Issuance of common
 stock....................         -        -        12         -            20           -              -                 20
Reclassification of
 accumulated other
 comprehensive loss
 to extraordinary
 loss on
 extinguishment of
 debt.....................         -        -         -         -             -           -          1,654              1,654
Payable-In-Kind
 Preferred Stock
 dividends................         -        -         -         -          (432)          -              -               (432)
Net loss..................         -        -         -         -             -      (4,176)             -             (4,176)
                              ------   ------   -------    ------      --------     -------        -------          ---------
Balance at September 30,
2001......................         -   $    -   203,306    $    2      $305,655     $(3,299)       $     -          $ 302,358
                              ======   ======   =======    ======      ========     =======        =======          =========


                                   See accompanying notes.

                         VANGUARD HEALTH SYSTEMS, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)


                                                                                                        (Unaudited)
                                                                                                     Three Months Ended
                                                                                                        September 30
                                                                                                    --------------------
                                                                                                     2000          2001
                                                                                                    -------      -------
Operating activities:
Net income (loss)...........................................................................        $   191     $ (4,176)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
 Depreciation and amortization..............................................................          6,104        7,152
 Provision for doubtful accounts............................................................         16,354       16,333
 Amortization of loan costs.................................................................            223          374
 Extraordinary loss on extinguishment of debt...............................................              -        6,360
 Changes in operating assets and liabilities, net of effects of acquisitions:
   Accounts receivable......................................................................        (19,123)     (15,583)
   Establishment of accounts receivable of recent acquisitions..............................         (7,236)      (1,522)
   Supplies.................................................................................          1,348         (193)
   Prepaid expenses and other current assets................................................           (218)        (700)
   Accounts payable.........................................................................         (5,300)      (4,792)
   Accrued expenses and other current liabilities...........................................           (915)       7,198
   Other liabilities........................................................................          3,146          761
                                                                                                    -------      -------
Net cash (used in) provided by operating activities.........................................         (5,426)      11,212
Investing activities:
Acquisitions, including working capital settlement payments.................................         (1,717)      (3,769)
Net purchases of equipment..................................................................         (7,834)      (4,554)
Other.......................................................................................            438         (289)
                                                                                                    -------      -------
Net cash used in investing activities.......................................................         (9,113)      (8,612)
Financing activities:
Proceeds from long-term debt................................................................              -      300,000
Payments of long-term debt and capital leases...............................................         (1,196)    (150,506)
Payments of loan costs......................................................................             -       (14,641)
Exercise of stock options...................................................................             -            20
                                                                                                    -------      -------
Net cash (used in) provided by financing activities.........................................         (1,196)     134,873
Net (decrease) increase in cash and cash equivalents........................................        (15,735)     137,473
Cash and cash equivalents, beginning of period..............................................         16,812       12,079
                                                                                                    -------      -------
Cash and cash equivalents, end of period....................................................        $ 1,077     $149,552
                                                                                                    =======     ========


                                   See accompanying notes.

                         VANGUARD HEALTH SYSTEMS, INC.

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                               September 30, 2001

1. Basis of Presentation

     The unaudited condensed consolidated financial statements as of September 30, 2001 and for the three months then ended include the accounts of Vanguard Health Systems, Inc. and its wholly owned subsidiaries and have been prepared in conformity with accounting principles generally accepted in the United States for interim reporting and in accordance with Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements.

     In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial position and the results of operations for the three month period presented. The results of operations for the three month period presented are not necessarily indicative of the results to be expected for the year ending June 30, 2002. The interim condensed consolidated financial statements should be read in connection with the audited consolidated financial statements as of and for the year ended June 30, 2001 included in the Company's registration statement on Form S-1 filed with the Securities and Exchange Commission on October 19, 2001 (Registration No. 333-71934).

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the accompanying unaudited condensed consolidated financial statements and notes. Actual results could differ from those estimates.

2. Acquisitions

     During the fiscal year ended June 30, 2001, the Company completed the following acquisitions:

     Date                          Entity                      Location
------------         ----------------------------------     --------------
July 2000            Trinity MedCare, Inc.                  Nashville, TN
September 2000       Pleasant Properties, Inc.              Phoenix, AZ
May 2001             PMH Health Resources, Inc.             Phoenix, AZ
June 2001            Touchstone Imaging of Arizona, LLC     Phoenix, AZ

     The Company acquired certain net assets of the aforementioned entities, which include a hospital, health plan, and imaging centers for a total purchase price of approximately $90,620,000, comprised of cash of $31,602,000 and the assumption of certain liabilities of $59,018,000. The excess of the purchase price over net assets acquired was $31,193,000 and is included as part of net goodwill and net intangible assets on the accompanying condensed consolidated balance sheets. The acquisitions were financed with the proceeds from equity issuances to various affiliates of Morgan Stanley Capital Partners ("Capital Partners") and certain members of management and internally generated cash. The 2001 acquisitions were accounted for using the purchase method of accounting, and the operating results of the acquired entities have been included in the accompanying condensed consolidated statements of operations from the respective dates of acquisition.

     On November 1, 2001, the Company acquired the assets of Paradise Valley Hospital, a 162-bed acute care hospital located in Phoenix, Arizona. The Company funded the acquisition with a portion of its cash proceeds from the July 30, 2001 issuance of its 9.75% senior subordinated notes due 2011. We do not believe that the Company's purchase of this hospital will have a material impact on the Company's results of operations or financial position.

3. Goodwill and Intangible Assets

     Effective July 1, 2001, the Company adopted the provisions of SFAS No. 141, Business Combinations ("FAS 141"), and SFAS No. 142, Goodwill and Other Intangible Assets ("FAS 142"). In accordance with these provisions, the Company reclassified its previous allocations of excess purchase price over net assets acquired between goodwill and intangible assets and re-assessed the amortization lives assigned to intangible assets. The following table provides information regarding the intangible assets, including deferred loan costs, included on the accompanying condensed consolidated balance sheets as of June 30, 2001 and September 30, 2001 (in thousands).

                                                   Gross Carrying Amount            Accumulated Amortization
                                               -----------------------------        ------------------------
                                               June 30,        September 30,        June 30,   September 30,
                                                 2001              2001               2001         2001
                                               --------        -------------        --------   -------------
Class of Intangible Asset
Amortized intangible assets:
 Deferred loan costs.....................       $ 4,461            $15,000           $ 1,116        $  210
 Certificate of need.....................        19,351                  -               758             -
 Assembled workforce.....................         3,580                  -             1,874             -
 Medical records.........................         6,150                  -             2,792             -
 Contracts...............................             -              7,910                 -           445
 Customer lists..........................             -              2,250                 -           489
 Other...................................         2,340              2,717               961           400
                                                -------            -------           -------        ------
   Subtotal..............................       $35,882            $27,877           $ 7,501        $1,544
Indefinite-lived intangible assets:......
 License and accreditation...............             -              6,648                 -             -
 Other...................................             -              6,504                 -             -
                                                -------            -------           -------        ------
   Subtotal..............................             -             13,152                 -             -
                                                -------            -------           -------        ------
Total....................................       $35,882            $41,029           $ 7,501        $1,544
                                                =======            =======           =======        ======

     The Company estimates amortization expense for these intangible assets, excluding deferred loan costs which are amortized to interest expense, to approximate $3,207,000, $2,283,000, $1,109,000, $1,109,000 and $1,109,000 for
the fiscal years ending June 30, 2002, 2003, 2004, 2005 and 2006, respectively.

     The following table presents the changes in the carrying amount of goodwill from the date of transition to September 30, 2001 (in thousands).

                                          Acute Care    Health
                                           Services      Plans      Total
                                          ----------   --------    -------
Balance as of July 1, 2001............      $65,586     $ 7,620    $73,206
Working capital settlement adjustment.           -        3,769      3,769
                                            -------     -------    -------
Balance as of September 30, 2001......      $65,586     $11,389    $76,975
                                            =======     =======    =======

     The Company completed its transition impairment tests of goodwill and indefinite-lived intangible assets during the first quarter of fiscal 2002 noting no impairment and will perform its initial annual impairment test later in fiscal 2002. Amortization of goodwill and indefinite-lived intangible assets has been suspended in the accompanying condensed consolidated statement of operations for the three months ended September 30, 2001. The following table presents net income before extraordinary item and net income (loss) for the three months ended September 30, 2000 assuming FAS 141 and 142 had been adopted on July 1, 2000, and for the three months ended September 30, 2001 given the effects of the adoption of FAS 141 and 142 on July 1, 2001 (in thousands).

                                                            Three Months Ended
                                                               September 30
                                                            -------------------
                                                             2000         2001
                                                            ------      -------
Reported net income before extraordinary item..........      $ 191      $ 2,184
Extraordinary loss on extinguishment of debt...........          -       (6,360)
                                                             -----      -------
Reported net income (loss).............................        191       (4,176)
Add back:  Goodwill amortization.......................        830            -
Adjust: Amortization of intangible assets previously
  classified as goodwill (net of taxes of $0)..........       (355)           -
Adjustments to amortization lives of intangible
  assets (net of taxes of $0)..........................         -             -
                                                             -----      -------
 Adjusted net income (loss)............................      $ 666      $(4,176)
                                                             =====      =======

4. Financing Arrangements

     On July 30, 2001, the Company received $300,000,000 through the issuance of 9.75% Senior Subordinated Notes (the "Notes") which mature in August 2011. Interest on the Notes is payable semi-annually on February 1 and August 1. The Company may redeem the Notes, in whole or in part, at any time from August 1, 2006 to July 31, 2009 at redemption prices ranging from 104.875% to 101.625%, plus accrued and unpaid interest. The Company may redeem the Notes on or after August 1, 2009 at a 100.00% redemption price plus accrued and unpaid interest. Additionally, at any time prior to August 1, 2004, the Company may redeem up to 35% of the principal amount of the Notes with the net cash proceeds of one or more sales of its capital stock at a redemption price of 109.75% plus accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of the Notes originally issued on July 30, 2001 remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of each such sale of capital stock.

     Payment of the principal and interest of the Notes is subordinate to amounts owed for existing and future senior indebtedness of the Company and is guaranteed, jointly and severally, on an unsecured senior subordinated basis by certain of the Company's subsidiaries. The Company is subject to certain restrictive covenants under the Indenture governing the Notes. The Company used the proceeds from the offering to repay all amounts outstanding under its then existing credit facility ("2000 credit facility") of approximately $147,012,500.

     Concurrent with the issuance of the $300,000,000 Senior Subordinated Notes, the Company entered into a new senior secured credit facility (the "2001 credit facility") with a syndicate of lenders with Banc of America Securities LLC and Morgan Stanley Senior Funding, Inc. serving as joint lead arrangers and book managers and Bank of America, N.A. as administrative agent. The 2001 credit facility initially provides for up to $125 million of outstanding loans and letters of credit on a revolving basis and contemplates, but the lenders have not committed to, additional term loans of up to $250 million. The Company would be required to obtain commitments from its existing or new lenders to obtain the term loans. The applicable interest rate under the revolving credit facility is based upon either: 1) LIBOR plus a margin ranging from 2.25% to 3.25% depending on the Company's net debt to Adjusted EBITDA ratio for the most recent four quarters or 2) a base rate plus a margin ranging from 1.25% to 2.25% depending on the Company's leverage ratio. The Company is subject to certain restrictive and financial covenants under the 2001 credit facility, for which the Company is in compliance as of September 30, 2001. Obligations under the 2001 credit facility are guaranteed by the Company's current and future wholly owned domestic subsidiaries and are secured by substantially all of the assets of the Company and its subsidiaries and the stock of the Company's subsidiaries.

     The Company incurred offering costs and loan costs of approximately $11,500,000 and $3,500,000 for the Notes and the 2001 credit facility, respectively. The Company capitalized the costs associated with the 2001 credit facility and the offering of the Notes and is amortizing such costs to interest expense over the 5-year life of the credit facility and the 10-year life of the Notes.

5. Recently Issued Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), as amended in June 2000 by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, which requires the Company to recognize all derivatives as assets or liabilities measured at fair value. Changes in fair value are recognized through either earnings or other comprehensive income dependent on the effectiveness of the hedge instrument. The Company entered into a three-year interest rate collar having a notional principal amount of $67,000,000 with a large financial institution as a result of a provision of the 2000 credit facility requiring the Company to maintain a form of interest rate protection. The collar qualified as a cash flow hedge under SFAS 133 and initially expired on May 3, 2003. The collar agreement included a 90-day settlement period at which time the Company made payments to the hedging financial institution for instances in which 90-day LIBOR dropped below the designated rate floor of 6.865% or received payments from the hedging financial institution for instances in which the 90-day LIBOR exceeded the designated rate ceiling of 8.0%. The Company terminated the collar agreement in July 2001 commensurate with the issuance of the Notes and repayment of the amounts outstanding under the 2000 credit facility - (See Note 6).

     In March 2000, the FASB issued Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation - an interpretation of APB Opinion No. 25 ("FIN 44"), which became effective July 1, 2000, covering transactions occurring after December 15, 1998. FIN 44 clarifies the application of APB Opinion No. 25 relating to the definition of an employee, criteria for determining whether a plan qualifies as a noncompensatory plan, accounting consequences of various modifications to the terms of a previously fixed stock option or award and the accounting for an exchange of stock compensation awards in a business combination. The application of FIN 44 did not have any effect on the Company's results of operations or financial position.

     In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"), which supersedes SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 144 removes goodwill from its scope and clarifies other implementation issues related to SFAS 121. SFAS 144 also provides a single framework for evaluating long-lived assets to be disposed of by sale. The Company does not expect SFAS 144 to have a material effect on its results of operations or financial position.

     The Company adopted the provisions of SFAS 133 effective July 1, 2000 for its interest rate collar agreement. The adoption of this standard did not have a significant impact on the Company's results of operations or financial position.

6. Extraordinary Items

     Commensurate with the issuance of the Notes and repayment of the amounts outstanding under the 2000 credit facility, the Company expensed the remaining deferred loan costs associated with the 2000 credit facility of approximately $3,180,000 ($3,039,000 net of taxes) and incurred penalties for the early termination of certain capital leases of $272,000 ($260,000 net of taxes) resulting in an extraordinary loss on extinguishment of debt for the three months ended September 30, 2001. Additionally, the Company paid approximately $3,737,000 in July 2001 representing accrued interest on the interest rate collar and a settlement fee to terminate the collar agreement, which was required under the 2000 credit facility. The termination fee of $3,203,000 ($3,061,000 net of taxes) represents the fair market value of the collar agreement as of the termination date and is reflected on the accompanying condensed consolidated statement of operations for the three months ended September 30, 2001 as an extraordinary loss on extinguishment of debt.

7. Segment Information

     The Company's acute hospitals and related health care businesses are similar in their activities and the economic environments in which they operate (i.e. urban markets). Accordingly, the Company's reportable operating segments consist of 1) acute care hospitals and related health care businesses, collectively, and 2) health plans consisting of

MacNeal Health Providers, a contracting entity for MacNeal Hospital, and Phoenix Health Plan, a Medicaid managed health plan in Arizona. Prior to the acquisitions of these entities, the Company determined that it did not have separately reportable segments as defined under Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information.

     The following table provides condensed financial information by business segment for the three months ended September 30, 2000 and 2001 (amounts shown in 000's).

                                Three Months Ended September 30, 2000                  Three Months Ended September 30, 2001
                        ----------------------------------------------------    ----------------------------------------------------
                        Health     Acute Care                                    Health     Acute Care
                         Plans       Services   Eliminations    Consolidated     Plans       Services    Eliminations   Consolidated
                        ------     ----------   ------------    ------------    -------     ----------   ------------   ------------
Patient service
 revenues............   $    -       $149,654      $     -        $149,654      $    -       $166,415       $      -       $166,415
Capitation premiums..    8,969              -            -           8,969       40,894             -              -         40,894
Inter-segment
 revenues............       -           3,794       (3,794)              -            -         6,190         (6,190)             -
                        ------       --------      -------        --------      -------      --------       --------       --------
Total revenues           8,969        153,448       (3,794)        158,623       40,894       172,605         (6,190)       207,309
Operating expenses -
 external............    4,924        153,495            -         158,419       33,521       171,297              -        204,818
Operating expenses -
 inter-segment.......    3,794              -       (3,794)              -        6,190             -         (6,190)             -
                        ------       --------      -------        --------      -------      --------       --------       --------
Total operating
 expenses............    8,718        153,495       (3,794)        158,419       39,711       171,297         (6,190)       204,818
                        ------       --------      -------        --------      -------      --------       --------       --------
Income (loss) before
 income taxes and
 extraordinary          $  251       $    (47)     $     -        $    204      $ 1,183      $  1,308       $      -       $  2,491
                        ======       ========      =======        ========      =======      ========       ========       ========
items................
Segment assets.......   $4,833       $542,837                     $547,670      $42,463      $748,405                      $790,868
                        ======       ========                     ========      =======      ========                      ========

8. Contingencies

     Management continually monitors and evaluates contingencies based upon the best available information and believes that adequate provision for potential losses associated with contingencies has been made. In management's opinion, the following risks will not have a material effect on the Company's results of operations or financial position.

   Litigation

     The Company is presently, and from time to time, subject to various claims and lawsuits arising in the normal course of business.

   Net Revenue

     Final determination of amounts earned under prospective payment and cost-reimbursement activities is subject to review by appropriate governmental authorities or their agents.

   Governmental Regulation

     Laws and regulations governing the Medicare and Medicaid and other federal health care programs are complex and subject to interpretation. The Company's management believes that the Company is in compliance with all applicable laws and regulations in all material respects and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare, Medicaid and other federal health care programs.

   Acquisitions

     The Company has acquired and will continue to acquire businesses with prior operating histories. Acquired companies may have unknown or contingent liabilities, including liabilities for failure to comply with health care laws and regulations, such as billing and reimbursement, fraud and abuse and similar anti-referral laws. Although the Company institutes policies designed to conform practices to its standards following completion of acquisitions, there can be no assurance that the Company will not become liable for past activities that may later be asserted to be improper by private plaintiffs or government agencies. Although the Company generally seeks to obtain indemnification from prospective sellers covering such matters, there can be no assurance that any such matter will be covered by indemnification, or if covered, that such indemnification will be adequate to cover potential losses and fines.

   Professional and General Liability Risks

     As is typical in the health care industry, the Company is subject to potential claims and legal actions in the ordinary course of business including patient care. To mitigate this risk, the Company maintains professional and general liability insurance in excess of its self-insured retention from unrelated commercial carriers on an occurrence basis for general liability and a claims-made basis for professional liability up to $100,000,000 per occurrence and in the aggregate. The Company retains liability for such risks up to $1 million per claim and $13,200,000 million in the aggregate. Liabilities for self-insured professional and general liability risks for both asserted and unasserted claims are estimated based upon historical claims payment data, industry trends and current incident logs. Although ultimate settlement of these liabilities may vary from such estimates, management believes the amount classified within Other Liabilities on the accompanying unaudited condensed consolidated balance sheets is adequate.

9. Comprehensive Income

     The components of comprehensive income, net of related taxes, follows (in thousands).

                                                             Three months Ended
                                                               September 30,
                                                            --------------------
                                                            2000          2001
                                                            -----       --------
Net income (loss).........................................  $ 191       $(4,176)

Cumulative effect of change in accounting principle -
  fair value of interest rate collar......................   (164)            -
Net change in fair value of interest collar...............   (398)            -
Amortization of transition adjustment.....................    (25)            -
                                                            -----       -------
Other comprehensive loss..................................   (587)            -
                                                            -----       -------
Comprehensive income (loss)...............................  $(396)      $(4,176)
                                                            =====       =======

     Upon the termination of the interest rate collar agreement in July 2001, the Company reclassified its previously recorded accumulated other comprehensive loss of $1,654,000 to extraordinary loss on extinguishment of debt.

10.  Financial Information for Subsidiary Guarantors and Non-Guarantor
     Subsidiaries

     The Company conducts substantially all of its business through its subsidiaries. Certain of the Company's subsidiaries jointly and severally guarantee the Company's senior subordinated notes due 2011 on an unconditional basis. Certain other consolidated entities which are not wholly owned by the Company have not guaranteed such notes in conformity with the provisions of the indenture governing the notes. The condensed consolidating financial information for the parent company, the subsidiary guarantors, the non-guarantor subsidiaries, certain eliminations, and the consolidated Company as of September 30, 2001 and for the three months ended September 30, 2000 and 2001, follows:

                         VANGUARD HEALTH SYSTEMS, INC.

                     CONDENSED CONSOLIDATING BALANCE SHEETS
                               September 30, 2001

                                                                Wholly-
                                                                 Owned        Combined
                                                               Guarantor        Non-                           Total
                                                 Parent      Subsidiaries    Guarantors     Eliminations    Consolidated
                                                --------     ------------    ----------     ------------    ------------
Assets                                                                       (In thousands)
Current assets:
Cash and cash equivalents..................     $      -       $149,342         $   210       $       -       $149,552
Accounts receivable, net...................            -        128,482           1,191               -        129,673
Supplies...................................            -         11,465              91               -         11,556
Prepaid expenses and other current assets..        1,259         14,532             248               -         16,039
                                                --------       --------         -------       ---------       --------
 Total current assets......................        1,259        303,821           1,740               -        306,820

Property, plant and equipment, net.........            -        356,559           4,781               -        361,340
Goodwill, net..............................            -         76,737             238               -         76,975
Intangible assets, net.....................            -         39,446              39               -         39,485
Investments in subsidiaries................      323,855              -               -        (323,855)             -
Other assets...............................            -          6,207              41               -          6,248
                                                --------       --------         -------       ---------       --------
 Total assets..............................     $325,114       $782,770         $ 6,839       $ (323,855)     $790,868
                                                ========       ========         =======       ==========      ========
Liabilities and stockholders' equity
Current Liabilities:
Accounts payable...........................     $      -       $ 36,755         $   156       $       -       $ 36,911
Accrued expenses and other current
 liabilities...............................          470        105,172             321               -        105,963
Current maturities of long-term debt.......            -          3,934             137               -          4,071
                                                --------       --------         -------       ---------       --------
 Total current liabilities.................          470        145,861             614               -        146,945

Other liabilities..........................            -          9,946               -               -          9,946
Long-term debt, less current maturities....            -        306,009           2,858               -        308,867

Intercompany...............................       (3,219)         4,527          (1,308)              -              -

Payable-In-Kind Preferred Stock............       22,752              -               -               -         22,752

Stockholders' equity.......................      305,111        316,427           4,675        (323,855)       302,358
                                                --------       --------         -------       ---------       --------
 Total liabilities and stockholders'
equity.....................................     $325,114       $782,770         $ 6,839       $(323,855)      $790,868
                                                ========       ========         =======       ==========      ========

                         VANGUARD HEALTH SYSTEMS, INC.

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                 For the Three Months Ended September 30, 2000

                                                               Wholly-
                                                               Owned          Combined
                                                              Guarantor          Non-                           Total
                                                 Parent      Subsidiaries    Guarantors     Eliminations    Consolidated
                                                --------     ------------    ----------     ------------    ------------
Patient service revenues..................      $      -       $147,918         $ 1,731       $       -       $149,649
Premium revenues..........................             -          8,969               -               -          8,969
                                                --------       --------         -------       ---------       --------
 Total revenues...........................             -        156,887           1,731               -        158,618

Salaries and benefits.....................             -         76,723             415               -         77,138
Medical claims expense....................             -          3,776               -               -          3,776
Supplies..................................             -         22,460             288               -         22,748
Purchased services........................             -         10,408              66               -         10,474
Other operating expenses..................             2         13,828             148               -         13,978
Provision for doubtful accounts...........             -         16,317              37               -         16,354
Rents and leases..........................             -          2,907             135               -          3,042
Depreciation and amortization.............             -          5,946             158               -          6,104
Interest, net.............................             -          4,850             (47)              -          4,803
Management fees...........................             -            (39)             39               -              -
Other.....................................             -             (1)              -               -             (1)
                                                --------       --------         -------       ---------       --------
                                                       2        157,175           1,239               -        158,416
Net income (loss) before income taxes
 and extraordinary items..................            (2)          (288)            492               -            202
Income tax expense........................             -             11               -               -             11
Equity in earnings of subsidiaries........           193              -               -            (193)             -
                                                --------       --------         -------       ---------       --------
Income (loss) before extraordinary items..           191           (299)            492            (193)           191
Extraordinary loss on extinguishment of
  debt....................................             -              -               -               -              -
                                                --------       --------         -------       ---------       --------
Net income (loss).........................      $    191       $   (299)        $   492       $    (193)      $    191
                                                ========       ========         =======       =========       ========

                         VANGUARD HEALTH SYSTEMS, INC.

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                 For the Three Months Ended September 30, 2001

                                                               Wholly-
                                                               Owned          Combined
                                                              Guarantor          Non-                           Total
                                                 Parent      Subsidiaries    Guarantors     Eliminations    Consolidated
                                                --------     ------------    ----------     ------------    ------------
Patient service revenues..................      $      -      $ 164,310         $ 2,105       $       -      $ 166,415
Premium revenues..........................             -         40,894               -               -         40,894
                                                --------      ---------         -------       ---------      ---------
Total revenues............................             -        205,204           2,105               -        207,309

Salaries and benefits.....................             -         86,232             488               -         86,720
Medical claims expense....................             -         29,653               -               -         29,653
Supplies..................................             -         24,419             359               -         24,778
Purchased services........................             -         15,752              80               -         15,832
Other operating expenses..................             2         15,497             193               -         15,692
Provision for doubtful accounts...........             -         16,324               9               -         16,333
Rents and leases..........................             -          2,986             133               -          3,119
Depreciation and amortization.............             -          7,031             121               -          7,152
Interest, net.............................            (1)         5,948              18               -          5,965
Management fees...........................             -            (46)             46               -              -
Other.....................................             -           (426)              -               -           (426)
                                                --------      ---------         -------       ---------      ---------
                                                       1        203,370           1,447               -        204,818
Net income (loss) before income taxes
 and extraordinary items..................            (1)         1,834             658               -          2,491
Income tax expense........................             -            307               -               -            307
Equity earnings of subsidiaries...........        (4,175)             -               -           4,175              -
                                                --------      ---------         -------       ---------      ---------
Income (loss) before extraordinary items..        (4,176)         1,527             658           4,175          2,184
Extraordinary loss on extinguishment of
  debt....................................             -         (6,360)              -               -         (6,360)
                                                --------      ---------         -------       ---------      ---------
Net income (loss).........................      $ (4,176)     $  (4,833)        $   658       $   4,175      $  (4,176)
                                                ========      =========         =======       =========      =========

                         VANGUARD HEALTH SYSTEMS, INC.

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000

                                                               Wholly-
                                                               Owned          Combined
                                                              Guarantor          Non-                           Total
                                                 Parent      Subsidiaries    Guarantors     Eliminations    Consolidated
                                                --------     ------------    ----------     ------------    ------------
Operating activities:
Net income (loss).............................. $    191       $   (299)        $   492       $    (193)      $    191
Adjustments to reconcile net income (loss) to
 net cash (used in) provided by operating
 activities:
 Depreciation and amortization.................        -          5,946             158               -          6,104
 Provision for doubtful accounts...............        -         16,317              37               -         16,354
 Amortization of loan costs....................        -            223               -               -            223
 Extraordinary loss on extinguishment of
   debt........................................        -              -               -               -              -
 Changes in operating assets and liabilities,
   net of effects of acquisitions:
   Equity (loss) in earnings of subsidiaries...     (193)             -               -             193              -
   Accounts receivable.........................        -        (18,920)           (203)              -        (19,123)
   Establishment of accounts receivable of
     recent acquisitions.......................        -         (7,236)              -               -         (7,236)
   Supplies....................................        -          1,338              10               -          1,348
   Prepaid expenses and other current assets...        -          1,984          (2,202)              -           (218)
   Accounts payable............................        -         (5,293)             (7)              -         (5,300)
   Accrued expenses and other current
     liabilities...............................        2           (808)           (109)              -           (915)
   Other liabilities...........................        -          3,329            (183)              -          3,146
                                                --------       --------         -------       ---------       --------
Net cash (used in) provided by operating
  activities...................................        -         (3,419)         (2,007)              -         (5,426)
Investing activities:
Acquisitions, including working capital
  settlement payments..........................        -         (1,717)              -               -         (1,717)
Capital expenditures...........................        -         (7,346)           (488)              -         (7,834)
Other..........................................        -            447              (9)              -            438
                                                --------       --------         -------       ---------       --------
Net cash used in investing activities..........        -         (8,616)           (497)              -         (9,113)
Financing activities:
Proceeds from long-term debt...................        -              -               -               -              -
Payments of long-term debt and capital leases..        -         (1,196)              -               -         (1,196)
Payments of loan costs.........................        -              -               -               -              -
Cash provided by (used in) intercompany
  activity.....................................        -              -               -               -              -
Exercise of stock options......................        -         (2,654)          2,654               -              -
                                                --------       --------         -------       ---------       --------
Net cash (used in) provided by financing
activities.....................................        -          (3,850)         2,654               -         (1,196)
Net (decrease) increase in cash and cash
  equivalents..................................        -         (15,885)           150               -        (15,735)
Cash and cash equivalents, beginning of
  period.......................................        -          16,618            194               -         16,812
                                                --------       --------         -------       ---------       --------
Cash and cash equivalents, end of period....... $      -       $    733         $   344       $       -       $  1,077
                                                ========       ========         =======       ========        ========

                         VANGUARD HEALTH SYSTEMS, INC.

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                 For the Three Months Ended September 30, 2001

                                                               Wholly-
                                                               Owned          Combined
                                                              Guarantor          Non-                           Total
                                                 Parent      Subsidiaries    Guarantors     Eliminations    Consolidated
                                                --------     ------------    ----------     ------------    ------------
Operating activities:
Net income (loss).............................  $ (4,176)      $ (4,834)        $   659       $   4,175       $ (4,176)
Adjustments to reconcile net income (loss) to
 net cash (used in) provided by operating
 activities:
 Depreciation and amortization................         -          7,031             121               -          7,152
 Provision for doubtful accounts..............         -         16,324               9               -         16,333
 Amortization of loan costs...................         -            374               -               -            374
 Extraordinary loss on extinguishment of debt.         -          6,360               -               -          6,360
 Changes in operating assets and liabilities,
   net of effects of acquisitions:
   Equity (loss) in earnings of subsidiaries..     4,175              -               -          (4,175)             -
   Accounts receivable........................         -        (15,600)             17               -        (15,583)
   Establishment of accounts receivable of
     recent acquisitions......................         -         (1,522)              -               -         (1,522)
   Supplies...................................         -           (209)             16               -           (193)
   Prepaid expenses and other current assets..         -           (665)            (35)              -           (700)
   Accounts payable...........................         -         (4,582)           (210)              -         (4,792)
   Accrued expenses and other current
   liabilities................................      (273)         7,526             (55)              -          7,198
   Other liabilities..........................         -            761               -               -            761
                                                --------       --------         -------       ---------       --------
Net cash (used in) provided by operating
  activities..................................      (274)        10,964             522               -         11,212
Investing activities:
Acquisitions, including working capital
  settlement payments.........................         -         (3,769)              -               -         (3,769)
Capital expenditures..........................         -         (4,554)              -               -         (4,554)
Other.........................................         -           (283)             (6)              -           (289)
                                                --------       --------         -------       ---------       --------
Net cash used in investing activities.........         -         (8,606)             (6)              -         (8,612)
Financing activities:.........................
Proceeds from long-term debt..................         -        300,000               -               -        300,000
Payments of long-term debt and capital leases.         -       (150,506)              -               -       (150,506)
Payments of loan costs........................         -        (14,641)              -               -        (14,641)
Cash provided by (used in) intercompany
  activity....................................       254            397            (651)              -              -
Exercise of stock options.....................        20              -               -               -             20
                                                --------       --------         -------       ---------       --------
Net cash (used in) provided by financing
  activities..................................       274        135,250           (651)               -        134,873
Net (decrease) increase in cash and cash
equivalents...................................         -        137,608           (135)               -        137,473
Cash and cash equivalents, beginning of
  period......................................         -         11,734             345               -         12,079
                                                --------       --------         -------       ---------       --------
Cash and cash equivalents, end of period......  $      -       $149,342         $   210       $       -       $149,552
                                                ========       ========         =======       =========       ========

                         REPORT OF INDEPENDENT AUDITORS




Board of Directors
Vanguard Health Systems, Inc.

     We have audited the accompanying consolidated balance sheets of Vanguard Health Systems, Inc. (the "Company") as of June 30, 2000 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vanguard Health Systems, Inc. at June 30, 2000 and 2001, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 2001, in conformity with accounting principles generally accepted in the United States.

     As discussed in Note 1 to the consolidated financial statements, effective July 1, 2000, the Company changed its method of accounting for derivative instruments to conform with the provisions of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities."



                                                         /s/ Ernst & Young LLP

Nashville, Tennessee
August 15, 2001

                         VANGUARD HEALTH SYSTEMS, INC.
                          CONSOLIDATED BALANCE SHEETS
                (IN THOUSANDS, EXCEPT SHARES AND PAR VALUE DATA)


                                                                                                       June 30,
                                                                                                ----------------------
                                                                                                  2000          2001
                                                                                                --------      --------
                                                                                                    (in thousands)
               Assets
Current assets:
 Cash and cash equivalents.................................................................      $ 16,812      $ 12,079
 Accounts receivable, net of allowance for uncollectible accounts of approximately
   $45,218 and $30,704, at June 30, 2000 and 2001, respectively............................       109,813       128,901
 Supplies..................................................................................         9,643        11,363
 Prepaid expenses and other current assets.................................................        13,296        14,080
 Deferred income taxes.....................................................................         1,294         2,438
                                                                                                 --------      --------
     Total current assets..................................................................       150,858       168,861

Property, plant and equipment:
 Land and improvements.....................................................................        42,405        51,086
 Buildings and improvements................................................................       205,831       227,697
 Equipment.................................................................................        78,485       103,776
 Construction in progress (estimated cost to complete after June 30, 2001 --
   approximately $3,300)...................................................................         1,628         8,612
                                                                                                 --------      --------
                                                                                                  328,349       391,171
 Less accumulated depreciation.............................................................         9,117        28,207
                                                                                                 --------      --------
Net property, plant and equipment..........................................................       319,232       362,964

Cost in excess of net assets acquired, net of accumulated amortization.....................        45,267        74,233
Intangible assets, net of accumulated amortization.........................................        31,439        28,381
Other assets...............................................................................         3,110         5,959
                                                                                                 --------      --------
     Total assets..........................................................................      $549,906      $640,398
                                                                                                 ========      ========

                         VANGUARD HEALTH SYSTEMS, INC.

                (IN THOUSANDS, EXCEPT SHARES AND PAR VALUE DATA)

                                                                                                      June 30,
                                                                                              -----------------------
                                                                                                 2000          2001
                                                                                              ---------      --------
                                                                                                   (in thousands)
Liabilities and stockholders' equity
Current liabilities:
 Accounts payable ......................................................................      $ 32,705       $ 41,703
 Accrued expenses and other current liabilities.........................................        72,344         97,666
 Income tax payable.....................................................................           498            788
 Current maturities of long-term debt...................................................         5,485         10,332
                                                                                              --------       --------
     Total current liabilities..........................................................       111,032        150,489
Other liabilities.......................................................................         4,830          9,185
Long-term debt, less current maturities (see Note 5)....................................       147,839        153,112
Payable-In-Kind Preferred Stock; $.01 par value, 150,000 combined shares of
 Preferred Stock and Payable-In-Kind Preferred Stock authorized, 20,000 and
 21,600 shares of Payable-In-Kind Preferred Stock issued and outstanding at June
 30, 2000 and 2001, respectively, stated at redemption value............................        20,663         22,320
Stockholders' equity:
 Preferred Stock; $1,000 par value,
   150,000 combined shares of Preferred Stock and Payable-In-Kind Preferred Stock
   authorized, no shares of Preferred Stock issued and outstanding......................            --             --
 Common Stock; $.01 par value, 600,000 shares authorized, 183,954 and 203,294
   shares issued and outstanding at June 30, 2000 and 2001, respectively................             2              2
 Accumulated other comprehensive loss...................................................            --         (1,654)
 Additional paid-in capital.............................................................       274,823        306,067
 Retained (deficit) earnings............................................................        (9,283)           877
                                                                                              --------       --------
     Total stockholders' equity.........................................................       265,542        305,292
                                                                                              --------       --------
     Total liabilities and stockholders' equity.........................................      $549,906       $640,398
                                                                                              ========       ========


                            See accompanying notes.

                         VANGUARD HEALTH SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                               Years ended June 30,
                                                                       ---------------------------------------
                                                                        1999           2000           2001
                                                                       -------       --------       ----------
                                                                                  (in thousands)
Revenues
 Patient service revenues........................................     $  91,460       $288,886       $612,700
 Premium revenue.................................................            --         15,808         55,063
                                                                      ---------       --------       --------
     Total revenues..............................................        91,460        304,694        667,763
Expenses:
 Salaries and benefits...........................................        38,971        146,467        323,617
 Non-cash stock compensation.....................................         4,048             --             --
 Supplies .......................................................        12,473         40,498         92,952
 Medical claims expense..........................................            --          7,356         30,784
 Purchased services..............................................         8,425         23,618         64,972
 Provision for doubtful accounts.................................        17,293         33,138         56,846
 Other operating expenses........................................         4,749         26,264         34,962
 Rent and leases ................................................         2,241          6,836         12,233
 Depreciation and amortization...................................         3,916         11,793         23,799
 Interest, net...................................................         4,211          8,831         16,558
 Other...........................................................           240             74            369
                                                                      ---------       --------       --------
                                                                         96,567        304,875        657,092
                                                                      ---------       --------       --------
Income (loss) before income taxes and extraordinary item.........        (5,107)          (181)        10,671
Income tax expense...............................................            --            119            511
                                                                      ---------       --------       --------
Income (loss) before extraordinary item..........................        (5,107)          (300)        10,160
Extraordinary loss on extinguishment of debt.....................            --         (1,149)            --
                                                                      ---------       --------       --------
Net income (loss)................................................        (5,107)        (1,449)        10,160
Preferred stock dividends........................................            --           (663)        (1,657)
                                                                      ---------       --------       --------
Net income (loss) attributable to common stockholders............     $  (5,107)      $ (2,112)      $  8,503
                                                                      =========       ========       ========

                            See accompanying notes.

                                                 VANGUARD HEALTH SYSTEMS, INC,
                                         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                              Preferred Stock       Common Stock
                             ----------------   -----------------
                                                                                                   Accumulated
                                                                     Additional     Retained          Other            Total
                                                                       Paid-in      (Deficit)     Comprehensive    Stockholders'
                             Shares    Amount    Shares    Amount      Capital       Earnings         Loss            Equity
                             ------    ------   --------   ------    ----------    -----------    -------------    -------------
                                                           (in thousands, except share data)
Balance at June 30, 1998..       --    $   --     44,800   $   --     $ 34,714       $  (2,727)      $    --          $ 31,987
 Non-cash stock
   compensation...........       --        --         --       --        4,048              --            --            4,048
 Net loss.................       --        --         --       --           --          (5,107)           --            (5,107)
                             ------    ------    -------   ------     --------         -------       -------          --------
Balance at June 30, 1999..       --        --     44,800       --       38,762          (7,834)           --            30,928
 Issuance of Common
   Stock..................       --        --    139,154        2      236,724              --            --           236,726
 Payable-In-Kind
   Preferred Stock
   dividends..............       --        --         --       --         (663)             --            --              (663)
 Net loss.................       --        --         --       --           --          (1,449)           --            (1,449)
                             ------    ------    -------   ------     --------         -------       -------          --------
Balance at June 30, 2000..       --        --    183,954        2      274,823          (9,283)           --           265,542
 Issuance of common
   stock..................       --        --     19,340       --       32,901              --            --            32,901
 Payable-In-kind
   Preferred Stock
   dividends..............       --        --         --       --       (1,657)             --            --            (1,657)
 Comprehensive income:
   Cumulative effect of
   change in accounting
   principle -- fair
   value of interest rate
   collar.................       --        --         --       --           --              --          (164)             (164)
   Net change in fair
     value of
     interest rate
     collar...............       --        --         --       --           --              --        (1,590)           (1,590)
   Amortization of
     transition
     adjustment...........       --        --         --       --           --              --           100               100
 Net income...............       --        --         --       --           --          10,160            --            10,160
                             ------    ------    -------   ------     --------         -------       -------          --------
Comprehensive income......       --        --         --       --           --              --            --             8,506
                             ------    ------    -------   ------     --------         -------       -------          --------
Balance at June 30, 2001..       --    $   --    203,294   $    2     $306,067         $   877       $(1,654)         $305,292
                             ======    ======    =======   ======     ========         =======       =======          ========

                                                       See accompanying notes.

                         VANGUARD HEALTH SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                     Years ended June 30,
                                                                                               --------------------------------
                                                                                                1999         2000         2001
                                                                                               ------       ------       ------
                                                                                                        (in thousands)
Operating activities
Net income (loss).........................................................................   $  (5,107)   $  (1,449)   $ 10,160
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
   Depreciation and amortization..........................................................       3,916       11,793      23,799
   Provision for doubtful accounts........................................................      17,293       33,138      56,846
   Amortization of loan costs.............................................................         250          444         863
   Extraordinary loss on extinguishment of debt...........................................          --        1,149          --
   Loss on disposal of assets.............................................................          --           --         584
   Non-cash stock compensation ...........................................................       4,048           --          --
   Deferred income taxes .................................................................        (285)      (1,009)       (909)
   Interest expense on interest rate collar agreement.....................................          --           --         114
   Changes in operating assets and liabilities, net of effects of acquisitions:
       Accounts receivable................................................................     (29,322)     (51,946)    (68,555)
       Establishment of accounts receivable of recent acquisitions........................          --       (3,653)     (7,236)
       Supplies...........................................................................         (50)         (86)       (474)
       Prepaid expense and other current assets...........................................      (1,951)      (3,917)      1,259
       Income tax receivable .............................................................        (570)         570          --
       Accounts payable...................................................................        (106)      15,990       8,528
       Income tax payable.................................................................          --          498         290
       Accrued liabilities and other long-term liabilities................................       2,168       22,997     (18,607)
                                                                                             ---------    ---------    --------
Net cash (used in) provided by operating activities.......................................      (9,716)      24,519       6,662

Investing activities
Acquisitions..............................................................................      (3,376)    (325,484)    (10,640)
Net purchases of equipment................................................................      (1,864)     (14,289)    (26,566)
Other.....................................................................................         174        3,867        (872)
                                                                                             ---------    ---------    --------
Net cash used in investing activities.....................................................      (5,066)    (335,906)    (38,078)

Financing activities
Proceeds from issuance of common stock ...................................................          --      236,726      32,901
Proceeds from long-term debt..............................................................      18,000      165,500          --
Payment of long-term debt.................................................................      (9,275)     (69,835)     (5,859)
Receipt of restricted cash ...............................................................       4,000           --          --
Payment of loan costs.....................................................................          --       (4,546)       (359)
                                                                                             ---------    ---------    --------
Net cash provided by financing activities.................................................      12,725      327,845      26,683
                                                                                             ---------    ---------    --------
Increase (decrease) in cash and cash equivalents..........................................      (2,057)      16,458      (4,733)
Cash and cash equivalents at beginning of year............................................       2,411          354      16,812
                                                                                             ---------    ---------    --------
Cash and cash equivalents at end of year..................................................   $     354    $  16,812    $ 12,079
                                                                                             =========    =========    ========

                         VANGUARD HEALTH SYSTEMS, INC.

                                                                                                     Years ended June 30,
                                                                                               --------------------------------
                                                                                                1999         2000         2001
                                                                                               ------       ------       ------
                                                                                                        (in thousands)
Supplemental cash flow information:
 Interest paid                                                                                 $ 3,919     $  7,414     $13,681
                                                                                               =======     ========     =======
 Income taxes paid.......................................................................      $   855     $     60     $   212
                                                                                               =======     ========     =======
Supplemental noncash activities:
 Payable-In-Kind Preferred Stock dividends...............................................      $    --     $    663     $ 1,657
                                                                                               =======     ========     =======
Acquisitions:
 Cash paid, net of cash acquired.........................................................      $ 3,376     $325,484     $10,640
 Payable-In-Kind Preferred Stock Issued..................................................           --       20,000          --
                                                                                               -------      -------     -------
                                                                                                 3,376      345,484      10,640
 Fair value of assets acquired...........................................................          628      387,848      38,465
 Liabilities assumed.....................................................................          152       61,364      59,018
                                                                                               -------      -------     -------
 Net assets acquired.....................................................................          476      326,484     (20,553)
                                                                                               -------      -------     -------
 Cash paid and Payable-In-Kind Preferred Stock issued in excess of net assets acquired...        2,900       19,000      31,193
 Reclass of previous investment to excess of purchase price over net assets acquired.....        3,974           --          --
                                                                                               -------     --------     -------
Excess of purchase price over net assets acquired........................................      $ 6,874     $ 19,000     $31,193
                                                                                               =======     ========     =======

Liabilities assumed in the fiscal 2000 and 2001 acquisitions include capital lease obligations of $1,434 and $13,657, respectively.


                            See accompanying notes.

                         VANGUARD HEALTH SYSTEMS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 June 30, 2001


1. Basis of Presentation and Summary of Significant Accounting Policies

   Organization

     Vanguard Health Systems, Inc. (the "Company"), a Delaware corporation, was incorporated on July 1, 1997. As of June 30, 2001, the Company owned and managed eight acute care hospitals with 1,676 beds and related outpatient service locations complementary to the hospitals providing health care services to the Orange County, California; Chicago, Illinois; and Phoenix, Arizona markets. The Company also owns managed health plans in Chicago, Illinois and Phoenix, Arizona.

   Basis of Presentation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries. All material intercompany accounts and transactions have been eliminated. As none of the Company's common shares are publicly held, no earnings per share information has been presented in the accompanying financial statements.

   Recently Issued Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS Nos. 137 and 138, which the Company adopted effective July 1, 2000. This standard requires the Company to recognize all derivatives on the balance sheet at fair value. The classification of gains and losses resulting from changes in the fair values of derivatives is dependent on the intended use of the derivative and its resulting designation. Adjustments to reflect changes in fair values of derivatives that are not considered "highly effective hedges" are reflected in earnings. Adjustments to reflect changes in fair values of derivatives that are considered highly effective hedges are either reflected in earnings and largely offset by corresponding adjustments related to the fair values of the hedged items, or reflected in comprehensive earnings until the hedged transaction matures and the entire transaction is recognized in earnings. The Company's interest rate collar agreement is a cash flow hedge which hedges the variability in expected cash flows from a portion of its floating rate liabilities. The Company believes that its hedge is highly effective with changes in effectiveness expected to be reported in other comprehensive income. Changes in any ineffectiveness will be reported through earnings. The adoption of this new FASB standard on July 1, 2000 resulted in a cumulative effect of an accounting change, net of tax, of approximately $164,000 recognized as other comprehensive loss.

     In March 2000, the Financial Accounting Standards Board issued Financial Accounting Standards Board Interpretation No. 44 "Accounting for Certain Transactions involving Stock Compensation--an interpretation of APB Opinion No. 25" ("FIN 44"), which became effective July 1, 2000 covering certain transactions occurring after December 15, 1998. FIN 44 clarifies the application of APB Opinion No. 25 relating to the definition of an employee, criteria for determining whether a plan qualifies as a noncompensatory plan, accounting consequences of various modifications to the terms of a previously fixed stock option or award and the accounting for an exchange of stock compensation awards in a business combination. The application of FIN 44 did not have any effect on the Company's results of operations or financial position.

     During July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." SFAS 141 is effective for transactions completed subsequent to June 30, 2001 and SFAS 142 is effective for years beginning after December 15, 2001. The Company has elected to adopt the provisions of SFAS 142 at July 1, 2001 under the early adoption provisions. SFAS 141 requires that

                         VANGUARD HEALTH SYSTEMS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

all business combinations be accounted for under the purchase method of accounting. Under the provisions of SFAS 142, goodwill will no longer be amortized but will be subject to annual impairment tests. Other intangible assets will be amortized over their useful lives. The Company will apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of fiscal year 2002. Application of the nonamortization provisions of SFAS 142 is expected to result in an increase in income before income taxes of approximately $5,064,000 per year based on the current allocation of intangible costs. During 2002, the Company will perform the first of the required impairment tests of goodwill and indefinite lived intangible assets as of July 1, 2001 and does not expect a material impact on the earnings and financial position of the Company.

   Reclassifications

     Certain reclassifications have been made to the prior year financial statements to conform to the 2001 presentation.

   Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of 90 days or less when purchased to be cash equivalents. The Company maintains its cash and cash equivalent balances primarily with one high credit quality financial institution. The Company manages its credit exposure by placing its investments in high quality securities and by periodically evaluating the relative credit standing of the financial institution.

   Accounts Receivable

     The Company's primary concentration of credit risk is patient accounts receivable, which consists of amounts owed by various governmental agencies, insurance companies and private patients. The Company manages the receivables by regularly reviewing its accounts and contracts and by providing appropriate allowances for uncollectible amounts. Medicare programs comprised approximately 13%, 21% and 14% and Medicaid programs comprised approximately 24%, 18% and 11% at June 30, 1999, 2000 and 2001, respectively, of net patient receivables. Remaining receivables relate primarily to various commercial insurance carriers and HMO/PPO programs. Concentration of credit risk from other payers is limited by the number of patients and payers.

   Supplies

     Supply inventory is stated at the lower of cost (first-in, first-out) or market.

   Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Routine maintenance and repairs are charged to expense as incurred. Expenditures that increase values, change capacities or extend useful lives are capitalized. Depreciation is computed by the straight-line method over the estimated useful lives of the assets, which approximate 4 to 40 years.

     Depreciation expense was approximately $1,920,000, $8,790,000 and $18,516,000 for the years ended June 30, 1999, 2000 and 2001, respectively.

                         VANGUARD HEALTH SYSTEMS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   Long-Lived Assets

     Excess of Purchase Price Over Net Assets Acquired

     Costs in excess of the fair value of identifiable net assets of acquired entities are amortized using the straight-line method over a period ranging from 3 to 40 years. The amounts reported of approximately $45,267,000 and $74,233,000 at June 30, 2000 and 2001, respectively, are net of accumulated amortization of approximately $1,835,000 and $4,067,000, respectively. Amortization expense was $679,000, $966,000, and $2,364,000 at June 30, 1999,
2000, and 2001, respectively.

     Unamortized Loan Costs

     Loan costs which are deferred and amortized over the term of related debt are included in intangible assets on the accompanying consolidated balance sheets. The amounts reported of approximately $3,932,000 and $3,345,000 at June 30, 2000 and 2001, respectively, are net of accumulated amortization of approximately $253,000 and $1,116,000, respectively. Amortization expense was $250,000, $440,000, and $863,000 at June 30, 1999, 2000, and 2001,
respectively. This expense is included in interest expense in the accompanying consolidated statement of operations.

     Other Intangibles

     Based on independent valuations, a portion of the costs of acquired entities which were allocated to certain identifiable intangible assets, including a certificate of need, medical records and assembled work force, are included in intangible assets on the accompanying Consolidated Balance Sheets. The amounts reported of approximately $27,507,000 and $25,036,000 at June 30, 2000 and 2001, respectively, which are being amortized using the straight-line method over a period ranging from 5 to 40 years, are net of accumulated amortization of approximately $3,340,000 and $6,385,000, respectively. Amortization expense was $1,303,000, $2,037,000, and $2,919,000 at June 30,
1999, 2000, and 2001, respectively.

     Other

     When events, circumstances, and operating results indicate that the carrying values of certain long-lived assets and the related identifiable intangible assets might be impaired, the Company would assess whether the carrying value of the assets will be recovered through undiscounted future cash flows expected to be generated from the use of the assets and their eventual disposition. If the assessment indicated that the recorded cost would not be recoverable, such cost amounts would be reduced to estimated fair value. As of June 30, 2001, in the opinion of management, there was no such impairment. The weighted average life for all intangible assets is 13 years.

   Risk Management

     General and Professional Liability

     At June 30, 2001, the general and professional risks of the Company were self-insured up to $1,000,000 on a per-occurrence basis and up to $13,200,000 on an aggregate-per-claim basis. For losses above the self-insurance limits, the Company maintains insurance from unrelated commercial carriers on an occurrence basis for general liability and a claims-made basis for professional liability up to $100,000,000 per occurrence and in the aggregate. Liabilities for self-insured general and professional liability risks for both asserted and unasserted claims, are estimated based upon historical claims payment data, industry trends and current incident logs. Although ultimate settlement of these liabilities may vary from such estimates, management believes the amount classified within Other liabilities on the accompanying Consolidated Balance Sheets of approximately $3,413,000 and $4,788,000 at June 30, 2000 and 2001, respectively, is adequate.

                         VANGUARD HEALTH SYSTEMS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In conjunction with its acquisitions, the Company generally requires the sellers to purchase tail coverage for claims incurred prior to the date of acquisition.

     Workers' Compensation

     The Company is self-insured for workers' compensation claims up to $250,000 per occurrence. The reserve for workers' compensation liability risks is estimated using historical and current claims payment and utilization data, including industry-specific trend analysis. The reserve is classified within Other liabilities on the accompanying Consolidated Balance Sheets. The reserve was approximately $914,000 and $1,704,000 at June 30, 2000 and 2001,
respectively.

     Employees Health Self Insurance

     The Company maintains self-insured medical and dental plans for employees. Claims are accrued under these plans as the incidents that give rise to them occur. Unpaid claim accruals are based on the estimated ultimate cost of settlement, including claim settlement expenses, in accordance with an average lag time and past experience. The reserve of approximately $2,502,000 and $2,948,000 at June 30, 2000 and 2001, respectively, for self-insured medical and dental plans is included in Accrued expenses and other current liabilities on the accompanying Consolidated Balance Sheets.

     Medical Claims Payable

     Monthly capitation payments made by the Company's affiliates to primary care physicians and other health care providers are expensed in the month services are contracted to be performed. Claims expense for non-capitated arrangements is accrued as services are rendered by hospitals, physicians, and other health care providers during the year.

     Medical claims payable include claims received but not paid and an estimate of claims incurred but not reported. Incurred but not reported claims are estimated using historical claims payment data and current inpatient utilization trends based upon preauthorization logs. Medical claims payable of approximately $3,744,000 and $25,394,000 at June 30, 2000 and 2001,
respectively, are included in Accrued expenses and other current liabilities in the accompanying Consolidated Balance Sheets.

   Revenues

     Patient Service Revenue

     The Company has agreements with third-party payers that provide for payments to the Company at amounts different from its established rates. A summary of the payment arrangements with major third-party payers follows:

     o Medicare - Inpatient acute care services rendered to Medicare program beneficiaries are paid at prospectively determined rates per diagnosis. These rates vary according to a patient classification system that is based on clinical, diagnostic and other factors. Inpatient nonacute services, certain outpatient services and medical education costs related to Medicare beneficiaries are paid based on a cost reimbursement methodology subject to various costs limits. The Company is reimbursed for cost reimbursable items at a tentative rate with final settlement determined after submission of annual cost reports by the Company and audits thereof by the Medicare fiscal intermediary. Outpatient and home health services related to Medicare beneficiaries provided after August 1, 2000 and October 1, 2000, respectively, are reimbursed based on prospectively determined rates. The Company's classification of patients under the Medicare program and the appropriateness of their admission are subject to an independent review. The Company derived approximately 16%, 22% and 15% of patient revenue from services provided under the Medicare program for the years ended June 30, 1999, 2000 and 2001, respectively.

                         VANGUARD HEALTH SYSTEMS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     o Medicaid - Inpatient services rendered to beneficiaries under the Medi-Cal program (California's Medicaid program) are reimbursed either under contracted rates or a cost reimbursement methodology at a tentative rate with final settlement determined after submission of annual cost reports by the Company and audits thereof by Medi-Cal. The Company owns three hospitals in California. Inpatient and outpatient services rendered to Medicaid program beneficiaries in the other states in which the Company owns hospitals are reimbursed under contracted rates which generally do not have retroactive cost report settlement procedures. The Company derived approximately 26%, 6% and 5% of patient revenue from services provided under the Medicaid program for the years ended June 30, 1999, 2000 and 2001, respectively.

     o Other - The Company also has entered into payment agreements with certain commercial insurance carriers, health maintenance organizations and preferred provider organizations. The basis for payment to the Company under these agreements includes prospectively determined rates per discharge, discounts from established charges, prospectively determined daily rates and fixed monthly premiums based upon negotiated per member rates (generally referred to as capitation arrangements). Capitation premiums received by the Company's hospitals are recognized as revenues in the month that members are entitled to healthcare services regardless of services actually provided. The Company's hospitals received capitation premiums of $7,690,000 and $30,629,000 for the years ended June 30, 2000 and
          2001, respectively, which have been included in patient service revenues on the accompanying consolidated Statements of Operations. Other than Medicare and Medicaid, the Company has no payers which represent more than 10% of aggregate net patient revenue.

     Patient service revenues are recorded at estimated amounts due from patients and third-party payers for the healthcare services provided in the period the services are provided. These estimates are based upon calculations made according to the terms of the agreements noted above under which the Company is paid based on a percentage of established charges, the cost of providing services, predetermined rates per diagnosis, fixed per diem rates or discounts from established charges.

     Final determination of amounts earned under the Medicare and Medi-Cal programs often occur in subsequent years because of audits by the program, rights of appeal and the application of numerous technical provisions. Differences between original estimates and subsequent revisions (including final settlements) are included in the Statement of Operations in the period in which the revisions are made. Management believes that adequate provisions have been made for adjustments that may result from final determination of amounts earned under the Medicare and Medi-Cal programs. As part of the acquisitions, the Company did not assume any of the settlements under these programs estimated by the sellers through the dates of purchase.

     Revenues are net of contractual adjustments and policy discounts of approximately $132,726,000, $556,346,000 and $1,191,841,000 for the years ended
June 30, 1999, 2000 and 2001, respectively.

     Premium Revenue

     The Company's health plans have agreements with the Arizona Health Care Cost Containment System (the "Arizona Health Care System") and various Health Maintenance Organizations (HMOs) to contract to provide medical services to subscribing participants. Under these agreements, the Company's health plans receive monthly payments based on the number of each HMO's participants and, in the case of the contract with the Arizona Health Care System, the number of enrollees in its Medicaid health plan affiliate, Phoenix Health Plan. The Company's health plans receive these monthly payments and recognize them as revenue in the month that members are entitled to healthcare services.

                         VANGUARD HEALTH SYSTEMS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   Stock-Based Compensation

     The Company has elected to record stock options in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," (APB 25) and related interpretations thereof and, accordingly, recognizes no compensation expense for options granted when the exercise price equals, or is greater than, the market price of the underlying stock on the date of grant.

   Income Taxes

     Income taxes are computed based on the liability method of accounting whereby deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

   Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

   Fair Value of Financial Instruments

     Cash and Cash Equivalents

     The carrying amounts reported for cash and cash equivalents approximate fair value because of the short-term maturity of these instruments.

     Accounts Receivable and Accounts Payable

     The carrying amounts reported for accounts receivable and accounts payable approximate fair value because of the short-term maturity of these instruments.

     Long-Term Debt

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported for long-term debt approximate fair value.

     Interest Rate Collar Agreement

     The Company utilizes, on a limited basis, derivative financial instruments in the form of an interest rate collar to manage its exposure to interest rates. An interest rate collar is a combination of an interest rate cap and an interest rate floor. The collar in place allows the Company to manage a portion of its variable rate borrowings to an acceptable, predetermined range. Under the collar, no payments are required to be made by the Company or paid to the Company unless the prevailing market rate (based on the London Interbank Offered Rate) drops below the floor or exceeds the ceiling. Any payment made or received by the Company in connection with the settlement of a collar is reflected as an adjustment to interest expense in the period in which it is settled. Effective July 1, 2000, the Company began to account for its derivative financial instruments in accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities".

                         VANGUARD HEALTH SYSTEMS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Acquisitions

   2001 Acquisitions

     During fiscal 2001, the Company completed the following acquisitions:

    Date                  Entity                        Location
---------------   ---------------------------------     -------------
July 2000         Trinity MedCare, Inc.                 Nashville, TN
September 2000    Pleasant Properties, Inc.             Phoenix, AZ
May 2001          PMH Health Resources, Inc.            Phoenix, AZ
June 2001         Touchstone Imaging of Arizona, LLC    Phoenix, AZ

     The Company acquired certain net assets of the aforementioned entities, which include a hospital, health plan, and imaging centers for a total purchase price of approximately $86,851,000, comprised of cash of $27,833,000 and the assumption of certain liabilities of $59,018,000. The acquisitions were financed with the proceeds from equity issuances to various affiliates of Morgan Stanley Capital Partners ("Capital Partners") and certain members of management.

     The following table summarizes the allocation of the aggregate purchase price of the aforementioned acquisitions (in thousands):


                                                               PMH Health      Touchstone
                                                                Resources        Imaging       Other        Total
                                                               ----------      ----------     -------    --------
Fair value of assets acquired:
   Cash.................................................         $16,650         $     -      $  543      $17,193
   Other current assets.................................           3,129             141         162        3,432
   Property, plant and equipment........................          18,780          10,210       4,242       33,232
   Other assets.........................................           1,800               -           1        1,801
   Excess of purchase price over net assets acquired....          16,130          14,458         605       31,193
                                                                 -------         -------      ------      -------
                                                                  56,489          24,809       5,553       86,851
   Liabilities assumed..................................          45,559          10,166       3,293       59,018
                                                                 -------         -------      ------      -------
   Cash Paid............................................         $10,930         $14,643      $2,260      $27,833
                                                                 =======         =======      ======      =======

     The 2001 acquisitions were accounted for using the purchase method of accounting. Purchase price adjustments have not been finalized as of June 30, 2001, but are not expected by management to be material. The operating results of the acquired entities have been included in the accompanying Consolidated Statements of Operations from the respective dates of acquisition. Direct costs of acquisition capitalized as a component of the purchase price primarily include legal services, professional and accounting services, travel costs, and closing costs for the transactions.

   2000 Acquisitions

     During fiscal 2000, the Company completed the following acquisitions:

                         VANGUARD HEALTH SYSTEMS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   Date                      Entity                                       Location
------------------  -----------------------------------------------  ---------------------
September 1999      West Anaheim Medical Center                      Anaheim, CA
September 1999      Huntington Beach Medical Center                  Huntington Beach, CA
February 2000       MacNeal Health Services                          Berwyn, IL
April 2000          La Palma Intercommunity Hospital                 LaPalma, CA
June 2000           Arrowhead Community Hospital and Medical Center  Glendale, AZ
June 2000           Phoenix Baptist Hospital and Medical Center      Phoenix, AZ

     The Company acquired certain net assets of the aforementioned entities, for a total purchase price of approximately $406,848,000, comprised of cash of approximately $325,484,000, 20,000 shares of the Company's Payable-In-Kind Preferred Stock valued at $20,000,000 and assumed liabilities of $61,364,000. The acquisitions were financed with the proceeds from the 2000 Credit Agreement and proceeds from equity issuances to various affiliates of Capital Partners and certain members of management.

     The following table summarizes the allocation of the aggregate purchase price of the aforementioned acquisitions (in thousands):

                                                           West
                                                        Anaheim and                              Phoenix
                                                        Huntington                             Baptist and
                                                           Beach      MacNeal      La Palma     Arrowhead      Total
                                                        -----------   -------      ---------   -----------   --------
Fair value of assets acquired:
     Accounts receivable...........................        $14,529     $31,022     $       -     $24,771     $ 70,322
     Other current assets..........................          1,896       6,579           743       5,620       14,838
     Property, plant and equipment.................         36,892     153,300         8,201      73,290      271,683
     Other assets..................................              -       6,654             -           -        6,654
     Excess of purchase price over net assets
       acquired....................................              -      19,000             -           -       19,000
     Other intangibles.............................              -      24,351             -           -       24,351
                                                           -------    --------     ---------     -------     --------
                                                            53,317     240,906         8,944     103,681      406,848
Liabilities assumed................................          7,774      35,577         1,552      16,461       61,364
                                                           -------    --------     ---------     -------     --------
Net assets acquired................................         45,543     205,329         7,392      87,220      345,484
Payable-in-kind Preferred Stock issued.............              -      20,000             -           -       20,000
                                                           -------    --------     ---------     -------     --------
Net cash paid......................................        $45,543    $185,329     $   7,392     $87,220     $325,484
                                                           =======    ========     =========     =======     ========

     The 2000 acquisitions were accounted for using the purchase method of accounting. The operating results of the acquired entities have been included in the accompanying Consolidated Statements of Operations from the respective dates of acquisition. Direct costs of acquisitions capitalized as a component of the purchase price primarily include legal services, professional and accounting services, travel costs, and closing costs for the transactions.

   1999 Acquisitions

     In fiscal 1999, the Company and Samaritan Health System ("Seller") received a distribution of 50% of the assets of a 24-hour free standing outpatient emergency diagnostic clinic ("the Clinic") from West Valley Health Center LLC (the "Health Center"), for which the Company had an investment in a joint venture until it was dissolved in August 1999. Concurrent with the distribution received by the Company and the Seller, the Company acquired the Seller's 50% interest in the Clinic for approximately $3,376,000.

                         VANGUARD HEALTH SYSTEMS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The following table summarizes the allocation of the aggregate purchase price (thousands):

Fair value of assets acquired:
  Excess of purchase price over net assets acquired......      $6,874
  Supplies...............................................          28
  Property, plant and equipment..........................         600
                                                               ------
                                                                7,502

Liabilities assumed:
  Employee benefits......................................         152
Less previous investment in Clinic.......................       3,974
                                                               ------
Net cash paid............................................      $3,376
                                                               ======

   Other Information

     Pro Forma Results

     The following represents the unaudited pro forma results of consolidated operations as if the aforementioned acquisitions had occurred at the beginning of the immediate preceding period, after giving effect to certain adjustments, including the depreciation and amortization of the assets acquired based upon their fair values, changes in net interest expense resulting from changes in consolidated debt, and changes in allocated overhead expenses (in thousands):

                                          1999        2000          2001
                                       --------     --------      --------
Revenues...........................    $642,434     $815,805      $802,108
Income (loss) before income taxes..       1,651      (48,214)        7,260

     The pro forma information given above does not purport to be indicative of what the Company's results of operations would have been if the acquisitions had in fact occurred at the beginning of the periods presented, and is not intended to be a projection of the impact on future results or trends.

3. Prepaid Expenses and Other Current Assets

     Prepaid expenses and other current assets in the accompanying Consolidated Balance Sheets consist of the following at June 30 (in thousands):

                                     2000         2001
                                   --------     --------
Other receivables.............      $ 6,203      $ 8,888
Prepaid expenses..............        6,191        4,571
Other.........................          902          621
                                    -------      -------
                                    $13,296      $14,080
                                    =======      =======

4. Accrued Expenses and Other Current Liabilities

     Accrued expenses and other current liabilities in the accompanying Consolidated Balance Sheets consist of the following at June 30 (in thousands):

                         VANGUARD HEALTH SYSTEMS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                          2000         2001
                                                        --------     --------

Salaries and benefits.............................      $22,741      $21,209
Interest..........................................        1,670        5,480
Due to third-party payers.........................       14,843       22,806
Property taxes....................................        5,678        7,461
Accrual for self-insured employee health claims...        2,502        2,948
Medical claims payable............................        3,744       25,394
Other.............................................       21,166       12,368
                                                        -------      -------
                                                        $72,344      $97,666
                                                        =======      =======

5. Long-Term Debt

     A summary of the Company's long-term debt at June 30 follows (in thousands):

                                                          2000          2001
                                                        --------      --------
Term loans payable................................      $141,576      $145,011
Term loans payable to a related party.............        10,349         4,359
Capital leases....................................         1,399        14,074
                                                        --------      --------
                                                         153,324       163,444
Less: current maturities..........................        (5,485)      (10,332)
                                                        --------      --------
                                                        $147,839      $153,112
                                                        ========      ========

   2000 Credit Agreement

     On February 1, 2000, the Company entered into a credit agreement ("the 2000 Credit Agreement") with various lenders and Morgan Stanley Senior Funding, Inc., as administrative agent, to fund an acquisition and to repay amounts outstanding under the 1998 Credit Agreement. The Company initially borrowed $133,000,000 under two term loans and has up to $35,000,000 available under revolving loans, less any amounts available under letters of credit. As of June 30, 2000 and 2001, no amounts were outstanding under the revolving loans and approximately $789,000 and $2,354,000 were outstanding in a letter of credit, respectively.

     Pursuant to an amendment to the 2000 Credit Agreement dated June 1, 2000, the Company borrowed an additional $20,000,000 under the term loans to fund a portion of the purchase price of acquisitions.

     Interest for each of the two term loans and the revolving loans accrues, at the option of the Company, at either the applicable base rate or Eurodollar rate, as defined in the 2000 Credit Agreement, plus the applicable margin (a range of 1.75% to 4.25% dependent upon the type of the loan and the current consolidated leverage ratio). Interest is payable quarterly in arrears for base rate loans or at the end of the applicable interest period but not to exceed three months for Eurodollar loans. The interest rate on the outstanding principal balances of the term loans approximated 10.8% and 8.5% as of June 30, 2000 and 2001, respectively. The Company is subject to commitment fees on the unused portion of the revolving loan equal to .5% per annum.

     In order to protect the Company from interest rate volatility, the Company entered into a three-year interest rate collar agreement ("the derivative") effective May 3, 2000 with a large international financial institution for a notional amount of $67,000,000. The agreement qualifies as a cash flow hedge under SFAS 133 and expires on May 3, 2003. The agreement has a 90-day settlement period at which time the Company is required to make payments to the hedging

                         VANGUARD HEALTH SYSTEMS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

financial institution for instances in which the 90-day LIBOR rate drops below the designated rate floor of 6.865% or is entitled to receive payments from the hedging financial institution for instances in which the 90-day LIBOR rate exceeds the designated rate ceiling of 8.0%. In accordance with the provisions of SFAS 133, on July 1, 2000, the Company recorded a liability for the derivative of approximately $274,000, which represents the fair market value of the derivative as of the date of adoption of SFAS 133. As of June 30, 2001 the market value of the derivative was a liability of $2,946,000 which is included in Accrued expenses and other current liabilities on the accompanying Consolidated Balance Sheets.

     In July 2001, the Company terminated its interest rate collar agreement with a cash payment of approximately $3,738,000. As a result, the accumulated other comprehensive loss was reclassified into earnings subsequent to June 30, 2001.

     Mandatory repayments under the $33,000,000 term loan and the $120,000,000 term loan were due in quarterly installments beginning April 30, 2000 with any amounts then outstanding due and payable on February 2005 and February 2006, respectively. Any amounts outstanding under the revolving loans mature in February 2005. Subject to certain terms and conditions, the Company may prepay at any time all or a part of the amounts outstanding under the 2000 Credit Agreement without penalty.

     In connection with the issuance of 9.75% Senior Subordinated Notes on July 2001, the Company repaid amounts outstanding under the 2000 Credit Agreement and terminated the interest rate collar agreement.

     The 2000 Credit Agreement contained certain financial covenants which included (i) limitations on additional debt, (ii) limitations on sales of assets, mergers, consolidations and acquisitions, (iii) limitations on capital expenditures and certain investments, and (iv) restrictions on payments of dividends. In addition, the 2000 Credit Agreement contained various other financial covenants that included requirements for the Company to maintain a minimum interest coverage ratio and maximum leverage ratio. At June 30, 2001, the Company was in compliance with all such covenants of the 2000 Credit Agreement.

     The 2000 Credit Agreement is collateralized by the assignment of all rights, title and interest in the Common Stock, or other ownership interests, of the Company's subsidiaries and joint venture arrangements and by mortgages and security interests on all of the Company's real and personal property assets.

     Loan Costs

     The Company incurred loan costs of approximately $4,546,000 in fiscal 2000 of which approximately $361,000 related to certain amendments to the 1998 Credit Agreement and approximately $4,185,000 related to the 2000 Credit Agreement. The Company incurred additional loan costs of approximately $275,000 in fiscal 2001 related to the 2000 Credit Agreement. Upon the repayment of the 1998 Credit Agreement in fiscal 2000, the Company wrote off all remaining unamortized loan costs associated with the 1998 Credit Agreement of approximately $1,149,000. The loss is classified as extraordinary loss on extinguishment of debt in the accompanying Consolidated Statements of Operations.

                         VANGUARD HEALTH SYSTEMS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Future Maturities

     Future maturities of long-term debt, excluding capital lease obligations, are as follows (in thousands):

2002...................................      $  6,776
2003...................................         8,327
2004...................................         9,988
2005...................................        36,974
2006...................................        85,687
Thereafter.............................         1,618
                                             --------
                                             $149,370
                                             ========

Other Information

     Presented below is summarized condensed consolidating financial information for the Company and its subsidiaries as of and for the years ended June 30, 2000 and 2001 segregating the parent company, the combined wholly-owned Subsidiary Guarantors, the Combined Non-Guarantors and consolidating adjustments.

                         VANGUARD HEALTH SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         Vanguard Health Systems, Inc.
                     Condensed Consolidating Balance Sheet
                                 June 30, 2000


                                                           Wholly-Owned      Combined
                                                            Guarantor          Non-         Consolidating        Total
                                              Parent       Subsidiaries     Guarantors       Adjustments     Consolidated
                                             --------      ------------     ----------      -------------    ------------
                                                                              (In thousands)
Assets
Current assets:
      Cash and cash equivalents.........     $     --        $ 16,618          $  194          $      --       $ 16,812
      Accounts receivable, net .........           --         108,988             825                 --        109,813
      Supplies..........................           --           9,548              95                 --          9,643
      Prepaid expenses and other current
        assets..........................           --          14,360          (1,064)                --         13,296
      Deferred income taxes.............        1,294              --              --                             1,294
                                             --------        --------          ------          ---------       --------
      Total current assets                      1,294         149,514              50                 --        150,858

Property, plant and equipment:
      Land and improvements.............           --          42,073             332                 --         42,405
      Buildings and improvements........           --         203,871           1,960                 --        205,831
      Equipment.........................           --          76,036           2,449                 --         78,485
      Construction in progress..........           --           1,628              --                 --          1,628
                                             --------        --------          ------          ---------       --------
                                                   --         323,608           4,741                 --        328,349
      Accumulated depreciation..........           --          (6,678)         (2,439)                --         (9,117)
                                             --------        --------          ------          ---------       --------
      Net property, plant and equipment.           --         316,930           2,302                 --        319,232
      Investment in subsidiaries........      290,954              --              --           (290,954)            --
      Cost in excess of net assets
        acquired........................           --          45,267              --                 --         45,267
      Intangible assets, net............           --          31,039             400                 --         31,439
      Other assets......................           --           3,110              --                 --          3,110
                                             --------        --------          ------          ---------       --------
      Total assets......................     $292,248        $545,860          $2,752          $(290,954)      $549,906
                                             ========        ========          ======          =========       ========

Liabilities and stockholders' equity
Current Liabilities:
      Accounts payable..................     $     --        $ 32,462          $  243          $      --        $32,705
      Accrued expenses and other current
        liabilities.....................           --          72,038             306                 --         72,344
      Income tax payable................          498              --              --                 --            498
      Current maturities of long-term
        debt............................           --           5,485              --                 --          5,485
                                             --------        --------          ------          ---------       --------
Total current liabilities...............          498         109,985             549                 --        111,032

      Other liabilities.................           --           4,830              --                 --          4,830
      Long-term debt, less current
        maturities......................           --         147,839              --                 --        147,839
      Intercompany......................       (3,636)          6,082          (2,446)                --             --
      Payable-in-kind Preferred Stock...       20,663              --              --                 --         20,663
      Stockholders' equity..............      274,723         277,124           4,649           (290,954)       265,542
                                             --------        --------          ------          ---------       --------
                                             $292,248        $545,860          $2,752          $(290,954)      $549,906
                                             ========        ========          ======          =========       ========

                         VANGUARD HEALTH SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         Vanguard Health Systems, Inc.
                     Condensed Consolidating Balance Sheet
                                 June 30, 2001


                                                           Wholly-Owned      Combined
                                                            Guarantor          Non-         Consolidating        Total
                                              Parent       Subsidiaries     Guarantors       Adjustments     Consolidated
                                             --------      ------------     ----------      -------------    ------------
                                                                              (In thousands)

               Assets
Current assets:
      Cash and cash equivalents..........    $     --        $ 11,734         $   345          $      --       $ 12,079
      Accounts receivable, net...........          --         127,684           1,217                 --        128,901
      Supplies...........................          --          11,256             107                 --         11,363
      Prepaid expenses and other current
        assets...........................          --          13,868             212                 --         14,080
      Deferred income taxes..............       1,259           1,179              --                 --          2,438
                                             --------        --------         -------          ---------       --------
      Total current assets...............       1,259         165,721           1,881                 --        168,861

      Property, plant and equipment:
      Land and improvements..............          --          49,996           1,090                 --         51,086
      Buildings and improvements.........          --         222,410           5,287                 --        227,697
      Equipment..........................          --         102,461           1,315                 --        103,776
      Construction in progress...........          --           8,594              18                 --          8,612
                                             --------        --------         -------          ---------       --------
                                                   --         383,461           7,710                 --        391,171
      Accumulated depreciation...........          --         (25,378)         (2,829)                --        (28,207)
                                             --------        --------         -------          ---------       --------
      Net property, plant and equipment..          --         358,083           4,881                 --        362,964
      Investment in subsidiaries.........     323,855              --              --           (323,855)            --
      Cost in excess of net assets
        acquired.........................          --          74,233              --                 --         74,233
      Intangible assets, net.............          --          28,077             304                 --         28,381
      Other assets.......................          --           5,924              35                 --          5,959
                                             --------        --------         -------          ---------       --------
      Total assets.......................    $325,114        $632,038         $ 7,101          $(323,855)      $640,398
                                             ========        ========         =======          =========       ========

Liabilities and stockholders' equity
Current Liabilities:
      Accounts payable...................    $     --        $ 41,337         $   366                 --       $ 41,703
      Accrued expenses and other current
        liabilities......................           3          97,281             382                 --         97,666
      Income tax payable.................         740              48              --                 --            788
      Current maturities of long-term debt         --          10,097             235                 --         10,332
                                             --------        --------         -------          ---------       --------
      Total current liabilities..........         743         148,763             983                 --        150,489

      Other liabilities..................          --           9,185              --                 --          9,185
      Long-term debt, less current
        maturities.......................          --         150,239           2,873                 --        153,112
      Intercompany.......................      (3,473)          5,053          (1,580)                --             --
      Payable-in-kind Preferred Stock....      22,320              --             --                  --         22,320
      Stockholders' equity...............     305,524         318,798           4,825           (323,855)       305,292
                                             --------        --------         -------          ---------       --------
                                             $325,114        $632,038         $ 7,101          $(323,855)      $640,398
                                             ========        ========         =======          =========       ========

                         VANGUARD HEALTH SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         Vanguard Health Systems, Inc.
                Condensed Consolidating Statement of Operations
                        For the Year Ended June 30, 2000


                                                           Wholly-Owned      Combined
                                                            Guarantor          Non-         Consolidating        Total
                                              Parent       Subsidiaries     Guarantors       Adjustments     Consolidated
                                             --------      ------------     ----------      -------------    ------------
                                                                              (In thousands)
Revenues
    Patient service revenues........         $     --        $284,270         $ 4,616          $      --       $288,886
    Premium revenues................               --          15,808              --                 --         15,808
                                             --------        --------         -------          ---------       --------
    Total revenues..................               --         300,078           4,616                 --        304,694

Salaries and benefits...............               --         145,174           1,293                 --        146,467
Supplies............................               --          39,681             817                 --         40,498
Medical claims expense..............               --           7,356              --                 --          7,356
Purchased services..................               --          23,461             157                 --         23,618
Provision for doubtful accounts.....               --          33,115              23                 --         33,138
Other operating expenses............                7          25,737             520                 --         26,264
Rent and leases.....................               --           6,404             432                 --          6,836
Management fees.....................               --             (35)             35                 --             --
Depreciation and amortization.......               --          11,541             252                 --         11,793
Interest, net.......................               --           8,412             419                 --          8,831
Other...............................               --              74              --                 --             74
                                             --------        --------         -------          ---------       --------
                                                    7         300,920           3,948                 --        304,875

Income (loss) before income taxes
   and extraordinary item...........               (7)           (842)            668                 --           (181)
Income tax expense..................              119              --              --                 --            119
Equity in earnings (loss) of
subsidiaries........................           (1,323)             --              --              1,323             --
                                             --------        --------         -------          ---------       --------
Net income (loss)  before
   extraordinary item...............           (1,449)           (842)            668              1,323           (300)
Extraordinary loss on
extinguishment of debt..............               --          (1,149)             --                 --         (1,149)
                                             --------        --------         -------          ---------       --------
Net income (loss)...................         $ (1,449)       $ (1,991)        $   668          $   1,323       $ (1,449)
                                             ========        ========         =======          =========       ========

                         VANGUARD HEALTH SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         Vanguard Health Systems, Inc.
                Condensed Consolidating Statement of Operations
                        For the Year Ended June 30, 2001


                                                           Wholly-Owned      Combined
                                                            Guarantor          Non-         Consolidating        Total
                                              Parent       Subsidiaries     Guarantors       Adjustments     Consolidated
                                             --------      ------------     ----------      -------------    ------------
                                                                              (In thousands)
Revenues
    Patient service revenues.........        $     --        $604,679         $ 8,021          $      --       $612,700
    Premium revenues.................              --          55,063              --                 --         55,063
                                             --------        --------         --------         ---------       --------
    Total revenues...................              --         659,742           8,021                 --        667,763

Salaries and benefits................              --         321,826           1,791                 --        323,617
Supplies.............................              --          91,741           1,211                 --         92,952
Medical claims expense...............              --          30,784              --                 --         30,784
Purchased services...................              --          64,694             278                 --         64,972
Provision for doubtful accounts......              --          56,745             101                 --         56,846
Other operating expenses.............               6          34,206             750                 --         34,962
Rent and leases......................              --          11,701             532                 --         12,233
Management fees......................              --            (359)            359                 --             --
Depreciation and amortization........              --          23,380             419                 --         23,799
Interest, net........................             (13)         16,682            (111)                --         16,558
Other................................               -             369              --                 --            369
                                             --------        --------         --------         ---------       --------
                                                   (7)        651,769           5,330                 --        657,092

Income before income taxes..........                7           7,973           2,691                 --         10,671
Income tax expense...................             451              60              --                 --            511
Equity in earnings of subsidiaries...          10,604              --              --            (10,604)            --
                                             --------        --------         --------         ---------       --------
Net income...........................        $ 10,160        $  7,913         $  2,691         $ (10,604)      $ 10,160
                                             ========        ========         ========         =========       ========

                         VANGUARD HEALTH SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         Vanguard Health Systems, Inc.
                Condensed Consolidating Statement of Cash Flows
                        For the Year Ended June 30, 2000


                                                           Wholly-Owned      Combined
                                                            Guarantor          Non-         Consolidating        Total
                                              Parent       Subsidiaries     Guarantors       Adjustments     Consolidated
                                             --------      ------------     ----------      -------------    ------------
                                                                              (In thousands)

Net income (loss)..........................  $ (1,449)       $ (1,991)        $   668          $   1,323       $ (1,449)
Adjustments to reconcile net loss to net
  Cash provided by operating activities:
      Depreciation and amortization........        --          11,541             252                 --         11,793
      Provision for doubtful accounts......        --          33,115              23                 --         33,138
      Amortization of loan costs...........        --             444              --                 --            444
      Extraordinary loss...................        --           1,149              --                 --          1,149
      Deferred income taxes................        --          (1,009)             --                 --         (1,009)
Changes in operating assets and liabilities
      Equity (loss) in earnings of
        subsidiaries.......................     1,323              --              --             (1,323)            --
      Accounts receivable..................        --         (51,675)           (271)                --        (51,946)
      Establishment of accounts
        receivable of recent
        acquisitions.......................        --          (3,653)             --                 --         (3,653)
      Supplies.............................        --            (108)             22                 --            (86)
      Prepaid expenses and other current
        assets.............................        --          (5,035)          1,118                 --         (3,917)
      Income tax receivable................        --             570              --                 --            570
      Accounts payable.....................        --          15,954              36                 --         15,990
      Income tax payable...................       119             379              --                 --            498
      Accrued liabilities and other long-
        term liabilities...................       465          22,623             (91)                --         22,997
                                             --------        --------         -------          ---------       --------
Net cash (used in) provided by operating
  activities...............................       458          22,304           1,757                 --         24,519
Acquisitions...............................  (257,232)        (68,252)             --                 --       (325,484)
Purchases of equipment.....................        --         (14,216)            (73)                --        (14,289)
Other......................................       506           3,351              10                 --          3,867
                                             --------        --------         -------          ---------       --------
Net cash used in investing activities......  (256,726)        (79,117)            (63)                --       (335,906)
Proceeds from issuance of common stock.....   256,726         (20,590)            590                 --        236,726
Proceeds from long-term debt...............        --         165,500              --                 --        165,500
Payment of long-term debt..................        --         (69,174)           (661)                --        (69,835)
Payment of loan costs......................        --          (4,546)             --                 --         (4,546)
Cash provided by (used in) intercompany....      (458)          2,353          (1,895)                --             --
                                             --------        --------         -------          ---------       --------
Net cash provided by (used in) financing
  activities...............................   256,268          73,543          (1,966)                --        327,845
Increase (decrease) in cash................        --          16,730            (272)                --         16,458
Cash at beginning of year..................        --            (110)            464                 --            354
                                             --------        --------         -------          ---------       --------
Cash at end of year........................  $     --        $ 16,620         $   192          $      --       $ 16,812
                                             ========        ========         =======          =========       ========

                         VANGUARD HEALTH SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         Vanguard Health Systems, Inc.
                Condensed Consolidating Statement of Cash Flows
                        For the Year Ended June 30, 2001


                                                           Wholly-Owned      Combined
                                                            Guarantor          Non-         Consolidating        Total
                                              Parent       Subsidiaries     Guarantors       Adjustments     Consolidated
                                             --------      ------------     ----------      -------------    ------------
                                                                              (In thousands)

Net income (loss)........................... $ 10,160        $  7,913         $ 2,691          $ (10,604)      $ 10,160
Adjustments to reconcile net loss to net
   cash provided by operating activities:
      Depreciation and amortization.........       --          23,380             419                 --         23,799
      Provision for doubtful accounts.......       --          56,745             101                 --         56,846
      Amortization or deferred loan costs...       --             863              --                 --            863
      Loss on disposal of asset.............       --             584              --                 --            584
      Deferred income taxes.................      (80)           (829)             --                 --           (909)
      Interest income from interest collar
        agreement...........................       --             114              --                 --            114
Changes in operating assets and liabilities
      Equity (loss) in earnings of
        subsidiaries........................  (10,604)             --              --             10,604             --
      Accounts receivable...................       --         (68,063)           (492)                --        (68,555)
      Establishment of accounts receivable
        of recent acquisitions..............       --          (7,236)             --                 --         (7,236)
      Supplies..............................       --            (461)            (13)                --           (474)
      Prepaid expenses and other current
        assets..............................       --           2,535          (1,276)                --          1,259
      Accounts payable......................       --           8,405             123                 --          8,528
      Income tax payable....................      740            (450)             --                 --            290
      Accrued liabilities and other long-
        term liabilities...................       393         (19,075)             75                 --        (18,607)
                                             --------        --------         -------          ---------       --------
Net cash (used in) provided by operating
  activities................................      609           4,425           1,628                 --          6,662

Investing activities
Acquisitions................................       --         (10,640)             --                 --        (10,640)
Net purchases of equipment..................       --         (26,246)           (320)                --        (26,566)
Other.......................................       --            (872)             --                 --           (872)
                                             --------        --------         -------          ---------       --------
Net cash used in investing activities.......       --         (37,758)           (320)                --        (38,078)

Financing activities
Proceeds from issuance of common stock......       --          32,901              --                 --         32,901
Payment of long-term debt...................       --          (5,787)           (72)                 --         (5,859)
Payment of loan costs.......................       --            (359)            --                  --           (359)
Cash provided by (used in) intercompany.....     (609)          1,694          (1,085)                --             --
                                             --------        --------         -------          ---------       --------
Net cash provided by (used in) financing
activities..................................     (609)         28,443          (1,157)                --         26,683
                                             --------        --------         -------          ---------       --------
Change in cash..............................       --          (4,884)            151                 --         (4,733)
Cash at the beginning of year...............       --          16,618             194                 --         16,812
                                             --------        --------         -------          ---------       --------
Cash at the end of year..................... $     --        $ 11,734         $   345          $      --       $ 12,079
                                             ========        ========         =======          =========       ========

                         VANGUARD HEALTH SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. Income Taxes

     Significant components of the provision for income taxes attributable to continuing operations are as follows (in thousands):

                            1999         2000         2001
                           ------       ------       ------
Current:
    Federal............     $ 275       $1,003       $1,200
    State..............        10          125          220
                            -----       ------       ------
Total current..........       285        1,128        1,420

Deferred:
    Federal............      (275)      (1,003)        (915)
    State..............       (10)          (6)           6
                            -----       ------       ------
Total deferred.........      (285)      (1,009)        (909)
                            -----       ------       ------
                            $  --       $  119       $  511
                            =====       ======       ======

     The effective income tax rate differed from the federal statutory rate for the years ended June 30, 1999, 2000 and 2001 as follows:

                                                                        1999          2000          2001
                                                                       ------        ------        ------

Income tax expense (benefit) at federal statutory rate...........       (35.0)%       (35.0)%        35.0%
Income tax expense (benefit) at state statutory rate.............        (6.0)         65.7           7.3
Nondeductible expenses...........................................        (1.0)         35.0           1.3
Increase (decrease) in valuation allowance.......................        42.0          --           (38.8)
                                                                         ----          ----          ----
Effective income tax rate........................................         0.0%         65.7%          4.8%
                                                                         ====          ====          ====

                         VANGUARD HEALTH SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of June 30 are approximately as follows (in thousands):

                                                                                     2000        2001
                                                                                    ------      ------

Deferred tax assets:
      Net operating loss carryover............................................      $2,555       $3,512
      Excess tax basis over book basis of accounts receivable.................       5,155        3,237
      Accrued vacation........................................................         235           57
      Deferred compensation...................................................       1,821        1,777
      Deferred start-up costs.................................................          55          215
      Accrued expenses........................................................          --        1,153
      Interest rate collar liability .........................................          --        1,179
      Professional liabilities reserves.......................................       1,399        1,915
      Minimum tax credit......................................................       1,294        1,544
      Self-insurance reserves.................................................         782        1,861
      Deferred project costs..................................................          33           64
      Equity method of accounting for partnerships............................         281          280
                                                                                    ------       ------
Total deferred tax assets.....................................................      13,610       16,794
      Valuation allowance.....................................................       5,572        1,433
                                                                                    ------       ------
Total deferred tax assets, net of valuation allowance.........................      $8,038      $15,361
                                                                                    ======      =======

Deferred tax liabilities:
      Depreciation, amortization and fixed assets basis differences...........      $5,743      $11,697
      Excess book basis over tax basis of prepaid assets......................       1,001        1,226
                                                                                    ------       ------
Total deferred tax liabilities................................................       6,744       12,923
                                                                                    ------       ------
Net deferred tax assets and liabilities.......................................      $1,294       $2,438
                                                                                    ======       ======

     For the year ended June 30, 1999 and 2000, the Company generated net operating loss (NOL) carryforwards for federal and state income tax purposes of approximately $4,218,000 of which $2,918,000 remains unutilized at June 30, 2001. The unutilized NOL carryforwards expire in 2020. For financial reporting purposes, a valuation allowance has been recognized to offset the deferred tax assets related to those carryforwards which are available to offset future taxable income. The valuation allowance decreased $4,139,000 for the year ended June 30, 2001.

     As part of the MacNeal Health Services acquisition on February 1, 2000, the Company acquired 100% of the stock of MacNeal Management Services, Inc. The purchase caused an "ownership change" within the meaning of Section 382 of the Internal Revenue Code for MacNeal Management Services, Inc. On February 1, 2000, MacNeal Management Services, Inc. had approximately $18,000,000 of net operating loss carryforwards which have an expiration period of 2001 to 2019. Due to the ownership change, the allowable federal deductions relating to NOL's is subject to an annual limitation of approximately $286,000. Therefore, the maximum amount of MacNeal Management Services, Inc. NOL's for which the Company could receive a benefit is approximately $5,720,000. On the date of acquisition, a deferred tax asset and corresponding valuation allowance of approximately $2,345,000 were recorded by the Company.

                         VANGUARD HEALTH SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


7. Stockholder's Equity

     The total number of shares of stock which the Company has the authority to issue is 750,000 shares of capital stock, classified as (i) 150,000 shares of preferred stock, par value $.01 per share and (ii) 600,000 shares of common stock, par value $.01 per share.

   Common Stock Issuances

     In August 1997, the Company issued 25,000 shares of Common Stock ("Initial Shares") to certain officers ("Management Investors") of the Company at $100 per share. An additional 695 shares were issued to an officer of the Company in October 1997 at $100 per share.

     On June 1, 1998 (the "Effective Date"), the Board of Directors (the "Board") approved the (i) Subscription Agreement, providing for the issuance and sale of the Company's Common Stock, (ii) Shareholders Agreement, providing for, among other things, registration rights for stockholders and restrictions on the sale, transfer, encumbrance or other disposition of shares of the Common Stock and to provide for certain rights and obligations relating to the capital stock of the Company and certain matters relating to the conduct of the business and the affairs of the Company, and (iii) Surviving Shareholders Agreement, providing for upon an initial public offering, among other things, registration rights for stockholders and restrictions on the sale, transfer or the disposition of shares of the Common Stock. The Company was authorized to issue 135,535 shares of Common Stock pursuant to the Subscription Agreement.

     Under the Amended and Restated Subscription Agreement dated June 1, 2000, the Company authorized the issuance of 235,521 shares of common stock in addition to the 135,535 shares originally authorized pursuant to the original Subscription Agreement dated June 1, 1998. During fiscal 2000, the Company issued, in accordance with the original Subscription Agreement and the Amended and Restated Subscription Agreement, 139,154 shares of Common Stock for a price of $1,701.18 per share to fund a portion of the 2000 acquisitions.

     On May 1, 2001, the Company issued, in accordance with the original Subscription Agreement and the Amended and Restated Subscription Agreement, 19,340 shares of Common Stock at a price of $1,701.18 per share to fund a portion of the 2001 acquisitions.

     Subject to certain terms and conditions of the Amended and Restated Subscription Agreement, the Company agrees to issue and sell and certain investors agree to purchase on one or more future dates additional shares of Common Stock aggregating 193,457 shares at a per share price of $1,701.18. The proceeds from any subsequent issuance of Common Stock are expected to be used to fund the purchase from time to time by the Company of hospitals, hospital systems, hospital management companies and assets related thereto.

     Forfeiture of Common Shares by Certain Investors

     Each of certain investors in the Company agree to transfer to the Company upon the occurrence of a Liquidity Event, as defined below, in exchange for no consideration, its allocated portion of an aggregate number of Common Shares equal to the Aggregate Carry Amount (as defined in the Carry Option Plan). The determination of the Aggregate Carry Amount is contingent upon, among other things, whether the timing of the Liquidity Event occurs prior to or following the fourth anniversary of the Effective Date and the computed amount of the Net Morgan Stanley Capital Partners ("Capital Partners") Exit Multiple or Net Capital Partners Internal Rate of Return, as applicable and as defined in the Carry Option Plan, immediately after giving effect to such Liquidity Event. Any such transfer to the Company shall be made as soon as practicable following the date on which options granted pursuant to certain provisions of the Carry Option Plan become vested and exercisable.

     A Liquidity Event means, subject to further clarification in the Shareholders Agreement, the first to occur of (i) the consummation of an initial public offering, (ii) the sale by a certain investor of all or substantially all of their

                         VANGUARD HEALTH SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


aggregate equity interests in the Company, (iii) the sale of all or substantially all of the assets of the Company, or (iv) the liquidation or dissolution of the Company.

     Repurchase of Common Shares Held by Management Investors

     As set forth in the Amended and Restated Shareholders Agreement and the Surviving Shareholders agreement, the Company shall have the right to purchase from each Management Investor a certain number of Initial Shares for a purchase price of $100 per share if a Management Investor is terminated or resigns prior to the fourth anniversary of the Effective Date.

     Similarly, if a Management Investor is terminated or resigns and prior to June 1, 2003 such Management Investor engages in any competitive activity, the Company shall have the right to purchase from such Management Investor any and all shares of capital stock or other equity security of the Company then owned by such Management Investor for a purchase price equal to the cost thereof.

     Upon any Liquidity Event in connection with which Capital Partners is to receive aggregate net proceeds in an amount that is less than the aggregate amount of capital invested by Capital Partners in the Company, Capital Partners may require the Company to purchase from each Management Investor any and all Initial Shares then owned by such Management Investor for a purchase price per share equal to the lesser of the cost or fair market value thereof. The maximum redemption value of the Initial Shares in the event of such purchase is not material relative to the Company's stockholders' equity as of June 30, 2001.

     Payable-In-Kind Preferred Stock

     On February 1, 2000, as a portion of the payment for MacNeal Health Services, the Company issued 20,000 shares of payable-in-kind convertible redeemable preferred stock ("PIK Preferred Shares") with a par value of $0.01 per share. The stock was valued by an independent appraiser at $1,000 per share for purposes of the acquisition.

     Liquidation Preferences and Conversion Features

     Upon liquidation, dissolution, or winding up of the Company, or upon the Company's option to redeem such shares, the holders of the PIK Preferred Shares are entitled to be paid in cash equal to $1,000 per each outstanding share plus accrued dividends. To the extent the Company shall have funds legally available for payment, the Company shall redeem all outstanding PIK Preferred Shares at $1,000 per share plus accrued dividends upon the earlier of (i) a change in control of the Company; (ii) the sale of MacNeal Health Services; or (iii) January 31, 2015. Otherwise, there are no mandatory redemption or put features associated with the PIK Preferred Shares. The PIK Preferred Shares are, with respect to dividend rights and rights on liquidation, dissolution and winding up, senior to all common shares and may only be junior to other preferred shares designated as such; such designation requires the majority vote of the holders of the PIK Preferred Shares voting as a separate class. The PIK Preferred Shares automatically convert to common shares upon consummation of an initial public offering with proceeds to the Company of at least $50 million at a conversion price equal to the initial public offering price.

     Dividends

     Dividends for the PIK Preferred Shares accrue at an annual rate of $80 per share. The dividends are payable when, as and if declared by the Board of Directors, in cash or, at the Company's option, during any period prior to January 31, 2008 (Pay-In-Kind Period) in additional PIK Preferred Shares at the rate of 0.08 shares for each $80 of such dividend not paid in cash. The Pay-In-Kind Period shall terminate upon the Company's payment of a cash dividend upon any share of its capital stock. However, the provisions of the 2000 Credit Agreement limit the payment of such dividends to the issuance of additional PIK Preferred Shares.

                         VANGUARD HEALTH SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Voting Rights

     The holders of the PIK Preferred Shares shall not be entitled to any voting rights except to the extent voting rights vest under one of the following occurrences: (i) the point in which dividends payable, whether in the form of cash or PIK Preferred Shares, shall be in arrears and unpaid on an amount equal to two full annual dividends or (ii) the Company's failure to discharge its mandatory redemption obligation. In the event the voting rights vest under one of these occurrences, the Board of Directors of the Company will automatically increase by two members, and the holders of the PIK Preferred Shares shall have the exclusive right, voting as a separate class, to elect the two additional directors. The voting rights are terminated once the accrued dividends have been paid or the mandatory redemption obligation has been fulfilled.

8. Employee Benefit Plans

   Carry Option Plan

     On June 1, 1998, (the "Effective Date") the Board approved the grant of 23,883 options, each exercisable for one share of Common Stock, at an exercise price of $170.12 under the Vanguard Health Systems, Inc. Carry Option Plan (the "Carry Option Plan"). In August 2000, the Board approved a grant of 3,134 options to an officer of the Company. The option price in the case of any other option issued under the Carry Option Plan shall be ten percent of the fair market value of one share of Common Stock on the date of grant of such option(s). Pursuant to the Amended and Restated Shareholders Agreement dated June 1, 2000, the maximum number of options that may be outstanding at any time is 29,822. Options available for grant at June 30, 2001 totaled 2,805. Upon and after the occurrence of a Liquidity Event, no options shall be available for grant under the Carry Option Plan.

     Subject to the terms and conditions of the Carry Option Plan, the options granted under the Carry Option Plan shall vest upon the earlier of a Liquidity Event or ratably over seven years. None of the options shall be exercisable prior to a Liquidity Event. Upon a Liquidity Event, a number of options equal to the Exercisable Options, as defined in the Carry Option Plan, shall become exercisable. The determination of Exercisable Options, is contingent upon, among other things, whether the timing of the Liquidity Event occurs prior to or following the fourth anniversary of the Effective Date and the computed amount of the Net Capital Partners Exit Multiple or Net Capital Partners Internal Rate of Return immediately after giving effect to such Liquidity Event. Such number of options may only be exercised commencing at such time and ending on the tenth anniversary of the Effective Date, at which time such options shall expire. All options held by a grantee in excess of the Exercisable Options shall, upon the occurrence of a Liquidity Event, be irrevocably and unconditionally forfeited and canceled without any consideration payable to the grantee, and the grantee shall have no further right or consideration therein.

     Upon the occurrence of a Liquidity Event, the Company will incur an immediate compensation expense on all Exercisable Options outstanding at that time based on the excess of the fair market value of each Common Share over the exercise price.

   Initial Option Plan

     The purpose of the Vanguard Health Systems, Inc. Nonqualified Initial Option Plan ("Initial Option Plan") is primarily to grant option awards to those employees who agreed to work for the Company for no cash salaries or cash salaries below fair market value.

     On June 1, 1998, (the "Effective Date") the Board approved the grant of 3,595 options, each exercisable for one share of Common Stock, at an exercise price of $170.12 per share. The maximum number of shares of Common Stock reserved for grant of awards under the Initial Option Plan shall be 3,595.

                         VANGUARD HEALTH SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Of the 3,595 options granted, 2,620 vested and became exercisable by the respective grantee on June 1, 1999 (one year vesting period). Of the remaining 975 options granted, 695 vest and are exercisable ratably over a four year period beginning June 1, 1998 (four year vesting period) or immediately upon a Liquidity Event and 280 vest upon a Liquidity Event. The exercise period is ten years from the date of the grant of the option.

     Since the exercise price of the options granted was below the fair value of the Company's Common Stock on the date of grant, the Company recorded approximately $4,048,000 of noncash stock option compensation for the year ended June 30, 1999, with an offsetting increase to additional paid in capital.

   1998 Stock Option Plan

     The purpose of the Vanguard Health Systems, Inc. 1998 Stock Option Plan as amended effective June 1, 2000, (the "1998 Stock Option Plan"), is to afford an incentive to executive officers, other key employees, directors and consultants of the Company to acquire a proprietary interest in the Company, to continue as employees, directors, or consultants, to increase their efforts on behalf of the Company and to promote the success of the Company's business. As of June 30, 2001, all options granted under the 1998 Stock Option Plan have been granted to employees of the Company. The 1998 Option Plan shall be administered by the Board.

     The maximum number of shares of Common Stock reserved for the grant of options under the 1998 Stock Option Plan (the "Maximum Share Number") shall be recomputed as of a Liquidity Event and under such calculations the options available for grant may be increased up to an additional 2,977 options. In no event shall the number of shares of Common Stock with respect to which options are granted hereunder exceed 50% of the number of shares of Common Stock authorized as of the effective date of the 1998 Stock Option Plan. As of June 30, 2001, the Maximum Share Number was 10,329.

     Options granted under the 1998 Stock Option Plan may be designated as (i) incentive stock options or non-qualified stock options and (ii) a Liquidity Event Option or a Non-Liquidity Event Option; although, certain restrictions exist as to the number of options which can be granted, outstanding, and exercisable under each designation. Of the 9,908 options granted as of June 30, 2001, 75% of each grant was designated as Liquidity Event Options with the remaining 25% designated as Non-Liquidity Event Options.

     Subject to various restrictions in the 1998 Stock Option Plan, the exercise schedule for each option granted shall be determined by the Board. The exercise period shall be subject to earlier termination in the event that the employment or director or consultant relationship of a grantee shall terminate.

     The 9,908 options granted vest ratably over a four year period beginning from the date of grant. The exercise period is ten years from the date of the grant of the option.

     Upon the occurrence of a Liquidity Event, the Company will incur an immediate compensation expense on all Exercisable Options outstanding at that time based on the excess of the fair market value of each Common Share over the exercise price.

     Other

     If, while any options remain outstanding under the 1998 Stock Option Plan, an event occurs which constitutes a change in control of the Company, as defined in the 1998 Stock Option Plan, the options shall be exercisable or otherwise nonforfeitable in full, whether or not otherwise exercisable or forfeitable; provided that, if a Liquidity Event occurs which results in a Net Capital Partners Internal Rate of Return that is less than or equal to 12.5%, then all Liquidity Event Options shall be forfeited and canceled.

                         VANGUARD HEALTH SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   2000 Stock Option Plan

     Effective June 1, 2000, the Vanguard Health Systems 2000 Stock Option Plan (the "2000 Stock Option Plan") was approved by the Board for the same purpose as the 1998 Stock Option Plan. The 2000 Option Plan shall be administered by the Board.

     The maximum number of shares of Common Stock reserved for the grant of options under the 2000 Stock Option Plan (the "Maximum Share Number") shall as of any date be the lesser of (i) the sum of (x) 17.647% of the total number of the 235,131 common shares set forth on Division I of Schedule 2.01(c) to, and issued by the Company and purchased by investors pursuant to, the Amended and Restated Subscription Agreement prior to such date and (y) 10.00% of the total number of the 4,377 common shares set forth on Division II of Schedule 2.01(c) to, and issued by the Company and purchased by investors pursuant to, the Amended and Restated Subscription Agreement prior to such date and (ii) 41,931 shares of Common Stock.

     Options granted under the 2000 Stock Option Plan may be designated as (i) incentive stock options or non-qualified stock options and (ii) a Liquidity Event Option or a Non-Liquidity Event Option; although, certain restrictions exist as to the number of options which can be granted, outstanding, and exercisable under each designation.

     Subject to various restrictions in the 2000 Stock Option Plan, the exercise schedule for each option granted shall be determined by the Board. The exercise period shall be subject to earlier termination in the event that the employment or director or consultant relationship of a grantee shall terminate.

     Options granted vest ratably over a four year period from the date of grant of the option (four year vesting period). The exercise period is ten years from the date of the grant of the option.

     Upon the occurrence of a Liquidity Event, the Company will incur an immediate compensation expense on all Exercisable Options outstanding at that time based on the excess of the fair market value of each Common Share over the exercise price.

     Other

     If, while any options remain outstanding under the 2000 Stock Option Plan, an event occurs which constitutes a change in control of the Company, as defined in the 2000 Stock Option Plan, the options shall be exercisable or otherwise nonforfeitable in full, whether or not otherwise exercisable or forfeitable; provided that, if a Liquidity Event occurs which results in a Net Capital Partners Internal Rate of Return that is less than or equal to 12.5%, then all Liquidity Event Options shall be forfeited and canceled.

   Other

     The following is a summary of option transactions during the years ended June 30, 1999, 2000 and 2001:

                         VANGUARD HEALTH SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                            Weighted               Weighted                    Weighted                   Weighted
                                 Carry       Average    Initial     Average                     Average                    Average
                                Option      Exercise    Option     Exercise     1998 Stock     Exercise     2000 Stock    Exercise
                                 Plan         Price      Plan        Price      Option Plan      Price      Option Plan      Price
                                ------      --------    -------    --------     -----------    ---------    -----------   --------

Options granted.............    23,883       $170.12     3,595      $170.12        1,902       $      --            --   $      --
                                ------       -------     -----      -------        -----       ---------         -----   ---------
Options outstanding at
  June 30, 1999.............    23,883        170.12     3,595       170.12        1,902              --            --          --
Options granted.............        --            --        --        --             980        1,701.18            --          --
Options canceled............        --            --        --        --              30        1,701.18            --          --
                                ------       -------     -----      -------        -----       ---------         -----   ---------
Options outstanding at
  June 30, 2000.............    23,883        170.12     3,595       170.12        2,852        1,701.18            --          --
Options granted.............     3,134        170.12        --        --           7,477          621.02         7,657    1,701.18
Options canceled............        --            --        --        --             421        1,701.18            30
                                ------       -------     -----      -------        -----       ---------         -----   ---------
Options outstanding at
June 30, 2001...............    27,017        170.12     3,595       170.12        9,908          958.33         7,627    1,701.18
                                ======       =======     =====      =======        =====       =========         =====   =========
Options available for grant
at June 30, 2001............     2,805            --        --        --             421              --           467          --
                                ======       =======     =====      =======        =====       =========         =====   =========
Options exercisable at
June 30, 2001...............        --       $    --     3,141      $170.12           12       $1,701.18            --   $      --
                                ======       =======     =====      =======        =====       =========         =====   =========

                                 Options Outstanding                                                  Options Exercisable
------------------------------------------------------------------------------------------      ------------------------------
                                                       Weighted
                                    Number              Average               Weighted            Number           Weighted
                                  Outstanding          Remaining          Average Exercise      Exercisable         Average
Range of Exercisable Prices         6/30/01        Contractual Life             Price             6/30/01       Exercise Price
---------------------------       -----------      ----------------       ----------------      -----------     --------------

              $  170.12              30,612               8.00                $  170.12            3,141             $170.12
              $  425.32               5,275              10.00                $  425.32               --                  --
              $1,701.18              12,260               9.40                $1,701.18               12             $170.12
-----------------------              ------                                                        -----
$ 170.12   -  $1,701.18              48,147*                                                       3,153
                                     ======                                                        =====

--------------------
*  Includes options granted under all plans.

     Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," requires those entities electing to account for stock options under APB 25 to provide certain net income pro forma information in the footnotes to the financial statements. The fair value of the Company's stock options was estimated at the date of grant using a Minimum Value option pricing model with the following weighted-average assumptions for 1999, 2000 and 2001: risk-free interest rate of approximately 5% to 6%, dividend yield of 0.0%, and a weighted-average expected life of the options of 10 years.

                         VANGUARD HEALTH SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     For purposes of pro forma disclosures, the estimated fair value of options is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands):

                                                                  1999       2000       2001
                                                                --------   --------   --------

Net (loss) income.............................................   $(5,107)   $(1,449)   $10,160
Pro forma compensation expense from stock options, net of
 taxes (excluding compensation expense from stock options
of $4,048,000 included in net loss as of June 30, 1999).......    (2,785)    (3,676)    (6,131)
                                                                 -------    -------     ------
Pro forma net (loss) income...................................   $(7,892)   $(5,125)    $4,029
                                                                 =======    =======     ======

     The effect of applying SFAS No. 123 for providing pro forma disclosures are not likely to be representative of the effects on reported net income for future years.

     The weighted-average fair value of options granted are presented in the table below:


                                                                                                             2000
          Carry Option Plan      Initial Option Plan                  1998 Option Plan                    Option Plan
         -------------------     -------------------    ---------------------------------------------   --------------
                                                                                                         Exercise Price
         Exercise Price less     Exercise Price less    Exercise Price less      Exercise Price Equal   Equal to Market
          than Market Price       than Market Price      than Market Price          to Market Price         Price
         -------------------     -------------------    -------------------      --------------------   --------------
1999.....          --                       --                     --                   $767.51               --
2000.....          --                       --                     --                   $767.51               --
2001.....      $1,604.10                    --                 $1,458.47                $730.38             $716.06

   401(k) Plan

     Effective June 1, 1998, the Company adopted the Vanguard Health Systems, Inc. - 401(k) Retirement Savings Plan (the "401(k) Plan"). The 401(k) Plan is a multiple employer defined contribution plan whereby employees who have completed one year of service in which they have worked a minimum of 1,000 hours and are age 21 or older are eligible to participate.

     The participation requirements of the 401(k) plan do not apply to all employees as certain employees who had balances under plans of predecessor companies are eligible to participate in the 401(k) Plan upon employment with the Company. The 401(k) Plan was restated January 1, 2000 to incorporate the adoption agreements of a number of employers whereby the respective employer tailored the terms of the 401(k) Plan, including: contribution limits, vesting schedule and employer match. The 401(k) Plan was adopted by the corporate office as of July 1, 1998 and by acquired hospitals upon the respective date of acquisition.

     For purposes of determining eligibility to participate and vesting percentages in the 401(k) Plan, employees received credit for years of service with their respective predecessor companies. The 401(k) Plan allows eligible employees to make contributions of 2% to 20% of their annual compensation. Employer matching contributions, which vary by employer, vest 20% after three years of service and continue vesting at 20% per year until fully vested. The Company's matching expense for the years ended June 30, 1999, 2000 and 2001 was approximately $539,000, $1,840,000 and $3,677,000, respectively.

                         VANGUARD HEALTH SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


9. Leases

     The Company leases real estate properties and equipment under operating and capital leases with various expiration dates. Future minimum operating and capital lease payments at June 30, 2001 are approximately as follows (in thousands):

                                                   Operating Leases      Capital Leases     Total
                                                   ----------------      --------------    -------

2002............................................          $ 8,885             $ 5,899      $14,784
2003............................................            6,462               4,254       10,716
2004............................................            4,511               3,394        7,905
2005............................................            3,303               2,251        5,554
2006............................................            2,671                 829        3,500
Thereafter......................................           31,549                  28       31,577
                                                          -------             -------      -------
Total minimum payments..........................          $57,381              16,655      $74,036
                                                          =======                          =======
Less amounts representing interest..............                                2,581
                                                                              -------
Present value of future minimum lease payments..                              $14,074
                                                                              =======

     Assets under Capital Leases

     The carrying value of assets under capital leases, which are included with owned assets in the accompanying Consolidated Balance Sheets, are approximately as follows (in thousands):

                                          June 30, 2000     June 30,  2001
                                          -------------     --------------

Equipment............................        $1,481             $15,363
Less accumulated depreciation........            18                 705
                                             ------             -------
Net equipment under capital leases...        $1,463             $14,658
                                             ======             =======

     Amortization of the capitalized amounts is included in depreciation and amortization expense in the accompanying Consolidated Statements of Operations.

     Operations for the years ended June 30, 1999, 2000 and 2001 include rent expense on operating leases of approximately $2,241,000, $6,836,000 and $12,233,000, respectively, net of rental payments made by affiliates under informal sublease agreements in the approximate amount of $341,000, $380,000 and $1,643,000 for 1999, 2000 and 2001, respectively.

                         VANGUARD HEALTH SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     10. Other Information

     A summary of activity in the Company's allowance for doubtful accounts follows (in thousands):

                                                         Additions       Additions(1)
                                       Balances at       Charged to       Charged to           Accounts
                                       Beginning of      Costs and          Other          Written Off, Net       Balance at
                                          Period          Expenses         Accounts         of Recoveries        End of Period
                                       ------------      ----------      ------------      ----------------      -------------

Allowance for doubtful accounts:
Year ended June 30, 1999                  $1,335           $17,293           $    --            $10,061             $ 8,567
Year ended June 30, 2000                   8,567            33,138            37,505             33,992              45,218
Year ended June 30, 2001                  45,218            56,846                --             71,360              30,704

------------------------
(1) Allowances as a result of acquisitions.

11. Contingencies and Healthcare Regulation

   Contingencies

     The Company is presently, and from time to time, subject to other various claims and lawsuits arising in the normal course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.

   Current Operations

     Final determination of amounts earned under prospective payment and cost-reimbursement activities is subject to review by appropriate governmental authorities or their agents. In the opinion of the Company's management, adequate provision has been made for any adjustments that may result from such reviews.

     Laws and regulations governing the Medicare and Medicaid and other federal health care programs are complex and subject to interpretation. The Company's management believes that the Company is in compliance with all applicable laws and regulations in all material respects and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare, Medicaid and other federal health care programs.

     The Company has acquired and will continue to acquire businesses with prior operating histories. Acquired companies may have unknown or contingent liabilities, including liabilities for failure to comply with health care laws and regulations, such as billing and reimbursement, fraud and abuse and similar anti-referral laws. Although the Company institutes policies designed to conform practices to its standards following completion of acquisitions, there can be no assurance that the Company will not become liable for past activities that may later be asserted to be improper by private plaintiffs or government agencies. Although the Company generally seeks to obtain indemnification from prospective sellers covering such matters, there can be no assurance that any such matter will be covered by indemnification, or if covered, that such indemnification will be adequate to cover potential losses and fines.

                         VANGUARD HEALTH SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   Employment-Related Agreements

     Effective June 1, 1998, the Company executed employment agreements with four of the Company's senior executive officers. The employment agreements have an initial term of three years and contain provisions for term extensions. The employment agreements provide, among other things, for minimum salary levels, for participation in bonus plans, and for amounts to be paid as liquidated damages in the event of a change in control as defined in the employment agreements.

     Effective June 1, 1998, the Company executed severance protection agreements ("severance agreements") between the Company and each of its current senior vice presidents and vice presidents. The severance agreements are automatically extended for successive one year terms at the discretion of the Company unless an event of a change in control occurs, as defined in the severance agreement, at which time the severance agreement shall continue in effect for a period of not less than three years beyond the date of such event. The Company is obligated to pay severance payments as set forth in the severance agreements in the event of a change in control.

     In conjunction with the Company's issuance of 695 stock options to an officer under the Initial Option Plan, the Company agreed to grant a cash bonus to reimburse the officer for the tax payable upon the exercise of the options. The bonus is to be paid upon the exercise of the options and is to be calculated using tax rates in effect and the fair market value of the underlying stock at the time of exercise of the options. Upon the determination of the tax liability related to the exercise of the options, the bonus will be recorded immediately as compensation expense.

     In August 2000, the Company issued 8,409 stock options to an officer of the Company with 5,275 options granted under the 1998 Option Plan, and 3,134 options granted under the Carry Option Plan. In conjunction with the grant of the options under the 1998 Option Plan, the Company agreed to grant a cash bonus to the officer upon the exercise of the options and is limited to approximately $1,855,000. Upon the occurrence of a Liquidity Event, the bonus associated with the 1998 Option Plan and the Carry Option Plan will be recorded immediately as compensation expense.

   Capital Expenditures Commitments

     In accordance with the terms of the acquisition agreement, the Company will expend or cause or permit third parties to expend, in the aggregate, not less than $15,000,000 for capital expenditures at or for the benefit of Maryvale Hospital Medical Center during the first five years subsequent to the date of acquisition of June 1, 1998. If the Company fails to expend at least $15,000,000, the Company shall pay to the seller the difference between $15,000,000 and the amount actually expended by the Company. The Company has expended approximately $11,652,000, including the additional investment in the Emergency Diagnostic Clinic as of June 30, 2001 towards fulfilling this agreement.

     Additionally, in accordance with the terms of the acquisition agreement, the Company will expend or cause or permit third parties to expend, in the aggregate, not less than $50,000,000 for capital expenditures at or for the benefit of Arrowhead Community Hospital and Medical Center and Phoenix Baptist Hospital and Medical Center during the first seven years subsequent to the date of acquisition of June 1, 2000, with an average annual expenditure as of the end of each of the first seven anniversaries of the closing date of not less than $6,000,000. If the Company fails to expend at least $50,000,000, the Company shall pay to the seller the difference between $50,000,000 and the amount actually expended by the Company. The Company has expended approximately $8,476,000 toward fulfilling this commitment as of June 30, 2001.

     California has a statute and regulations that require hospitals to meet seismic performance standards. Hospitals that do not meet the standards may be required to retrofit their facilities. California law requires that these hospitals evaluate their facilities and develop a plan and schedule for complying with the standards. Compliance plans, if necessary, must be filed with the State of California by 2002. The Company will file all of the necessary documentation with the State of California that is required by January 1, 2002. The Company expects that the cost of performing the necessary evaluations and filing the documentation will be approximately $0.3 million. The estimated cost to comply with the

                         VANGUARD HEALTH SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


seismic regulations and standards required by 2008, is an additional $ 10.1 million. Upon completion of the $10.1 million in improvements, the California facilities will be compliant with the requirements of the seismic regulations through 2029. The Company estimates that the majority of the square footage in its facilities will be compliant with the seismic regulations and standards required by 2030 once it has completed such $10.1 million in improvements, but it is unable at this time to estimate its costs for full compliance with the 2030 requirements.

12. Related Party Transactions

     The Company purchases charter airplane services from an affiliate of an executive officer of the Company. Total costs for such services incurred during the years ended June 30, 1999, 2000 and 2001 and reported in the accompanying Consolidated Statements of Operations approximated, $362,000, $332,000 and $300,000, respectively.

     Other receivables in the accompanying Consolidated Balance Sheets include receivables from various affiliates in the amounts of approximately $135,000 and $61,000 as of June 30, 2000 and 2001, respectively. Such balances represent amounts due for rent and certain shared office services allocable to the affiliates.

     During 2000 and 2001, the Company paid Capital Partners or its affiliates approximately $3.2 million and $275,000, respectively, in loan origination fees associated with the 2000 Credit Agreement. The Company paid Capital Partners or its affiliates approximately $800,000 in 2000 in acquisition related fees related to the 2000 Acquisitions.

     On July 1, 2000, the Company purchased 100% of the outstanding stock of Trinity MedCare, Inc. from its nine shareholders. The shareholders of Trinity MedCare, Inc. included certain members of management and directors of the Company. These certain members of management and directors received approximately $457,000 for their interests.

13. Segment Information

     The Company's acute care hospitals and related healthcare businesses are similar in their activities and the economic environments in which they operate (i.e., urban markets). Accordingly, the Company's reportable operating segments consist of (1) acute care hospitals and related healthcare businesses, collectively, and (2) MacNeal Health Providers, the contracting entity for the Company's hospital in Chicago, and Phoenix Health Plan, its Medicaid managed health plan, collectively, "Health Plans." Prior to the acquisitions of Phoenix Health Plan and MacNeal Health Providers, management had determined that the Company did not have separately reportable segments as defined under Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information.

     The following is a financial summary by business segment for the periods indicated. Adjusted EBITDA represents EBITDA, or net income before interest expense (net of interest income), income taxes, depreciation, amortization, and is further adjusted to add back non-cash stock compensation, certain other non-operating expenses and restructuring and impairment charges. This definition of Adjusted EBITDA is derived from and consistent with the Indenture for the new notes. EBITDA is commonly used as an analytical indicator within the health care industry and serves as a measure of leverage capacity and debt service ability. We believe the adjustments made to EBITDA in calculating Adjusted EBITDA are appropriate to reflect our calculations of the debt leverage and interest coverage ratios under the Indenture and the 2001 senior secured credit facility. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded in determining Adjusted EBITDA are significant components in understanding and assessing financial performance. Because neither EBITDA nor a calculation of Adjusted EBITDA is a measurement determined in accordance with generally accepted accounting principles, it is susceptible to varying calculations, and as a result our calculation of Adjusted EBITDA as presented may not be comparable to EBITDA or other similarly titled measures used by other companies:

                         VANGUARD HEALTH SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                       Year Ended June 30, 2000
                                                        ----------------------------------------------------
                                                         Health
                                                          Plans        Acute Care Services      Consolidated
                                                         ------        -------------------      -------------
                                                                            (In thousands)
Net patient revenues...............................      $    --          $    288,886           $ 288,886
Capitation premiums................................        15,808                   --              15,808
                                                         --------         ------------           ---------
Net revenues.......................................        15,808              288,886             304,694

Salaries and benefits..............................         1,157              145,310             146,467
Supplies...........................................            51               40,447              40,498
Purchased services.................................         6,426               17,192              23,618
Provision for bad debts............................            --               33,138              33,138
Medical claims expense.............................         7,356                   --               7,356
Other operating expenses...........................            50               26,214              26,264
Rent and leases....................................           111                6,725               6,836
                                                         --------         ------------           ---------
Adjusted EBITDA....................................           657               19,860              20,517

Interest expense, net..............................           (59)               8,890               8,831
Depreciation and amortization......................           235               11,558              11,793
Other non-operating expenses.......................            --                   74                  74
                                                         --------         ------------           ---------
Earnings (loss) from continuing operations
  before income taxes and extraordinary item.......      $    481         $       (662)          $    (181)
                                                         ========         ============           =========
Segment assets.....................................      $ 11,396         $    538,510           $ 549,906
                                                         ========         ============           =========
Capital expenditures...............................      $  1,407         $     12,882           $  14,289
                                                         ========         ============           =========

                         VANGUARD HEALTH SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                   Year Ended June 30, 2001
                                         -------------------------------------------
                                          Health        Acute Care
                                           Plans         Services       Consolidated
                                         ----------     ----------      ------------
                                                       (In thousands)
Net patient revenues..................    $     --      $ 612,700        $ 612,700
Capitation premiums...................      55,063             --           55,063
                                          --------      ---------        ---------
Net revenues..........................      55,063        612,700          667,763

Salaries and benefits.................       3,794        319,823          323,617
Supplies..............................          88         92,864           92,952
Purchased services....................      15,912         49,060           64,972
Provision for bad debts...............          --         56,846           56,846
Medical claims expense................      30,784             --           30,784
Other operating expenses..............       1,766         33,196           34,962
Rent and leases.......................         361         11,872           12,233
                                          --------      ---------        ---------
Adjusted EBITDA.......................       2,358         49,039           51,397

Interest expense, net.................        (370)        16,928           16,558
Depreciation and amortization.........         483         23,316           23,799
Other non-operating expenses..........          --            369              369
                                          --------      ---------        ---------
Earnings (loss) from continuing
  operations before income taxes......    $  2,245      $   8,426        $  10,671
                                          ========      =========        =========
Segment assets........................    $ 44,177      $ 596,221        $ 640,398
                                          ========      =========        =========
Capital expenditures..................    $     --      $  26,566        $  26,566
                                          ========      =========        =========

14. Comprehensive Income

     The components of comprehensive income, net of related taxes (in thousands):

                                                                 Year Ended
                                                               June 30, 2001
                                                               -------------

Net income..................................................       $10,160

Cumulative effect of change in accounting principle --
  fair value of interest rate collar........................          (164)
Net change in fair value of interest rate collar............        (1,590)
Amortization of transition adjustment.......................           100
                                                                    -------
Other comprehensive loss....................................        (1,654)
                                                                    -------
Comprehensive income........................................        $8,506
                                                                    ======


     Accumulated other comprehensive loss, net of related taxes, at June 30, 2001 is comprised of approximately $1,654,000 related to the fair value of the interest rate collar.

                         VANGUARD HEALTH SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. Subsequent Events

     In July 2001, the Company received $300,000,000 through the issuance of 9.75% Senior Subordinated Notes (the "Notes") which are due in 2011. The Company can redeem the Notes beginning August 1, 2006. The initial redemption price is 104.875% of their principal amount, plus accrued interest. In addition, before August 1, 2004, the Company may redeem up to 35% of the Notes at a redemption price of 109.75% of their principal amount plus accrued interest, using the proceeds from sales of certain kinds of capital stock. Interest is payable on February 1 and August 1 of each year.

     Also in July 2001, the Company entered into a credit agreement (the "2001 Credit Agreement") with various lenders to fund future acquisitions and general corporate purposes. Under the 2001 Credit Agreement, the Company has up to $125,000,000 available under revolving loans.

     On September 10, 2001, the Company entered into a definitive agreement for the acquisition of Paradise Valley Hospital from Triad Hospitals, Inc. The transaction is expected to close in October 2001 and is not expected to have a material impact on the Company's earnings or financial position.

                                REPORT OF INDEPENDENT AUDITORS


The Board of Directors
Phoenix Baptist Hospital and Medical Center, Inc.,
Arrowhead Community Hospital
and Medical Center, Inc. and Affiliates

     We have audited the accompanying combined statements of operations and cash flows of Phoenix Baptist Hospital and Medical Center, Inc., Arrowhead Community Hospital and Medical Center, Inc. and Affiliates (collectively, the "Company") for the years ended August 31, 1998 and 1999 and for the nine months ended May 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined results of operations and cash flows of Phoenix Baptist Hospital and Medical Center, Inc., Arrowhead Community Hospital and Medical Center, Inc., and Affiliates for the years ended August 31, 1998 and 1999 and for the nine months ended May 31, 2000 in conformity with accounting principles generally accepted in the United States.


                                                /s/ Ernst & Young LLP

Nashville, TN
June 1, 2001

              PHOENIX BAPTIST HOSPITAL AND MEDICAL CENTER, INC.,
     ARROWHEAD COMMUNITY HOSPITAL AND MEDICAL CENTER, INC. AND AFFILIATES

                       COMBINED STATEMENTS OF OPERATIONS
                         For the Years Ended August 31, 1998 and 1999
                    and the Nine Months Ended May 31, 2000

                                                                   1998          1999           2000
                                                                 --------      --------       --------
                                                                           (in thousands)
Revenue:
      Net patient service revenue.........................      $118,008       $125,241       $ 96,870
      Premium revenue.....................................        26,572         14,283         11,255
      Other revenue.......................................         5,301          4,640          3,522
                                                                --------       --------       --------
      Total revenue.......................................       149,881        144,164        111,647
Expenses:
      Salaries and wages..................................        53,066         59,805         48,280
      Employee benefits...................................         9,178          9,569          8,251
      Supplies and other..................................        66,582         70,985         49,421
      Provision for doubtful accounts.....................         3,816          5,247          4,384
      Depreciation and amortization.......................         6,168          6,719          5,324
      Interest............................................         3,902          4,579          3,953
      Corporate allocation expenses.......................         3,737          4,203          2,745
                                                                --------       --------       --------
      Total expenses......................................       146,449        161,107        122,358
                                                                --------       --------       --------
(Deficiency) excess of revenue over expenses..............         3,432        (16,943)       (10,711)
Unrealized gains (losses) on investments..................           (28)          (387)           158
Net asset transfers.......................................           141            355            226
                                                                --------       --------       --------
(Decrease) increase in unrestricted net assets............      $  3,545       $(16,975)      $(10,327)
                                                                ========       ========       ========

                            See accompanying notes.

               PHOENIX BAPTIST HOSPITAL AND MEDICAL CENTER, INC.,
      ARROWHEAD COMMUNITY HOSPITAL AND MEDICAL CENTER, INC. AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS
                  For the Years Ended August 31, 1998 and 1999
                     and the Nine Months Ended May 31, 2000

                                                                                 1998            1999           2000
                                                                                -------        --------       --------
                                                                                           (in thousands)
Operating Activities:
Change in net assets......................................................      $ 3,545        $(16,975)      $(10,327)
Adjustments to reconcile change in net assets to net cash (used in)
 provided by operating activities:
     Net asset transfers..................................................         (141)           (355)          (226)
     Unrealized (gains) losses on investments.............................           28             387           (158)
     Provision for doubtful accounts......................................        3,816           5,247          4,384
     Depreciation and amortization........................................        6,168           6,719          5,324
     Changes in operating assets and liabilities:
     Increase in accounts receivable......................................      (11,645)         (1,811)        (2,003)
     Decrease (increase) in inventories, prepaid expenses, and other
       current assets.....................................................         (641)            910          1,778
     Increase (decrease) in accounts payable and accrued expenses.........        1,790          (3,522)         1,922
     Increase (decrease) in estimated payables under third-party
       reimbursement programs.............................................       (3,633)         (2,710)         2,492
     (Increase) in other assets...........................................         (655)           (163)        (1,932)
     Increase (decrease) in other liabilities.............................         (157)           (714)           821
                                                                                -------        --------       --------
     Net cash (used in) provided by operating activities..................       (1,525)        (12,987)         2,075

Investing Activities:
(Increase) decrease in short-term investments.............................         (934)          2,003           (821)
Decrease (increase) in assets whose use is limited........................        6,660              (8)         2,327
Decrease in long-term investments.........................................        3,745          12,817            531
Decrease (increase) in notes receivable...................................         (140)            138              2
Purchases of property and equipment.......................................      (15,559)         (8,588)        (3,998)
                                                                                -------        --------       --------
     Net cash provided by (used in) investing activities..................       (6,228)          6,362         (1,959)

Financing Activities:
Increase in due to affiliates, net........................................       11,116           6,173          8,573
Principal payments on long-term debt and notes payable to banks...........       (2,114)         (1,252)        (3,617)
                                                                                -------        --------       --------
Net cash provided by financing activities.................................        9,002           4,921          4,956
                                                                                -------        --------       --------
Increase (decrease) in cash and cash equivalents..........................        1,249          (1,704)         5,072
Cash and cash equivalents at beginning of year............................        3,039           4,288          2,584
                                                                                -------        --------       --------
Cash and cash equivalents at end of year..................................      $ 4,288        $  2,584       $  7,656
                                                                                =======        ========       ========

Supplemental Cash Flow Information:
     Interest Paid........................................................      $ 3,140        $  3,853       $  3,503
                                                                                =======        ========       ========

                            See accompanying notes.

               PHOENIX BAPTIST HOSPITAL AND MEDICAL CENTER, INC.,
      ARROWHEAD COMMUNITY HOSPITAL AND MEDICAL CENTER, INC. AND AFFILIATES

           NOTES TO COMBINED STATEMENTS OF OPERATIONS AND CASH FLOWS

                  For the Years Ended August 31, 1998 and 1999
                     and the Nine Months Ended May 31, 2000

1. Description of Business

     The accompanying combined financial statements include the accounts of the following entities (collectively, the Company).

     o Phoenix Baptist Hospital and Medical Center (Phoenix Baptist) owns and operates a 209-bed hospital located in Phoenix, Arizona and is an Arizona nonprofit corporation exempt from federal and state income taxes.

     o Arrowhead Community Hospital and Medical Center, Inc. (Arrowhead), owns and operates a 115-bed hospital located in Glendale, Arizona, and is an Arizona nonprofit corporation exempt from federal and state income taxes.

     o Bethany Enterprises, Inc. owns and operates an office building in Phoenix, Arizona, and is an Arizona nonprofit corporation exempt from federal and state income taxes.

     o Pleasant Properties, Inc. is an Arizona for-profit corporation which has an 80 percent interest in a joint venture which owns a medical office building on the Arrowhead Community Hospital campus. Pleasant Properties, Inc. is a wholly-owned subsidiary of Baptist Hospitals and Health Systems, Inc. ("Baptist Hospitals and Health Systems").

     o Arizona Network Development, Inc. is an Arizona nonprofit corporation which develops, operates and leases outpatient treatment centers.

     Baptist Hospitals and Health Systems is the sole corporate member of each entity. Effective June 1, 2000, Baptist Hospitals and Health Systems sold the operations and certain of the net assets of each of the above entities to Vanguard Health Systems, Inc.

2. Significant Accounting Policies

Principles of Combination

     Significant intercompany accounts and transactions have been eliminated in combination.

Use of Estimates

     The preparation of the Company's combined financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

     Cash and cash equivalents include all highly liquid investments with a remaining maturity of three months or less at date of acquisition, excluding amounts whose use is limited by board designation or other arrangements under trust agreements.

               PHOENIX BAPTIST HOSPITAL AND MEDICAL CENTER, INC.,
      ARROWHEAD COMMUNITY HOSPITAL AND MEDICAL CENTER, INC. AND AFFILIATES

           NOTES TO COMBINED STATEMENTS OF OPERATIONS AND CASH FLOWS


Investments

     Investments are comprised of U.S. Government securities and are recorded at market value based on quoted market prices. Investments which will not be liquidated within the next fiscal year are classified as long-term and related unrealized gains and loses are excluded from the excess of revenues over expenses. Investment income and gains and losses upon the sale of trading investments, including assets whose use is limited, are included in other revenue and totaled approximately $1,766,000 and $1,240,000 for the years ended August 31, 1998 and 1999, respectively, and $371,000 for the nine months ended May 31, 2000.

Inventories

     Inventories, consisting principally of supplies, are stated at the lower of cost (first-in, first-out method) or market.

Assets Whose Use is Limited

     Assets whose use is limited include assets set aside in accordance with provisions of the Master Trust Indenture and assets held by trustees under self-insurance trust arrangements. Income earned on the trust assets is reported in the accompanying combined statements of operations as other revenue.

Property and Equipment

     Property and equipment is stated on the basis of cost net of amortization and accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. Depreciation expense totaled approximately $6,088,000 and $6,527,000 for the years ended August 31, 1998 and 1999, respectively, and $5,210,000 for the nine months ended May 31, 2000.

Deferred Financing Costs

     Costs incurred in connection with the issuance of certain debt have been deferred. Long-term financing costs are amortized using the interest method over the respective lives of the related debt. Amortization expense was approximately $80,000 and $192,000 for the years ended August 31, 1998 and 1999, respectively, and $114,000 for the nine months ended May 31, 2000.

Deficiency or Excess of Revenues over Expenses

     The statement of operations includes the deficiency or excess of revenues over expenses. Changes in unrestricted net assets which are excluded from the deficiency or excess of revenues over expenses, consistent with industry practice, include unrealized gains and losses on investments other than trading securities, permanent transfers of assets to and from affiliates for other than goods and services, and contributions of long-lived assets (including assets acquired using contributions which by donor restriction were to be used for the purposes of acquiring such assets).

Net Patient Service Revenue

     Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors, and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future periods as final settlements are determined. Provision for doubtful accounts is made at the time revenue is recorded. Accounts, when determined to be uncollectible, are charged against the allowance for doubtful accounts. Contractual adjustments resulting from agreements with various organizations to provide services for

              PHOENIX BAPTIST HOSPITAL AND MEDICAL CENTER, INC.,
     ARROWHEAD COMMUNITY HOSPITAL AND MEDICAL CENTER, INC. AND AFFILIATES

           NOTES TO COMBINED STATEMENTS OF OPERATIONS AND CASH FLOWS

amounts which differ from billed charges, including services under Medicare, Arizona Health Care Cost Containment System (the "Arizona Health Care System"), and various managed care programs, are recorded as deductions from patient service revenue.

     The Company has agreements with third-party payers that provide for payments to the Company at amounts different from its established rates. A summary of the payment arrangements with major third-party payers follows:

     Medicare--Inpatient acute care services rendered to Medicare program beneficiaries are paid at prospectively determined rates per diagnosis. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Inpatient nonacute services, certain outpatient services and medical education costs related to Medicare beneficiaries are paid based on a cost reimbursement methodology subject to various costs limits. The Company is reimbursed for cost reimbursable items at a tentative rate with final settlement determined after submission of annual cost reports by the Company and audits thereof by the Medicare fiscal intermediary. Medicare cost reports through 1998 have been audited by the fiscal intermediary. The Company's classification of patients under the Medicare program and the appropriateness of their admission are subject to an independent review. The Company derived approximately 20% and 19% of net patient revenue from services provided under Medicare, for the years ended August 31, 1998 and 1999, respectively, and 18% for the nine months ended May 31, 2000.

     Medicaid--Inpatient services rendered to beneficiaries under the Arizona Health Care Cost Containment System (the "Arizona Health Care System") (Arizona's Medicaid program) are reimbursed under contracted rates, which generally do not have retroactive cost report settlement procedures. The Company derived approximately 9% and 10% of net patient revenue from services provided under the Arizona Health Care System for the years ended August 31, 1998 and 1999, respectively, and 11% for the nine months ended May 31, 2000.

     Other--The Company also has entered into payment agreements with certain commercial insurance carriers, health maintenance organizations and preferred provider organizations. The basis for payment to the Company under these agreements includes prospectively determined rates per discharge, discounts from established charges, prospectively determined daily rates and fixed monthly premiums based upon negotiated per member rates (generally referred to as capitation arrangements). Capitation premiums received by the Company are recognized as revenues in the month that members are entitled to healthcare services regardless of services actually provided. Other than Medicare and Medicaid, the Company has no payers which represent more than 10% of aggregate net patient revenue.

     Final determination of amounts earned under the Medicare program often occurs in subsequent years because of audits by the program, rights of appeal and the application of numerous technical provisions. Differences between original estimates and subsequent revisions (including final settlements) are included in the statement of operations in the period in which the revisions are made. Management believes that adequate provisions have been made for adjustments that may result from final determination of amounts earned under the Medicare and Medicaid programs.

     Laws and regulations governing Medicare and Arizona Health Care System programs are complex and subject to interpretation. As a result, there is at least a reasonable possibility that recorded estimates will change by a material amount in the near term. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatening investigations involving allegations of potential wrongdoing that would have a material effect on the Company's financial statements. Compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties and exclusion from the Medicare and Medicaid programs.

     On November 24, 1998, Arrowhead was notified that effective December 2, 1998 the hospital would be decertified by the Healthcare Financing Administration from participation in the Medicare/Medicaid programs due to alleged noncompliance with the Conditions of Participation (the Conditions). Arrowhead disagreed with the findings and obtained a temporary restraining order. On December 24, 1998, the Healthcare Financing Administration rescinded the termination action. However, Arrowhead remains subject to the Healthcare Financing Administration performing a

               PHOENIX BAPTIST HOSPITAL AND MEDICAL CENTER, INC.,
      ARROWHEAD COMMUNITY HOSPITAL AND MEDICAL CENTER, INC. AND AFFILIATES

           NOTES TO COMBINED STATEMENTS OF OPERATIONS AND CASH FLOWS

validation survey at which time Arrowhead must establish that it fully meets the Conditions. Management is of the opinion that the hospital will maintain compliance and, therefore, should retain its certification. Management is also of the opinion that the "provisional" license issued to Arrowhead by the Arizona Department of Health Services on the basis of related findings will be reinstated to a full license status.

Charity Care

     The Company provides care to all patients meeting certain criteria under its charity care policy without charge or at amounts less than its established rates. A patient is classified as a charity patient by reference to policies established by the Company as to the ability of the patient to pay. The Company does not pursue collection of amounts determined to qualify as charity care, and, accordingly, they are not recorded as revenue. Charity care services, which are excluded from revenue, totaled approximately $4,902,000 and $7,861,000 for the years ended August 31, 1998 and 1999, respectively, and $6,503,000 for the nine months ended May 31, 2000 when measured at established rates.

Premium Revenue

     The Company has agreements with various managed care organizations to provide medical services to subscribing participants. Under these agreements, the Company receives monthly capitation payments based on the number of participants, regardless of services actually performed by the Company. The Company recognizes revenues in the month that members are entitled to health care services regardless of services actually provided.

Corporate Allocation Expense

     Baptist Hospitals and Health Systems incurs various corporate general and administrative expenses. These corporate overhead expenses are allocated to the Company based on gross revenues. In the opinion of management, this allocation method is reasonable.

Data Processing Expense

     Baptist Hospitals and Health Systems maintains a centralized data processing center for the benefit of the Company. Expenses are allocated to the Company based upon the hours of usage by the entities comprising the Company. In the opinion of management, this allocation method is reasonable. Data processing expenses totaled approximately $3,928,000 and $5,424,000 for the years ended August 31, 1998 and 1999, respectively, and $3,825,000 for the nine months ended May 31, 2000. These expenses are included as a component of supplies and other in the accompanying combined statements of operations.

Intercompany Interest

     Certain of the entities comprising the Company are charged interest expense or accrue interest income at the prime interest rate as applied to the prior month's outstanding intercompany balance. Interest expense totaled approximately $271,000 and $549,000 for the years ended August 31, 1998 and 1999, respectively, and $1,059,000 for the nine months ended May 31, 2000.

3. Concentrations of Credit Risk

     The Company grants credit without collateral to its patients, most of whom are local residents of the areas surrounding the hospitals, or are skilled nursing facility or retirement center patients or residents, and are insured under third-party payor agreements. The payor mix of accounts receivables as of August 31, 1998 and 1999 and May 31, 2000 are as follows:

              PHOENIX BAPTIST HOSPITAL AND MEDICAL CENTER, INC.,
     ARROWHEAD COMMUNITY HOSPITAL AND MEDICAL CENTER, INC. AND AFFILIATES

           NOTES TO COMBINED STATEMENTS OF OPERATIONS AND CASH FLOWS

                                                       1998     1999     2000
                                                       ----     ----     ----

Medicare and Arizona Health Care System programs..       22%      21%      19%
Other insurance payors............................       63       60       66
Patient pay.......................................       15       19       15
                                                        ---      ---      ---
                                                        100%     100%     100%
                                                        ===      ===      ===

4. Long-Term Debt

Series 1996 Revenue Bonds

     In 1996, Phoenix Baptist, Arrowhead, and the affiliated entities jointly issued $32,540,000 of Series 1996 Industrial Development Authority Revenue Bonds (Series 1996 Revenue Bonds) to provide for the payment of certain construction and renovation projects at Phoenix Baptist, Arrowhead, and affiliated entities. The Series 1996 Revenue Bonds bear interest rates ranging from 4.30 percent to 5.75 percent payable semiannually, with principal payable annually through September 1, 2027.

Series 1995 Refunding Bonds

     In 1995, Phoenix Baptist, Arrowhead, and affiliated entities in connection with the sale of Manatee Hospitals and Health Systems, Inc. (Manatee), jointly issued $56,020,000 of Series 1995 Industrial Development Authority Revenue Refunding Bonds (Series 1995 Refunding Bonds) to refinance Phoenix Baptist's and an affiliated entity's Series 1993 Refunding Bonds and Arrowhead's Series 1985 Revenue Bonds. A portion of the proceeds from the 1995 sale of Manatee was used to defease the remaining Manatee Series 1985, 1987, 1988 and 1991 bonds along with the Phoenix Baptist and an affiliated entity Series 1992 bonds in advance of their stated maturities. The proceeds of the Series 1995 Refunding Bonds along with proceeds from the sale of Manatee, were used to pay issuance costs and the remainder was used to purchase U.S. Government Securities which have been deposited into escrow accounts administered by the trustee. The earnings and principal maturities of the securities in the trust will be sufficient to provide adequate funds for payment of all principal and interest on the refinanced bonds. The Series 1995 Refunding bonds bear interest rates ranging from 3.90 percent to 5.75 percent payable semiannually, with principal payable semiannually through September 1, 2016.

Other

     Baptist Hospitals and Health Systems sold the operations and certain of the net assets of the Company to Vanguard Health Systems, Inc. effective June 1, 2000. In connection with this transaction, the obligations referred to above were retired subsequent to May 31, 2000.

5. Self-Insurance Program

Professional Malpractice and General Liability

     Baptist Hospitals and Health Systems maintains an occurrence-based insurance policy with an outside insurance carrier for professional malpractice and general liability risks of the Company. Under this policy, Baptist Hospitals and Health Systems is self-insured for 50 percent of the first $200,000 of each paid claim with no aggregate limit. Baptist Hospitals and Health Systems accrues and maintains a liability for the self-insured portion of both known claims and estimated claims that have been incurred but have not yet been reported. The related expenses are allocated by Baptist Hospitals and Health Systems to the Company based on actuarially determined rates. Professional malpractice and general liability expenses were approximately $1,505,000 and $1,145,000 for the years ended August 31, 1998 and 1999, respectively, and $722,000 for the nine months ended May 31, 2000.

               PHOENIX BAPTIST HOSPITAL AND MEDICAL CENTER, INC.,
      ARROWHEAD COMMUNITY HOSPITAL AND MEDICAL CENTER, INC. AND AFFILIATES

           NOTES TO COMBINED STATEMENTS OF OPERATIONS AND CASH FLOWS

Workers' Compensation

     Baptist Hospitals and Health Systems maintains, on behalf of the Company, a retrospectively rated, occurrence-based insurance policy with a commercial insurer with regard to workers compensation claims incurred by the Company. The costs associated with this policy are allocated to the Company by Baptist Hospitals and Health Systems based on actuarially determined rates. The cost incurred by the Company was approximately $540,000 and $458,000 for the years ended August 31, 1998 and 1999, respectively, and $333,000 for the nine months ended May 31, 2000.

Employee Health and Dental

     Baptist Hospitals and Health Systems maintains a self-insurance program for employee health and dental claims for the Company. Baptist Hospitals and Health Systems estimates and maintains the liability for both known and incurred but not reported claims and allocates the related expense to the Company based on actuarially determined rates. Additionally, Baptist Hospitals and Health Systems allocates a claim processing fee to the Company equal to 6 percent of monthly paid claims. Health and dental expenses, including the claim processing fees, were approximately $3,475,000 and $3,764,000 for the years ended August 31, 1998 and 1999, respectively, and $2,963,000 for the nine months ended May 31, 2000.

6. Pension Plan

     Baptist Hospitals and Health Systems sponsors a defined benefit retirement plan covering all employees meeting eligibility requirements. Benefits are based on an employee's average compensation for a consecutive five-year period. Pension plan expenses were approximately $627,000 and $786,000 for the years ended August 31, 1998 and 1999, respectively, and $613,000 for the nine months ended May 31, 2000.

7. Functional Expenses

     A summary of expenses by functional classification for the years ended August 31, 1999 and 1998 and for the nine months ended May 31, 2000 follows:

                                      1998          1999          2000
                                    --------      -------       --------
                                              (in thousands)
Patient services..............      $129,754      $137,311      $109,413
General and administrative....        16,695        23,796        12,945
                                    --------      --------      --------
                                    $146,449      $161,107      $122,358
                                    ========      ========      ========

8. Commitments and Contingencies

Leases

     The Company leases office space and certain equipment under both operating and capital lease agreements. Future minimum lease payments under noncancelable operating leases with terms greater than one year and capital leases at May 31, 2000, are as follows:

               PHOENIX BAPTIST HOSPITAL AND MEDICAL CENTER, INC.,
      ARROWHEAD COMMUNITY HOSPITAL AND MEDICAL CENTER, INC. AND AFFILIATES

           NOTES TO COMBINED STATEMENTS OF OPERATIONS AND CASH FLOWS



                                                 Operating      Capital
                                                 ---------      -------
                                                     (in thousands)
2001........................................       $  682       $  983
2002........................................          459          860
2003........................................          360          676
2004........................................          317          536
Thereafter..................................           18           --
                                                   ------       ------
                                                    1,836        3,055
Amount representing interest................                       376
                                                                ------
Present value of minimum lease payments.....                    $2,679
                                                                ======

     Total rent expense under operating leases was approximately $2,852,000 and $3,156,000 for the years ended August 31, 1998 and 1999, respectively, and $2,811,000 for the nine months ended May 31, 2000.

Threatened Claim

     Management is aware of a threatened claim against Phoenix Baptist Hospital and Medical Center, Inc. and Arrowhead Community Hospital and Medical Center, Inc. and others. However, management is precluded by court order from disclosing the nature or substance of the claim. Because of the court order, management is unable at this time to make an evaluation of the claim or an estimate of the potential loss. Management can say that the companies identified above are responding to the threatened claim and are working toward resolving the matter on acceptable terms, or failing that, defending against the claim if required to do so.

Other

     The Company is a party to various assertions and legal actions arising in the normal course of operations. In this regard, there are known incidences that might result in the assertion of additional claims. Based on consultation with counsel and an evaluation of such matters, management is of the opinion that such matters are either adequately covered by insurance or valid defenses exist, and accordingly, the outcome of such matters should not have a material adverse effect on the consolidated financial position of the Company.

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors
PMH Health Services Network and Affiliate

     We have audited the accompanying combined statements of operations and cash flows of PMH Health Services Network and Affiliate (the "Network") for the seven months ended January 31, 2001 and the combined statements of operations and changes in net assets in liquidation for the period from February 1, 2001 to April 30, 2001. These financial statements are the responsibility of the Network's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Network for the years ended June 30, 2000 and 1999 were audited by other auditors whose report, dated June 14, 2001, expressed an unqualified opinion on those statements and included an explanatory paragraph that disclosed a going concern uncertainty.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     As described in Note 1 to the financial statements, the Network executed an agreement to sell substantially all of its assets on January 31, 2001. In addition, the Network filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. As a result, the company has changed its basis of accounting for periods subsequent to January 31, 2001 from the going-concern basis to the liquidation basis.

     In our opinion, the 2001 financial statements referred to above present fairly, in all material respects, the results of operations and cash flows for the seven months ended January 31, 2001 and the results of operations and changes in net assets in liquidation for the period from February 1, 2001 to April 30, 2001, in conformity with accounting principles generally accepted in the United States applied on the bases described in the preceding paragraph.


                                                 /s/ Ernst & Young LLP

Nashville, TN
July 27, 2001

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Vanguard Health Systems, Inc.

     We have audited the accompanying combined balance sheets of PMH HEALTH SERVICES NETWORK (an Arizona not-for-profit corporation) and affiliate (see
Note 1) as of June 30, 1999 and 2000, and the related combined statements of operations, changes in net assets and cash flows for each of the two years in the period ended June 30, 2000. These combined financial statements are the responsibility of the Network's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of PMH Health Services Network and affiliate as of June 30, 1999 and 2000, and the results of their operations and their cash flows for each of the two years in the period ended June 30, 2000, in conformity with accounting principles generally accepted in the United States.

     The accompanying combined financial statements have been prepared assuming that the Network will continue as a going concern. As discussed in Note 1 to the financial statements, the Network has incurred substantial losses from operations, has a working capital deficit and defaulted on its bonds payable. As a result of these and other matters, the Network filed a voluntary petition for reorganization under Section 363 of Chapter 11 of the U.S. Bankruptcy Code in February 2001. Also in May 2001, a substantial portion of the Network's assets and certain of its liabilities were sold to a third party. The Network is presently operating its business as a debtor-in-possession under Chapter 11 and is subject to the jurisdiction of the U.S. Bankruptcy Court. These factors raise substantial doubt as to the ability of the Network to continue as a going concern. These matters are more fully discussed in Note 1 of the accompanying combined financial statements. The accompanying combined financial statements do not include any adjustments relating to the recoverability and classification of recorded asset carrying amounts or the amount and classification of liabilities, other than as described in Note 1, that might result should the Network be unable to continue as a going concern.


                                                 /s/ ARTHUR ANDERSEN LLP

Phoenix, Arizona
June 14, 2001

           COMBINED STATEMENT OF CHANGES IN NET ASSETS IN LIQUIDATION
                              (Liquidation Basis)

               For the period February 1, 2001 to April 30, 2001
                                 (in thousands)

Net assets at February 1, 2001.........................      $(48,425)
Loss from operations...................................           (36)
Adjustment to liquidation basis........................          (851)
                                                             --------
Net assets in liquidation at April 30, 2001............      $(49,312)
                                                             ========

                            See accompanying notes.

                   PMH HEALTH SERVICES NETWORK AND AFFILIATE
                       COMBINED STATEMENTS OF OPERATIONS

                                                                                                                (Liquidation
                                                                       (Going Concern Basis)                        Basis)
                                                          ----------------------------------------------       ---------------
                                                          Year ended      Year ended                             February 1,
                                                           June 30,        June 30,       July 1, 2000 to       2001 to April
                                                             1999            2000         January 31, 2001        30, 2001
                                                          ----------      ----------      ----------------      --------------
                                                                                    (in thousands)
Unrestricted revenue, gains and other support
 Net patient revenue.................................       $ 57,217        $ 58,425          $31,374               $ 9,733
 Premium revenue -- patient services.................         91,336         107,363           51,850                24,189
 Other revenue.......................................          2,386           2,169            2,432                 1,333
                                                            --------        --------          -------               -------
   Total revenue, gains and other support............        150,939         167,957           85,656                35,255
                                                            --------        --------          -------               -------
Expenses:
 Salaries and wages..................................         35,757          34,010           16,471                 6,574
 Employee benefits...................................          5,413           5,964            2,873                 1,259
 Medical fees, net of reinsurance....................         82,993          91,521           44,162                17,581
 Supplies............................................         11,921          12,027            5,573                 2,310
 Purchased services and other........................         20,207          20,563           13,617                 2,963
 Depreciation and amortization.......................          3,303           3,869            2,366                 1,056
 Interest............................................          2,441           2,831            2,192                   775
 Provision for doubtful accounts.....................          8,217          16,579            6,227                 2,773
 Loss on asset impairment............................             --          13,261               --                    --
                                                            --------        --------          -------               -------
   Total expenses....................................        170,252         200,625           93,481                35,291
                                                            --------        --------          -------               -------
 Loss before adjustment to liquidation basis.........        (19,313)        (32,668)          (7,825)                  (36)
   Adjustment to liquidation basis...................             --              --               --                  (851)
                                                            --------        --------          -------               -------
Net loss.............................................        (19,313)        (32,668)          (7,825)                 (887)
Unrestricted contribution of property and equipment
 by affiliate and other transfers....................             --           2,373              562                    --
                                                            --------        --------          -------               -------
Decrease in unrestricted net assets..................       $(19,313)       $(30,295)         $(7,263)              $  (887)
                                                            ========        ========          =======               =======

                            See accompanying notes.

                   PMH HEALTH SERVICES NETWORK AND AFFILIATE
                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                         (Going Concern Basis)
                                                                       ----------------------------------------------------------
                                                                         Year ended          Year ended          July 1, 2000 to
                                                                       June 30, 1999        June 30, 2000       January 31, 2001
                                                                       -------------        -------------       ----------------
                                                                                           (in thousands)
Cash flows from operating activities:
Decrease in net assets............................................        $(19,289)            $(30,344)        $(7,263)
Adjustments to reconcile increase in net assets to net cash
 provided by (used in) operating activities
Depreciation and amortization.....................................           3,303                3,869           2,366
Provision for doubtful accounts...................................           8,217               16,579           6,227
Unrestricted contribution of property and equipment by
 affiliate........................................................              --               (2,318)           (562)
Loss on asset impairment..........................................              --               13,261              --
Loss on disposal of assets........................................             158                   --              --
Changes in certain assets and liabilities:
 Decrease (increase) in
   Accounts receivable............................................          (4,976)             (11,563)         (1,855)
   Other receivables..............................................             152                  310           1,682
   Inventories....................................................             195                   (5)            (55)
   Other current assets...........................................            (445)                 651             315
 Increase (decrease) in
   Accounts payable...............................................           8,741                 (480)          4,280
   Accrued liabilities............................................             (61)                 329             352
   Accrued medical claims.........................................           4,163                5,942          (3,936)
   Due to third party programs....................................             756               (1,844)            529
   Other liabilities..............................................              36                 (118)           (572)
                                                                          --------             --------         -------
     Net cash provided by (used in) operating activities..........             950               (5,731)          1,508
                                                                          --------             --------         -------
Cash flows from investing activities:
 Payments for purchase of property and equipment..................          (4,455)              (2,340)           (513)
 Proceeds from sale of property and equipment.....................              11                   --              --
 (Increase) decrease in investments limited as to use.............            (103)                (101)            301
 Decrease in noncurrent receivables and other assets..............             622                  912           1,582
                                                                          --------             --------         -------
   Net cash (used in) provided by investing activities............          (3,925)              (1,529)          1,370
                                                                          --------             --------         -------
Cash flows from financing activities:
 Borrowings under short-term financing activities.................              --                8,667           8,769
 Payment of long-term debt, capital lease obligations and short
   term borrowings................................................            (745)              (1,712)        (10,406)
 Decrease (increase) in due from affiliates.......................            (483)                  62              --
                                                                          --------             --------         -------
   Net cash (used in) provided by financing activities............          (1,228)               7,017          (1,637)
                                                                          --------             --------         -------
Increase (decrease) in cash and cash equivalents..................          (4,203)                (243)          1,241
Cash and cash equivalents, beginning of year......................           6,794                2,591           2,348
                                                                          --------             --------         -------
Cash and cash equivalents, end of year............................        $  2,591             $  2,348         $ 3,589
                                                                          ========             ========         =======

                   PMH HEALTH SERVICES NETWORK AND AFFILIATE
                 COMBINED STATEMENTS OF CASH FLOWS (Continued)

                                                                                  (Going Concern Basis)
                                                                  ------------------------------------------------------
                                                                                                         July 1, 2000 to
                                                                   Year ended          Year ended          January 31,
                                                                  June 30, 1999      June 30, 2000            2001
                                                                  -------------      -------------       ---------------
                                                                                     (in thousands)
Supplemental disclosure of cash flow information:
 Cash paid for interest, net of amount capitalized...........        $2,449              $3,029                  $1,974
                                                                     ======              ======                  ======
Noncash investing and financing activities:
 Equipment purchased under capital lease.....................        $   --              $5,189                  $   --
                                                                     ======              ======                  ======
 Unrestricted contribution of property and equipment by
   affiliate.................................................        $   --              $2,318                  $   --
                                                                     ======              ======                  ======

                            See accompanying notes.

                   PMH HEALTH SERVICES NETWORK AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                 For the Years Ended June 30, 1999 and 2000 and
                    for the Ten Months Ended April 30, 2001


1. Organization and Operations

   Organization

     PMH Health Services Network (an Arizona not-for-profit corporation) (the "Network") was incorporated in 1994. PMH Health Resources, Inc. (an Arizona not-for-profit corporation) is the sole corporate member of the Network.

     The principal operations of the Network include a 223-bed comprehensive acute care medical center ("Medical Center") and the Phoenix Health Plan LLC (the "Phoenix Health Plan"). The Phoenix Health Plan, an Arizona Limited Liability Company, is a contractor with the Arizona Health Care Cost Containment System (the "Arizona Health Care System"), a publicly funded alternative to Medicaid in the State of Arizona. The Network is a member of a group of affiliated health care organizations (collectively, the "Companies") each of which is controlled by PMH Health Resources, Inc. and which have common representation on certain boards of governance. The Network's primary service area includes the southwest Phoenix area. During fiscal 2001, the Network ceased operations of its skilled nursing unit.

     A significant portion of the Network's revenues are earned under the contract with the Arizona Health Care System. Arizona Health Care System requires compliance with certain operating and other guidelines by all of its contractors and has the authority to impose sanctions and restrictions, as defined in its contractor agreements (see Note 6).

     The Network is exempt from federal income taxes under Section 501(c)(3) of the Internal Revenue Code. The accompanying combined financial statements include the accounts of the Medical Center and the Phoenix Health Plan. The Medical Center provides services to members of the Phoenix Health Plan at rates which approximate market rates. The Network also provides administrative services to the Phoenix Health Plan, at amounts approximating cost, under an arrangement with the Arizona Health Care System. Significant intercompany activities have been eliminated in combination.

   Transaction with Vanguard

     Effective January 31, 2001, the Companies entered into a definitive agreement (the "Asset Purchase Agreement") to sell, other than in the ordinary course of business, substantially all of the assets of the Network to Vanguard Health Systems, Inc. ("Vanguard"). Pursuant to the Asset Purchase Agreement, Vanguard agreed to purchase the buildings, land and operating equipment of the Medical Center, the operating equipment of Phoenix Health Plan, and agreed to assume certain liabilities including the net medical claims payable of Phoenix Health Plan up to $22 million, and other liabilities defined in the Asset Purchase Agreement. The total purchase price paid by Vanguard, including assumed liabilities, for the identified assets of the Network was $38.9 million. The transaction was consummated effective May 1, 2001.

     The following assets of the Network were specifically excluded from the Asset Purchase Agreement:

     o All cash and accounts receivable of the Medical Center, and all other current assets, except inventory and supplies and usable prepaid expenses, and long-term notes receivable,

     o    All funds held by trustees pursuant to the Series 1991 Bonds,

     o    Cost report settlement receivables,

     o Ownership or investments in the Palm Valley Medical Building Limited Partnership, the 1021 Medical Office Building Limited Partnership, the Homecare Network of Arizona, LLC and the South Valley Medical Center Partnership,

                   PMH HEALTH SERVICES NETWORK AND AFFILIATE

                    NOTES TO COMBINED FINANCIAL STATEMENTS


     o    Assets restricted as to use, and

     o All rights of the Network to take title to the real property at Estrella Mountain Ranch.

   Network Operations Under Chapter 11

     On February 1, 2001 (the "Filing Date"), PMH Health Resources, Inc. and Affiliates (including the Network), filed voluntary petitions for reorganization under Section 363 of Chapter 11 of the U.S. Bankruptcy Code (Chapter 11). The Companies and the Network are presently operating as a debtor-in-possession under Chapter 11 and are subject to the jurisdiction of the U.S. Bankruptcy Court (the "Bankruptcy Court"). Under Chapter 11, certain claims against the Network in existence prior to the Filing Date are stayed while the Network continues its operations as a debtor-in-possession. Additional Chapter 11 claims have arisen and may continue to arise subsequent to the Filing Date resulting from the rejection of executory contracts, including leases, and from the determination by the Bankruptcy Court of allowed claims for contingencies and other disputed amounts. Claims secured by the Network's assets (secured claims) also are stayed although the holders of such claims have the right to petition the Bankruptcy Court for relief from the automatic stay to permit such creditors to foreclose on the property securing their claim.

     The Network has determined that, generally, the fair market value of the collateral is less than the principal amount of its related secured prepetition debt obligations. The Network received approval from the Bankruptcy Court to pay or otherwise honor certain of its prepetition obligations, including employee wages and benefits.

     Under the Bankruptcy Court, the Network may elect to assume or reject real estate leases, employment contracts, personal property leases, services contracts and other unexpired executory prepetition contracts, subject to Bankruptcy Court approval. The Network cannot presently determine with certainty the ultimate aggregate liability which will result from the filing of claims relating to such contracts which have been or may be rejected.

2. Significant Accounting Policies

   Basis of Presentation

     As a result of the Asset Purchase Agreement and the reorganization petition, the Network has begun the liquidation process and, in accordance with generally accepted accounting principles, the Network's financial statements for periods subsequent to January 31, 2001 have been prepared on a liquidation basis. Accordingly, the carrying value of the Network's assets are presented at estimated net realizable amount and all liabilities are presented at estimated settlement amounts, including estimated costs associated with carrying out the liquidation. Preparation of the financial statements on a liquidation basis requires significant assumptions by management, including the estimate of liquidation costs and the resolution of any contingent liabilities. There may be differences between the assumptions and the actual results because events and circumstances may not occur as expected. Those differences, if any, could result in a change in the net assets recorded in the statement of changes in net assets in liquidation for the period from February 1, 2001 to April 30, 2001.

   Use of Estimates

     The preparation of the Network's combined financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

   Cash and Cash Equivalents

     Cash and cash equivalents include all highly liquid investments with a remaining maturity of three months or less at date of acquisition, excluding amounts whose use is limited by board designation or other arrangements under trust agreements.

                   PMH HEALTH SERVICES NETWORK AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS


   Inventories

     Inventories, consisting principally of supplies, are stated at the lower of cost (first-in, first-out method) or market.

   Property and Equipment

     Property and equipment is recorded on the basis of cost if purchased or fair market value at the date of donation, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. Estimated useful lives by classification were as follows:

     Land improvements..................................    5 to 25 years
     Buildings and leasehold improvements...............    5 to 40 years
     Equipment and building service equipment...........    3 to 30 years

     Depreciation expense totaled approximately $3,134,000, $3,741,000 and $3,422,000 for the years ended June 30, 1999 and 2000 and for the ten months ended April 30, 2001.

   Long-Lived Assets

     The Network periodically evaluated the carrying value of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Under SFAS 121, long-lived assets to be held and used in operations are reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss is recognized if the sum of the expected long-term undiscounted cash flows is less than the carrying amount of the long-lived assets being evaluated. For the year ended June 30, 2000, the Network recognized an impairment loss of approximately $13,261,000 related to the land and buildings of the Medical Center. The amount of the impairment estimate was based upon a discounted cash flow analysis prepared by management and values established by the Vanguard Asset Purchase Agreement.

   Accrued Medical Claims

     Phoenix Health Plan's expense for hospitalization, medical compensation and ancillary services is included in medical fees in the combined statements of operations, and includes estimates for incurred but not reported ("IBNR") medical claims. These estimates are periodically revised by management based on current claims data. Medical fees expense is reported net of reinsurance recoveries as discussed further in the Premium Revenue -- Patient Services portion of Note 2.

   Donor Restricted Gifts

     Unconditional promises to give cash and other assets to the Network are reported at fair value at the date the promise is received. Conditional promises to give and indications of intentions to give are reported at fair value at the date the gift is received. The gifts are reported as temporarily restricted support if they are received with donor stipulations that limit the use of the donated assets. When a donor restriction expires, that is, when a stipulated time restriction ends or the restriction is satisfied, temporarily restricted net assets are reclassified as unrestricted net assets and reported in the combined statements of operations as net assets released from restrictions. Donor restricted contributions whose restrictions are met within the same year as received are reported as unrestricted contributions in the accompanying combined financial statements. During 2000 and 2001, the Phoenix Memorial Health Foundation, an uncombined affiliate whose sole corporate member is PMH Health Resources, Inc., contributed property and equipment to the Network of approximately $2,318,000 and $562,000, respectively.

                   PMH HEALTH SERVICES NETWORK AND AFFILIATE

                    NOTES TO COMBINED FINANCIAL STATEMENTS


   Management Fees

     PMH Health Resources, Inc. provides management and other services to its affiliates, including the Network. These charges, at cost, were $1,793,000, $2,079,000 and $1,528,000 for the years ended June 30, 1999 and 2000 and for the ten months ended April 30, 2001, respectively. Such amounts are included in purchased services and other in the accompanying combined statements of operations.

   Net Patient Revenue

     The Network records all patient revenues on the basis of customary charges to private patients. The Network provides services to beneficiaries of Medicare, Arizona Health Care System and other programs for which it is reimbursed at amounts which vary from customary charges. The difference between charges and reimbursement from these programs is reflected as a reduction in charges in determining net patient revenue.

   Inpatient acute care services rendered to Medicare program beneficiaries are paid at prospectively determined rates per discharge. These rates vary according to a patient classification system that is based on clinical, diagnostic and other factors. For the years ended June 30, 1999 and 2000, outpatient and home health services related to Medicare beneficiaries were paid based on a cost reimbursement methodology with final settlement determined after submission of annual cost reports by the Medical Center and audits thereof by the Medicare fiscal intermediary. These cost reports have been audited by the Medicare fiscal intermediary through June 30, 1998. Outpatient and home health services related to Medicare beneficiaries provided after August 1, 2000 and October 1, 2000, respectively, are reimbursed based on prospectively determined rates. Approximately 40%, 44% and 37% of net patient revenue was derived from services provided to Medicare patients, including those patients covered by commercial Medicare plans for the years ended June 30, 1999 and 2000 and for the ten months ended April 30, 2001, respectively.

     Final determination of amounts earned under the Medicare program often occurs in subsequent years because of audits by the program, rights of appeal and the application of numerous technical provisions. Differences between original estimates and subsequent revisions (including final settlements) are included in the statement of operations in the period in which the revisions are made. Management believes that adequate provisions have been made for adjustments that may result from final determination of amounts earned under the Medicare and programs.

     Revenues for services to members of Phoenix Health Plan are described below. Care is also provided at negotiated fees to Arizona Health Care System patients who are not members of Phoenix Health Plan. Other Arizona Health Care System plans accounted for less than 10% of net patient revenue in fiscal 1999, 2000 and 2001. Reimbursement under Arizona Health Care System contracts is less than charges and the discounts are included in determining net patient revenue.

   Premium Revenue - Patient Services

     Phoenix Health Plan receives capitated payments under its Arizona Health Care System contract based upon the number of enrollees. The payments are recorded as premium revenue -- patient services in the period earned, which is generally the period when payment is received. Expenses related to healthcare services provided to Phoenix Health Plan members are recorded when incurred. Phoenix Health Plan is required to provide all healthcare services to its members and is at risk for hospital and other medical service claims which exceed its capitation. Phoenix Health Plan refers a portion of its inpatients and outpatients to the Medical Center and subcontracts with physician specialists and unaffiliated hospitals to provide covered services to patients enrolled in Phoenix Health Plan on a negotiated basis. Transactions with the Medical Center eliminate in combination. Additionally, Phoenix Health Plan receives reimbursement from the Arizona Health Care System program for certain medical costs incurred for members requiring extended lengths of stay (reinsurance). Reinsurance recoveries are accounted for as a reduction of the related medical fee expenses incurred in the period services are provided and Arizona Health Care System mandated reinsurance requirements are met. Medical fees expense has been reduced by reinsurance recoveries of approximately $3,388,000, $3,741,000 and $2,730,000 for the fiscal years 1999, 2000 and the ten months ended April 30, 2001, respectively.

                   PMH HEALTH SERVICES NETWORK AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS


Phoenix Health Plan accounted for substantially all of the premium revenue - patient services during fiscal years 1999, 2000 and the ten months ended April 30, 2001.

   Charity Care

     In addition to the Network's sponsorship and support of various community service programs and projects, the Network provides care to all patients meeting certain criteria under its charity care policy without charge or at amounts less than its established rates. A patient is classified as a charity patient by reference to policies established by the Network as to the ability of the patient to pay. The Network does not pursue collection of amounts determined to qualify as charity care, and, accordingly, they are not recorded as revenue.

   Other Revenue

     Other revenue consists of revenue generated from nutrition services, gift shop sales, and interest income.

3. Adjustment to Liquidation Basis

     On April 30, 2001, in accordance with the liquidation basis of accounting, assets were adjusted to estimated net realizable value and liabilities were adjusted to estimated settlement amounts, including estimated costs associated with carrying out the liquidation. The net adjustment required to convert from the going concern (historical cost) basis to the liquidation basis of accounting was a decrease in net assets of $851,000 which is included in the accompanying combined statement of changes in net assets in liquidation.

4. Concentrations of Credit Risk

     The Network grants credit without collateral to its patients, most of whom are local residents of the areas surrounding the Medical Center and are insured under third-party payor agreements. The payor mix of accounts receivables as of June 30, 1999 and 2000 and April 30, 2001 is as follows:

                                                      1999     2000     2001
                                                      ----     ----     ----
Medicare and Arizona Health Care System programs..      57%      64%      62%
Other insurance payors............................      36       24       25
Patient pay.......................................       7       12       13
                                                       ---      ---      ---
                                                       100%     100%     100%
                                                       ===      ===      ===


5. Debt and Obligations Under Capital Leases

   Series 1991 Hospital Refunding Revenue Bonds

     The Network has a Loan and Trust Agreement (the "Agreement") with the Arizona Health Facilities Authority (the "Authority") covering $32,255,000 of Arizona Health Facilities Authority Hospital Refunding Revenue Bonds Series 1991 ("Series 1991 Bonds"). The Series 1991 Bonds were issued at a discount to yield an effective interest rate of 8.22%. The discount was approximately $577,000 and prior to the conversion from the going concern to the liquidation basis of accounting, was being amortized over the term of the Series 1991 Bonds using the effective interest method.

     The Series 1991 Bonds have coupon rates of 5.75% to 8.20% and are secured by certain property and accounts receivable of the Network as defined in the agreement.

                   PMH HEALTH SERVICES NETWORK AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS


     The Network paid approximately $946,000 in issue costs related to the Series 1991 Bonds. These issue costs were capitalized and, prior to the conversion from the going concern to the liquidation basis of accounting, were being amortized over the term of the Series 1991 Bonds using the effective interest method.

   Short-Term and Debtor-In-Possession Financing

     On May 15, 2000, the Network entered into a short-term financing agreement which permits the Network to borrow up to $9.0 million, based on eligible accounts receivable as defined in the agreement. At April 30, 2001, the Network had borrowed approximately $5,555,000. The loan is secured by accounts receivable at the Medical Center and bears interest at 9.75%. At the time of the bankruptcy filing, the outstanding amount under the short-term financing agreement was $7,479,000.

     Subsequent to February 2001, the Network entered into another short-term financing agreement to provide the Network with debtor-in-possession financing (the "DIP Financing Agreement"). The DIP Financing Agreement provides for maximum borrowings by the Network of $5.5 million. As of April 30, 2001, the Network had an outstanding balance under the DIP Financing Agreement of $5,491,000. Effective May 1, 2001, in connection with the sale of certain assets to Vanguard and pursuant in the Asset Purchase Agreement, the outstanding amount was repaid in full from the proceeds of the sale.

   Obligations Under Capital Leases

     The Network leases certain equipment under leases which have been capitalized. Amortization of the capitalized amounts is included in depreciation and amortization expense.

6. Commitments and Contingencies

   Arizona Health Care System Compliance

     Phoenix Health Plan's revenues comprised approximately 61%, 64% and 61% of the Network's net revenues during 1999, 2000 and the ten months ended April 30, 2001, respectively. Phoenix Health Plan operates under a contract with the Arizona Health Care System which expires on September 30, 2003. Under the contract with the Arizona Health Care System, Phoenix Health Plan maintains a performance bond in the amount of approximately $8.3 million. The performance bond expires December 31, 2001, and is secured by certain real estate of the Network. Phoenix Health Plan increased the performance bond to 125% of capitation in January 2001, as required by the Arizona Health Care System.

     The Arizona Health Care System contract contains financial viability and performance measures which Phoenix Health Plan must meet, including a current ratio of at least 1.0, equity per member of at least $150, a medical expense ratio of at least 85%, an administrative cost ratio of no more than 10%, and days outstanding for received but unpaid claims of no more than 30 days. For the ten months ended April 30, 2001, Phoenix Health Plan was not in compliance with the current ratio, equity per member and the days outstanding for received but unpaid claims requirements.

     As a result of the foregoing, the Arizona Health Care System placed a temporary restriction on new member enrollment in March 2000, a restriction that was removed on October 1, 2000, pursuant to the agreement described in the following paragraph. In addition, to comply with Arizona Health Care System regulations, subsequent to June 30, 1999, the Network transferred the operations of Phoenix Health Plan to a newly formed separate legal entity, Phoenix Health Plan LLC.

     Through June 30, 2000, Phoenix Health Plan had made cash advances to the Network totaling approximately $40.2 million. The Arizona Health Care System requested a repayment plan of the advances made by Phoenix Health Plan to the Network. Subsequent to June 30, 2000, management entered into an agreement with the Arizona Health Care System to facilitate repayment of the advances. Under the agreement, Phoenix Health Plan will withhold a percentage of payments due to the Network for medical or administrative services and use such amounts to reduce the advances. The

Network also agreed to have the amount in excess of $1,000,000 of its Medicaid disproportionate share payment for fiscal 2000 applied to the advances. Subsequent to June 30, 2000, the Network received approximately $739,000 of excess Medicaid disproportionate payments for fiscal 2000 which were applied to the advances. None of the Medicaid disproportionate share payment for fiscal 2001 was applied to the advances. In addition, management agreed to use $15 million in funds received as a result of the transaction with Vanguard to reduce advances. The intercompany balances between the Network and Phoenix Health Plan have been eliminated in the preparation of these combined financial statements.

   Leases

     Total lease expense for the years ended June 30, 1999 and 2000 and the ten months ended April 30, 2001 was approximately $3,350,000, $3,128,000 and $2,197,000, respectively, and is included in purchased services and other expenses in the combined statements of operations.

   Retirement Plan

     The PMH Health Services Network Retirement Plan (the Plan) is a defined contribution tax deferred annuity plan. Under the terms of the Plan, all employees who are at least 21 years of age are eligible to participate in the Plan and may contribute up to $10,000 per plan year. For each employee who has worked at least 3 years, the Network will annually contribute 50% of the employees' contribution, up to a maximum of 3% of their annual compensation. All contributions are immediately 100% vested and are invested by Lincoln National Pension Company in the annuity account selected by the employees. Both fixed and variable annuity accounts are offered by the Plan. The Network's contributions to the Plan amounted to approximately $578,000 and $349,000 for the years ended June 30, 1999 and 2000, respectively. There were no contributions to the Plan by the Network for the ten months ended April 30, 2001. Network contributions are included in the employee benefits in the accompanying combined statements of operations.

   Litigation

     The Network is party to pending or threatened lawsuits arising out of, or incident to, the ordinary course of business for which it carries professional and general liability coverage and other insurance coverages. In the opinion of management, upon consultation with legal counsel, none of the pending or threatened lawsuits will have a material effect upon the combined financial position or operations of the Network.

   Compliance with Laws and Regulations

     The healthcare industry is subject to numerous laws and regulations of federal, state and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government healthcare program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse regulations. Management believes that the Network is in compliance with fraud and abuse regulations as well as other applicable government laws and regulations. While no regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as regulatory actions unknown or unasserted at this time.

   Medical Malpractice Insurance

     The Network maintains professional and general liability insurance coverage through modified occurrence-based policies which provide coverage for individual claims of up to $20 million. Under these policies the Network is responsible for deductible amounts of up to $10,000 per occurrence. These policies cover claims for occurrences reported up to 84 months after termination of such policies. Subsequent to April 30, 2001, in accordance with the Asset Purchase Agreement, the Network purchased tail insurance. The amounts were paid by Vanguard and reflected as a reduction of the purchase price. Management believes that its medical malpractice insurance is adequate.

                   PMH HEALTH SERVICES NETWORK AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS


7. Functional Expenses

     The Network provides general healthcare services to residents within its geographic location. Expenses related to providing these services for the years ended June 30, 1999 and 2000 and for the ten months ended April 30, 2001 were as follows (in thousands):

                                     1999          2000          2001
                                    --------      --------      --------
Healthcare services...........      $165,546      $182,668      $125,295
General and administrative....         4,706         4,696         3,477
Asset impairment loss.........            --        13,261            --
                                    --------      --------      --------
                                    $170,252      $200,625      $128,772
                                    ========      ========      ========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
MacNeal Health Services Corporation:

     We have audited the accompanying consolidated balance sheets of MACNEAL HEALTH SERVICES CORPORATION (an Illinois not-for-profit corporation) AND SUBSIDIARIES (the "Corporation") as of January 31, 2000, and September 30, 1999 and 1998, and the related consolidated statements of operations, changes in net assets and cash flows for the four-month period ended January 31, 2000, and for each of the two years in the period ended September 30, 1999. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MacNeal Health Services Corporation and Subsidiaries as of January 31, 2000, and September 30, 1999 and 1998, and the results of their operations and cash flows for the four-month period ended January 31, 2000, and for each of the two years in the period ended September 30, 1999, in conformity with accounting principles generally accepted in the United States.


                                                /s/  ARTHUR ANDERSEN LLP

Chicago, Illinois
June 15, 2001

             MACNEAL HEALTH SERVICES CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
            As of January 31, 2000, and September 30, 1999 and 1998

                                                                January 31,           September 30,
                                                                   2000            1999           1998
                                                                -----------       ------         ------
                                                                           (in thousands)
                        ASSETS
Current assets:
 Cash and cash equivalents..................................     $  8,857       $  4,095       $  2,587
 Trustee held assets........................................        1,653          1,563          1,563
 Patient accounts receivable, less allowances
   of $9,341, $8,063 and, $5,949 for doubtful
   accounts in 2000, 1999 and 1998, respectively............       44,919         43,689         38,106
 Managed care incentives receivable.........................        4,635          2,712          3,266
 Receivable from joint ventures.............................        1,801          1,069          2,317
 Inventories................................................        1,624          1,885          1,858
 Prepaid expenses...........................................        6,065          2,829          4,850
 Due from third-party payors................................           --            603          8,650
 Other......................................................        2,691          3,601          4,664
                                                                 --------       --------       --------
       Total current assets.................................       72,245         62,046         67,861
                                                                 --------       --------       --------
Investments in Joint Ventures...............................        3,383          3,677          3,732
                                                                 --------       --------       --------
Investments:
 Internally designated for donor-restricted purposes........          318            379            388
 Internally designated for board-directed purposes..........        9,186         39,252         43,850
 Self-insurance trust fund..................................        1,874          2,081          8,829
                                                                 --------       --------       --------
       Total investments....................................       11,378         41,712         53,067
                                                                 --------       --------       --------
Property, Plant and Equipment, at cost:
 Land and improvements......................................       12,200         12,032         10,903
 Leasehold improvements.....................................        5,047          5,345          4,893
 Buildings and service equipment............................      131,179        130,116        117,353
 Equipment..................................................      127,189        124,335         91,747
 Construction in progress...................................        7,757          5,321         19,520
                                                                 --------       --------       --------
                                                                  283,372        277,149        244,416
 Less--Accumulated depreciation and amortization............     (132,759)      (127,053)      (113,603)
                                                                 --------       --------       --------
       Net property, plant and equipment....................      150,613        150,096        130,813
                                                                 --------       --------       --------
Other assets................................................        4,640          6,027          5,377
                                                                 --------       --------       --------
                                                                 $242,259       $263,558       $260,850
                                                                 ========       ========       ========
                  LIABILITIES AND NET ASSETS
Current liabilities:
 Current maturities of long-term debt.......................     $  4,402       $  4,263       $  3,985
 Note payable to bank.......................................       15,000         15,000             --
 Accounts payable...........................................        8,337         10,194         10,984
 Due to third-party payors..................................        4,567          4,233            789
 Medical claims payable.....................................        1,940          2,551          5,515
 Accrued expenses--payroll related..........................       10,772         10,582         10,389
 Accrued expenses--other....................................       10,129         11,515         16,684
                                                                 --------       --------       --------
       Total current liabilities............................       55,147         58,338         48,346
                                                                 --------       --------       --------
Insurance Reserves..........................................       11,411          9,889         12,500
                                                                 --------       --------       --------
Long-term Debt, less current maturities.....................       69,201         69,454         73,664
                                                                 --------       --------       --------
Commitments and Contingencies
Net Assets:
 Unrestricted...............................................      106,182        125,498        125,952
 Temporarily restricted.....................................          318            379            388
                                                                 --------       --------       --------
       Total net assets.....................................      106,500        125,877        126,340
                                                                 --------       --------       --------
                                                                 $242,259       $263,558       $260,850
                                                                 ========       ========       ========

  The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

             MACNEAL HEALTH SERVICES CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
             For the Four-Month Period Ended January 31, 2000, and
                For the Years Ended September 30, 1999 and 1998

                                                                           Four Months
                                                                              Ended              Years Ended
                                                                           January 31,           September 30,
                                                                           ------------     -----------------------
                                                                               2000           1999            1998
                                                                           ------------     --------       --------
                                                                                        (in thousands)
Unrestricted Revenue:
      Net patient service revenue..................................          $ 64,913       $204,875       $206,329
      Managed care contract revenue................................            15,434         48,719         51,390
      Investment income, net.......................................               243          2,595          3,670
 Other revenue.....................................................             2,780          8,074          5,786
                                                                             --------       --------       --------
     Total unrestricted revenue....................................            83,370        264,263        267,175
                                                                             --------       --------       --------
Expenses:
      Salaries, wages, benefits and contract termination payments..            57,790        131,793        126,610
      Purchased services, utilities and insurance..................            13,145         33,772         36,964
      Supplies and drugs...........................................             8,697         26,564         25,052
      Depreciation and amortization................................             6,510         17,465         14,988
      Contracted health services...................................             4,693         16,050         19,104
      Provision for bad debts......................................             4,487         10,976         11,053
      Interest.....................................................             1,673          4,596          4,304
      Other........................................................             5,721         22,618         17,781
                                                                             --------       --------       --------
     Total expenses................................................           102,716        263,834        255,856
                                                                             --------       --------       --------
(Deficiency) Excess of Unrestricted Revenue over Expenses..........           (19,346)           429         11,319
Net Unrealized Gains (Losses) on Investments.......................                30           (883)           149
                                                                             --------       --------       --------
(Decrease) Increase in Unrestricted Net Assets.....................          $(19,316)      $   (454)      $ 11,468
                                                                             ========       ========       ========

          The accompanying notes to consolidated financial statements are an integral part of these statements.

             MACNEAL HEALTH SERVICES CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

             For the Four-Month Period Ended January 31, 2000, and
                For the Years Ended September 30, 1999 and 1998

                                                                           Four Months
                                                                              Ended              Years Ended
                                                                           January 31,           September 30,
                                                                           ------------     -----------------------
                                                                               2000           1999            1998
                                                                           ------------     --------       --------
                                                                                        (in thousands)
Unrestricted Net Assets:
      (Deficiency) excess of unrestricted revenue over expenses...          $(19,346)       $    429       $ 11,319
      Net unrealized gains (losses) on investments................                30            (883)           149
                                                                            --------        --------       --------
        (Decrease) increase in unrestricted net assets............           (19,316)           (454)        11,468
                                                                            --------        --------       --------
Temporarily Restricted Net Assets:
      Contributions received......................................                --             104            110
      Net assets released from restrictions.......................               (61)           (113)           (82)
                                                                            --------        --------       --------
        (Decrease) increase in temporarily restricted net assets..               (61)             (9)            28
                                                                            --------        --------       --------
(Decrease) Increase in Net Assets.................................           (19,377)           (463)        11,496
Net Assets, beginning of period...................................           125,877         126,340        114,844
                                                                            --------        --------       --------
Net Assets, end of period.........................................          $106,500        $125,877       $126,340
                                                                            ========        ========       ========

          The accompanying notes to consolidated financial statements are an integral part of these statements.

             MACNEAL HEALTH SERVICES CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             For the Four-Month Period Ended January 31, 2000, and
                For the Years Ended September 30, 1999 and 1998

                                                                           Four Months
                                                                              Ended              Years Ended
                                                                           January 31,           September 30,
                                                                           ------------     -----------------------
                                                                               2000           1999            1998
                                                                           ------------     --------       --------
                                                                                        (in thousands)
Cash Flows from Operating Activities:
  (Decrease) increase in net assets...................................     $(19,377)       $  (463)       $11,496
  Adjustments to reconcile (decrease) increase in net assets to net cash (used in) provided by operating activities:
  Net change in temporarily restricted net assets.....................           61              9            (28)
  Net unrealized (gains) losses on marketable securities..............          (30)           883           (149)
  Gain on disposal of fixed assets....................................           --         (1,093)          (646)
  Depreciation and amortization.......................................        6,583         17,652         15,127
  Net change in:
    Patient accounts receivable, net..................................       (1,230)        (5,583)          (437)
    Receivable from joint ventures....................................         (732)         1,248           (631)
    Other current and long-term assets................................       (2,601)         1,210         (3,353)
    Accounts payable and accrued liabilities..........................       (3,053)        (5,058)         5,446
    Medical claims payable............................................         (611)        (2,964)           602
    Due to/from third party payors....................................          937         11,491         (5,607)
    Insurance reserves................................................        1,522         (2,611)         4,200
                                                                            --------       -------        -------
      Net cash (used in) provided by operating activities.............      (18,531)        14,721         26,020
                                                                            --------       -------        -------
Cash Flows from Investing Activities:
 Capital expenditures, net............................................       (7,070)       (34,799)       (25,848)
 Decrease (increase) in investments internally designated
  for board-directed purposes.........................................       30,066          3,968           (791)
 (Increase) decrease in trustee held assets...........................          (90)            --            132
Decrease in self-insurance trust fund.................................          207          6,495          1,237
Distributions from investments in joint ventures......................          294             55          2,551
                                                                           --------        -------        -------
      Net cash provided by (used in) investing activities.............       23,407        (24,281)       (22,719)
                                                                           --------        -------        -------
Cash Flows from Financing Activities:
 Payments of long-term debt...........................................         (114)        (3,932)        (3,716)
 Proceeds from issuance of short-term debt............................           --         15,000             --
                                                                           --------        -------        -------
     Net cash provided by (used in) financing activities..............         (114)        11,068         (3,716)
                                                                           --------        -------        -------
Net Increase (Decrease) in Cash and cash Equivalents..................        4,762          1,508           (415)
Cash and cash Equivalents, beginning of period .......................        4,095          2,587          3,002
                                                                           --------        -------        -------
Cash and cash equivalents, end of period..............................     $  8,857        $ 4,095        $ 2,587
                                                                           ========        =======        =======
Supplemental Disclosure of Cash Flow Information:
 Cash paid during the period for interest.............................     $  2,558        $ 4,252        $ 4,133
                                                                           ========        =======        =======

          The accompanying notes to consolidated financial statements are an integral part of these statements.

             MACNEAL HEALTH SERVICES CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Operations

     MacNeal Health Services Corporation was established to provide a diverse array of health services to the residents of Berwyn, Illinois, and the surrounding communities. MacNeal Health Services Corporation, an Illinois not-for-profit corporation, is the sole corporate member of MacNeal Memorial Hospital Association (the "Hospital"), an Illinois not-for-profit corporation, and the sole shareholder of MacNeal Management Services, Inc. ("MacNeal Management Services"), an Illinois for-profit taxable corporation. MacNeal Health Providers, Inc. ("MacNeal Health Providers"), an Illinois for-profit taxable corporation, is a wholly owned subsidiary of MacNeal Management Services. Beginning May 1, 1998, MacNeal Health Providers became the sole shareholder of Chicago Health System, Inc. ("Chicago Health System"), an Illinois for-profit taxable corporation.

   MacNeal Health Services Corporation

     MacNeal Health Services Corporation employs approximately 150 primary and specialty care physicians to provide physician healthcare services through a network of clinical office locations. Additionally, MacNeal Health Services Corporation owns and operates various joint ventures including a one-third interest in RML Specialty Hospital, a ventilator, long-term acute care hospital venture. MacNeal Health Services Corporation also owns Genesis, an operating division which provides laboratory services, and Azron, a majority owned software development operation with no significant revenue to date.

   Hospital

     The Hospital, located in Berwyn, Illinois, provides inpatient, outpatient and emergency care services to area residents.

     MacNeal Management Services (including MacNeal Health Providers and Chicago Health System)

     MacNeal Management Services was established to provide managerial and billing services to MacNeal Health Services Corporation physicians and affiliated corporations and to corporations which are not affiliated with MacNeal Health Services Corporation. MacNeal Management Services is also the sole shareholder of MacNeal Health Providers. MacNeal Health Providers oversees the managed care alternative to traditional healthcare delivery through contractual agreements with health maintenance organizations ("HMOs") and preferred provider organizations ("PPOs") on behalf of MacNeal Health Services Corporation physicians and other healthcare providers who provide healthcare services to enrollees. MacNeal Health Providers accepts monthly capitation payments from HMOs and contracts with various physicians (including those employed by MacNeal Health Services Corporation) and the Hospital for covered healthcare services for enrollees. MacNeal Health Providers is the sole shareholder of Chicago Health System. Chicago Health System provides claims processing and other contract administration services to MacNeal Health Providers. Prior to May 1, 1998, MacNeal Health Providers owned 30% of Chicago Health System and accounted for this investment under the equity method, with the remaining ownership held by unrelated third-parties.

2. Summary of Significant Accounting Policies

   Basis of Presentation

     The accompanying consolidated financial statements include the accounts of MacNeal Health Services Corporation and its subsidiaries, which include the Hospital, MacNeal Management Services, MacNeal Health Providers and Chicago Health System. All significant intercompany transactions and balances have been eliminated in consolidation.

             MACNEAL HEALTH SERVICES CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Estimates are used in recording patient accounts receivable, net settlement amounts owed from third party payors, medical claims payable amounts, insurance reserves and certain accrued expenses, among others. Actual results could differ from those estimates.

   Cash Equivalents

     Investments with original maturities of three months or less are considered cash equivalents.

   Inventories

     Inventories are carried at the lower of cost or market, utilizing the first-in, first-out (FIFO) method.

   Property, Plant and Equipment

     Property, plant and equipment acquisitions are recorded at cost. Costs incurred to maintain or repair property, plant and equipment that do not significantly enhance its useful life are expensed when incurred. MacNeal Health Services Corporation and its subsidiaries depreciate property, plant and equipment using the straight-line basis. One-half year's depreciation is recorded in the year of acquisition. Approximate average depreciable lives by classification are as follows:

            Land improvements...................    12 years
            Leasehold improvements..............    10-20 years
            Buildings and service equipment.....    20 years
            Equipment...........................    8 years

   Investments in Joint Ventures

     MacNeal Health Services Corporation and its subsidiaries account for joint venture investments under the equity method of accounting. Equity in the earnings and losses of joint venture investments are included in other expenses in the accompanying consolidated statements of operations.

   Investments

     Investments are recorded at their fair value in the accompanying consolidated balance sheets. Fluctuations in the fair value of these investments results in the recognition of unrealized gains and losses in the accompanying consolidated statements of operations as a change in unrestricted net assets.

   Debt Financing Costs

     Financing costs incurred in connection with the various debt offerings issued by the Hospital are included in other assets and are being amortized over the life of the related debt under an approach which approximates the effective interest method.

             MACNEAL HEALTH SERVICES CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   Medical Claims Payable

     MacNeal Management Services recognizes liabilities for medical claims when enrollees (through HMO contracts of MacNeal Health Providers) receive covered medical services. A liability for incurred but unreported claims is estimated on the basis of claims experience and is included in medical claims payable in the accompanying consolidated balance sheets. In management's opinion, the ultimate disposition of the medical claims liability will not have a material adverse effect on the financial position of MacNeal Health Services Corporation and its subsidiaries.

   Temporarily Restricted Net Assets

     Temporarily restricted net assets as of January 31, 2000, and September 30, 1999 and 1998, were available for donor-directed purposes, including support for educational programs, hospital services and research.

   Net Patient Service Revenue

     Net patient service revenue is reported at estimated net realizable amounts from patients, third-party payors, and others as services are rendered and includes estimated retroactive revenue adjustments due to future audits, reviews, and investigations. Payments under these agreements and programs are based on either a specific amount per case, cost, as defined, of rendering services to program beneficiaries, or contracted price. Retroactive adjustments are considered in the recognition of revenue on an estimated basis in the period the related services are rendered, and such amounts are adjusted in future periods as adjustments become known or as years are no longer subject to such audits, reviews, and investigations.

     Revenue from Medicare and Medicaid programs and managed care payors accounted for 91%, 89% and 88% of MacNeal Health Services Corporation and its subsidiaries' gross patient service revenue in 2000, 1999 and 1998, respectively. Laws and regulations governing the Medicare and Medicaid programs are extremely complex and subject to interpretation. As a result, there is at least a reasonable possibility that recorded estimates will change by a material amount in the near term.

   Managed Care Contract Revenue

     MacNeal Health Providers has contracts with various HMOs to provide healthcare services to covered patients (enrollees) under capitated (prepaid) arrangements. The contracts provide for fixed monthly rates to be paid to MacNeal Health Providers for each covered enrollee. Under certain of the capitated contracts, MacNeal Health Providers may receive incentive and bonus funds relating to certain operational targets including hospital utilization, patient access and pharmaceutical usage. MacNeal Health Providers monitors its performance against these targets and records estimated amounts due from these incentive programs as additional revenue. Additionally, MacNeal Health Providers has purchased reinsurance which provides for secondary coverage of healthcare services provided and/or paid for by MacNeal Health Providers that exceed certain defined limits. MacNeal Health Providers records these monthly capitated fees and incentives in the period earned.

   Donor-Restricted Contributions

     Donor-restricted contributions are reported as temporarily restricted support if they are received with donor stipulations that limit the use of the donated assets. When donor-restricted contributions are met or expire, temporarily restricted net assets are reclassified as unrestricted net assets and reported in the consolidated statement of operations as other revenue or net assets released from restrictions used for property and equipment acquisitions.

             MACNEAL HEALTH SERVICES CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   Charity Care

     MacNeal Health Services Corporation treats patients in immediate need of medical services without regard to their ability to pay for such services. MacNeal Health Services Corporation provided care without charge or at amounts less than its established rates to patients who meet certain criteria under its charity care policy. The estimated difference between the cost of services provided to Medicaid patients and the reimbursement from the State of Illinois for patient care is also monitored. During 2000, 1999 and 1998, the following amounts were incurred:

                                                                 2000        1999        1998
                                                               -------      ------      ------
   Estimated costs and expenses incurred for charity care....     $756      $1,685      $1,847
   Excess of cost over reimbursement for Medicaid patients...    1,504       4,590       4,349
                                                                ------      ------      ------
                                                                $2,260      $6,275      $6,196
                                                                ======      ======      ======

   Estimated Professional and General Liability Costs

     The provision for estimated professional and general liability claims includes estimates of the ultimate costs for both reported claims and claims incurred but not reported, and is included in purchased services, utilities and insurance expense in the accompanying consolidated statements of operations.

   Tax Status

     MacNeal Health Services Corporation and the Hospital are exempt from federal and state income tax under Section 501(c)(3) of the Internal Revenue Code. MacNeal Management Services accounts for income taxes under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes."

     As of January 31, 2000, September 30, 1999 and 1998, MacNeal Management Services had generated deferred tax assets resulting primarily from accumulated losses incurred (net operating loss ("NOL") carryforwards) that may be used to offset future taxable income and from timing differences relative to the deductibility of certain medical claims payable. A portion of the NOL carryforwards may be limited as to their use in a single year subject to certain restrictions including change in ownership and other limitations.

     The resulting deferred tax assets of approximately $7,500, $6,000 and $4,000 have been fully reserved as of January 31, 2000, September 30, 1999 and 1998, respectively, due to uncertainty of their ultimate realizability. No other significant net tax assets or liabilities resulting from timing differences existed in 1999 and 1998. The difference between the statutory federal income tax rate and the effective tax rate (0%) for MacNeal Management Services is primarily due to changes in the valuation allowance as discussed above.

   Fair Value of Financial Instruments

     Cash and cash equivalents--Cash and equivalents are recorded at their approximate fair value.

     Accounts receivable and payable--Accounts receivable and payable are recorded at their approximate fair value.

     Investments--Investments in marketable equity and debt securities are recorded at their approximate fair value based on quoted market prices for securities of the same or similar nature.

   Long Lived Assets

     MacNeal Health Services Corporation continually evaluates whether circumstances have occurred that would indicate the remaining estimated useful life of long-lived assets may warrant revision or that the remaining balance of such assets may not be recoverable. When factors indicate that such assets should be evaluated for possible impairment,

             MACNEAL HEALTH SERVICES CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


MacNeal Health Services Corporation uses an estimate of the undiscounted cash flows over the remaining life of the asset in measuring whether the asset is recoverable. To date, no such impairments have been necessary.

   Reclassifications

     Certain amounts in the 1999 and 1998 financial statements have been reclassified to conform with the 2000 presentation.

3. Concentrations of Credit Risk

     MacNeal Health Services Corporation and its subsidiaries grant credit without collateral to its patients, most of whom are local residents and are insured under third-party payor agreements. The mix of receivables from patients and third-party payors as of January 31, 2000 and September 30, 1999 and 1998 are as follows:

                                            2000      1999      1998
                                            ----      ----      ----
Managed care.........................        29%       38%       38%
Medicare.............................        16        18        17
Medicaid.............................         9         7         5
Self-pay, commercial and other.......        46        37        40
                                            ---       ---       ---
 Total...............................       100%      100%      100%
                                            ===       ===       ===

4. Investments

     Investments include amounts internally designated for donor-restricted and board-directed purposes. Trustee held funds includes amounts held by a trustee to fund current long-term debt related obligations. Accordingly, the trustee held funds are included in current assets in the accompanying consolidated balance sheets.

     Investments were composed of the following:

                                                                 2000         1999        1998
                                                               -------      -------      -------
                                                                       (in thousands)
Investments were composed for board-directed purposes:
  Cash and cash equivalents.............................       $   525      $10,109      $13,189
  Corporate obligations.................................         1,017        1,028        2,199
  Government obligations................................         7,644       28,115       28,462
                                                               -------      -------      -------
                                                                 9,186       39,252       43,850
                                                               -------      -------      -------
Internally designated for donor-restricted purposes:
  Cash and cash equivalents.............................           318          379          388
                                                               -------      -------      -------
Self-insurance trust fund:
  Cash and cash equivalents.............................           120          233          408
  Corporate obligations.................................            29           32          908
  Government obligations................................         1,725        1,816        7,513
                                                               -------      -------      -------
                                                                 1,874        2,081        8,829
                                                               -------      -------      -------
    Total investments...................................       $11,378      $41,712      $53,067
                                                               =======      =======      =======
Trustee held funds:
  Cash and cash equivalents.............................       $ 1,653      $ 1,563      $ 1,563
                                                               =======      =======      =======

             MACNEAL HEALTH SERVICES CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Income earned on investments, excluding unrealized gains and losses, is recorded as investment income. Investment income was composed of the following for the four-month period ended January 31, 2000, and for the years ended September 30, 1999 and 1998:

                                                2000      1999       1998
                                                ----     ------     ------
                                                     (in thousands)
Interest, dividends and realized gains.....     $243     $2,595     $3,670
Net unrealized gains (losses)..............       30       (883)       149
                                                ----     ------     ------
   Total...................................     $273     $1,712     $3,819
                                                ====     ======     ======

5. Other Assets

     Included in other assets are intangible assets relating primarily to the purchase of physician practices of approximately $1,699, $1,768, and $2,046, net of accumulated amortization of $1,044, $975 and $817 at January 31, 2000, and September 30, 1999 and 1998, respectively.

6. Debt

     Debt at January 31, 2000, and September 30, 1999 and 1998, consisted of the following:

                                                                                   2000          1999          1998
                                                                                  -------       -------       -------
                                                                                            (in thousands)
Variable rate revenue refunding bonds, Series 1985A.........................      $19,100       $19,100       $19,800
6.6% to 6.7% revenue bonds, Series 1991.....................................        1,135         1,135         1,650
4.5% to 6.0% revenue bonds, Series 1995.....................................       52,970        52,970        55,535
Note payable to commercial bank, accruing interest at a variable rate.......       15,000        15,000            --
Other long-term debt........................................................          398           512           664
                                                                                  -------       -------       -------
                                                                                   88,603        88,717        77,649
Less-Current maturities.....................................................       (4,402)       (4,263)       (3,985)
Less-Note payable to bank...................................................      (15,000)      (15,000)           --
                                                                                  -------       -------       -------
Long-term debt, less current maturities.....................................      $69,201       $69,454       $73,664
                                                                                  =======       =======       =======
Estimated fair value of long-term debt, based on quoted market prices
of securities of the same or similar nature.................................      $89,000       $90,000       $81,000
                                                                                  =======       =======       =======

   Series 1985A Bonds

     In November, 1985, the City of Berwyn, Illinois, issued $25,000 of revenue refunding bonds, Series 1985A, on behalf of the Hospital to provide for the refunding and retirement of outstanding revenue bonds and to reimburse the Hospital for the costs of certain improvements to the hospital facility.

     The variable interest rate on the Series 1985A bonds is based on the 91-day U.S. Treasury bill rate, and is determined by the Remarketing Agent. The weighted average interest rate that accrued on the bonds during 2000, 1999 and 1998 was 3.6%. Principal and interest are payable quarterly to the bond trustee through June 2013.

     The Series 1985A bonds can be tendered for payment at any time, at which time the bonds can be remarketed. Any Series 1985A bonds not promptly remarketed after tender will be purchased by the Hospital through financing provided

             MACNEAL HEALTH SERVICES CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


under a line of credit. The terms of the line of credit, which expired in December, 2000, provided for quarterly payments of interest based on the prime rate and a commitment fee of 0.2% per annum. No amounts were drawn under this line of credit.

   Series 1991 Bonds

     In August 1991, the City of Berwyn, Illinois, issued $18,200 of revenue bonds, Series 1991, on behalf of the Hospital. The proceeds of the Series 1991 bonds were used to reimburse the Hospital for the cost of certain equipment and construction expenditures at the hospital facility and an outpatient center constructed in Bridgeview, Illinois.

     The Series 1991 revenue bonds may be redeemed prior to maturity, beginning June 2001, at 102%, decreasing ratably to 100% in June 2003. Principal and interest are payable quarterly to the bond trustee through June 2001.

   Series 1995 Bonds

     In December, 1995, the City of Berwyn, Illinois, issued $59,880 of revenue bonds, Series 1995, to advance refund a portion of the outstanding balances of the Series 1987 and Series 1991 bonds, to pay or reimburse the Hospital for capital expenditures and to pay certain of the expenses incurred in connection with the issuance of the Series 1995 bonds.

     The weighted average interest rate that accrued on the Series 1995 bonds during 2000, 1999 and 1998 was 5.5%, 5.4% and 5.4%, respectively, and is paid quarterly, together with principal, to the bond trustee through May 2015.

   Note Payable to Commercial Bank

     On January 5, 1999, MacNeal Health Services Corporation borrowed $15 million from a commercial bank under a secured loan agreement. Proceeds were used for the purchase of certain assets including land and buildings. This loan is renewable annually and accrues interest at a variable rate based on the lender's prime rate. This note has been renewed until July 2001.

   Debt Maturities and Security

     The required payments on debt outstanding at January 31, 2000, excluding note payable to commercial bank, are as follows:

2000..........................................      $ 4,402
2001..........................................        4,459
2002..........................................        4,475
2003..........................................        4,755
2004..........................................        5,035
Thereafter through 2015.......................       50,477
                                                    -------
                                                    $73,603
                                                    =======


     Under a Master Trust Indenture, unrestricted receivables of the Hospital have been pledged as security for the Series 1985A, 1991 and 1995 Bonds discussed above. Additionally, the Hospital is required to maintain certain financial and non-financial covenants.

             MACNEAL HEALTH SERVICES CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


7. Retirement Plans

     MacNeal Health Services Corporation and its subsidiaries sponsor defined contribution plans which are available to substantially all employees who work at least 1,000 hours per year. MacNeal Health Services Corporation and its subsidiaries make annual discretionary contributions to the retirement plans based on salaries of participating employees. In 1999 and 1998, MacNeal Health Services Corporation and its subsidiaries expensed $592 and $1,821, respectively, related to these plans. There was no discretionary contribution for 2000. Subsequent to January 31, 2000 MacNeal Health Services Corporation and its subsidiaries had a change in plan sponsor, recordkeeper and trustee for the defined contribution plans.

     Additionally, MacNeal Management Services sponsors a nonqualified deferred compensation program for certain members of its management. The program provides, in general, for the awarding of defined annual amounts which vest to the participants over periods ranging up to eight years, with provisions of forfeiture of unvested amounts upon termination of employment. Approximately $290, $860 and $800 was expensed in 2000, 1999 and 1998 under this program.

8. Commitments and Contingencies

   Professional and General Liability Insurance

     MacNeal Health Services Corporation and its subsidiaries insure against general and professional liability through a retained risk and purchased insurance program. The risk retention levels are $2,000 per occurrence with a $2,000 annual aggregate for general liability risks and $3,000 per occurrence with a $6,000 annual aggregate for professional liability risks. Through the normal course of operations, MacNeal Health Services Corporation and its subsidiaries become subject to claims alleging professional malpractice. Although the outcome of such claims cannot be predicted with certainty, management believes that the ultimate disposition of these claims will be within available insurance limits.

     MacNeal Health Services Corporation's liability for general and professional self-insurance is actuarially determined based upon estimated claim reserves and various assumptions and represents the estimated present value of self-insurance claims that will be settled in the future. MacNeal Health Services Corporation had self-insurance reserves of $11,411, $9,889 and $12,500, discounted at 7% at January 31, 2000, September 30, 1999 and 1998, respectively. The undiscounted reserves at January 31, 2000, were approximately $14,600. Insurance expense for professional and general liability was $4,140, $7,004 and $7,353 for 2000, 1999 and 1998, respectively.

   Employment Related Matters

     MacNeal Management Services has entered into employment agreements with certain senior management members that provide for minimum salary levels, participation in deferred compensation and performance bonus plans and amounts to be paid in the event of a change in control.

     Additionally, as part of the sale transaction, in 1999 MacNeal Health Services Corporation and its subsidiaries entered into agreements with various management and key employee members to provide for "stay-bonus" payments if the employee remained employed through defined dates in the agreement. Expenses related to these agreements is recognized in the period incurred, and is included in salaries, wages, benefits and contract termination payments in the accompanying consolidated statement of operations.

             MACNEAL HEALTH SERVICES CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   Healthcare Legislation and Regulation

     The healthcare industry is subject to numerous laws and regulations of federal, state and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government healthcare program participation requirements, reimbursement for patient services and Medicare and Medicaid fraud and abuse. Government activity has continued with respect to investigations and allegations concerning possible violations of various statutes and regulations by healthcare providers. Violations of these laws and regulations creates a possibility of significant repayments for patient services previously billed. Compliance with such laws and regulations can be subject to future government review and interpretation as well as regulatory actions unknown or not yet asserted at this time. Management believes that MacNeal Health Services Corporation and its subsidiaries were in compliance with applicable fraud and abuse regulations, as well as other government laws and regulations.

9. Other Expenses

     Other expenses on the accompanying consolidated statements of operations includes: short-term facility and equipment rental, service contract expense, telecommunications, marketing and printing, and software licensing fees.

10. Functional Expenses

     MacNeal Health Services Corporation and its subsidiaries provided general healthcare services to residents of Berwyn and the surrounding communities. Expenses related to providing these services were as follows:


                                      2000          1999          1998
                                    --------      --------      --------
Healthcare services...........      $ 98,094      $221,621      $220,036
General and administrative....         4,622        42,213        35,820
                                    --------      --------      --------
                                    $102,716      $263,834      $255,856
                                    ========      ========      ========

11. Sale of Business

     On February 1, 2000, MacNeal Health Services Corporation and the Hospital sold substantially all of its operations and assets for total consideration of approximately $210 million, in addition to the assumption of certain liabilities. As a result of the transaction, the Series 1985A, 1991 and 1995 debt became due and was paid and/or defeased subsequent to January 31, 2000. In addition, in connection with the transaction, MacNeal Health Services Corporation and the Hospital entered into a risk portfolio transfer agreement with a commercial insurer to transfer its retained self-insured risk for professional and general liability claims, for which it paid a premium over the recorded reserve at January 31, 2000 of approximately $7.5 million.

     Related to the sale, certain transaction related costs of approximately $2,300 and $1,400, respectively, were deferred and included in prepaid expenses at January 31, 2000 and September 30, 1999, respectively. These amounts were expensed against the gain on sale of business subsequent to year-end. Additionally, relative to the retirement plans, effective March 30, 2000, MacNeal Health Services Corporation and its subsidiaries had a change in plan sponsor, recordkeeper and trustee for the defined contribution plans. Lastly, certain members of management received employment contract termination payments as a result of the sale. These amounts are included in salaries, wages, benefits and contract termination payments in the accompanying consolidated statement of operations for 2000.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

              [ALTERNATE FRONT COVER FOR MARKET-MAKING PROSPECTUS]
                  SUBJECT TO COMPLETION DATED _______ __, 2001

                         Vanguard Health Systems, Inc.
                                  $300,000,000
                    9.75% Senior Subordinated Notes Due 2011

PROSPECTUS
--------------------------------------------------------------------------------
Vanguard Health Systems, Inc:

o We are an owner and operator of acute care hospitals and other health care facilities principally in urban and suburban markets. As of October 1, 2001, we owned eight hospitals with a total of 1,716 beds in the Phoenix, Arizona; Orange County, California; and metropolitan Chicago, Illinois markets. We also operated, as of October 1, 2001, two ambulatory surgery centers, five diagnostic imaging centers and a prepaid Medicaid managed health plan, Phoenix Health Plan, that serves more than 55,000 members in Arizona.

o    Our address is
     20 Burton Hills Boulevard, Suite 100
     Nashville, TN 37215
     (615) 665-6000

The Original Offering:

o We issued the notes in , 2001, in an exchange offer registered under the Securities Act of 1933 pursuant to which the notes were exchanged for otherwise identical notes originally issued in a private offering on June 30, 2001.

o We used the net proceeds of the private offering to repay all outstanding indebtedness under our old senior secured credit facility and for general corporate purposes.

The Notes:

o Interest Payments: semi-annually in cash in arrears on February 1 and August 1, commencing on February 1, 2002.

o Redemption: the senior subordinated notes will be redeemable on or after August 1, 2006. Up to 35% of the senior subordinated notes will be redeemable prior to August 1, 2004, with the net proceeds of a public equity offering.

o Ranking of senior subordinated notes: general unsecured obligations, junior to senior obligations and secured obligations, including any borrowings and reimbursement obligations with respect to letters of credit under our credit facility.

     The Guarantees:

o Guarantees: fully and unconditionally guaranteed on a senior subordinated basis by certain of our current and future domestic restricted subsidiaries. The guarantees will be general unsecured obligations of these subsidiaries.

     This investment involves risk.  See Risk Factors beginning on page .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     This prospectus will be used by Morgan Stanley & Co. Incorporated in connection with offers and sales in market-making transactions at negotiated prices related to prevailing market prices. There is currently no public market for the notes. We do not intend to list the notes on any securities exchange or to seek admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. Morgan Stanley & Co. Incorporated has advised us that it currently intends to make a market in the notes; however, it is not obligated to do so and may stop at any time. Morgan Stanley & Co. Incorporated may act as principal or agent in any such transaction. We will not receive the proceeds of the sale of the notes but will bear the expenses of registration. If Morgan Stanley conducts any market-making activities, it may be required to deliver a "market-making prospectus" when effecting offers and sales of the notes because of the equity ownership of Vanguard Health Systems by affiliates of Morgan Stanley. For so long as a market-making prospectus is required to be delivered, the ability of Morgan Stanley to make a market in the notes may be dependent, in part, on the ability of Vanguard Health Systems to maintain a current market-making prospectus.

--------------------------------------------------------------------------------

                       Morgan Stanley & Co. Incorporated

The date of this Prospectus is      , 2001.

               [ALTERNATE SECTIONS FOR MARKET-MAKING PROSPECTUS]

   No public trading market for the notes exists.

     There is no existing trading market for the notes, and we cannot assure you about the future development of a market for the notes or your ability to sell the notes or the price at which you may be able to sell the notes. If such market were to develop, the notes could trade at prices that may be higher or lower than the initial offering price of the notes depending on many factors, including prevailing interest rates, our operating results and the market for similar securities. Although it is not obligated to do so, Morgan Stanley & Co. Incorporated ("Morgan Stanley") intends to make a market in the notes. Any such market-making activity may be discontinued at any time, for any reason, without notice at the sole discretion of Morgan Stanley. We do not intend to list the notes on any securities exchange or to seek admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. No assurance can be given as to the liquidity of or the trading market for the notes.

     Morgan Stanley may be deemed to be our "affiliate" (as defined in the Securities Act) and, as such, may be required to deliver a prospectus in connection with its market-making activities in the notes. Pursuant to the purchase agreement that we signed with Morgan Stanley in connection with the initial sale of the notes, we have agreed to file and maintain a registration statement that would allow Morgan Stanley to engage in market-making transactions in the notes for so long as, in the judgement of Morgan Stanley, it or any of its affiliates, is required to deliver a prospectus in connection with its market-marking activities. We have agreed to bear substantially all the costs and expenses related to registration. For so long as a market-making prospectus is required to be delivered, the ability of Morgan Stanley to make a market in the notes may be dependent, in part, on the ability of Vanguard Health Systems to maintain a current market-making prospectus.

                                USE OF PROCEEDS

     This prospectus is delivered in connection with the sale of the notes by Morgan Stanley in market-making transactions. We will not receive any of the proceeds from such transactions.

                              PLAN OF DISTRIBUTION

     This prospectus is to be used by Morgan Stanley in connection with offers and sales of the new notes in market-making transactions effected from time to time. Morgan Stanley may act as a principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

     Various funds controlled by affiliates of Morgan Stanley beneficially own approximately 80% of the common stock of Vanguard. Vanguard and its subsidiaries may from time to time enter into financial advisory or other investment banking relationships with Morgan Stanley or one of its affiliates pursuant to which Morgan Stanley or its affiliates will receive customary fees and will be entitled to reimbursement for all reasonable disbursements and out-of-pocket expenses incurred in connection therewith. Vanguard expects that any such arrangement will include provisions for the indemnification of Morgan Stanley or its affiliates against some liabilities, including liabilities under the federal securities laws. See "Certain Relationships and Related Party Transactions."

     Morgan Stanley has informed Vanguard that it does not intend to confirm sales of the new notes to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.

     Vanguard has been advised by Morgan Stanley that, subject to applicable laws and regulations, Morgan Stanley currently intends to make a market in the new notes following completion of the exchange offer. However, Morgan Stanley is not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice, in Morgan Stanley's sole discretion. For so long as a market-making prospectus is required to be delivered, the ability of Morgan Stanley to make a market in the notes may be dependent, in part, on the ability of Vanguard Health Systems to maintain a current market-making prospectus. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk Factors - No public trading market for the notes exists."

     Morgan Stanley and Vanguard have entered into an agreement with respect to the use by Morgan Stanley of this prospectus. Pursuant to such agreement, Vanguard agreed to bear all registration expenses incurred under such agreement, and Vanguard agreed to indemnify Morgan Stanley against some liabilities, including liabilities under the Securities Act.

                   [BACK COVER FOR MARKET-MAKING PROSPECTUS]



================================================================================






                    9.75% Senior Subordinated Notes Due 2011

                         Vanguard Health Systems, Inc.






                             --------------------

                                   PROSPECTUS

                             --------------------









Morgan Stanley




                                               , 2001



--------------------------------------------------------------------------------
We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of Vanguard have not changed since the date hereof.
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the notes registered hereby, all of which expenses, except for the Securities and Exchange Commission registration fee, are estimated.

Securities and Exchange Commission registration fee.......    $ 75,000
Printing and engraving fees and expenses..................    $ 20,000
Legal fees and expenses...................................    $150,000
Accounting fees and expenses..............................    $300,000
Exchange agent fees and expenses..........................    $ 25,000
Miscellaneous expenses....................................    $ 10,000
                                                              --------
    Total.................................................    $580,000
                                                              ========


Item 14. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director or officer to Vanguard Health Systems, Inc. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Vanguard Health Systems, Inc.'s Certificate of Incorporation and Bylaws provide for indemnification by Vanguard Health Systems, Inc. of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. Vanguard Health Systems, Inc.'s Certificate of Incorporation provides for such limitation of liability.

     The Registration Rights Agreement filed as Exhibit 1 to this Registration Statement provides for indemnification of directors and officers of Vanguard Health Systems, Inc. by the initial purchasers against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.

     On September 1, 1999 we sold to the Capital Partners Funds, members of our management and other third-party investors an aggregate of 26,452 shares of our common stock for an aggregate purchase price of $44,999,613.36. On February 1, 2000 we sold to the Capital Partners Funds, members of our management and other third-party investors an aggregate of 69,364 shares of our common stock for an aggregate purchase price of $118,000,649.52. On June 1, 2000 we sold to the Capital Partners Funds, members of our management and other third-party investors an aggregate of 43,338 shares of our common stock for an aggregate purchase price of 73,725,738.84. On May 1, 2001, we sold 18,913 shares of our common stock to the Capital Partners funds, 398 shares to Charles N. Martin, Jr., our Chairman and Chief Executive Officer, and 29 shares to Jeffrey Norman, the Chief Executive Officer of one of the hospitals we own, Phoenix Baptist Hospital and Medical Center in Phoenix, Arizona, for an aggregate purchase price of $32,900,821.20. On August 28, 2001 we issued to Art Layne, a former member of management, 12 shares of our common stock, for an aggregate purchase price of $20,414.16, upon his exercise of stock options previously issued to him under our 1998 Stock Option Plan. All of these purchases of common stock were for cash consideration at a purchase price of $1,701.18 per share.

     On February 1, 2000, as part of the purchase price for our MacNeal Hospital in Berwyn, Illinois, we issued to the seller of the hospital to us, The MacNeal Memorial Hospital Association, 20,000 shares of our Payable-in-Kind Convertible Redeemable Preferred Stock at a purchase price of $1,000 per share. On March 31, 2001, we issued to The MacNeal Memorial Hospital Association an additional 1,600 shares of such preferred stock in payment of the 8% annual dividend on such shares.

     None of the above-described transactions was registered under the Securities Act of 1933, as amended, pursuant to the exemption provided by
Section 4(2) thereof for a transaction not involving any public offering.

Item 16. Exhibits and Financial Statement Schedules

     (a) The following exhibits are filed with this registration statement.



Exhibit No.                                        Document
-----------                                        --------
     1       Registration Rights Agreement dated as of July 30, 2001 between Vanguard Health Systems, Inc.
             and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Credit Suisse First
             Boston Corporation, UBS Warburg LLC and First Union Securities, Inc., as Initial Purchasers*
     3.1     Certificate of Incorporation*
     3.2     By-Laws*
     4.1     Indenture, dated as of July 30, 2001 between Vanguard Health Systems, Inc., other Guarantors and the Trustee*
     4.2     First Supplemental Indenture, dated as of September 21, 2001 between Vanguard Health Systems,
             Inc., other Guarantors and the Trustee*
     4.3     First Supplemental Indenture, dated as of October 2, 2001 between Vanguard Health Systems,
             Inc., other Guarantors and the Trustee*
     4.4     Amended and Restated Subscription Agreement dated June 1, 2000 between Vanguard Health
             Systems, Inc., funds controlled by Morgan Stanley Capital Partners and certain investors*
     4.5     Voting Proxy Agreement dated as of June 1, 1998, among certain holders and Vanguard Health
             Systems, Inc.*
     4.6     Amended and Restated Shareholders Agreement, dated as of June 1, 2000 among Vanguard
             Health Systems, Inc., funds controlled by Morgan Stanley Capital Partners and certain holders*
     4.7     Surviving Shareholders Agreement dated as of June 1, 1998 among Vanguard Health Systems,
             Inc., funds controlled by Morgan Stanley Capital Partners and certain holders*
     4.8     Letter Agreement dated as of June 1, 1998 among Vanguard Health Systems, Inc., funds controlled by Morgan Stanley Capital Partners and certain investors*
     5       Opinion of Davis Polk & Wardwell with respect to the new notes*
    10.1     Security Agreement, dated as of July 30, 2001 between Vanguard Health Systems, Inc. and the
             Collateral Agent*
    10.2     Pledge Agreement, dated as of July 30, 2001 between Vanguard Health Systems, Inc. and the
             Collateral Trustee*
    10.3     Credit Agreement, dated as of July 30, 2001 between Vanguard Health Systems, Inc. and various lenders*
    10.4     1998 Stock Option Plan*
    10.5     2000 Stock Option Plan*
    10.6     Nonqualified Initial Option Plan*
    10.7     Carry Option Plan*
    10.8     Employment Agreement between Vanguard Health Systems, Inc. and Charles N. Martin, Jr. dated as of June 1, 1998 and amendment dated as of May 31, 2001*
    10.9     Employment Agreement between Vanguard Health Systems, Inc. and William L. Hough dated as of June 1, 1998 and amendment dated as of May 31, 2001*


                                     II-2

Exhibit No.                                        Document
-----------                                        --------
    10.10    Employment Agreement between Vanguard Health Systems, Inc. and Joseph D. Moore dated as of
             June 1, 1998 and amendment dated as of July 31, 2001*
    10.11    Employment Agreement between Vanguard Health Systems, Inc. and Ronald P. Soltman dated as of June 1, 1998 and amendment dated as of July 31, 2001*
    10.12    Employment Agreement between Vanguard Health Systems, Inc. and Keith B. Pitts dated as of
             June 1, 1998 and amendment dated as of May 31, 2001*
    10.13    Agreement for Purchase and Sale of Assets between Vanguard Health Systems and various affiliates and Baptist Health Systems and its various affiliates, dated as of March 31, 2000*
    10.14    Amendment dated as of June 1, 2000 to Agreement for Purchase and Sale of Assets between
             Vanguard Health Systems and various affiliates and Baptist Health Systems and its various affiliates*
    10.15    Asset Purchase Agreement by and among MacNeal Health Services Corporation and various affiliates and VHS of Illinois, Inc. and Vanguard Health Systems, Inc., dated as of October 4,
             1999*
    10.16    Amendment, dated as of February 1, 2000 to Asset Purchase Agreement by and among MacNeal
             Health Services Corporation and various affiliates and VHS of Illinois, Inc. and Vanguard Health
             Systems, Inc.*
    10.17    Arizona Health Care Cost Containment System Administration contract with VHS Phoenix Health
             Plan, dated as of October 1, 2001 and amendment dated as of October 1, 2001
    12       Computation of Ratio of Earnings to Fixed Charges
    21       Subsidiaries of the Company*
    23.1     Consent of Davis Polk & Wardwell (contained in their opinion filed as Exhibit 5)*
    23.2     Consent of Ernst & Young LLP
    23.3     Consent of Arthur Andersen LLP
    23.4     Consent of Arthur Andersen LLP
    24       Power of Attorney (included on signature page)*
    25       Statement of Eligibility of Bank One Trust Company, as Trustee, on Form T-1.*
    99.1     Form of Letter of Transmittal
    99.2     Form of Notice of Guaranteed Delivery
    99.3     Form of Letter to Clients
    99.4     Form of Letter to Nominees
    99.5     Form of Instructions to Registered Holder and/or Book-Entry Transfer Participant from Owner

--------------------
*  Denotes documents previously filed.

     (b) Financial Statement Schedules

     All schedules have been omitted because they are not required, are not applicable or the information is included in the selected consolidated financial data or notes to consolidated financial statements appearing elsewhere in this registration statement.

Item 17. Undertakings

     (a) The undersigned hereby undertakes:

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of notes offered (if the total dollar value of notes offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the notes offered therein, and the offering of such notes at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the notes being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the notes being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Vanguard Health Systems, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 7, 2001.


                                             VANGUARD HEALTH SYSTEMS, INC.


                                             By: /s/ Ronald P. Soltman
                                                --------------------------------
                                                Ronald P. Soltman
                                                Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



       Signature                      Title                       Date
       ---------                      -----                       ----
           *
--------------------------  Chairman of the Board & Chief
 Charles N. Martin, Jr.     Executive Officer; Director

           *
--------------------------  President & Chief Operating Officer;
    William L. Hough        Director

           *
--------------------------  Executive Vice President, Chief
    Joseph D. Moore         Financial Officer & Treasurer; Director

/s/ Ronald P. Soltman
--------------------------  Executive Vice President, General
   Ronald P. Soltman        Counsel & Secretary; Director

           *
--------------------------  Senior Vice President, Controller and
     Phillip W. Roe         Chief Accounting Officer

           *
--------------------------  Vice Chairman; Director
     Keith B. Pitts

--------------------------  Director
    Karen H. Bechtel

--------------------------  Director
      Eric T. Fry

--------------------------  Director
    Howard I. Hoffen

     The undersigned, by signing his or her name hereto, does sign and execute this Amendment No. 1 to the Registration Statement on Form S-1 pursuant to the Powers of Attorney executed by the above named directors and officers of Vanguard Health Systems, Inc. and previously filed with the Securities and Exchange Commission on behalf of such directors and officers.




                                            *By: /s/ Ronald P. Soltman
                                                --------------------------------
                                                Ronald P. Soltman
                                                Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the following corporations have duly caused this Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 7, 2001.


                              VHS ACQUISITION CORPORATION
                              VHS OF PHOENIX, INC.
                              VHS OUTPATIENT CLINICS, INC.
                              VHS OF ARROWHEAD, INC.
                              PLEASANT PROPERTIES, INC.
                              VHS OF SOUTH PHOENIX, INC.
                              VHS IMAGING CENTERS, INC.
                              VHS OF ANAHEIM, INC.
                              VHS OF ORANGE COUNTY, INC.
                              VHS HOLDING COMPANY, INC.
                              VHS OF HUNTINGTON BEACH, INC.
                              VHS OF ILLINOIS, INC.
                              MACNEAL HEALTH PROVIDERS, INC.
                              MACNEAL MANAGEMENT SERVICES, INC.
                              MIDWEST CLAIMS PROCESSING, INC.
                              PROS TEMPORARY STAFFING, INC.
                              WATERMARK PHYSICIAN SERVICES, INC.
                              VHS GENESIS LAB, INC.
                              MACNEAL MEDICAL RECORDS, INC.
                              VANGUARD HEALTH MANAGEMENT, INC.
                              TRINITY MEDCARE, INC.
                              V-II ACQUISITION CO., INC.
                              VANGUARD HEALTH FINANCIAL COMPANY, INC.
                              VHS OF RANCOCAS, INC.
                              VHS ACQUISITION SUBSIDIARY NUMBER 1, INC.
                              VHS ACQUISITION SUBSIDIARY NUMBER 2, INC.
                              VHS ACQUISITION SUBSIDIARY NUMBER 3, INC.
                              VHS ACQUISITION SUBSIDIARY NUMBER 4, INC.
                              VHS ACQUISITION SUBSIDIARY NUMBER 5, INC.
                              VHS ACQUISITION SUBSIDIARY NUMBER 6, INC.
                              VHS ACQUISITION SUBSIDIARY NUMBER 7, INC.
                              VHS ACQUISITION SUBSIDIARY NUMBER 8, INC.
                              VHS ACQUISITION SUBSIDIARY NUMBER 9, INC.
                              VHS ACQUISITION SUBSIDIARY NUMBER 10, INC.
                              VHS PHOENIX HEALTH PLAN, INC.
                              HOSPITAL DEVELOPMENT OF WEST PHOENIX, INC.
                              HOSPITAL DEVELOPMENT COMPANY NUMBER 1, INC.
                              HOSPITAL DEVELOPMENT COMPANY NUMBER 2, INC.


                              By: /s/ Ronald P. Soltman
                                 -----------------------------------------------
                                 Ronald P. Soltman
                                 Executive Vice President

                              Duly authorized to sign on behalf of
                                each of the foregoing entities

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                     Title                            Date
       ---------                     -----                            ----

           *
--------------------------  President and Chief Executive Officer
 Charles N. Martin, Jr.

           *
--------------------------  Executive Vice President, Chief
    Joseph D. Moore         Financial Officer and Treasurer

           *
--------------------------  Senior Vice President, Controller and
     Phillip W. Roe         Chief Accounting Officer

           *
--------------------------  Director
  Deborah T. McCormick


 /s/ Ronald P. Soltman      Director
--------------------------
   Ronald P. Soltman

           *
--------------------------  Director
   James H. Spalding


     The undersigned, by signing his or her name hereto, does sign and execute this Amendment No. 1 to the Registration Statement on Form S-1 pursuant to the Powers of Attorney executed by the above named directors and officers of Vanguard Health Systems, Inc. and previously filed with the Securities and Exchange Commission on behalf of such directors and officers.




                                       *By: /s/ Ronald P. Soltman
                                            ------------------------------------
                                            Ronald P. Soltman
                                            Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, The VHS Arizona Imaging Centers Limited Partnership has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 7, 2001.


                                        THE VHS ARIZONA IMAGING CENTERS LIMITED
                                        PARTNERSHIP

                                        By:  VHS Imaging Centers, Inc.,
                                             its General Partner


                                        By: /s/ Ronald P. Soltman
                                            ------------------------------------
                                            Ronald P. Soltman
                                            Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



       Signature                     Title                            Date
       ---------                     -----                            ----

           *
--------------------------  President and Chief Executive Officer
 Charles N. Martin, Jr.

           *
--------------------------  Executive Vice President, Chief
    Joseph D. Moore         Financial Officer and Treasurer

           *
--------------------------  Senior Vice President, Controller and
     Phillip W. Roe         Chief Accounting Officer

           *
--------------------------  Director
  Deborah T. McCormick


 /s/ Ronald P. Soltman      Director
--------------------------
   Ronald P. Soltman

           *
--------------------------  Director
   James H. Spalding


     The undersigned, by signing his or her name hereto, does sign and execute this Amendment No. 1 to the Registration Statement on Form S-1 pursuant to the Powers of Attorney executed by the above named directors and officers of Vanguard Health Systems, Inc. and previously filed with the Securities and Exchange Commission on behalf of such directors and officers.

                                       *By: /s/ Ronald P. Soltman
                                           -------------------------------------
                                           Ronald P. Soltman
                                           Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, The Anaheim VHS Limited Partnership has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 7, 2001.


                                        THE ANAHEIM VHS LIMITED PARTNERSHIP


                                        By:  VHS of Anaheim, Inc.,
                                             its General Partner


                                        By: /s/ Ronald P. Soltman
                                            ------------------------------------
                                            Ronald P. Soltman
                                            Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                     Title                            Date
       ---------                     -----                            ----

           *
--------------------------  President and Chief Executive Officer
 Charles N. Martin, Jr.

           *
--------------------------  Executive Vice President, Chief
    Joseph D. Moore         Financial Officer and Treasurer

           *
--------------------------  Senior Vice President, Controller and
     Phillip W. Roe         Chief Accounting Officer

           *
--------------------------  Director
  Deborah T. McCormick


 /s/ Ronald P. Soltman      Director
--------------------------
   Ronald P. Soltman

           *
--------------------------  Director
   James H. Spalding


      The undersigned, by signing his or her name hereto, does sign and execute this Amendment No. 1 to the Registration Statement on Form S-1 pursuant to the Powers of Attorney executed by the above named directors and officers of Vanguard Health Systems, Inc. and previously filed with the Securities and Exchange Commission on behalf of such directors and officers.

                                       *By: /s/ Ronald P. Soltman
                                           -------------------------------------
                                            Ronald P. Soltman
                                            Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, The Huntington Beach VHS Limited Partnership has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 7, 2001.

                                        THE HUNTINGTON BEACH VHS LIMITED
                                             PARTNERSHIP

                                        By:  VHS of Huntington Beach, Inc.,
                                             its General Partner


                                        By: /s/ Ronald P. Soltman
                                            ------------------------------------
                                            Ronald P. Soltman
                                            Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


<
       Signature                     Title                            Date
       ---------                     -----                            ----

           *
--------------------------  President and Chief Executive Officer
 Charles N. Martin, Jr.

           *
--------------------------  Executive Vice President, Chief
    Joseph D. Moore         Financial Officer and Treasurer

           *
--------------------------  Senior Vice President, Controller and
     Phillip W. Roe         Chief Accounting Officer

           *
--------------------------  Director
  Deborah T. McCormick


 /s/ Ronald P. Soltman      Director
--------------------------
   Ronald P. Soltman

           *
--------------------------  Director
   James H. Spalding


      The undersigned, by signing his or her name hereto, does sign and execute this Amendment No. 1 to the Registration Statement on Form S-1 pursuant to the Powers of Attorney executed by the above named directors and officers of Vanguard Health Systems, Inc. and previously filed with the Securities and Exchange Commission on behalf of such directors and officers.

                                       *By: /s/ Ronald P. Soltman
                                            ------------------------------------
                                            Ronald P. Soltman
                                            Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Healthcare Compliance, L.L.C. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 7, 2001.


                                        HEALTHCARE COMPLIANCE, L.L.C.

                                        By:  Vanguard Health Management, Inc.,
                                             its Member


                                        By: /s/ Ronald P. Soltman
                                            ------------------------------------
                                            Ronald P. Soltman
                                            Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


<
       Signature                     Title                            Date
       ---------                     -----                            ----

           *
--------------------------  President and Chief Executive Officer
 Charles N. Martin, Jr.

           *
--------------------------  Executive Vice President, Chief
    Joseph D. Moore         Financial Officer and Treasurer

           *
--------------------------  Senior Vice President, Controller and
     Phillip W. Roe         Chief Accounting Officer

           *
--------------------------  Director
  Deborah T. McCormick


 /s/ Ronald P. Soltman      Director
--------------------------
   Ronald P. Soltman

           *
--------------------------  Director
   James H. Spalding


      The undersigned, by signing his or her name hereto, does sign and execute this Amendment No. 1 to the Registration Statement on Form S-1 pursuant to the Powers of Attorney executed by the above named directors and officers of Vanguard Health Systems, Inc. and previously filed with the Securities and Exchange Commission on behalf of such directors and officers.

                                       *By: /s/ Ronald P. Soltman
                                            ------------------------------------
                                            Ronald P. Soltman
                                            Attorney-in-Fact